    As filed with the Securities and Exchange Commission on March 3, 2006
                                                  Registration No.  333-131213
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        _____________________________

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933
                        _____________________________

                                 RESIDENTIAL
                               ACCREDIT LOANS,
                                     INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)
                                  51-0368240

                   (I.R.S. employer identification number)

                       Residential Accredit Loans, Inc.
                        8400 Normandale Lake Boulevard
                         Minneapolis, Minnesota 55437
                                (952) 857-7000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Bruce J. Paradis
                       Residential Accredit Loans, Inc.
                        8400 Normandale Lake Boulevard
                         Minneapolis, Minnesota 55437
                                (952) 857-7000

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

 Richard V. Kent, Esq.     Katharine I. Crost,   Paul A. Jorissen, Esq.
  GMAC Mortgage Group,            Esq.            Mayer, Brown, Rowe &
          Inc.            Orrick, Herrington &           Maw LLP
 200 Renaissance Center       Sutcliffe LLP           1675 Broadway
 Mail Code 482-B09-B11      666 Fifth Avenue       New York, New York
Detroit, Michigan 48265    New York, New York             10019
                                  10103

      Approximate  date of commencement  of proposed sale to the public:  From
time  to  time  after  this   Registration   Statement  becomes  effective  as
determined by market conditions.

      If any  of the  securities  being  registered  on  this  Form  are to be offered pursuant to dividend or interest  reinvestment plans, please check the
following box.  | |

      If any  of the  securities  being  registered  on  this  Form  are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415 under the
Securities Act of 1933, other than securities  offered only in connection with
dividend or interest reinvestment plans, check the following box.  |X|

      If this Form is filed to register additional  securities for an offering pursuant to Rule 462(b) under the Securities  Act,  please check the following box and list the Securities Act  Registration  Statement number of the earlier
effective Registration Statement for the same offering.  | |

      If this  Form  is a  post-effective  amendment  filed  pursuant  to Rule
462(c)  under  the  Securities  Act,  check  the  following  box and  list the
Securities  Act  Registration   Statement  number  of  the  earlier  effective
Registration Statement for the same offering. | |

      If  this  Form  is  a   registration   statement   pursuant  to  General
Instruction  I.D. or a  post-effective  amendment  thereto  that shall  become effective  upon filing with the  Commission  pursuant to Rule 462(e) under the
Securities Act, check the following box.  | |

      If this Form is a post-effective  amendment to a registration  statement filed  pursuant  to General  Instruction  I.D.  filed to  register  additional securities or additional  classes of securities  pursuant to Rule 413(b) under
the Securities Act, check the following box.  | |

                       CALCULATION OF REGISTRATION FEE
=============================================================================================

                                              Proposed         Proposed
                                               Maximum         Maximum           Amount of
 Title of Securities to     Amount to be      Aggregate       Aggregate         Registration
      be Registered          Registered    Price Per Unit   Offering Price         Fee(2)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
  Mortgage Asset-Backed   $34,723,478,970.00   100%(1)     $34,723,478,970.00   $3,715,412.00
and Manufactured Housing
  Contract Pass-Through
 Certificates (Issuable
       in Series)
=============================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee.
(2)   $24,723,478,970 of securities previously registered under Registration
      Statement No. 333-126732 (initially filed on July 20, 2005) remain unissued.  A registration fee of $2,909,953 was previously paid by the
      Registrant for such unissued securities and pursuant to Rule 457(p)
      will be offset against the total registration fee for this Registration
      Statement.  An additional $107 of the registration fee was paid in connection with the initial filing of this Registration Statement  on
      January 23, 2006.  The remaining $805,352 of the registration fee was paid on March 3, 2006.

      The Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective  date until the Registrant
shall  file  a  further   amendment  which   specifically   states  that  this
Registration  Statement shall  thereafter  become effective in accordance with
Section  8(a) of the  Securities  Act of  1933,  or  until  this  Registration
Statement  shall  become  effective  on such  date as the  Commission,  acting pursuant to said Section 8(a), may determine.

__________________________________________________________________________________

                                          II-2

                               EXPLANATORY NOTE

      This Registration Statement includes (i) a basic prospectus relating to
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through
Certificates and (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed or Manufactured Housing Contract
Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans or manufactured housing contracts.

Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Corporation
Sponsor

The  depositor  may  periodically  form  separate  trusts to issue  certificates  in series, secured by assets of that trust.

Offered Certificates    The  certificates  in a series will  represent  interests in a trust
                        and  will  be  paid  only  from  the  assets  of  that  trust.   The
                        certificates  will not  represent  interests  in or  obligations  of
                        Residential  Accredit Loans, Inc.,  Residential  Funding Corporation
                        or any  of  their  affiliates.  Each  series  may  include  multiple
                        classes  of   certificates   with   differing   payment   terms  and
                        priorities.  Credit  enhancement  will be  provided  for all offered certificates.

Mortgage Collateral     Each trust will consist primarily of:

                         o     mortgage loans or  manufactured  housing  conditional  sales contracts or installment loan  agreements  secured by first liens on one- to  four-family residential properties; or

                         o     mortgage securities and whole or partial participations in mortgage loans.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission has approved  or  disapproved  of these  certificates  or  determined  that this  prospectus  is accurate or complete.  Any representation to the contrary is a criminal offense.

March 3, 2006

                    Important notice about information presented in this
                   prospectus and the accompanying prospectus supplement

We provide  information to you about the certificates in two separate documents that provide progressively more detail:

o     this prospectus,  which provides general  information,  some of which may not apply to your series of certificates; and

o     the  accompanying  prospectus  supplement,  which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See
"Additional Information," "Reports to Certificateholders" and "Incorporation of Certain
Information by Reference" in this Prospectus.  You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

Some capitalized  terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                              2

                                        INTRODUCTION

      The pass-through  certificates  offered may be sold from time to time in series.  Each series of  certificates  will  represent in the  aggregate the entire  beneficial  ownership interest,  excluding any interest retained by the depositor or any other entity specified in the accompanying  prospectus  supplement,  in a trust  consisting  primarily of a segregated pool of mortgage loans or manufactured  housing  conditional sales contracts and installment loan  agreements,  acquired by the depositor  from one or more  affiliated  or  unaffiliated institutions.  Each series of  certificates  will be issued  under a pooling  and  servicing agreement  among the depositor,  the trustee and master servicer or servicer as specified in the  accompanying  prospectus  supplement,  or a trust  agreement  between the depositor and trustee as specified in the accompanying prospectus supplement.

                                         THE TRUSTS

General

      The mortgage  loans,  contracts and other assets  described in this  prospectus  under
"The Trusts-The  Mortgage  Loans" and "-The  Contracts" and in the  accompanying  prospectus supplement  will be held in a trust for the benefit of the holders of the related  series of certificates and any  uncertificated  interest,  if any, as described in this section and in the  accompanying  prospectus  supplement.  These  assets will be  evidenced  by  promissory notes, or mortgage notes, that are secured by the following:

o     mortgages;

o     deeds of trust;

o     manufactured housing conditional sales contracts and installment loan agreements;

o     other  similar  security  instruments  creating  a first  lien on one- to  four-family residential properties; or

o     whole or partial participations in the mortgage loans or contracts,  which may include mortgage pass-through certificates,  known as mortgage securities, including Agency
      Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

o     manufactured housing conditional sales contracts; and

o     installment loan agreements.

Mortgage collateral may include:

o     mortgage loans; and

o     contracts.

      As specified in the accompanying prospectus supplement,  the mortgaged properties will primarily include any combination of the following:

o     attached or detached one-family dwelling units;

o     two- to four-family dwelling units;

o     condominiums;

o     units in condotels;

o     townhouses;

o     row houses;

o     individual units in planned-unit developments;

o     modular pre-cut/panelized housing;

o     Cooperatives;

o     manufactured homes; and

o     the fee, leasehold or other interests in the underlying real property.

The  mortgaged  properties  may be  located  in any of the fifty  states,  the  District  of
Columbia  or  the  Commonwealth  of  Puerto  Rico  and  may  include  vacation,  second  and non-owner-occupied homes.

      The prospectus  supplement  with respect to a series will describe the specific manner in which  certificates  of that series  issued  under a  particular  pooling  and  servicing agreement or trust agreement will evidence  specified  beneficial  ownership  interests in a separate  trust  created under that pooling and servicing  agreement or trust  agreement.  A trust  will  consist  of, to the  extent  provided  in the  related  pooling  and  servicing agreement or trust agreement:

o     mortgage loans or contracts and the related  mortgage  documents or interests in them, including any mortgage  securities,  underlying a particular series of certificates as from time to time are subject to the pooling and  servicing  agreement  or trust agreement,  exclusive of, if specified in the accompanying  prospectus  supplement, any interest  retained by the  depositor or any of its  affiliates  with respect to each mortgage loan;

o     assets  including  all payments  and  collections  derived  from the  mortgage  loans, contracts or mortgage  securities due after the related  cut-off date, as from time to time are  identified  as deposited in the  Custodial  Account and in the related
      Certificate Account;

o     property  acquired by  foreclosure  of the mortgage loans or contracts or deed in lieu of  foreclosure  and portions of the related  proceeds from the  disposition of any related Additional Collateral or Pledged Assets;

o     hazard insurance policies and primary insurance policies,  if any, and portions of the related proceeds; and

o     any  combination,  as and to  the  extent  specified  in the  accompanying  prospectus supplement,  of a letter of credit,  purchase  obligation,  mortgage pool insurance policy,  mortgage insurance policy,  special hazard insurance policy, reserve fund, bankruptcy bond,  certificate  insurance policy, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

                                              2

      The  accompanying   prospectus   supplement  will  describe  the  material  terms  and
conditions of  certificates  of interest or  participations  in mortgage loans to the extent they are included in the related trust.

      Each  mortgage  loan or contract  will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

o     either directly or through its affiliates, including Residential Funding Corporation;

o     sellers who are affiliates of the depositor including  Homecomings  Financial Network,
      Inc. and GMAC Mortgage Corporation; or

o     savings  banks,  savings  and loan  associations,  commercial  banks,  credit  unions, insurance companies or similar  institutions that are supervised and/or examined by a federal or state authority,  lenders approved by the United States  Department of
      Housing and Urban Development,  known as HUD, mortgage bankers,  investment banking firms,  the Federal  Deposit  Insurance  Corporation,  known as the FDIC, and other mortgage loan  originators  or sellers not affiliated  with the  depositor,  all as described in the accompanying prospectus supplement.

The  mortgage  collateral  sellers may include  state or local  government  housing  finance agencies.  If a mortgage  pool is composed of mortgage  loans or  contracts  acquired by the
depositor   directly  from  sellers  other  than  Residential   Funding   Corporation,   the
accompanying  prospectus  supplement  will specify the extent of mortgage loans or contracts so acquired.  The  characteristics  of the mortgage  loans or contracts  are as described in the accompanying prospectus supplement.

      The  mortgage  loans  or  contracts  may  also  be  delivered  to the  depositor  in a
Designated Seller  Transaction.  A "Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an  unaffiliated  seller,  as more fully
described  in  the  prospectus   supplement.   Certificates   issued  in  Designated  Seller
Transactions  may be sold in whole or in part to any seller  identified in the  accompanying prospectus  supplement in exchange for the related  mortgage  loans, or may be offered under any of the other methods described in this prospectus under "Methods of  Distribution."  The accompanying  prospectus  supplement  for  a  Designated  Seller  Transaction  will  include information,  provided by the related  seller about the seller,  the mortgage  loans and the
underwriting   standards   applicable  to  the  mortgage  loans.  All   representations  and
warranties with respect to the mortgage loans sold in a Designated  Seller  Transaction will be made only by the  applicable  unaffiliated  seller,  referred to herein as the Designated
Seller.  The depositor  will take  reasonable  steps to ensure that the mortgage  loans in a
Designated  Seller   Transaction   satisfy  the  eligibility   criteria  for  securitization
transactions  registered  on Form S-3 with  the  Securities  and  Exchange  Commission.  The depositor will limit Designated Seller  Transactions to creditworthy  unaffiliated  sellers.
In  addition,  the  depositor  will  obtain  from  Designated  Sellers  representations  and warranties  regarding  specific  characteristics  of the mortgage  loans,  together  with an obligation to repurchase  any mortgage  loans that do not satisfy such  representations  and warranties.  Furthermore,  the  depositor  will  obtain  from  the  Designated  Sellers  the obligation to indemnify the depositor  against any  liabilities  resulting  from a breach of such representations and warranties.

      If specified in the accompanying prospectus supplement,  the trust underlying a series of certificates may include mortgage securities,  including Agency Securities.  The mortgage securities  may have been issued  previously  by the  depositor or an affiliate  thereof,  a financial  institution  or other  entity  engaged in the  business of mortgage  lending or a limited purpose corporation organized for the purpose of, among other things,  acquiring and

                                              3

depositing  mortgage loans into trusts, and selling beneficial  interests in such trusts. As specified in the accompanying prospectus supplement,  the mortgage securities will primarily be similar to certificates  offered  hereunder in their collateral and their cash flows. The primary  collateral for both the mortgage  securities and the related  certificates  will be the same  pool of  mortgage  loans.  Payments  on the  mortgage  securities  will be  passed through  to  holders  of the  related  certificates.  The  Agency  Securities  may have been guaranteed  and/or  issued  by the  Governmental  National  Mortgage  Association,  known as
Ginnie Mae, or issued by the Federal Home Loan Mortgage  Corporation,  known as Freddie Mac, or the  Federal  National  Mortgage  Association,  known as Fannie  Mae. As to any series of certificates,  the  accompanying  prospectus  supplement  will include a description  of the mortgage  securities and any related credit  enhancement,  and the mortgage loans underlying those mortgage  securities will be described together with any other mortgage loans included in the mortgage pool relating to that series.  As to any series of certificates,  as used in this prospectus a mortgage pool includes the related  mortgage loans underlying any mortgage securities.

      For any  series of  certificates  backed  by  mortgage  securities,  the  entity  that administers the mortgage  securities may be referred to as the  administrator,  if stated in the  accompanying  prospectus  supplement.  References in this  prospectus to Advances to be made and other actions to be taken by the master  servicer in  connection  with the mortgage loans may include  Advances  made and other  actions  taken under the terms of the  mortgage securities.  Each  certificate  will evidence an interest in only the related  mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

      The accompanying  prospectus  supplement will provide material information  concerning the types and  characteristics  of the mortgage loans and contracts  included in the related trust as of the cut-off  date. A Current  Report on Form 8-K will be available on request to holders of the related series of certificates  and will be filed,  together with the related pooling and servicing agreement,  with the Securities and Exchange Commission within fifteen days after the initial  issuance of the  certificates.  If mortgage  loans or contracts  are added  to or  deleted  from  the  trust  after  the  date  of  the  accompanying  prospectus supplement,  that  addition  or  deletion  will be  noted  in the  Form  8-K.  Additions  or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

General

      If stated in the accompanying prospectus supplement,  all or a portion of the mortgage loans that underlie a series of certificates  may have been purchased by the depositor under the Expanded Criteria Program.

      The  mortgage  loans may be secured by  mortgages  or deeds of trust,  deeds to secure debt or other similar  security  instruments  creating a first lien on or other interests in the  related  mortgaged  properties.  The  mortgage  loans  may  be  loans  that  have  been consolidated  and/or have had various terms  changed,  loans that have been  converted  from adjustable-rate  mortgage loans to fixed-rate  mortgage loans,  or construction  loans which have been converted to permanent  mortgage loans. In addition,  a mortgaged  property may be subject to secondary  financing at the time of  origination  of the mortgage  loan or at any time thereafter.

      The  depositor  will cause the mortgage  loans  constituting  each  mortgage  pool, or mortgage  securities  evidencing  interests therein,  to be assigned to the trustee named in the  accompanying  prospectus  supplement,  for the  benefit  of the  holders  of all of the

                                              4

certificates  of a series.  The  assignment  of the  mortgage  loans to the trustee  will be without recourse.  See "Description of the Certificates-Assignment of Mortgage Loans."

Interest Rate Characteristics

      The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

      ARM Loans.  ARM loans will provide for a fixed  initial  mortgage rate until the first date on which the mortgage  rate is to be adjusted.  After this date,  the mortgage rate may adjust  periodically,  subject  to any  applicable  limitations,  based  on  changes  in the relevant  index,  to a rate equal to the index plus the Gross Margin.  The initial  mortgage rate on an ARM loan may be lower  than the sum of the  then-applicable  index  and the Gross
Margin for the ARM loan.  The index or indices for a  particular  pool will be  specified in the accompanying prospectus supplement and may include one of the following indexes:

o     the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

o     the weekly auction average investment yield of U.S. Treasury bills of various maturities;

o     the daily bank prime loan rate as quoted by financial industry news sources;

o     the cost of funds of member institutions of any of the regional Federal Home Loan
      Banks;

o     the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

o     the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM  loans  have  features  that  provide  different  investment  considerations  than fixed-rate  mortgage loans.  Adjustable  mortgage rates can cause payment increases that may exceed some  mortgagors'  capacity to cover such payments.  An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the  applicable  maximum  mortgage rate or below the applicable  minimum mortgage rate, if any, for the ARM loan. In addition,  some of the ARM loans may provide for  limitations  on the  maximum  amount by which their  mortgage rates may adjust for any single  adjustment  period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

      Other ARM loans may permit the  borrower to select  from  various  payment  options on each payment date.  Those options may include a payment of accrued  interest only, a minimum payment  based on an  amortization  schedule  that may not be  sufficient  to cover  accrued interest on the ARM loan thus producing negative amortization,  a monthly payment that would fully  amortize  the ARM loan over its  remaining  term to maturity at the current  interest rate, and a monthly  payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

                                              5

      Convertible  Mortgage Loans. On any conversion of a Convertible  Mortgage Loan, either the depositor  will be obligated to  repurchase  or  Residential  Funding  Corporation,  the applicable  subservicer  or a third  party  will be  obligated  to  purchase  the  converted mortgage loan.  Alternatively,  if specified in the accompanying prospectus supplement,  the depositor,  Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted  mortgage loans and, in such  capacity,  to use its best efforts to arrange for the sale of converted mortgage loans under specified  conditions.  If any party  obligated  to  purchase  any  converted  mortgage  loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted  mortgage loan or to exercise any  election to purchase  the  converted  mortgage  loan for its own account,  the related mortgage pool will thereafter include both fixed-rate and  adjustable-rate  mortgage loans.

Amortization Provisions

      The accompanying  prospectus supplement will also describe the applicable amortization provisions of the mortgage loans.  The mortgage loans may include:

o     loans with equal monthly payments;
o     GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;
o     Interest Only Loans;
o     simple interest loans;
o     mortgage loans that experience negative amortization;
o     bi-weekly or semi-monthly payment loans; and
o     Balloon Loans.

      Interest  Only Loans.  Interest  Only Loans  generally  require  that a borrower  make monthly  payments  of  accrued  interest,  but not  principal,  for a  predetermined  period following  origination  (commonly  referred  to as an  "interest-only  period").  After  the interest-only  period,  the borrower's  monthly  payment  generally will be  recalculated to cover both  interest and  principal  so that the Interest  Only Loan will be paid in full by its final payment date. As a result,  when the monthly payment  increases,  the borrower may not be able to pay the increased  amount and may default or refinance the Interest Only Loan to avoid the higher  payment.  Because no  scheduled  principal  payments are required to be made during the interest-only  period, the related offered certificates will receive smaller scheduled  principal  distributions  during that period than they would have received if the
borrower   were  required  to  make  monthly   payments  of  interest  and  principal   from
origination.  In addition,  because a borrower is not required to make  scheduled  principal payments during the  interest-only  period,  the principal  balance of an Interest Only Loan may be higher than the principal  balance of a similar  mortgage loan that requires  payment of principal  and interest  throughout  the entire term of the mortgage  loan,  and a higher principal  balance may result in a greater  loss upon the  liquidation  of an Interest  Only
Loan due to a default.

      Simple  Interest  Mortgage  Loans.  A  simple  interest  mortgage  loan  provides  the amortization  of the amount  financed under the mortgage loan over a series of equal monthly payments,  except,  in the case of a Balloon Loan, the final payment.  Each monthly  payment consists of an installment  of interest which is calculated on the basis of the  outstanding principal  balance of the mortgage  loan  multiplied  by the stated  mortgage  loan rate and further  multiplied  by a fraction,  with the  numerator  equal to the number of days in the period elapsed since the preceding  payment of interest was made and the  denominator  equal to the  number of days in the  annual  period for which  interest  accrues  on the  mortgage

                                              6

loan. As payments are received under a simple  interest  mortgage loan, the amount  received is applied first to interest  accrued to the date of payment and then the  remaining  amount is  applied  to pay any  unpaid  fees and  then to  reduce  the  unpaid  principal  balance.
Accordingly,  if a mortgagor pays a fixed monthly  installment on a simple interest mortgage loan before its  scheduled  due date,  the portion of the payment  allocable to interest for the period  since the  preceding  payment  was made will be less than it would have been had the payment  been made as  scheduled,  and the portion of the payment  applied to reduce the unpaid  principal  balance  will  be  correspondingly  greater.  On  the  other  hand,  if a mortgagor pays a fixed monthly  installment after its scheduled due date, the portion of the payment  allocable to interest for the period since the  preceding  payment was made will be greater than it would have been had the payment been made as  scheduled,  and the  remaining portion,  if any,  of the payment  applied to reduce the unpaid  principal  balance  will be correspondingly  less. If each scheduled  payment under a simple  interest  mortgage loan is made on or prior to its scheduled due date, the principal  balance of the mortgage loan will amortize  more  quickly  than  scheduled.  However,  if  the  mortgagor  consistently  makes scheduled  payments  after the  scheduled  due date,  the mortgage  loan will  amortize more slowly than  scheduled.  If a simple  interest  mortgage  loan is prepaid,  the mortgagor is required to pay interest  only to the date of  prepayment.  The variable  allocations  among principal and interest of a simple interest  mortgage loan may affect the  distributions  of principal  and interest on the  certificates,  as described in the  accompanying  prospectus supplement.

      Negatively  Amortizing  ARM  Loans.  Certain  ARM loans  may be  subject  to  negative amortization  from time to time prior to their maturity.  Negative  amortization  may result from  either  the  adjustment  of the  mortgage  rate  on a more  frequent  basis  than  the adjustment  of the  scheduled  payment  or the  application  of a cap  on  the  size  of the scheduled payment.  In the first case, negative  amortization  results if an increase in the mortgage  rate  occurs  prior to an  adjustment  of the  scheduled  payment  on the  related mortgage  loan and such increase  causes  accrued  monthly  interest on the mortgage loan to exceed the  scheduled  payment.  In the second  case,  negative  amortization  results if an increase in the mortgage rate causes accrued  monthly  interest on a mortgage loan to exceed the limit on the size of the  scheduled  payment on the  mortgage  loan.  In  addition,  ARM loans  with  payment  options  described  above may  produce  negative  amortization  if the borrower  chooses an option  that does not cover the accrued  interest  on the ARM loan.  If the scheduled  payment is not sufficient to pay the accrued  monthly  interest on a negative amortization  ARM loan,  the amount of accrued  monthly  interest that exceeds the scheduled payment on the mortgage  loans is added to the  principal  balance of the ARM loan and is to be repaid from future  scheduled  payments.  Negatively  amortizing ARM loans do not provide for the  extension  of their  original  stated  maturity  to  accommodate  changes  in their mortgage rate. The  accompanying  prospectus  supplement  will specify whether the ARM loans underlying a series allow for negative amortization.

      Bi-Weekly or Semi-Monthly Mortgage Loans.  Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

      Balloon Loans.  Balloon Loans generally  require a monthly payment of a pre-determined amount that will not fully  amortize  the loan until the  maturity  date,  at which time the
Balloon Amount will be due and payable.  For Balloon Loans,  payment of the Balloon  Amount, which,  based on the  amortization  schedule of those  mortgage  loans,  is expected to be a substantial  amount,  will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged  property prior to the maturity of the Balloon
Loan.  The ability to obtain  refinancing  will depend on a number of factors  prevailing at the time  refinancing  or sale is  required,  including,  without  limitation,  real  estate values, the mortgagor's  financial situation,  the level of available mortgage loan interest

                                              7

rates,  the  mortgagor's  equity in the related  mortgaged  property,  tax laws,  prevailing general economic  conditions and the terms of any related first lien mortgage loan.  Neither the  depositor,  the  master  servicer  nor any of their  affiliates  will be  obligated  to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Collateral Characteristics

      The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans.  In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

o     Pledged Asset Mortgage Loans; and
o     Additional Collateral Loans.

      Pledged Asset Mortgage  Loans.  Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related  Pledged  Asset  Mortgage  Loan is held,  and will be invested  in  investment  obligations  permitted  by the rating  agencies rating  the  related  series of  certificates.  The  amount of the  Pledged  Assets  will be determined by the seller in accordance with its underwriting  standards,  but generally will not be more than an amount that, if applied to reduce the original  principal balance of the mortgage loan,  would reduce that principal  balance to less than 70% of the appraised value of the mortgaged property.

      If, following a default by the mortgagor and the liquidation of the related  mortgaged property,  there  remains  a loss  on the  related  mortgage  loan,  the  custodian  will be instructed  to pay to the master  servicer or the  subservicer  on behalf of the trustee the amount of that loss,  up to the  pledged  amount for the  mortgage  loan.  If the  mortgagor becomes a debtor in a bankruptcy  proceeding,  there is a significant  risk that the Pledged
Assets will not be  available  to be paid to the  certificateholders,  since the  bankruptcy court may prevent the custodian  from making these  payments.  At the  mortgagor's  request, and in  accordance  with some  conditions,  the  Pledged  Assets may be applied as a partial prepayment  of the mortgage  loan.  The Pledged  Assets will be released  from the pledge if the  outstanding  principal  balance of the mortgage  loan has been reduced by the amount of the Pledged Assets.

      Additional  Collateral  Loans.  The Additional  Collateral  Requirement will generally terminate when the  loan-to-value  ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined  level,  which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal  payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

      The  seller  of  the  Additional  Collateral  Loan  or  the  related  subservicer,  as applicable,  will be required, in accordance with the master servicer's servicing guidelines or its normal servicing  procedures,  to attempt to realize on any Additional  Collateral if the related  Additional  Collateral  Loan is liquidated  upon default.  The right to receive proceeds  from the  realization  of  Additional  Collateral  upon any  liquidation  would be assigned to the related  trustee.  No  assurance  can be given as to the amount of proceeds, if any, that might be realized from such  Additional  Collateral and thereafter  remitted to the trustee.

      The  prospectus  supplement  relating to any  mortgage  pool that  includes a material amount of Additional  Collateral Loans will describe the insurance company that will issue a limited  purpose  surety  bond  insuring  any  deficiency  in the  amounts  realized  by the

                                              8

Additional Collateral Loan seller from the liquidation of Additional  Collateral,  up to the amount of the  Additional  Collateral  Requirement.  This  surety  bond will be issued by an insurance  company  whose  claims-paying  ability is rated in the highest  long-term  rating category by each rating agency rating the applicable  series of  certificates or a similarly rated  financial  institution.  For  additional  considerations  concerning  the  Additional
Collateral   Loans,   see   "Certain   Legal   Aspects  of   Mortgage   Loans-The   Mortgage
Loans-Anti-Deficiency Legislation and Other Limitations on Lenders."

Other Attributes

      Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

      Cooperative  Loans.  Cooperative  Loans are evidenced by promissory notes secured by a first lien on the shares issued by  Cooperatives  and on the related  proprietary  leases or
occupancy   agreements   granting  exclusive  rights  to  occupy  specific  units  within  a
Cooperative.  As used in this  prospectus,  mortgage  loans may include  Cooperative  Loans;
mortgaged  properties  may  include  shares  in the  related  Cooperative  and  the  related proprietary leases or occupancy  agreements securing  Cooperative Notes;  mortgage notes may include  Cooperative  Notes; and mortgages may include  security  agreements with respect to
Cooperative Notes.

      Prepayment  Charges  on the  Mortgage  Loans.  In some  cases,  mortgage  loans may be prepaid by the  mortgagors  at any time without  payment of any  prepayment  fee or penalty.
The prospectus  supplement  will disclose  whether a material  portion of the mortgage loans provide for payment of a prepayment  charge if the mortgagor prepays within a specified time period.  This  charge may  affect the rate of  prepayment.  The master  servicer  or another entity  identified in the accompanying  prospectus  supplement will generally be entitled to all  prepayment  charges and late payment  charges  received on the mortgage loans and those amounts  will not be  available  for  payment  on the  certificates  unless  the  prospectus supplement  discloses  that those  charges will be  available  for  payment.  However,  some states' laws  restrict the  imposition of  prepayment  charges even when the mortgage  loans expressly  provide for the  collection  of those  charges.  See  "Certain  Legal  Aspects of
Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments."

      "Equity  Refinance"  and  "Rate  and  Term  Refinance"  Mortgage  Loans.  Some  of the
mortgage  loans may be  "equity  refinance"  mortgage  loans,  as to which a portion  of the proceeds are used to refinance an existing mortgage loan, and the remaining  proceeds may be retained  by the  mortgagor  or used  for  purposes  unrelated  to the  mortgaged  property.
Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage  loans, as to which  substantially  all of the proceeds,  net of related costs  incurred by the mortgagor, are used to refinance an existing  mortgage loan or loans,  primarily in order to change the interest  rate or other terms of the  existing  mortgage  loan.  All of these types of loans are nevertheless secured by mortgaged properties.

      Buy-Down  Mortgage  Loans.  In the  case  of  Buy-Down  Mortgage  Loans,  the  monthly payments  made by the mortgagor  during the Buy-Down  Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

o     Buy-Down Funds  contributed by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

o     if the Buy-Down Funds are  contributed on a present value basis,  investment  earnings on the Buy-Down Funds; or

                                              9

o     additional  Buy-Down Funds to be contributed over time by the mortgagor's  employer or another source.

      All  Buy-Down  Funds  will be  available  to fund  scheduled  principal  and  interest payments on the related  mortgage loans. See  "Description of the  Certificates-Payments  on
Mortgage Collateral-Buy-Down Mortgage Loans."

The Mortgaged Properties

      The mortgaged  properties  may consist of attached or detached  individual  dwellings,
Cooperative dwellings, individual or adjacent condominiums,  units in condotels, townhouses, duplexes,  row houses, modular  pre-cut/panelized  housing,  manufactured homes,  individual units or two-to  four-unit  dwellings  in planned  unit  developments,  two- to  four-family dwellings and other attached dwelling units. A condotel  generally  provides the services of commercial  hotels for residential  occupants of units owned by the borrowers as vacation or investment property.  Each mortgaged property,  other than a Cooperative  dwelling,  will be located on land owned in fee simple by the  mortgagor  or, if specified in the  accompanying prospectus  supplement,  land  leased  by the  mortgagor.  Attached  dwellings  may  include structures  where each mortgagor owns the land on which the unit is built with the remaining adjacent  land  owned in  common,  or  dwelling  units  subject  to a  proprietary  lease or occupancy  agreement  in an  apartment  building  owned by a  Cooperative.  The  proprietary lease or occupancy  agreement securing a Cooperative Loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative  apartment  building or on the  underlying land.  Additionally,  in the case of a Cooperative  Loan, the proprietary lease or occupancy agreement may be terminated and the  cooperative  shares may be cancelled by the Cooperative if the  tenant-stockholder  fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  See "Certain Legal Aspects of Mortgage Loans and Contracts."

      The mortgaged properties may be owner-occupied or  non-owner-occupied  and may include vacation  homes,  second homes and investment  properties.  The percentage of mortgage loans that are owner-occupied  will be disclosed in the accompanying  prospectus  supplement.  The basis for any  statement  that a given  percentage  of the  mortgage  loans are  secured  by mortgage properties that are owner-occupied will be one or more of the following:

o     the making of a  representation  by the  mortgagor at  origination  of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

o     a representation  by the originator of the mortgage loan, which may be based solely on the above clause; or

o     the fact that the mailing  address for the mortgagor is the same as the address of the mortgaged property.

Any  representation  and warranty in the related pooling and servicing  agreement  regarding owner-occupancy  may be  based  solely  on  that  information.  Mortgage  loans  secured  by investment  properties,  including  two- to four-unit  dwellings,  may also be secured by an assignment of leases and rents and operating or other cash flow  guarantees  relating to the mortgage loans.

                                              10

Loan-to-Value Ratio

      In the case of most  purchase  money  mortgage  loans,  the LTV  ratio  is the  ratio, expressed as a percentage,  of the principal  amount of the mortgage loan at  origination to the lesser of (1) the appraised value determined in an appraisal  obtained at origination of the mortgage loan and (2) the sales price for the related  mortgaged  property,  except that in the case of certain  employee or preferred  customer loans, the denominator of such ratio may be the  sales  price.  In some  cases,  in  lieu of an  appraisal,  a  valuation  of the mortgaged  property will be obtained  from a service that  provides an automated  valuation.
An automated  valuation  evaluates,  through the use of computer  models,  various  types of publicly  available  information,  such as recent sales prices for similar  homes within the same geographic area and within the same price range.

      In the case of certain other mortgage loans, including purchase money,  refinance,  or converted  mortgage  loans,  the LTV ratio at  origination  is  defined in most cases as the ratio,  expressed as a percentage,  of the  principal  amount of the mortgage loan to either the  appraised  value  determined  in an  appraisal  obtained  at the  time of  refinancing, modification  or conversion  or, if no such  appraisal has been  obtained,  the value of the related mortgaged property, which value generally will be supported by either:

o     a representation by the related mortgage  collateral seller, as described below, as to such value;

o     a  broker's  price  opinion,   automated   valuation,   drive-by  appraisal  or  other
      certification of value;

o     an appraisal obtained within twelve months prior to such refinancing,  modification or conversion or, under the  streamlined  refinancing  program  described  herein,  an appraisal obtained within 24 months prior to such refinancing;

o     the sales price,  if the mortgaged  property was purchased  within the previous twelve months; or

o     with  respect to a contract  made in  connection  with the  mortgagor's  purchase of a manufactured  home,  generally  the  sales  price of the  manufactured  home or the amount determined by a professional appraiser.

      In the case of some mortgage loans seasoned for over twelve months,  the LTV ratio may be  determined  at the time of purchase  from the related  seller  based on the ratio of the current loan amount to the current value of the  mortgaged  property.  Appraised  values may be determined by either:

o     a statistical analysis;

o     a broker's price opinion;

o     an automated valuation, drive-by appraisal or other certification of value; or

o     an  appraisal  obtained  within 120 days of the purchase  date,  in which case the LTV ratio may be significantly lower than the ratio determined at origination.

                                              11

      The denominator of the applicable  ratio  described in the preceding three  paragraphs is the  appraised  value.  To the extent that the appraised  value of the related  mortgaged property has  declined,  the actual LTV ratio as to such  mortgage  loan will be higher than the LTV ratio set forth for that mortgage loan in the  accompanying  prospectus  supplement.
In connection with a  representation  by the related seller as to the value of the mortgaged property,  the seller in most cases will  represent  and warrant that either (i) the current value  of the  related  mortgaged  property  at the  time of  refinancing,  modification  or conversion was not less than the appraised value of the related  property at the time of the origination  of the  original  mortgage  loan or (ii) the current LTV ratio of the  mortgage loan generally  meets the  depositor's  underwriting  guidelines.  There can be no assurance that the substance of that representation and warranty will be true.

      Some of the  mortgage  loans that are subject to negative  amortization  will have LTV ratios that will increase after origination as a result of their negative  amortization.  In the case of some seasoned  mortgage loans,  the values used in calculating LTV ratios may no longer be accurate  valuations of the mortgaged  properties.  Some mortgaged  properties may be located in regions where property  values have declined  significantly  since the time of origination.  In  addition,  the  LTV  ratio  does  not  take  into  account  any  secondary financing.  Under the depositor's  underwriting  standards,  a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor  contemporaneously  with the origination  of a mortgage  loan,  provided  that the combined LTV ratio is not greater than
100%.  Secondary  financing is readily  available and may be obtained by a mortgagor  from a lender, including the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

      The  depositor  expects that the  originator  of each of the mortgage  loans will have applied,  consistent with applicable  federal and state laws and  regulations,  underwriting procedures  intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related  property as  collateral.  All of the  mortgage  loans constituting  the mortgage pool for a series of certificates  will have been acquired either directly or indirectly  by the depositor  through the Expanded  Criteria  Program,  which is described below under "-The Expanded Criteria Mortgage Program."

      The mortgage loans in any mortgage pool may be  underwritten  by  Residential  Funding
Corporation,  a  seller  or a  designated  third  party  through  the  use  of an  automated underwriting  system.  In the case of a Designated  Seller  Transaction,  the mortgage loans may be underwritten by the designated  seller or a designated third party through the use of
an  automated   underwriting   system.  For  additional   information   regarding  automated
underwriting  systems that are used by Residential Funding Corporation to review some of the mortgage  loans  that it  purchases  and that may be  included  in any  mortgage  pool,  see
"-Automated Underwriting," below.

General Standards

      In most cases, under a traditional "full documentation"  program,  each mortgagor will have been  required to complete an  application  designed to provide to the original  lender pertinent  credit  information  concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  the mortgagor will have furnished  information,  which may be supplied  solely in the  application,  with  respect to its assets,  liabilities,  income
(except as described below),  credit history,  employment history and personal  information, and furnished an  authorization  to apply for a credit report that summarizes the borrower's credit  history  with  local  merchants  and  lenders  and any  record  of  bankruptcy.  The mortgagor  may also have been required to authorize  verifications  of deposits at financial

                                              12

institutions  where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit  dwellings,  income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor from other  sources.  With respect to mortgaged  property  consisting  of vacation or second homes,  no income  derived  from the property  will have been  considered  for  underwriting purposes.  In the case of certain  borrowers with acceptable  payment  histories,  no income will be required to be stated, or verified, in connection with the loan application.

      If specified in the accompanying  prospectus  supplement,  a mortgage pool may include mortgage  loans  that  have  been  underwritten  pursuant  to  a  streamlined  documentation refinancing  program.  Such program  permits some mortgage loans to be refinanced  with only limited  verification or updating of the  underwriting  information that was obtained at the time that the original  mortgage  loan was  originated.  For example,  a new  appraisal of a mortgaged  property may not be required if the related original mortgage loan was originated up to 24 months prior to the  refinancing.  In  addition,  a  mortgagor's  income may not be
verified,   although   continued   employment  is  required  to  be  verified.   In  certain
circumstances,  a  mortgagor  may be  permitted  to  borrow  up to 100%  of the  outstanding principal  amount of the original  mortgage loan. Each mortgage loan  underwritten  pursuant to  this  program  will  be  treated  as  having  been  underwritten  pursuant  to the  same underwriting  documentation  program as the mortgage loan that it refinanced,  including for purposes of the disclosure in the accompanying prospectus supplement.

      If specified in the accompanying  prospectus supplement,  some mortgage loans may have been originated under "limited  documentation," "stated documentation" or "no documentation"
programs  that  require  less  documentation  and  verification  than do  traditional  "full
documentation"  programs.  Under  a  limited  documentation,   stated  documentation  or  no
documentation program,  minimal investigation into the mortgagor's credit history and income profile is undertaken  by the  originator  and the  underwriting  may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The  adequacy  of a  mortgaged  property  as  security  for  repayment  of the related mortgage  loan  will  typically  have  been  determined  by an  appraisal  or  an  automated valuation,  as described above under "-Loan-to-Value  Ratio." Appraisers may be either staff appraisers employed by the originator or independent  appraisers selected in accordance with pre-established  guidelines  established by or acceptable to the  originator.  The appraisal procedure  guidelines  will  have  required  the  appraiser  or an  agent on its  behalf  to personally  inspect the  property and to verify  whether the property was in good  condition and that  construction,  if new, had been substantially  completed.  The appraisal will have considered a market data analysis of recent sales of comparable  properties and, when deemed applicable,  an analysis based on income  generated  from the property or  replacement  cost analysis based on the current cost of constructing or purchasing a similar property.

      The  underwriting  standards  applied  by an  originator  typically  require  that the underwriting  officers of the  originator be satisfied  that the value of the property being financed,  as indicated by an appraisal or other  acceptable  valuation  method as described below,  currently  supports and is anticipated to support in the future the outstanding loan balance.  In  fact,  some  states  where  the  mortgaged  properties  may  be  located  have
"anti-deficiency"  laws  requiring,  in general,  that  lenders  providing  credit on single family property look solely to the property for repayment in the event of  foreclosure.  See
"Certain Legal Aspects of Mortgage Loans and  Contracts."  Any of these factors could change nationwide  or  merely  could  affect a  locality  or  region  in  which  all or some of the mortgaged properties are located.  However,  declining values of real estate, as experienced

                                              13

periodically  in certain  regions,  or increases in the principal  balances of some mortgage loans,  such as GPM Loans and negative  amortization  ARM loans,  could cause the  principal balance  of some or all of  these  mortgage  loans to  exceed  the  value  of the  mortgaged properties.

      Based on the data provided in the application and certain verifications,  if required, and the appraisal or other valuation of the mortgaged  property,  a determination  will have been made by the original  lender that the  mortgagor's  monthly  income,  if required to be stated,  would be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage  loan and other  expenses  related  to the  property.  Examples  of other  expenses include  property  taxes,  utility costs,  standard hazard and primary  mortgage  insurance, maintenance fees and other levies assessed by a Cooperative,  if applicable, and other fixed obligations  other than housing  expenses.  The  originator's  guidelines for mortgage loans will,  in most cases,  specify that  scheduled  payments on a mortgage loan during the first year of its term plus taxes and insurance,  including  primary mortgage  insurance,  and all scheduled  payments on obligations  that extend beyond one year,  including  those mentioned above and other fixed  obligations,  would equal no more than  specified  percentages of the prospective  mortgagor's  gross  income.  The  originator  may also  consider  the amount of liquid assets available to the mortgagor after origination.

      The level of review by Residential  Funding  Corporation,  if any, will vary depending on several factors.  Residential Funding Corporation, on behalf of the depositor,  typically will review a sample of the mortgage loans purchased by Residential  Funding Corporation for conformity  with the  applicable  underwriting  standards  and to assess the  likelihood  of repayment of the mortgage loan from the various  sources for such  repayment,  including the
mortgagor,   the  mortgaged  property,   and  primary  mortgage  insurance,   if  any.  Such
underwriting  reviews  will  generally  not be  conducted  with  respect  to any  individual mortgage pool related to a series of  certificates.  In reviewing  seasoned  mortgage loans, or mortgage loans that have been  outstanding for more than 12 months,  Residential  Funding
Corporation  may also take into  consideration  the  mortgagor's  actual payment  history in assessing  a  mortgagor's  current  ability  to  make  payments  on the  mortgage  loan.  In addition,  Residential Funding  Corporation may conduct additional  procedures to assess the current  value of the  mortgaged  properties.  Those  procedures  may  consist  of  drive-by appraisals,  automated valuations or real estate broker's price opinions.  The depositor may also consider a specific area's housing value trends.  These  alternative  valuation methods may not be as reliable as the type of mortgagor  financial  information  or appraisals  that are typically obtained at origination.  In its underwriting  analysis,  Residential  Funding
Corporation may also consider the applicable  Credit Score of the related  mortgagor used in connection  with the  origination  of the mortgage  loan,  as  determined  based on a credit scoring model acceptable to the depositor.

      With  respect  to the  depositor's  underwriting  standards,  as  well  as  any  other underwriting  standards  that may be applicable  to any mortgage  loans,  such  underwriting standards typically include a set of specific criteria by which the underwriting  evaluation is made.  However,  the application of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather, a mortgage loan will be considered to be originated in accordance  with a given set of  underwriting  standards if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting standards.  For  example,  a  mortgage  loan  may  be  considered  to  comply  with a set of underwriting  standards,  even if one or more specific criteria included in the underwriting standards were not satisfied,  if other factors  compensated  for the criteria that were not satisfied or if the mortgage  loan is considered to be in  substantial  compliance  with the underwriting  standards.  In the case of a Designated  Seller  Transaction,  the  applicable underwriting  standards  will be those of the seller or of the  originator  of the  mortgage loans and will be described in the accompanying prospectus supplement.

                                              14

      Credit Scores are obtained by some mortgage  lenders in connection  with mortgage loan applications to help assess a borrower's  creditworthiness.  In addition,  Credit Scores may be  obtained  by  Residential  Funding  Corporation  or  the  designated  seller  after  the origination  of a  mortgage  loan if the seller  does not  provide  to  Residential  Funding
Corporation  or the  designated  seller a Credit  Score.  Credit  Scores are  obtained  from credit reports provided by various credit reporting organizations,  each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's  credit  history at a single point in time,  using  objective  information  currently  on file for the borrower at a particular credit  reporting  organization.  Information  used to create a Credit  Score  may  include, among other  things,  payment  history,  delinquencies  on accounts,  levels of  outstanding indebtedness,  length of credit history, types of credit and bankruptcy  experience.  Credit
Scores range from  approximately 350 to approximately  840, with higher scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative degree of risk  a  borrower  represents  to a  lender,  i.e.,  a  borrower  with  a  higher  score  is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In  addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage  loan.  In most cases,  mortgage  loans  generally  amortize over a 15- to 30-
year  period.  Furthermore,  Credit  Scores  were  not  developed  specifically  for  use in connection  with  mortgage  loans,  but for consumer  loans in general,  and assess only the borrower's  past credit  history.  Therefore,  in most cases,  a Credit  Score does not take into  consideration  the  differences  between  mortgage  loans and consumer  loans,  or the specific  characteristics  of the  related  mortgage  loan,  including  the LTV  ratio,  the collateral  for the mortgage  loan, or the debt to income  ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate  predictor of the likelihood of repayment of the related  mortgage loans or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Once all  applicable  employment,  credit and  property  information  is  received,  a determination is made as to whether the prospective  borrower has sufficient  monthly income available to meet the  borrower's  monthly  obligations  on the proposed  mortgage  loan and other  expenses  related to the home,  including  property taxes and hazard  insurance,  and other  financial  obligations  and monthly living  expenses.  ARM loans,  Buy-Down  Mortgage
Loans,  graduated  payment  mortgage  loans and any other  mortgage  loans will generally be underwritten on the basis of the borrower's  ability to make monthly  payments as determined by reference to the mortgage rates in effect at origination or the reduced  initial  monthly payments,  as the case may be, and on the basis of an  assumption  that the  borrowers  will likely be able to pay the higher  monthly  payments that may result from later  increases in the mortgage rates or from later increases in the monthly  payments,  as the case may be, at the time of the  increase  even  though  the  borrowers  may not be able to make the  higher payments at the time of origination.  The mortgage rate in effect from the origination  date of an ARM loan or other types of loans to the first  adjustment date are likely to be lower, and may be significantly  lower,  than the sum of the then applicable index and Note Margin.
Similarly,  the amount of the  monthly  payment on  Buy-Down  Mortgage  Loans and  graduated payment  mortgage  loans  will  increase  periodically.  If the  borrowers'  incomes  do not increase in an amount  commensurate with the increases in monthly  payments,  the likelihood of  default  will  increase.  In  addition,  in the case of either  ARM  loans or  graduated payment  mortgage  loans that are subject to negative  amortization,  due to the addition of deferred  interest the principal  balances of those  mortgage loans are more likely to equal or  exceed  the  value  of the  underlying  mortgaged  properties,  thereby  increasing  the likelihood  of defaults and losses.  With respect to Balloon  Loans,  payment of the Balloon
Amount will depend on the borrower's  ability to obtain refinancing or to sell the mortgaged

                                              15

property  prior to the  maturity of the Balloon  Loan,  and there can be no  assurance  that refinancing will be available to the borrower or that a sale will be possible.

The Expanded Criteria Mortgage Program

      Residential Funding Corporation's  Expanded Criteria Program is designed for borrowers with  good  credit  who may have  difficulty  obtaining  traditional  financing  due to loan characteristics,  such as a LTV ratios higher than 80%,  occupancy of the mortgaged property or type of mortgaged property,  or borrower  characteristics  such as  self-employment.  The specific  underwriting  standards with respect to the mortgage loans  purchased  pursuant to the Expanded  Criteria  Program will in most cases conform to those published in Residential
Funding Corporation's  Expanded Criteria Seller Guide as it applies to the Expanded Criteria
Program,  or Seller  Guide,  as  modified  from time to time.  The  applicable  underwriting standards  are in most  cases less  stringent  than  underwriting  standards  applicable  to mortgage loans  originated  under other first mortgage loan purchase  programs such as those run by Fannie  Mae or  Freddie  Mac or by the  depositor's  affiliate,  Residential  Funding
Corporation,  for the purpose of  collateralizing  securities issued by Residential  Funding
Mortgage  Securities  I, Inc.  For  example,  the  Expanded  Criteria  Program  may  include mortgage loans with higher LTV ratios and larger principal balances,  mortgage loans secured by smaller or larger  parcels of land or by investment  properties,  mortgage loans with LTV ratios in excess of 80% that do not require  primary  mortgage  insurance and mortgage loans made to  borrowers  who are  self-employed  or are not required to state their  income.  The
applicable   underwriting  standards  are  revised  based  on  changing  conditions  in  the residential  mortgage  market  and the  market  for the  depositor's  mortgage  pass-through certificates  and may also be waived by Residential  Funding  Corporation from time to time.
The  prospectus  supplement  for each  series of  certificates  secured  by  mortgage  loans purchased  pursuant to the Expanded Criteria Program will describe the general  underwriting criteria  applicable to such mortgage loans, as well as any material  changes to the general standard described above.

      A portion of the mortgage  loans  typically  will be reviewed by  Residential  Funding
Corporation  or by a designated  third party for  compliance  with  applicable  underwriting criteria.  Residential  Funding  Corporation  may  conduct  this review  using an  automated
underwriting   system.   See  "--Automated   Underwriting"   below.  Any   determination  of
underwriting  eligibility  using an automated  system will only be based on the  information entered into the system and the  information  that the system is programmed  to review.  See
"Underwriting  Policies"  above.  A portion  of the  mortgage  loans  will be  purchased  in negotiated  transactions,  which may be governed by master commitment agreements relating to ongoing  purchases of mortgage  loans by Residential  Funding  Corporation or the designated seller.  The sellers who sell to Residential  Funding  Corporation or the designated  seller pursuant to master commitment  agreements will represent to Residential  Funding Corporation or the  designated  seller that the mortgage loans have been  originated in accordance  with underwriting  standards  agreed to by  Residential  Funding  Corporation  or the  designated seller,  as applicable.  Some other mortgage loans will be purchased from Expanded  Criteria
Program  Sellers who will  represent to  Residential  Funding  Corporation or the designated seller that the mortgage loans were originated under underwriting  standards determined by a mortgage  insurance  company or  third-party  origination  system  acceptable to Residential
Funding  Corporation  or the  designated  seller.  Residential  Funding  Corporation  or the designated  seller may accept a certification  from an insurance  company as to the mortgage loan's  insurability in a mortgage pool as of the date of  certification  as evidence of the mortgage loan  conforming to applicable  underwriting  standards.  The  certifications  will likely have been issued  before the purchase of the  mortgage  loan by  Residential  Funding
Corporation, the designated seller, or the depositor.

                                              16

Automated Underwriting

      In recent years, the use of automated  underwriting  systems has become commonplace in the residential  mortgage  market.  Residential  Funding  Corporation  evaluates many of the mortgage  loans that it  purchases  through  the use of one or more  automated  underwriting systems.  In general,  these systems are  programmed to review most of the  information  set forth  in  Residential  Funding  Corporation's  Seller  Guide as the  underwriting  criteria necessary  to  satisfy  each  underwriting  program.  In the case of the  Expanded  Criteria
Program, the system may make adjustments for some compensating  factors,  which could result in a mortgage loan being approved even if all of the specified  underwriting criteria in the
Seller Guide for that underwriting program are not satisfied.

      In some cases,  Residential  Funding Corporation enters information into the automated underwriting system using documentation  delivered to Residential Funding Corporation by the mortgage  collateral  seller. In this situation,  each automated review will either generate an approval or a recommendation  for further review.  Most approved  mortgage loans will not receive any additional  review of their credit  components.  In the case of a recommendation for further review,  underwriting personnel may perform a manual review of the mortgage loan documentation  before  Residential  Funding  Corporation  will accept or reject the mortgage loan. For most mortgage collateral  sellers,  Residential Funding Corporation will conduct a limited  review of the mortgage loan  documentation.  If that limited review does not detect any material  deviations  from the applicable  underwriting  criteria,  Residential  Funding
Corporation will approve that mortgage loan for purchase.

      In other cases, the mortgage  collateral  seller enters the information  directly into the automated  underwriting system.  Mortgage loans that have been approved by the automated underwriting  system, and submitted to Residential  Funding  Corporation for purchase may be reviewed  to  verify  that  the  information  entered  by  the  mortgage  collateral  seller accurately  reflects  information  contained  in the  underwriting  documentation.  For most mortgage  collateral  sellers,  Residential  Funding Corporation will verify the accuracy of the  information  with respect to a sample of that  mortgage  collateral  seller's  mortgage loans.

      Because an automated  underwriting  system will only consider the information  that it is  programmed  to review,  which may be more  limited  than the  information  that could be considered  in the  course of a manual  review,  the  results of an  automated  underwriting review may not be consistent with the results of a manual review.  In addition,  there could
be  programming   inconsistencies   between  an  automated   underwriting   system  and  the
underwriting  criteria set forth in Residential  Funding  Corporation's  Seller Guide, which could, in turn, be applied to numerous  mortgage loans the system reviews.  We cannot assure
you  that  an  automated   underwriting  review  will  in  all  cases  result  in  the  same determination  as a manual  review  with  respect  to  whether  a  mortgage  loan  satisfies
Residential Funding Corporation's underwriting criteria.

                                              17

The Contracts

General

      The trust for a series may include a contract pool  evidencing  interests in contracts originated by one or more  manufactured  housing  dealers,  or such other entity or entities described in the  accompanying  prospectus  supplement.  Each  contract will be secured by a manufactured  home.  The  contracts  will  be  fully  amortizing  or,  if  specified  in the accompanying prospectus supplement, Balloon Loans.

      The  manufactured  homes securing the contracts will consist of  "manufactured  homes"
within the meaning of 42 U.S.C. § 5402(6),  which are treated as "single family  residences"
for the purposes of the REMIC  provisions of the Internal  Revenue Code of 1986, or Internal
Revenue Code.  Accordingly,  a  manufactured  home will be a structure  built on a permanent chassis,  which is  transportable  in one or more sections and  customarily  used at a fixed location,  has a minimum of 400 square feet of living space and minimum width in excess of 8
1/2 feet, is designed to be used as a dwelling with or without a permanent  foundation  when connected to the required utilities,  and includes the plumbing,  heating, air conditioning, and electrical systems contained therein.

Underwriting Policies

      Conventional  contracts will comply with the  underwriting  policies of the applicable originator  or mortgage  collateral  seller,  which will be  described  in the  accompanying prospectus supplement.  .

      With  respect to a contract  made in  connection  with the  mortgagor's  purchase of a manufactured  home, the appraised value is usually the sales price of the manufactured  home or the  amount  determined  by a  professional  appraiser.  The  appraiser  must  personally inspect  the  manufactured  home and  prepare a report  that  includes  market data based on recent sales of comparable  manufactured  homes and, when deemed  applicable,  a replacement cost analysis  based on the current cost of a similar  manufactured  home. The LTV ratio for a contract  in most cases will be equal to the  original  principal  amount of the  contract divided by the lesser of the appraised value or the sales price for the  manufactured  home.
However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

      Ginnie Mae is a  wholly-owned  corporate  instrumentality  of the United States within
HUD. Section 306(g) of Title III of the National  Housing Act of 1934, as amended,  referred to in this  prospectus  as the Housing Act,  authorizes  Ginnie Mae to guarantee  the timely payment of the principal of and interest on  certificates  representing  interests in a pool of mortgages  insured by the FHA,  under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's  Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section  306(g) of the  Housing  Act  provides  that "the full faith and credit of the
United  States is pledged to the  payment of all  amounts  which may be  required to be paid under any guarantee under this  subsection." In order to meet its obligations under any such guarantee,  Ginnie Mae may, under Section 306(d) of the Housing Act,  borrow from the United

                                              18

States  Treasury an amount that is at any time  sufficient  to enable  Ginnie Mae to perform its obligations  under its guarantee.  See "Additional  Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

      In most cases,  each Ginnie Mae security  relating to a series,  which may be a Ginnie
Mae I  Certificate  or a Ginnie Mae II  Certificate  as referred to by Ginnie Mae, will be a
"fully modified pass-through"  mortgage-backed certificate issued and serviced by a mortgage banking  company or other financial  concern  approved by Ginnie Mae, except with respect to any stripped  mortgage-backed  securities  guaranteed by Ginnie Mae or any REMIC  securities issued by Ginnie  Mae.  The  characteristics  of any Ginnie Mae  securities  included in the trust  for a  series  of  certificates  will be  described  in the  accompanying  prospectus supplement.

Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate  instrumentality  of the United States  created under Title
III of the Emergency Home Finance Act of 1970, as amended,  or the Freddie Mac Act.  Freddie
Mac was  established  primarily for the purpose of increasing the  availability  of mortgage credit  for the  financing  of  needed  housing.  The  principal  activity  of  Freddie  Mac currently consists of purchasing  first-lien,  conventional,  residential  mortgage loans or participation  interests  in such  mortgage  loans  and  reselling  the  mortgage  loans  so purchased in the form of guaranteed mortgage  securities,  primarily Freddie Mac securities.
In 1981,  Freddie Mac initiated its Home Mortgage  Guaranty Program under which it purchases mortgage  loans from  sellers  with  Freddie Mac  securities  representing  interests in the mortgage loans so purchased.  All mortgage loans  purchased by Freddie Mac must meet certain standards  described in the Freddie Mac Act.  Freddie Mac is confined to purchasing,  so far as  practicable,  mortgage loans that it deems to be of such quality and type that generally meets the  purchase  standards  imposed by private  institutional  mortgage  investors.  See
"Additional  Information" for the availability of further information  regarding Freddie Mac and Freddie Mac  securities.  Neither the United States nor any agency  thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

      In most cases,  each  Freddie Mac  security  relating  to a series will  represent  an undivided  interest  in a pool of mortgage  loans that  typically  consists of  conventional loans,  but may  include  FHA loans and VA loans,  purchased  by Freddie  Mac,  except  with respect to any stripped  mortgage-backed  securities  issued by Freddie Mac.  Each such pool will  consist  of  mortgage  loans,  substantially  all of  which  are  secured  by  one- to
four-family   residential  properties  or,  if  specified  in  the  accompanying  prospectus supplement,  are secured by multi-family residential properties.  The characteristics of any
Freddie Mac securities  included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

      Fannie Mae is a federally  chartered and  privately  owned  corporation  organized and existing under the Federal National  Mortgage  Association  Charter Act (12 U.S.C. § 1716 et
seq.). It is the nation's  largest  supplier of residential  mortgage funds.  Fannie Mae was originally  established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned  and privately managed  corporation  by  legislation  enacted  in 1968.  Fannie Mae  provides  funds to the

                                              19

mortgage  market  primarily by purchasing  home mortgage loans from local  lenders,  thereby replenishing  their funds for  additional  lending.  See  "Additional  Information"  for the availability  of further  information  respecting  Fannie  Mae and  Fannie  Mae  securities.
Although the  Secretary of the  Treasury of the United  States has  authority to lend Fannie
Mae up to $2.25 billion  outstanding  at any time,  neither the United States nor any agency thereof is  obligated  to finance  Fannie Mae's  operations  or to assist  Fannie Mae in any other manner.

Fannie Mae Securities

      In most  cases,  each  Fannie Mae  security  relating  to a series  will  represent  a fractional  undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped  mortgage-backed  securities  issued by Fannie Mae.  Mortgage  loans underlying  Fannie  Mae  securities  will  consist  of fixed,  variable  or  adjustable-rate conventional  mortgage  loans or fixed-rate  FHA loans or VA loans.  Such mortgage loans may be secured  by either  one- to  four-family  or  multi-family  residential  properties.  The characteristics  of any  Fannie  Mae  securities  included  in the  trust  for a  series  of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

      The mortgage  collateral  to be included in a trust will be purchased by the depositor directly or indirectly,  through Residential  Funding Corporation or other affiliates,  from mortgage  collateral  sellers  that may be  banks,  savings  and loan  associations,  credit
unions,  insurance  companies,   mortgage  bankers,   investment  banking  firms,  insurance
companies,  the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage collateral sellers may include Homecomings  Financial Network, Inc.
and GMAC  Mortgage  Corporation  and its  affiliates,  each of which is an  affiliate of the depositor.  Such purchases may occur by one or more of the following methods:

o     one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

o     one or more direct or indirect purchases through the Expanded Criteria Program; or

o     one or more purchases from affiliated sellers.

      Mortgage  loans may be purchased  under  agreements  relating to ongoing  purchases of mortgage loans by Residential Funding  Corporation.  The prospectus  supplement for a series of certificates will disclose the method or methods used to acquire the mortgage  collateral for the series.  The depositor may issue one or more classes of  certificates  to a mortgage collateral  seller as  consideration  for the purchase of the mortgage  collateral  securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

      Each Expanded Criteria Program Seller is selected by Residential  Funding  Corporation on the basis of criteria  described in the Seller Guide.  In determining  whether to approve a mortgage collateral seller,  Residential Funding Corporation  generally  considers,  among other  things:  the  financial  status  of the  mortgage  collateral  seller;  the  previous experience  of the  mortgage  collateral  seller  in  originating  mortgage  loans  and  its potential  origination  volumes;  the prior  delinquency and loss experience of the mortgage collateral  seller (if  available);  the  underwriting  standards  employed by the  mortgage

                                              20

collateral  seller and its quality  control  procedures;  and, if applicable,  the servicing operations of the mortgage  collateral  seller. In order to be approved for participation in the Expanded Criteria Program,  mortgage collateral sellers are generally required to have a net worth of at least $500,000,  although this amount can be reduced if certain compensating factors,  including  guarantees or pricing  concessions,  are present.  An Expanded Criteria
Program  Seller  may  be  an  affiliate  of  the  depositor,  and  the  depositor  presently anticipates that GMAC Mortgage Corporation and Homecomings Financial Network,  Inc., each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

      There can be no assurance that any Expanded  Criteria  Program Seller  presently meets any  qualifications or will continue to meet any  qualifications at the time of inclusion of mortgage  collateral  sold by it in the trust for a series of  certificates,  or thereafter.
If an Expanded  Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded  Criteria Program Seller's net worth,  financial  performance or delinquency and foreclosure  rates are adversely  impacted,  the institution may continue to be treated as an  Expanded  Criteria  Program  Seller.  Any event may  adversely  affect the ability of any such Expanded  Criteria Program Seller to repurchase  mortgage  collateral in the  event of a breach  of a  representation  or  warranty  which  has not been  cured.  See
"-Repurchases of Mortgage Collateral" below.

Representations with Respect to Mortgage Collateral

      Except  in  the  case  of  a  Designated  Seller   Transaction,   Residential  Funding
Corporation  will provide with respect to each mortgage loan,  including  Expanded  Criteria
Program loans,  or contracts  constituting a part of the trust,  all of the  representations and  warranties  required  by the rating  agency or  agencies  rating a  specific  series of certificates.  In  a  Designated  Seller  Transaction,  the  Designated  Seller  would  make substantially  the same  representations  and warranties,  which are not expected to vary in any material respect.  Residential  Funding Corporation will generally represent and warrant that:

o     as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

o     except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or  an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

o     to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

o     Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, as amended, or
      Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage
      Loan;

o     each mortgaged property is free of material damage and is in good repair;

o     each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

                                              21

o     the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

o     there is no delinquent tax or assessment lien against the related mortgaged property.

      In the event of a breach of a representation  or warranty made by Residential  Funding
Corporation that materially  adversely  affects the interests of the  certificateholders  in the  mortgage  loan or  contract,  Residential  Funding  Corporation  will be  obligated  to repurchase  any mortgage loan or contract or substitute for the mortgage loan or contract as described  below.  In  addition,  except  in the case of a  Designated  Seller  Transaction,
Residential  Funding  Corporation  will be obligated to  repurchase  or  substitute  for any mortgage  loan as to which it is  discovered  that the  related  mortgage  does not create a valid lien having at least the priority  represented  and  warranted in the related  pooling and servicing  agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

o     liens of real property taxes and assessments not yet due and payable;

o     covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

o     other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      In addition,  except in the case of a Designated Seller  Transaction,  with respect to any  mortgage  loan or  contract  as to which the  depositor  delivers to the trustee or the custodian an affidavit  certifying that the original mortgage note or contract has been lost or  destroyed,  if the  mortgage  loan  or  contract  subsequently  is in  default  and  the enforcement thereof or of the related mortgage or contract is materially  adversely affected by the absence of the original mortgage note or contract,  Residential  Funding  Corporation will be obligated to  repurchase  or  substitute  for such  mortgage loan or contract in the manner described below under  "-Repurchases  of Mortgage  Collateral" and "-Limited Right of
Substitution."

      Mortgage   collateral  sellers  will  typically  make  certain   representations   and
warranties  regarding  the  characteristics  of the  mortgage  collateral  that  they  sell.
However,  mortgage collateral  purchased from certain  unaffiliated sellers may be purchased with very limited or no representations  and warranties.  In addition,  Residential  Funding
Corporation  and the  depositor  will not  assign  to the  trustee  for the  benefit  of the certificateholders  any of the  representations and warranties made by a mortgage collateral seller  regarding  mortgage  collateral  or any  remedies  provided  for any breach of those representations and warranties.  Accordingly,  unless the accompanying prospectus supplement
discloses  that  additional   representations  and  warranties  are  made  by  the  mortgage collateral  seller or other  person  for the  benefit  of the  certificateholders,  the only representations  and warranties that will be made for the benefit of the  certificateholders will be the limited  representations  and  warranties  of  Residential  Funding  Corporation described  above.  If  a  breach  of a  representation  and  warranty  made  by  a  mortgage collateral  seller is discovered that materially and adversely  affects the interests of the certificateholders  and that  representation  and warranty has been  assigned to the trustee for the benefit of the  certificateholders,  the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage  collateral seller to cure such breach or repurchase the mortgage collateral.

                                              22

Repurchases of Mortgage Collateral

      If a designated seller or Residential  Funding Corporation cannot cure a breach of any representation  or  warranty  made by it and  assigned to the trustee for the benefit of the certificateholders  relating to an item of mortgage  collateral  within 90 days after notice from the master servicer,  the servicer,  the Certificate  Administrator or the trustee, and the breach materially and adversely affects the interests of the  certificateholders  in the item of mortgage  collateral,  the designated seller or Residential  Funding  Corporation as the case may be, will be obligated to purchase  the item of mortgage  collateral  at a price described in the related pooling and servicing  agreement or trust agreement.  Likewise,  as described  under  "Description  of the  Certificates-Review  of  Mortgage  Loan or  Contract
Documents," if the designated seller or Residential  Funding Corporation cannot cure certain documentary  defects with respect to a mortgage loan or contract,  the designated  seller or
Residential Funding Corporation,  as applicable,  will be required to repurchase the item of mortgage  collateral.  The purchase price for any item of mortgage  collateral will be equal to the  principal  balance  thereof  as of the date of  purchase  plus  accrued  and  unpaid interest to the first day of the month  following the month of repurchase,  less the amount, expressed as a  percentage  per annum,  payable in respect of  servicing  or  administrative compensation  and the Spread,  if any. In certain limited cases, a substitution  may be made in lieu of such repurchase obligation.  See "-Limited Right of Substitution" below.

      Because the listing of the related mortgage collateral  generally contains information with respect to the mortgage collateral as of the cut-off date,  prepayments and, in certain limited  circumstances,  modifications  to the  interest  rate and  principal  and  interest payments  may have been made with  respect to one or more of the  related  items of mortgage collateral  between  the cut-off  date and the closing  date.  Neither  Residential  Funding
Corporation  nor any seller will be required to  repurchase  or  substitute  for any item of mortgage collateral as a result of any such prepayment or modification.

      The master  servicer,  the servicer or the Certificate  Administrator,  as applicable, will be required under the applicable pooling and servicing  agreement or trust agreement to use its best  reasonable  efforts to enforce the  repurchase  obligation  of the  designated seller or  Residential  Funding  Corporation  of which it has knowledge due to a breach of a representation  and  warranty  that was made to or  assigned  to the  trustee (to the extent applicable),  or the substitution  right described below, for the benefit of the trustee and the certificateholders,  using practices it would employ in its good faith business judgment and which are normal and usual in its  general  mortgage  servicing  activities.  The master servicer is not obligated to review, and will not review,  every loan that is in foreclosure or is  delinquent  to determine if a breach of a  representation  and warranty has occurred.
The master servicer will maintain  policies and procedures  regarding  repurchase  practices that are consistent  with its general  servicing  activities.  These policies and procedures generally  will limit review of loans that are seasoned  and these  policies and  procedures are subject to change,  in good faith, to reflect the master  servicer's  current  servicing activities.  Application  of these  policies and procedures may result in losses being borne
by  the  related  credit  enhancement  and,  to  the  extent  not  available,   the  related
certificateholders.

      Furthermore,  the  master  servicer  or  servicer  may pursue  foreclosure  or similar remedies  concurrently  with  pursuing  any  remedy  for a breach  of a  representation  and warranty.  However,  the master  servicer or servicer is not  required to continue to pursue both  remedies  if it  determines  that one  remedy  is more  likely  to result in a greater recovery.  In  accordance  with the  above  described  practices,  the  master  servicer  or servicer  will not be required to enforce any purchase  obligation  of a designated  seller,
Residential  Funding  Corporation  or  seller  arising  from  any  misrepresentation  by the

                                              23

designated  seller,  Residential  Funding  Corporation or seller,  if the master servicer or servicer  determines in the  reasonable  exercise of its business  judgment that the matters related to the  misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. In the case of a Designated  Seller  Transaction  where the seller  fails to  repurchase  a mortgage  loan and  neither the  depositor,  Residential
Funding  Corporation  nor any other entity has assumed the  representations  and warranties, the  repurchase  obligation  of the seller will not become an obligation of the depositor or
Residential  Funding  Corporation.  The  foregoing  obligations  will  constitute  the  sole remedies available to  certificateholders  or the trustee for a breach of any representation by  Residential  Funding  Corporation  in its capacity as a seller of mortgage  loans to the depositor, or for any other event giving rise to the obligations.

      Neither  the  depositor  nor the master  servicer  or servicer  will be  obligated  to purchase a mortgage loan if a designated  seller defaults on its obligation to do so, and no assurance can be given that the  designated  sellers will carry out those  obligations  with respect to mortgage loans.  This type of default by a designated  seller is not a default by the depositor or by the master  servicer or servicer.  Any mortgage loan not so purchased or substituted  for shall remain in the related trust and any losses  related  thereto shall be allocated  to the  related  credit  enhancement,  and to the  extent not  available,  to the related certificates.

Limited Right of Substitution

      In the case of a mortgage loan or contract  required to be repurchased  from the trust the  related  mortgage  collateral  seller,  a  designated  seller  or  Residential  Funding
Corporation,  as  applicable,  may  substitute  a new  mortgage  loan  or  contract  for the repurchased  mortgage loan or contract  that was removed from the trust,  during the limited time period described below.  Under some  circumstances,  any substitution  must be effected within 120 days of the date of the  issuance of the  certificates  with  respect to a trust.
With respect to a trust for which a REMIC election is to be made, the  substitution  must be effected  within two years of the date of the issuance of the  certificates,  and may not be made unless an opinion of counsel is  delivered  to the effect that the  substitution  would not cause the trust to fail to  qualify  as a REMIC and  either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited  transaction tax under the  Internal  Revenue  Code or (b) the trust is  indemnified  for any  prohibited transaction tax that may result from the substitution.

      In  most  cases,  any  qualified  substitute  mortgage  loan or  qualified  substitute contract will, on the date of substitution:

o     have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

o     have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

o     have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

o     have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

                                              24

o     be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

o     comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

      If the  outstanding  principal  balance of a  qualified  substitute  mortgage  loan or qualified substitute contract is less than the outstanding  principal balance of the related repurchased  mortgage loan or  repurchased  contract,  the amount of the shortfall  shall be deposited into the Custodial  Account in the month of substitution  for  distribution to the related  certificateholders.  The  related  pooling  and  servicing  agreement  may  include additional  requirements  relating to ARM loans or other specific types of mortgage loans or contracts,  or additional  provisions  relating to meeting the foregoing  requirements on an aggregate  basis where a number of  substitutions  occur  contemporaneously.  The prospectus supplement will indicate whether a Designated  Seller will have the option to substitute for a mortgage loan or contract  that it is obligated to repurchase in connection  with a breach of a representation and warranty.

                              DESCRIPTION OF THE CERTIFICATES

General

      The  certificates  will be issued in series.  Each series of certificates  or, in some instances, two or more series of certificates,  will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities,  a trust agreement, similar  to one of the forms  filed as an exhibit to the  registration  statement  under the
Securities  Act of 1933,  as  amended,  with  respect  to the  certificates  of  which  this prospectus  is a part.  Each  pooling and  servicing  agreement or trust  agreement  will be filed  with the  Securities  and  Exchange  Commission  as an  exhibit  to a Form  8-K.  The following  summaries,  together with  additional  summaries under "The Pooling and Servicing
Agreement"  below,  describe all material terms and provisions  relating to the certificates common to each pooling and  servicing  agreement or trust  agreement.  All  references  to a
"pooling and servicing  agreement"  and any  discussion of the provisions of any pooling and servicing  agreement  will also apply to trust  agreements.  The summaries do not purport to be complete and are subject to, and are qualified in their  entirety by reference to, all of the  provisions of the pooling and servicing  agreement for each trust and the  accompanying prospectus supplement.

      Each series of  certificates  may consist of any one or a combination of the following types of certificates:

                                              25

Accretion Directed...................    A class that receives principal
                                         payments from the accreted interest
                                         from specified accrual classes.  An
                                         accretion directed class also may
                                         receive principal payments from
                                         principal paid on the underlying pool
                                         of assets.
Accrual..............................    A class that accretes the amount of
                                         accrued interest otherwise
                                         distributable on the class, which
                                         amount will be added as principal to
                                         the principal balance of the class on
                                         each applicable distribution date.
                                         The accretion may continue until some
                                         specified event has occurred or until
                                         the accrual class is retired.
Companion............................    A class that receives principal
                                         payments on any distribution date only
                                         if scheduled payments have been made
                                         on specified planned principal
                                         classes, targeted principal classes or
                                         scheduled principal classes.
Component............................    A class consisting of "components."
                                         The components of a class of component
                                         certificates may have different
                                         principal and interest payment
                                         characteristics but together
                                         constitute a single class.  Each
                                         component of a class of component
                                         certificates may be identified as
                                         falling into one or more of the
                                         categories in this chart.
Fixed Rate...........................    A class with an interest rate that is
                                         fixed throughout the life of the class.
Floating Rate........................    A class with an interest rate that
                                         resets periodically based upon a
                                         designated index and that varies
                                         directly with changes in the index.
Interest Only........................    A class having no principal balance
                                         and bearing interest on the related
                                         notional amount.  The notional amount
                                         is used for purposes of the
                                         determination of interest
                                         distributions.
Inverse Floating Rate................    A class with an interest rate that
                                         resets periodically based upon a
                                         designated index and that varies
                                         inversely with changes in the index.
Lockout..............................    A class that, for the period of time
                                         specified in the related prospectus
                                         supplement, generally will not receive
                                         (in other words, is locked out of) (1)
                                         principal prepayments on the
                                         underlying pool of assets that are
                                         allocated disproportionately to the
                                         senior certificates because of the
                                         shifting interest structure of the
                                         certificates in the trust and/or (2)
                                         scheduled principal payments on the
                                         underlying pool of assets, as
                                         specified in the related prospectus
                                         supplement.  During the lock-out
                                         period, the portion of the principal

                                              26

                                         distributions on the underlying pool
                                         of assets that the lockout class is
                                         locked out of will be distributed to
                                         the other classes of senior
                                         certificates.
Partial Accrual......................    A class that accretes a portion of the
                                         amount of accrued interest on it,
                                         which amount will be added to the
                                         principal balance of the class on each
                                         applicable distribution date, with the
                                         remainder of the accrued interest to
                                         be distributed currently as interest
                                         on the class.  The accretion may
                                         continue until a specified event has
                                         occurred or until the partial accrual
                                         class is retired.
Principal Only.......................    A class that does not bear interest
                                         and is entitled to receive only
                                         distributions of principal.
Planned Principal or PACs............    A class that is designed to receive
                                         principal payments using a
                                         predetermined principal balance
                                         schedule derived by assuming two
                                         constant prepayment rates for the
                                         underlying pool of assets.  These two
                                         rates are the endpoints for the
                                         "structuring range" for the planned
                                         principal class.  The planned
                                         principal classes in any series of
                                         certificates may be subdivided into
                                         different categories (e.g., primary
                                         planned principal classes, secondary
                                         planned principal classes and so
                                         forth) having different effective
                                         structuring ranges and different
                                         principal payment priorities.  The
                                         structuring range for the secondary
                                         planned principal class of a series of
                                         certificates will be narrower than
                                         that for the primary planned principal
                                         class of the series.
Scheduled Principal..................    A class that is designed to receive
                                         principal payments using a
                                         predetermined principal balance
                                         schedule but is not designated as a
                                         planned principal class or targeted
                                         principal class.  In many cases, the
                                         schedule is derived by assuming two
                                         constant prepayment rates for the
                                         underlying pool of assets.  These two
                                         rates are the endpoints for the
                                         "structuring range" for the scheduled
                                         principal class.
Senior Support.......................    A class that absorbs the realized
                                         losses other than excess losses that
                                         would otherwise be allocated to a
                                         Super Senior class after the related
                                         classes of subordinated certificates
                                         are no longer outstanding.
Sequential Pay.......................    Classes that receive principal
                                         payments in a prescribed sequence,
                                         that do not have predetermined
                                         principal balance schedules and that
                                         under all circumstances receive
                                         payments of principal continuously
                                         from the first distribution date on
                                         which they receive principal until
                                         they are retired.  A single class that

                                              27

                                         receives principal payments before or
                                         after all other classes in the same
                                         series of certificates may be
                                         identified as a sequential pay class.
Super Senior.........................    A class that will not bear its
                                         proportionate share of realized losses
                                         (other than excess losses) as its
                                         share is directed to another class,
                                         referred to as the "senior support
                                         class" until the class certificate
                                         balance of the support class is
                                         reduced to zero.
Targeted Principal or TACs...........    A class that is designed to receive
                                         principal payments using a
                                         predetermined principal balance
                                         schedule derived by assuming a single
                                         constant prepayment rate for the
                                         underlying pool of assets.
Variable Rate........................    A class with an interest rate that
                                         resets periodically and is calculated
                                         by reference to the rate or rates of
                                         interest applicable to specified
                                         assets or instruments (e.g., the
                                         mortgage rates borne by the underlying
                                         mortgage loans).

      Credit  support for each  series of  certificates  may be provided by a mortgage  pool insurance policy,  mortgage  insurance policy,  special hazard insurance policy,  bankruptcy bond, letter of credit,  purchase obligation,  reserve fund,  certificate  insurance policy, surety  bond  or  other  credit  enhancement  as  described  under  "Description  of  Credit
Enhancement,"  or by the  subordination  of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

Form of Certificates

      As specified in the  accompanying  prospectus  supplement,  the  certificates  of each series will be issued either as physical  certificates  or in book-entry  form. If issued as physical  certificates,  the  certificates  will be in  fully  registered  form  only in the denominations specified in the accompanying prospectus supplement,  and will be transferable and exchangeable at the corporate trust office of the certificate  registrar appointed under the related  pooling  and  servicing  agreement  to register  the  certificates.  No service charge will be made for any  registration of exchange or transfer of  certificates,  but the trustee  may  require  payment of a sum  sufficient  to cover any tax or other  governmental charge.  The term  certificateholder  or holder  refers to the entity  whose name appears on the  records of the  certificate  registrar  or, if  applicable,  a transfer  agent,  as the registered holder of the certificate.

      If issued  in  book-entry  form,  the  classes  of a series  of  certificates  will be initially  issued through the  book-entry  facilities of The  Depository  Trust Company,  or
DTC. No global security  representing  book-entry  certificates may be transferred except as a whole by DTC to a  nominee  of DTC,  or by a nominee  of DTC to  another  nominee  of DTC.
Thus, DTC or its nominee will be the only registered  holder of the certificates and will be considered  the  sole  representative  of the  beneficial  owners  of  certificates  for all purposes.

      The  registration  of the global  securities in the name of Cede & Co. will not affect beneficial  ownership  and is  performed  merely to  facilitate  subsequent  transfers.  The book-entry  system is also used  because it  eliminates  the need for  physical  movement of securities.  The laws of some  jurisdictions,  however,  may require some purchasers to take physical  delivery  of their  securities  in  definitive  form.  These  laws may  impair the ability to own or transfer book-entry certificates.

      Purchasers  of  securities  in the  United  States  may hold  interests  in the global certificates  through DTC, either  directly,  if they are  participants  in that system,  or otherwise  indirectly  through a participant in DTC.  Purchasers of securities in Europe may hold  interests  in the  global  securities  through  Clearstream,  Luxembourg,  or  through
Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global  securities,  Clearstream,
Luxembourg and Euroclear will hold positions  through their  respective  U.S.  depositories, which in turn will hold positions on the books of DTC.

      DTC is a  limited-purpose  trust company  organized under the laws of the State of New
York, which holds securities for its DTC participants,  which include securities brokers and
dealers,   banks,  trust  companies  and  clearing  corporations.   DTC  together  with  the
Clearstream and Euroclear System participating  organizations  facilitates the clearance and settlement of securities  transactions between  participants  through electronic  book-entry changes in the accounts of participants.  Other  institutions  that are not participants but indirect  participants  which  clear  through or  maintain  a  custodial  relationship  with participants have indirect access to DTC's clearance system.

      No beneficial  owner of an interest in any book-entry  certificate will be entitled to receive a certificate  representing that interest in registered,  certificated  form, unless either (i) DTC ceases to act as depository for that  certificate and a successor  depository is not  obtained,  or (ii)  the  depositor  notifies  DTC of its  intent  to  terminate  the book-entry  system  and,  upon  receipt  of a notice of intent  from DTC,  the  participants
holding   beneficial   interests  in  the  book-entry   certificates  agree  to  initiate  a
termination.  Upon the  occurrence of one of the foregoing  events,  the trustee is required to notify,  through DTC,  participants who have ownership of DTC registered  certificates as indicated on the records of DTC of the  availability  of definitive  certificates  for their
DTC  registered  certificates.   Upon  surrender  by  DTC  of  the  definitive  certificates representing the DTC registered  certificates and upon receipt of instructions  from DTC for re-registration,  the trustee will reissue the DTC  registered  certificates  as  definitive certificates  issued in the  respective  principal  amounts owned by  individual  beneficial owners,  and  thereafter  the trustee and the master  servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Prior to any such event,  beneficial owners will not be recognized by the trustee, the master  servicer,  the servicer or the Certificate  Administrator  as holders of the related certificates  for purposes of the pooling and servicing  agreement,  and  beneficial  owners will be able to  exercise  their  rights  as owners of their  certificates  only  indirectly through DTC, participants and indirect participants.

      Any  beneficial  owner that  desires  to  purchase,  sell or  otherwise  transfer  any interest in  book-entry  certificates  may do so only  through DTC,  either  directly if the beneficial  owner is a participant or indirectly  through  participants  and, if applicable, indirect  participants.  Under the procedures of DTC, transfers of the beneficial  ownership of any  book-entry  certificates  will  be  required  to be made  in  minimum  denominations specified in the accompanying  prospectus  supplement.  The ability of a beneficial owner to pledge  book-entry  certificates to persons or entities that are not participants in the DTC system,  or to otherwise  act for the  certificates,  may be limited  because of the lack of physical certificates  evidencing the certificates and because DTC may act only on behalf of participants.

                                              29

      Because  of  time  zone  differences,  the  securities  account  of a  Clearstream  or
Euroclear  System  participant as a result of a transaction  with a DTC  participant,  other than a depositary  holding on behalf of  Clearstream or Euroclear  System,  will be credited during a subsequent  securities  settlement processing day, which must be a business day for
Clearstream  or  Euroclear  System,  as the  case  may  be,  immediately  following  the DTC settlement  date.  Credits or any  transactions  in those  securities  settled  during  this processing  will be reported to the relevant  Euroclear  System  participant  or Clearstream participants  on that business day. Cash received in  Clearstream  or Euroclear  System as a result of sales of securities by or through a Clearstream  participant  or Euroclear  System participant to a DTC  participant,  other than the  depositary for  Clearstream or Euroclear
System,  will be received with value on the DTC  settlement  date,  but will be available in the  relevant  Clearstream  or  Euroclear  System cash  account  only as of the business day following settlement in DTC.

      Transfers  between  participants  will occur in accordance  with DTC rules.  Transfers between Clearstream  participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market  transfers between persons holding directly or indirectly through DTC, on the one hand,  and directly or  indirectly  through  Clearstream  participants  or Euroclear
System  participants,  on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European  international clearing system by the relevant depositaries;
however,  the cross  market  transactions  will  require  delivery  of  instructions  to the relevant  European  international  clearing  system by the  counterparty  in that  system in accordance with its rules and procedures and within its established  deadlines  defined with respect to European time. The relevant European  international  clearing system will, if the transaction  meets its settlement  requirements,  deliver  instructions to its depositary to take action to effect final  settlement on its behalf by delivering or receiving  securities in DTC, and making or receiving  payment in accordance  with normal  procedures for same day
funds  settlement   applicable  to  DTC.  Clearstream   participants  and  Euroclear  System
participants may not deliver instructions directly to the depositaries.

      Clearstream,  as a professional  depository,  holds  securities for its  participating organizations  and  facilitates  the  clearance and  settlement  of securities  transactions between  Clearstream  participants  through  electronic  book-entry  changes in  accounts of
Clearstream   participants,   thereby   eliminating  the  need  for  physical   movement  of
certificates.  As a  professional  depository,  Clearstream  is subject to regulation by the
Luxembourg Monetary Institute.

      Euroclear  System was created to hold securities for  participants of Euroclear System and  to  clear  and  settle  transactions  between  Euroclear  System  participants  through simultaneous  electronic  book-entry delivery against payment,  thereby eliminating the need for physical  movement of certificates  and any risk from lack of simultaneous  transfers of securities  and cash.  The Euroclear  System  operator is Euroclear  Bank  S.A./N.V.,  under contract with the clearance cooperative,  Euroclear System Clearance Systems S.C., a Belgian
co-operative  corporation.  All operations are conducted by the Euroclear  System  operator, and all Euroclear System  securities  clearance  accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The  clearance  cooperative  establishes  policy  for  Euroclear  System  on behalf of
Euroclear  System  participants.  Securities  clearance  accounts and cash accounts with the
Euroclear  System  operator  are  governed  by the terms  and  conditions  Governing  Use of
Euroclear  System  and  the  related  operating  procedures  of  the  Euroclear  System  and applicable  Belgian law. The terms and  conditions  govern  transfers of securities and cash within  Euroclear  System,  withdrawals of securities and cash from  Euroclear  System,  and

                                              30

receipts of payments  with respect to  securities  in Euroclear  System.  All  securities in
Euroclear System are held on a fungible basis without  attribution of specific  certificates to specific securities clearance accounts.

      Distributions on the book-entry  certificates will be forwarded by the trustee to DTC, and DTC will be responsible  for forwarding  those payments to  participants,  each of which will be responsible  for disbursing the payments to the beneficial  owners it represents or, if  applicable,  to indirect  participants.  Accordingly,  beneficial  owners may experience delays in the receipt of payments  relating to their  certificates.  Under DTC's procedures,
DTC will  take  actions  permitted  to be  taken  by  holders  of any  class  of  book-entry certificates under the pooling and servicing  agreement only at the direction of one or more participants to whose account the book-entry  certificates  are credited and whose aggregate holdings represent no less than any minimum amount of percentage  interests or voting rights required  therefor.  DTC  may  take  conflicting  actions  with  respect  to any  action  of certificateholders  of any class to the extent that  participants  authorize  those actions.
None of the master servicer,  the servicer,  the depositor,  the Certificate  Administrator, the trustee or any of their  respective  affiliates  has undertaken  any  responsibility  or assumed any  responsibility  for any aspect of the records  relating to or payments  made on
account  of  beneficial  ownership  interests  in  the  book-entry   certificates,   or  for
maintaining,  supervising or reviewing any records  relating to those  beneficial  ownership interests.

Assignment of Mortgage Loans

      At the time of  issuance of a series of  certificates,  the  depositor  will cause the mortgage  loans or mortgage  securities  and any other assets being  included in the related trust to be assigned to the trustee or its  nominee,  which may be the  custodian,  together with, if specified in the  accompanying  prospectus  supplement,  all principal and interest received on the mortgage  loans or mortgage  securities  after the cut-off date,  other than principal  and interest due on or before the cut-off date and any Spread.  The trustee will, concurrently  with that  assignment,  deliver a series of  certificates  to the depositor in exchange for the  mortgage  loans or mortgage  securities.  Each  mortgage  loan or mortgage security  will be identified  in a schedule  appearing as an exhibit to the related  pooling and servicing agreement.  Each schedule of mortgage loans will include,  among other things, information  as to the  principal  balance of each  mortgage loan as of the cut-off date, as well as information  respecting the mortgage rate, the currently  scheduled  monthly payment of  principal  and  interest,  the  maturity  of the  mortgage  note and the LTV  ratio,  at origination or modification, without regard to any secondary financing.

      If stated in the accompanying prospectus supplement,  and in accordance with the rules of membership of Merscorp,  Inc. and/or Mortgage Electronic  Registration  Systems, Inc. or,
MERS,  assignments  of the  mortgages  for the mortgage  loans in the related  trust will be registered  electronically through Mortgage Electronic  Registration Systems, Inc., or MERS®
System.  For  mortgage  loans  registered  through  the MERS®  System,  MERS shall  serve as mortgagee  of record  solely as a nominee  in an  administrative  capacity  on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      In addition,  the depositor  will, as to each mortgage loan other than mortgage  loans underlying any mortgage  securities,  deliver to the trustee, or to the custodian,  a set of legal  documents  relating to each mortgage  loan that are in  possession of the  depositor, including:

o     the mortgage note and any modification or amendment  thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

                                              31

o     the mortgage,  except for any mortgage not returned from the public recording  office, with  evidence  of  recording  indicated  thereon  or a copy of the  mortgage  with evidence of recording  indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

o     an  assignment in  recordable  form of the mortgage,  or evidence that the mortgage is held for the trustee  through the MERS®  System or a copy of such  assignment  with evidence of recording  indicated  thereon or, for a Cooperative Loan, an assignment of  the  respective  security  agreements,  any  applicable  financing  statements, recognition  agreements,  relevant stock  certificates,  related blank stock powers and the related proprietary leases or occupancy agreements; and

o     if  applicable,  any  riders  or  modifications  to the  mortgage  note and  mortgage, together  with any  other  documents  at such  times as  described  in the  related pooling and servicing agreement.

      The assignments may be blanket  assignments  covering  mortgages  secured by mortgaged properties  located  in the  same  county,  if  permitted  by  law.  If so  provided  in the accompanying  prospectus  supplement,  the  depositor  may not be required to deliver one or more of the related  documents  if any of the  documents  are missing  from the files of the party from whom the mortgage loan was purchased.

      If,  for  any  mortgage  loan,  the  depositor  cannot  deliver  the  mortgage  or any assignment with evidence of recording  thereon  concurrently with the execution and delivery of the  related  pooling and  servicing  agreement  because of a delay  caused by the public recording  office or a delay in the receipt of information  necessary to prepare the related assignment,  the  depositor  will  deliver or cause to be  delivered  to the  trustee or the custodian a copy of the mortgage or  assignment.  The depositor  will deliver or cause to be delivered to the trustee or the  custodian  such  mortgage or  assignment  with  evidence of recording  indicated  thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

      Any mortgage for a mortgage loan secured by mortgaged  property located in Puerto Rico will be  either a Direct  Puerto  Rico  Mortgage  or an  Endorsable  Puerto  Rico  Mortgage.
Endorsable  Puerto Rico  Mortgages  do not  require an  assignment  to transfer  the related lien.  Rather,  transfer of those mortgages follows an effective  endorsement of the related mortgage note and,  therefore,  delivery of the  assignment  referred to in the third clause listed  in  the  third  preceding  paragraph  would  be  inapplicable.  Direct  Puerto  Rico
Mortgages,  however,  require an  assignment  to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

      Assignments of the mortgage  loans to the trustee will be recorded in the  appropriate public  recording  office,  except for  mortgages  held under the MERS®  System or in states where,  in the opinion of counsel  acceptable to the trustee,  the recording is not required to protect the trustee's  interests in the mortgage loan against the claim of any subsequent transferee  or any  successor  to or  creditor of the  depositor  or the  originator  of the mortgage loan.

Assignment of the Contracts

      The depositor will cause the contracts  constituting  the contract pool to be assigned to the trustee or its nominee,  which may be the  custodian,  together  with  principal  and interest due on or with respect to the contracts  after the cut-off date,  but not including

                                              32

principal  and interest due on or before the cut-off date or any Spread.  Each contract will be  identified  in a  schedule  appearing  as  an  exhibit  to  the  pooling  and  servicing agreement.  The schedule will include,  among other things,  information as to the principal amount and the adjusted  principal  balance of each  contract as of the close of business on the  cut-off  date,  as well as  information  respecting  the  mortgage  rate,  the  current scheduled  monthly  level  payment of principal  and  interest and the maturity  date of the contract.

      In addition, the depositor,  the servicer or the master servicer, as to each contract, will  deliver to the  trustee,  or to the  custodian,  the  original  contract and copies of documents  and  instruments  related  to each  contract  and the  security  interest  in the manufactured  home  securing  each  contract.  The  depositor,  the master  servicer  or the servicer will cause a financing  statement to be executed by the depositor  identifying  the trustee as the secured party and  identifying  all  contracts as  collateral.  However,  the contracts  will not be stamped or  otherwise  marked to reflect  their  assignment  from the depositor to the trust and no  recordings  or filings will be made in the  jurisdictions  in which the manufactured  homes are located.  See "Certain Legal Aspects of Mortgage Loans and
Contracts-The Contracts."

Review of Mortgage Loan or Contract Documents

      The  trustee or the  custodian  will hold  documents  in trust for the  benefit of the certificateholders  and, within 45 days after receipt  thereof,  will review such documents.
If any such  document is found to be defective in any material  respect,  the trustee or the custodian shall promptly notify  Residential  Funding  Corporation or the designated seller, if any, and the depositor.  If Residential  Funding Corporation or the designated seller, as the case may be, cannot cure the defect  within 60 days,  or within the period  specified in the accompanying  prospectus  supplement,  after notice of the defect is given,  Residential
Funding  Corporation or designated  seller, as applicable will be obligated no later than 90 days  after such  notice,  or within the period  specified  in the  accompanying  prospectus supplement,  to either  repurchase  the  related  mortgage  loan or  contract or any related property from the trustee or  substitute a new mortgage loan or contract in accordance  with the  standards  described  in this  prospectus  under "The Trust -  Repurchases  of Mortgage
Collateral."  The obligation of Residential  Funding  Corporation  and designated  seller to repurchase  or  substitute  for a mortgage  loan or  contract  constitutes  the sole  remedy available to the  certificateholders  or the trustee for a material  defect in a constituent document.  Any mortgage  loan not so purchased  or  substituted  shall remain in the related trust.

Assignment of Mortgage Securities

      The depositor  will transfer,  convey and assign to the trustee or its nominee,  which may be the  custodian,  all right,  title and  interest  of the  depositor  in the  mortgage securities  and other  property  to be included  in the trust for a series.  The  assignment will include all  principal  and interest due on or with respect to the mortgage  securities after the cut-off date specified in the accompanying  prospectus supplement,  except for any
Spread.  The  depositor  will cause the mortgage  securities to be registered in the name of the trustee or its nominee,  and the trustee will concurrently  authenticate and deliver the certificates.  The  trustee  will not be in  possession  of or be  assignee of record of any underlying  assets for a mortgage  security.  Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement,  which will specify as to each mortgage  security  information  regarding the original  principal amount and outstanding  principal balance of each mortgage security as of the cut-off date, as well as the annual  pass-through rate or interest rate for each mortgage security conveyed to the trustee.

                                              33

Spread

      The depositor,  the servicer,  the mortgage  collateral seller, the master servicer or any of their  affiliates,  or any other  entity  specified  in the  accompanying  prospectus supplement  may  retain or be paid a portion of  interest  due with  respect to the  related mortgage  collateral,  which will be an uncertificated  interest in the mortgage collateral.
The payment of any Spread  will be  disclosed  in the  accompanying  prospectus  supplement.
This payment may be in addition to any other  payment,  including a servicing  fee, that the specified entity is otherwise  entitled to receive with respect to the mortgage  collateral.
Any  payment of this sort on an item of  mortgage  collateral  will  represent  a  specified portion of the interest  payable  thereon.  The interest  portion of a Realized Loss and any partial  recovery of interest on an item of mortgage  collateral  will be allocated  between the owners of any Spread and the  certificateholders  entitled  to  payments  of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

      The servicer or the master servicer,  as applicable,  will deposit or will cause to be deposited into the Custodial  Account payments and collections  received by it subsequent to the cut-off date,  other than  payments due on or before the cut-off  date, as  specifically described in the related pooling and servicing  agreement,  which in most cases will include the following:

o     all payments on account of principal of the mortgage  loans or contracts  comprising a trust;

o     all  payments on account of interest on the  mortgage  loans or  contracts  comprising that trust,  net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

o     Liquidation Proceeds;

o     all  subsequent  recoveries  of amounts  related  to a  mortgage  loan as to which the master  servicer  had  previously  determined  that no  further  amounts  would  be recoverable,  resulting  in  a  realized  loss,  net  of  unreimbursed  liquidation expenses and Servicing Advances;

o     Insurance Proceeds or proceeds from any alternative  arrangements  established in lieu of any such  insurance and  described in the  accompanying  prospectus  supplement, other than  proceeds to be applied to the  restoration  of the related  property or released to the  mortgagor in accordance  with the master  servicer's or servicer's normal servicing procedures;

o     any Buy-Down Funds and, if applicable,  investment  earnings  thereon,  required to be paid to certificateholders;

o     all proceeds of any mortgage  loan or contract in the trust  purchased or, in the case of a  substitution,  amounts  representing  a principal  adjustment,  by the master servicer,  the depositor,  the designated seller,  Residential Funding Corporation, any subservicer or mortgage  collateral  seller or any other person under the terms

                                              34

      of   the   pooling   and    servicing    agreement   as   described    under   "The
      Trusts-Representations  with Respect to Mortgage  Collateral" and  "-Repurchases of
      Mortgage Collateral;"

o     any amount  required to be deposited by the master  servicer in connection with losses realized on investments of funds held in the Custodial Account; and

o     any amounts required to be transferred  from the Certificate  Account to the Custodial
      Account.

      In addition to the Custodial  Account,  the master servicer or servicer will establish and  maintain  the  Certificate  Account.  Both the  Custodial  Account and the  Certificate
Account must be either:

o     maintained  with a depository  institution  whose debt  obligations at the time of any deposit  therein are rated by any rating agency that rated any  certificates of the related series not less than a specified  level  comparable to the rating  category of the certificates;

o     an  account  or  accounts  the  deposits  in which are  fully  insured  to the  limits established  by the  FDIC,  provided  that any  deposits  not so  insured  shall be otherwise  maintained  so  that,  as  evidenced  by  an  opinion  of  counsel,  the certificateholders  have a claim with  respect to the funds in such  accounts  or a perfected first priority security  interest in any collateral  securing those funds that is  superior  to the  claims  of any  other  depositors  or  creditors  of the depository institution with which the accounts are maintained;

o     in the case of the Custodial  Account,  a trust account or accounts  maintained in the corporate trust  department of a financial  institution  which has debt obligations that meet specified rating criteria;

o     in the case of the Certificate  Account,  a trust account or accounts  maintained with the trustee; or

o     any other Eligible Account.

      The collateral  that is eligible to secure  amounts in an Eligible  Account is limited
to  some   Permitted   Investments.   A   Certificate   Account  may  be  maintained  as  an
interest-bearing  or a  non-interest-bearing  account,  or funds  therein may be invested in
Permitted  Investments  as  described  in this  section  below.  The  Custodial  Account may contain funds relating to more than one series of certificates as well as payments  received on other mortgage loans and assets  serviced or master  serviced by the master servicer that have been deposited into the Custodial Account.

      Not later than the business day preceding each distribution  date, the master servicer or servicer,  as applicable,  will withdraw from the Custodial  Account and deposit into the
applicable   Certificate  Account,  in  immediately   available  funds,  the  amount  to  be
distributed   therefrom  to   certificateholders  on  that  distribution  date.  The  master servicer,  the servicer or the trustee  will also deposit or cause to be deposited  into the
Certificate Account:

o     the amount of any  Advances  made by the master  servicer or the servicer as described in this prospectus under "-Advances;"

                                              35

o     any payments under any letter of credit or any certificate  insurance policy,  and any amounts required to be transferred to the Certificate  Account from a reserve fund, as described under "Description of Credit Enhancement" below;

o     any  amounts  required to be paid by the master  servicer  or servicer  out of its own funds due to the operation of a deductible  clause in any blanket policy maintained by the master  servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans or Contracts" below;

o     any distributions received on any mortgage securities included in the trust; and

o     any other amounts as described in the related pooling and servicing agreement.

      The portion of any payment  received by the master  servicer or the servicer  relating to a  mortgage  loan that is  allocable  to Spread  will  typically  be  deposited  into the
Custodial  Account,  but will not be  deposited in the  Certificate  Account for the related series of  certificates  and will be  distributed  as provided  in the  related  pooling and servicing agreement.

      Funds on deposit in the  Custodial  Account may be invested in  Permitted  Investments maturing in general not later than the business day  preceding  the next  distribution  date and funds on deposit  in the  related  Certificate  Account  may be  invested  in  Permitted
Investments  maturing,  in general, no later than the distribution date. All income and gain realized from any investment  will be for the account of the servicer or the master servicer as additional  servicing  compensation.  The amount of any loss incurred in connection  with any such  investment  must be  deposited  in the  Custodial  Account  or in the  Certificate
Account,  as the case may be, by the  servicer or the master  servicer  out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

      For each Buy-Down  Mortgage Loan, the  subservicer  will deposit the related  Buy-Down
Funds  provided  to it in a  Buy-Down  Account  which  will  comply  with  the  requirements described in this prospectus with respect to a Subservicing  Account.  Generally,  the terms of all Buy-Down  Mortgage Loans provide for the  contribution of Buy-Down Funds in an amount equal to or  exceeding  either (i) the total  payments to be made from those funds under the related  buy-down  plan or (ii) if the  Buy-Down  Funds are to be  deposited on a discounted basis, that amount of Buy-Down Funds which,  together with investment  earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled  level of payments due under the Buy-Down Mortgage Loan.

      Neither  the  master  servicer  nor  the  depositor  will be  obligated  to add to any
discounted   Buy-Down  Funds  any  of  its  own  funds  should  investment   earnings  prove
insufficient  to  maintain  the  scheduled  level  of  payments.  To  the  extent  that  any insufficiency  is not  recoverable  from the mortgagor or, in an appropriate  case, from the subservicer,  distributions  to  certificateholders  may  be  affected.  For  each  Buy-Down
Mortgage  Loan,  the  subservicer  will withdraw from the Buy-Down  Account and remit to the master  servicer on or before the date  specified in the applicable  subservicing  agreement the amount, if any, of the Buy-Down Funds, and, if applicable,  investment earnings thereon, for each  Buy-Down  Mortgage  Loan that,  when added to the amount due from the mortgagor on the  Buy-Down  Mortgage  Loan,  equals the full  monthly  payment  which would be due on the
Buy-Down  Mortgage  Loan if it were not subject to the buy-down  plan.  The  Buy-Down  Funds will in no event be a part of the related trust.

                                              36

      If the  mortgagor  on a  Buy-Down  Mortgage  Loan  prepays  the  mortgage  loan in its entirety  during the Buy-Down  Period,  the  applicable  subservicer  will withdraw from the
Buy-Down  Account and remit to the  mortgagor or any other  designated  party in  accordance with the related  buy-down plan any Buy-Down Funds remaining in the Buy-Down  Account.  If a prepayment by a mortgagor  during the Buy-Down  Period  together  with  Buy-Down  Funds will result in full prepayment of a Buy-Down  Mortgage Loan, the subservicer will, in most cases, be required to  withdraw  from the  Buy-Down  Account and remit to the master  servicer  the
Buy-Down Funds and investment  earnings thereon, if any, which together with such prepayment will result in a prepayment in full;  provided  that Buy-Down  Funds may not be available to cover a prepayment  under some mortgage  loan  programs.  Any Buy-Down  Funds so remitted to the master  servicer in connection  with a prepayment  described in the  preceding  sentence will be deemed to reduce the amount that would be required  to be paid by the  mortgagor  to repay fully the related  mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any investment  earnings  remaining in the Buy-Down  Account after prepayment or after termination  of the Buy-Down  Period will be remitted to the related  mortgagor or any other designated  party  under the  buy-down  agreement.  If the  mortgagor  defaults  during  the
Buy-Down  Period with respect to a Buy-Down  Mortgage  Loan and the property  securing  that
Buy-Down  Mortgage Loan is sold in liquidation  either by the master  servicer,  the primary insurer,  the pool insurer under the mortgage pool  insurance  policy or any other  insurer, the  subservicer  will be required to withdraw from the Buy-Down  Account the Buy-Down Funds and all investment  earnings thereon,  if any, and remit the same to the master servicer or, if  instructed  by the  master  servicer,  pay the same to the  primary  insurer or the pool insurer,  as the case may be, if the mortgaged  property is  transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because  Buy-Down  Funds may have been provided by a third party such as the seller of the Mortgaged Property,  a home builder, or an employer,  such funds may be subject to third party  claims,  offsets,  defenses or  counterclaims  in the event of a dispute  between the mortgagor and such third party or otherwise.  In addition,  upon  foreclosure  the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

      The  trustee  or the  Certificate  Administrator,  as  specified  in the  accompanying prospectus supplement,  will deposit in the Certificate Account all payments on the mortgage securities  as they are received  after the cut-off  date. If the trustee has not received a distribution  for any mortgage  security by the second  business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor,  if any,  of such  mortgage  security to make such  payment as promptly as possible  and legally permitted.  The trustee may take any legal  action  against the related  issuer or guarantor as is  appropriate  under the  circumstances,  including  the  prosecution  of any claims in connection  therewith.  The  reasonable  legal fees and expenses  incurred by the trustee in connection  with the prosecution of any legal action will be reimbursable to the trustee out of the  proceeds of the action and will be  retained by the trustee  prior to the deposit of any  remaining  proceeds in the  Certificate  Account  pending  distribution  thereof to the certificateholders  of the  affected  series.  If the trustee has reason to believe that the proceeds  of the legal  action may be  insufficient  to cover its  projected  legal fees and expenses,  the trustee will notify the related  certificateholders  that it is not obligated to pursue any available  remedies unless adequate  indemnity for its legal fees and expenses is provided by the certificateholders.

                                              37

Withdrawals from the Custodial Account

      The servicer or the master  servicer,  as  applicable,  may,  from time to time,  make withdrawals from the Custodial  Account for various purposes,  as specifically  described in the related pooling and servicing agreement, which in most cases will include the following:

o     to  make  deposits  to the  Certificate  Account  in  the  amounts  and in the  manner provided  in  the  pooling  and  servicing  agreement  and  described  above  under
      "-Payments on Mortgage Collateral;"

o     to reimburse itself or any subservicer for Advances,  or for Servicing  Advances,  out of late payments,  Insurance Proceeds,  Liquidation Proceeds, any proceeds relating to any REO  Mortgage  Loan or  collections  on the mortgage  loan or contract  with respect to which those Advances or Servicing Advances were made;

o     to pay to itself or any subservicer  unpaid servicing fees and subservicing  fees, out of payments or collections of interest on each mortgage loan or contract;

o     to pay to itself as additional  servicing  compensation any investment income on funds deposited  in the  Custodial  Account,  any  amounts  remitted by  subservicers  as interest on partial  prepayments  on the  mortgage  loans or  contracts  and, if so provided  in the  pooling  and  servicing  agreement,  any  profits  realized  upon disposition  of a mortgaged  property  acquired by deed in lieu of  foreclosure  or repossession or otherwise allowed under the pooling and servicing agreement;

o     to pay to itself, a subservicer,  Residential Funding Corporation,  the depositor, the designated  seller or the mortgage  collateral  seller all amounts received on each mortgage loan or contract purchased,  repurchased or removed under the terms of the pooling and servicing  agreement and not required to be  distributed as of the date on which the related purchase price is determined;

o     to pay the  depositor or its  assignee,  or any other party named in the  accompanying prospectus  supplement,  all  amounts  allocable  to the  Spread,  if  any,  out of collections  or  payments  which  represent  interest  on  each  mortgage  loan  or contract,  including  any  mortgage  loan or  contract  as to  which  title  to the underlying mortgaged property was acquired;

o     to  reimburse  itself  or any  subservicer  for  any  Nonrecoverable  Advance  and for
      Advances that have been  capitalized  by adding the  delinquent  interest and other amounts owed under the mortgage  loan or contract to the  principal  balance of the mortgage  loan or  contract,  in  accordance  with  the  terms of the  pooling  and servicing agreement;

o     to reimburse  itself or the depositor for other expenses  incurred for which it or the depositor is entitled to reimbursement,  including reimbursement in connection with enforcing any repurchase,  substitution or indemnification obligation of any seller that is  assigned  to the  trustee  for the  benefit of the  certificateholder,  or against  which it or the depositor is  indemnified  under the pooling and servicing agreement;

o     to withdraw any amount deposited in the Custodial  Account that was not required to be deposited therein; and

                                              38

o     to clear the  Custodial  Account of amounts  relating  to the  corresponding  mortgage loans or  contracts  in  connection  with the  termination  of the trust  under the pooling and  servicing  agreement,  as  described  in "The  Pooling  and  Servicing
      Agreement-Termination; Retirement of Certificates."

Distributions

      Beginning on the  distribution  date in the month next  succeeding  the month in which the  cut-off  date  occurs,  or any  other  date  as may be  described  in the  accompanying prospectus  supplement,  for  a  series  of  certificates,  distribution  of  principal  and interest,  or,  where  applicable,  of  principal  only or interest  only,  on each class of certificates  entitled  to such  payments  will be made  either by the  trustee,  the master servicer or the Certificate  Administrator acting on behalf of the trustee or a paying agent appointed by the trustee.  The distributions  will be made to the persons who are registered as the holders of the  certificates at the close of business on the last business day of the preceding  month  or on  such  other  day as is  specified  in the  accompanying  prospectus supplement.

      Distributions  will  be made in  immediately  available  funds,  by wire  transfer  or otherwise,  to  the  account  of a  certificateholder  at a  bank  or  other  entity  having appropriate  facilities,  if the  certificateholder  has so notified the trustee, the master servicer,  the  Certificate  Administrator  or the paying agent, as the case may be, and the applicable pooling and servicing  agreement  provides for that form of payment,  or by check mailed  to the  address  of the  person  entitled  to  such  payment  as it  appears  on the certificate  register.  The final  distribution  in  retirement of the  certificates  of any class,  other than a subordinate class, will be made only upon presentation and surrender of the  certificates  at the  office or agency of the  trustee  specified  in the notice to the certificateholders.  Distributions  will be made to  each  certificateholder  in  accordance with that holder's percentage interest in a particular class.

      As a result of the  provisions  described  below under  "--Realization  upon Defaulted
Mortgage Loans or Contracts,"  under which the certificate  principal  balance of a class of subordinate  certificates can be increased in certain  circumstances after it was previously reduced to zero, each certificate of a subordinate  class of certificates will be considered to remain  outstanding  until the termination of the related trust,  even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

      The  method  of  determining,  and the  amount  of,  distributions  of  principal  and interest,  or, where applicable,  of principal only or interest only, on a particular series of certificates will be described in the accompanying  prospectus supplement.  Distributions of interest on each class of certificates  will be made prior to  distributions of principal thereon.  Each class of certificates,  other than classes of strip certificates,  may have a different  specified interest rate, or pass-through rate, which may be a fixed,  variable or adjustable  pass-through  rate, or any combination of two or more  pass-through  rates.  The accompanying  prospectus  supplement  will specify the  pass-through  rate or rates for each class,  or the  initial  pass-through  rate or rates  and the  method  for  determining  the pass-through  rate or rates. The applicable  prospectus  supplement will describe the manner of interest  accruals and payments.  In general,  interest on the  certificates  will accrue during each  calendar  month and will be payable on the  distribution  date in the following calendar month. If stated in the accompanying  prospectus supplement,  interest on any class of certificates  for any  distribution  date may be limited to the extent of available funds for that  distribution  date.  The  accompanying  prospectus  supplement  will  describe the
method  of  calculating  interest  on  the  certificates.   In  general,   interest  on  the

                                              39

certificates  will be calculated on the basis of a 360-day year  consisting of twelve 30-day months.

      On each  distribution  date for a series of  certificates,  the  trustee or the master servicer or the Certificate  Administrator on behalf of the trustee will distribute or cause the paying  agent to  distribute,  as the case may be, to each  holder of record on the last day of the preceding month of a class of certificates,  or on such other day as is specified in the  accompanying  prospectus  supplement,  an amount  equal to the  percentage  interest represented by the certificate held by that holder  multiplied by that class's  Distribution
Amount.

      In the  case of a  series  of  certificates  which  includes  two or more  classes  of certificates,  the timing,  sequential order, priority of payment or amount of distributions of  principal,  and  any  schedule  or  formula  or  other  provisions  applicable  to  that determination,  including  distributions  among multiple  classes of senior  certificates or subordinate  certificates,  shall be described in the  accompanying  prospectus  supplement.
Distributions  of  principal on any class of  certificates  will be made on a pro rata basis among all of the certificates of that class.

      On or  prior to the  second  business  day  prior to each  distribution  date,  or the determination  date, the master  servicer or the Certificate  Administrator,  as applicable, will  determine  the  amounts of  principal  and  interest  which will be passed  through to certificateholders  on the immediately  succeeding  distribution date. Prior to the close of business on the  determination  date, the master servicer or the Certificate  Administrator, as  applicable,  will  furnish  a  statement  to the  trustee  with  information  to be made available to certificateholders by the master servicer or the Certificate Administrator,  as applicable,  on request,  setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

      The following  chart  provides an example of the flow of funds as it would relate to a hypothetical  series of certificates  backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

           Date                 Note                   Description

July 1                          (A)      Cut-off date.

July 2-31                       (B)      Servicers or subservicers, as
                                         applicable, receive any partial
                                         Principal Prepayments.

July 16-August 15               (C)      The servicers or the subservicers, as
                                         applicable, receive any Principal
                                         Prepayments in full.

July 31                         (D)      Record date.

July 2-August 1                 (E)      The due dates for payments on a
                                         mortgage loan or contract.

August 18                       (F)      Servicers or subservicers remit to the
                                         master servicer or servicer, as
                                         applicable, scheduled payments of
                                         principal and interest due during the
                                         related Due Period and received or
                                         advanced by them.

August 23                       (G)      Determination date.

                                              40

August 25                       (H)      Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding  months,
(B) will also  include  the  first day of that  month.  A series  of  certificates  may have different  Prepayment Periods, Due Periods,  cut-off dates, record dates,  remittance dates, determination dates and/or distribution dates than those described above.

(A)   The  initial  principal  balance of the  mortgage  pool or  contract  pool will be the aggregate  principal  balance  of the  mortgage  loans or  contracts  at the  close of business on July 1 after  deducting  principal  payments due on or before that date or such other date as may be specified in the accompanying  prospectus supplement.  Those principal  payments due on or before July 1 and the  accompanying  interest  payments, and any Principal  Prepayments  received as of the close of business on July 1 are not part of the  mortgage  pool or  contract  pool  and  will  not be  passed  through  to certificateholders.

(B)   Any Principal  Prepayments,  other than Principal Prepayments in full, may be received at any time  during  this  period  and will be  remitted  to the  master  servicer  or servicer  as  described  in  (F)  below  for  distribution  to  certificateholders  as described  in (G) below.  Partial  Principal  Prepayments  are applied so as to reduce the principal  balances of the related mortgage loans or contracts as of the first day of  the  month  in  which  the  payments  are  made;  no  interest  will  be  paid  to certificateholders  from such  prepaid  amounts  for the  month in which  the  partial
      Principal Prepayments were received.

(C)   Any Principal  Prepayments in full that are received during the Prepayment Period will be  remitted  to the  master  servicer  or  servicer  as  described  in (F)  below for distribution  to  certificateholders  as described in (G) below.  When a mortgage loan or contract is prepaid in full,  interest on the amount  prepaid is collected from the mortgagor only to the date of payment.

(D)   Distributions on August 25 will be made to  certificateholders  of record at the close of business on July 31.

(E)   Scheduled principal and interest payments are due from mortgagors.

(F)   Payments  due from  mortgagors  during the related Due Period will be deposited by the subservicers in Subservicing  Accounts or by the servicers in collection accounts,  or will be otherwise managed in a manner  acceptable to the rating agencies,  as received and will include the  scheduled  principal  payments  plus  interest on the  principal balances  immediately prior to those payments.  Funds required to be remitted from the
      Subservicing  Accounts or collection  accounts to the master servicer or servicer,  as applicable,  will be remitted on August 18, 2005 together  with any required  Advances by the servicer or  subservicers,  except that Principal  Prepayments in full received by subservicers  during the related  Prepayment  Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)   On the determination  date, the master servicer or servicer will determine the amounts of principal and interest  that will be passed  through on August 25 to the holders of each class of  certificates.  The master  servicer or servicer  will be  obligated  to distribute  those  payments due during the related Due Period that have been  received from  subservicers  or  servicers  prior to and  including  August  18, as well as all

                                              41

      partial  Principal  Prepayments  received  on  mortgage  loans in July  and  Principal
      Prepayments in full during the related  Prepayment  Period,  with interest adjusted to the  pass-through  rates  applicable to the  respective  classes of  certificates  and reduced  on  account  of  Principal  Prepayments  as  described  in clause  (B) above.
      Distributions to the holders of senior certificates,  if any, on August 25 may include
      amounts   otherwise   distributable   to  the  holders  of  the  related   subordinate
      certificates,  amounts  withdrawn  from any reserve  fund,  amounts  drawn against any certificate  insurance  policy and  amounts  advanced  by the master  servicer  or the servicer under the circumstances described in "Subordination" and "-Advances."

(H)   On  August  25,  the  amounts   determined  on  August  23  will  be   distributed  to
      certificateholders.

      If provided in the accompanying  prospectus supplement,  the distribution date for any series  of  certificates  as to  which  the  trust  includes  mortgage  securities  may be a specified  date or dates  other  than the 25th day of each  month in order to allow  for the receipt of distributions on the mortgage securities.

Advances

      As to each  series of  certificates,  the master  servicer or the  servicer  will make
Advances  on or before each  distribution  date,  but only to the extent  that the  Advances would,  in the judgment of the master  servicer or the servicer,  be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

      The amount of any Advance will be  determined  based on the amount  payable  under the mortgage  loan as adjusted  from time to time and as may be modified  as  described  in this prospectus  under  "-Servicing and  Administration  of Mortgage  Collateral," and no Advance
will be required in connection  with any  reduction in amounts  payable under the Relief Act or as a result  of  certain  actions  taken  by a  bankruptcy  court.  As  specified  in the accompanying  prospectus  supplement  for any series of  certificates  as to which the trust includes  mortgage  securities,  any  advancing  obligations  will be under the terms of the mortgage  securities  and may differ from the provisions  relating to Advances  described in this prospectus.

      Advances are intended to maintain a regular flow of scheduled  interest and  principal payments to related  certificateholders.  Advances do not  represent  an  obligation  of the master  servicer or servicer to guarantee or insure  against  losses.  If Advances have been made by the master  servicer or  servicer  from cash being held for future  distribution  to certificateholders,  those  funds will be  required  to be  replaced on or before any future distribution  date to the extent that funds in the Certificate  Account on that distribution date would be less than  payments  required to be made to  certificateholders.  Any Advances will be  reimbursable  to the master  servicer or servicer out of  recoveries on the related mortgage loans or contracts for which those amounts were  advanced,  including late payments made by the related  mortgagor,  any related  Liquidation  Proceeds and Insurance  Proceeds, proceeds  of any  applicable  form  of  credit  enhancement,  or  proceeds  of any  mortgage collateral purchased by the depositor,  Residential Funding Corporation, a subservicer,  the designated seller or a mortgage collateral seller.

      Advances   will  also  be   reimbursable   from  cash   otherwise   distributable   to
certificateholders  to the extent that the master  servicer or servicer shall determine that any  Advances  previously  made are not  ultimately  recoverable  as  described in the third preceding  paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding  principal balance of the related mortgage loan or contract,  as described under

                                              42

"--Servicing and Administration of Mortgage Collateral." For any senior/subordinate  series, so long as the  related  subordinate  certificates  remain  outstanding  with a  certificate principal balance greater than zero, and except for Special Hazard Losses,  Fraud Losses and
Bankruptcy Losses in excess of specified amounts and Extraordinary  Losses, the Advances may also be reimbursable  out of amounts  otherwise  distributable to holders of the subordinate certificates,  if any.  The master  servicer or the  servicer  may also be obligated to make
Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise,  for some  taxes and  insurance  premiums  not paid by  mortgagors  on a timely  basis.  Funds so advanced will be reimbursable to the master servicer or servicer to the extent  permitted by the pooling and servicing agreement.

      The master  servicer's or  servicer's  obligation to make Advances may be supported by another  entity,  a letter of credit or other  method  as may be  described  in the  related pooling  and  servicing  agreement.  If  the  short-term  or  long-term  obligations  of the provider of the support are  downgraded by a rating  agency rating the related  certificates or if any collateral  supporting  such  obligation is not performing or is removed under the
terms  of  any  agreement  described  in  the  accompanying   prospectus   supplement,   the
certificates may also be downgraded.

Prepayment Interest Shortfalls

      When a mortgagor  prepays a mortgage  loan or contract in full between  scheduled  due dates for the mortgage loan or contract,  the mortgagor  pays interest on the amount prepaid only to but not  including  the date on which the  Principal  Prepayment  is made. A partial
Principal  Prepayment  by a mortgagor is treated as having been received on the first day of the month in which such Principal  Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders.  Similarly,  Liquidation Proceeds from a mortgaged property  will not include  interest for any period after the date on which the  liquidation took place.

      If  stated  in the  accompanying  prospectus  supplement,  to  the  extent  funds  are available  from  the  servicing  fee or  other  servicing  compensation  available  for this
purpose,   the  master   servicer   or   servicer   may  make  an   additional   payment  to
certificateholders  out of the servicing  fee otherwise  payable to it for any mortgage loan that  prepaid  in full or in part  during  the  preceding  Prepayment  Period  equal  to the
Compensating  Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

      Compensating  Interest on any  distribution  date will be limited to the lesser of (a)
0.125% of the Stated Principal Balance of the mortgage collateral  immediately prior to that distribution  date,  and (b) the  master  servicing  fee or  servicing  fee  payable on that distribution  date and the  reinvestment  income received by the master servicer or servicer with respect to the amount  payable to the  certificateholders  on that  distribution  date.
Compensating  Interest may not be sufficient to cover the Prepayment  Interest  Shortfall on
any  distribution  date.  If  so  disclosed  in  the  accompanying   prospectus  supplement,
Prepayment  Interest  Shortfalls may be applied to reduce  interest  otherwise  payable with respect to one or more classes of certificates of a series.  See "Yield Considerations."

Funding Account

      A pooling and servicing  agreement or other  agreement may provide for the transfer of additional  mortgage  loans to the  related  trust  after the  closing  date for the related certificates.  Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing  agreement or other  agreement  providing for such transfer. If a Funding Account is established,  all or a portion of the proceeds of the

                                              43

sale  of one or  more  classes  of  certificates  of the  related  series  or a  portion  of collections  on the mortgage  loans  relating to principal will be deposited in such account to be released as  additional  mortgage  loans are  transferred.  A Funding  Account will be required to be maintained as an Eligible  Account.  All amounts in the Funding  Account will be  required  to be invested  in  Permitted  Investments  and the amount held in the Funding
Account shall at no time exceed 25% of the aggregate  outstanding  principal  balance of the certificates.  The related pooling and servicing  agreement or other agreement providing for the transfer of  additional  mortgage  loans will provide  that all  transfers  must be made within 90 days,  and that  amounts  set aside to fund the  transfers,  whether  in a Funding
Account or otherwise,  and not so applied within the required  period of time will be deemed to be  Principal  Prepayments  and  applied  in  the  manner  described  in  the  prospectus supplement.

Reports to Certificateholders

      On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement.  The information will include the following (as applicable):

o     the applicable record date, determination date and distribution date;

o     the  aggregate  amount of  payments  received  with  respect  to the  mortgage  loans, including prepayment amounts;

o     the servicing fee payable to the master servicer and the  subservicer;

o     the  amount  of any  other  fees or  expenses  paid,  and the  identity  of the  party receiving such fees or expenses;

o     the amount, if any, of the distribution allocable to principal;

o     the amount, if any, of the distribution  allocable to interest and the amount, if any, of any shortfall in the amount of interest and  principal;

o     the  outstanding  principal  balance or notional  amount of each class of certificates
      before  and  after  giving  effect  to  the   distribution  of  principal  on  that
      distribution date;

o     updated pool  composition  information,  including  weighted average interest rate and weighted average remaining term;

o     the balance of the reserve  fund,  if any, at the opening of business and the close of business on that distribution date;

o     if applicable,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount at
      the  opening  of  business  and as of  the  close  of  business  on the  applicable distribution  date and a  description  of any  change in the  calculation  of those amounts;

o     the percentage of the outstanding  principal balances of the senior  certificates,  if applicable, after giving effect to the  distributions on that distribution date;

                                              44

o     in  the  case  of  certificates   benefiting  from  alternative   credit   enhancement
      arrangements  described in a prospectus  supplement,  the amount of coverage  under
      alternative   arrangements   as  of  the  close  of  business  on  the   applicable
      determination  date  and  a  description  of  any  credit  enhancement  substituted therefor;

o     the aggregate unpaid principal balance of the mortgage  collateral after giving effect to the  distribution  of principal  on that  distribution  date,  and the number of mortgage loans at the beginning and end of the reporting period;

o     based on the most recent reports  furnished by subservicers,  the number and aggregate principal  balances of any items of mortgage  collateral  in the related trust that are  delinquent  (a) 30-59 days,  (b) 60-89 days and (c) 90 or more days,  and that are in foreclosure;

o     the amount of any losses on the mortgage loans during the reporting period;

o     information  about the  amount,  terms and  general  purpose of any  advances  made or reimbursed during the reporting period;

o     any material  modifications,  extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

o     any material breaches of mortgage loan  representations  or warranties or covenants in the pooling and servicing agreement; and

o     for any series of  certificates  as to which the trust includes  mortgage  securities, any  additional  information  as required  under the related  pooling and servicing agreement.

      In addition to the information  described above,  reports to  certificateholders  will contain any other  information  as is  described  in the  applicable  pooling and  servicing
agreement,   which  may   include,   without   limitation,   information   as  to  Advances,
reimbursements  to  subservicers,  the servicer and the master  servicer and losses borne by the related trust.

      In addition,  within a reasonable  period of time after the end of each calendar year, the master  servicer  or the  Certificate  Administrator,  as  applicable,  will  furnish on request a report to each person that was a holder of record of any class of  certificates at any  time  during  that  calendar  year.  The  report  will  include  information  as to the aggregate of amounts  reported under the first two items in the list above for that calendar year or, if the  person was a holder of record of a class of  certificates  during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

      The master servicer,  the Certificate  Administrator  or any servicer,  as applicable, that is a party to a pooling  and  servicing  agreement,  will be  required  to perform  the services and duties  specified in the related  pooling and servicing  agreement.  The duties to be performed by the master  servicer or servicer will include the customary  functions of a servicer,  including  collection of payments from  mortgagors;  maintenance of any primary
mortgage  insurance,   hazard  insurance  and  other  types  of  insurance;   processing  of
assumptions or substitutions;  attempting to cure delinquencies;  supervising  foreclosures;
inspection  and  management  of  mortgaged  properties  under  certain  circumstances;   and

                                              45

maintaining  accounting  records  relating  to the  mortgage  collateral.  For any series of certificates  for which the trust includes  mortgage  securities,  the master  servicer's or
Certificate  Administrator's  servicing and administration  obligations will be described in the accompanying prospectus supplement.

      Under each pooling and servicing  agreement,  the servicer or the master  servicer may enter into  subservicing  agreements with one or more subservicers who will agree to perform certain  functions  for the  servicer  or master  servicer  relating  to the  servicing  and administration  of the  mortgage  loans or contracts  included in the trust  relating to the subservicing  agreement.  A  subservicer  may be an  affiliate of the  depositor.  Under any subservicing agreement,  each subservicer will agree, among other things, to perform some or all of the  servicer's or the master  servicer's  servicing  obligations,  including but not limited to, making  Advances to the related  certificateholders.  The servicer or the master servicer,  as  applicable,  will  remain  liable  for its  servicing  obligations  that  are delegated to a subservicer  as if the servicer or the master  servicer  alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

      The servicer or the master  servicer,  directly or through  subservicers,  as the case may be, will make  reasonable  efforts to collect all payments called for under the mortgage loans or contracts and will,  consistent  with the related  pooling and servicing  agreement and any  applicable  insurance  policy or other credit  enhancement,  follow the  collection procedures  as it follows  with respect to mortgage  loans or contracts  serviced by it that are  comparable  to the mortgage  loans or  contracts.  The servicer or the master  servicer may, in its discretion,  waive any prepayment  charge in connection with the prepayment of a mortgage  loan or extend  the due dates for  payments  due on a mortgage  note or  contract, provided  that the  insurance  coverage  for the  mortgage  loan or contract or any coverage provided by any alternative credit  enhancement will not be adversely affected thereby.  The master  servicer may also waive or modify any term of a mortgage  loan so long as the master servicer has determined  that the waiver or  modification  is not materially  adverse to any certificateholders,  taking into  account  any  estimated  loss that may result  absent that action.  For any series of certificates as to which the trust includes mortgage  securities, the master servicer's  servicing and  administration  obligations will be under the terms of those mortgage securities.

      In  instances  in which a  mortgage  loan or  contract  is in default or if default is reasonably  foreseeable,  and  if  determined  by the  master  servicer  to be in  the  best interests  of the related  certificateholders,  the master  servicer or servicer  may permit modifications of the mortgage loan or contract rather than proceeding with  foreclosure.  In making this  determination,  the  estimated  Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These  modifications may have the effect of,  among other  things,  reducing  the  mortgage  rate,  forgiving  payments of principal,  interest or other  amounts  owed under the mortgage  loan or  contract,  such as taxes and  insurance  premiums,  extending  the final  maturity date of the mortgage loan or contract,  capitalizing  delinquent  interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid  principal  balance of the mortgage  loan or contract,  or any combination of these or other  modifications.  Any modified  mortgage loan or contract may remain in the related  trust,  and the  reduction in  collections  resulting from the  modification  may result in reduced  distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

      In connection with any significant  partial  prepayment of a mortgage loan, the master servicer,  to the extent not inconsistent  with the terms of the mortgage note and local law and practice,  may permit the mortgage loan to be  re-amortized  so that the monthly payment

                                              46

is recalculated as an amount that will fully amortize its remaining  principal amount by the
original   maturity  date  based  on  the  original   mortgage   rate,   provided  that  the
re-amortization  shall  not be  permitted  if it  would  constitute  a  modification  of the mortgage loan for federal income tax purposes.

      The master  servicer,  any servicer or one or more  subservicers for a given trust may establish  and maintain an escrow  account in which  mortgagors  will be required to deposit amounts  sufficient  to pay  taxes,  assessments,  certain  mortgage  and  hazard  insurance premiums and other  comparable  items.  Withdrawals  from any escrow  account may be made to effect timely payment of taxes,  assessments,  mortgage and hazard  insurance,  to refund to mortgagors  amounts  determined  to be owed,  to pay  interest  on  balances  in the  escrow account,  if required,  to repair or otherwise protect the mortgage  properties and to clear and  terminate  such account.  The master  servicer or any servicer or  subservicer,  as the case may be, will be  responsible  for the  administration  of each such escrow  account and will be  obligated  to  make  advances  to the  escrow  accounts  when a  deficiency  exists therein.  The master  servicer,  servicer or subservicer  will be entitled to  reimbursement for any advances from the Custodial Account.

      Other  duties and  responsibilities  of each  servicer,  the master  servicer  and the
Certificate Administrator are described above under "-Payments on Mortgage Collateral."

Special Servicing

      The pooling and servicing  agreement for a series of  certificates  may name a Special
Servicer,  which  may be an  affiliate  of  Residential  Funding  Corporation.  The  Special
Servicer will be  responsible  for the  servicing of certain  delinquent  mortgage  loans or contracts as described in the prospectus  supplement.  The Special Servicer may have certain discretion to extend relief to mortgagors  whose  payments  become  delinquent.  The Special
Servicer may be permitted  to grant a period of temporary  indulgence  to a mortgagor or may enter into a  liquidating  plan  providing  for  repayment  by the  mortgagor,  in each case without the prior  approval of the master  servicer or the servicer,  as  applicable.  Other types of  forbearance  typically  will  require  the  approval  of the  master  servicer  or servicer, as applicable.

      In addition,  the master  servicer or servicer may enter into various  agreements with holders  of one or more  classes of  subordinate  certificates  or of a class of  securities representing interests in one or more classes of subordinate  certificates.  Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

o     instruct   the  master   servicer  or  servicer  to  commence  or  delay   foreclosure
      proceedings,  provided that the holder deposits a specified amount of cash with the
      master   servicer  or  servicer  which  will  be  available  for   distribution  to
      certificateholders  if  Liquidation  Proceeds are less than they otherwise may have been  had the  master  servicer  or  servicer  acted  under  its  normal  servicing procedures;

o     instruct  the master  servicer or servicer to  purchase  the  mortgage  loans from the trust prior to the  commencement  of foreclosure  proceedings at the purchase price and to resell the mortgage loans to the holder,  in which case any subsequent  loss
      with   respect   to   the   mortgage   loans   will   not  be   allocated   to  the
      certificateholders; or

o     become,  or  designate  a third party to become,  a  subservicer  with  respect to the mortgage  loans so long as (i) the master  servicer  or  servicer  has the right to transfer the  subservicing  rights and obligations of the mortgage loans to another

                                              47

      subservicer  at any time or (ii) the holder or its  servicing  designee is required to service the mortgage  loans  according to the master  servicer's  or  servicer's servicing guidelines.

      In addition,  the accompanying  prospectus  supplement may provide for the other types of special servicing arrangements.

Enforcement of "Due-on-Sale" Clauses

      When any mortgaged  property  relating to a mortgage  loan or contract,  other than an
ARM loan, is about to be conveyed by the mortgagor,  the master servicer or the servicer, as applicable,  directly  or  through a  subservicer,  to the extent it has  knowledge  of such proposed  conveyance,  generally  will be  obligated  to exercise  the  trustee's  rights to accelerate  the maturity of such  mortgage  loan or contract  under any  due-on-sale  clause applicable  thereto.  A  due-on-sale  clause will be enforced  only if the  exercise of such rights is permitted by applicable  law and only to the extent it would not adversely  affect or jeopardize  coverage under any primary insurance policy or applicable credit  enhancement arrangements.  See "Certain  Legal  Aspects of Mortgage  Loans and  Contracts - The Mortgage
Loans - Enforceability of Certain Provisions" and "-The Contracts - 'Due-on-Sale' Clauses."

      If the master  servicer,  servicer  or  subservicer  is  prevented  from  enforcing  a due-on-sale  clause under applicable law or if the master servicer,  servicer or subservicer determines  that it is  reasonably  likely that a legal  action would be  instituted  by the related  mortgagor to avoid  enforcement of such  due-on-sale  clause,  the master servicer, servicer or subservicer  will enter into an assumption and  modification  agreement with the person to whom such  property has been or is about to be  conveyed,  under which such person
becomes  liable  under  the  mortgage  note  or  contract   subject  to  certain   specified
conditions.  The original  mortgagor  may be released  from  liability on a mortgage loan or contract if the master  servicer,  servicer or  subservicer  shall have  determined  in good faith that such release will not adversely  affect the  collectability  of the mortgage loan or  contract.  An ARM loan may be  assumed  if it is by its terms  assumable  and if, in the
reasonable  judgment  of  the  master  servicer,  servicer  or  subservicer,   the  proposed
transferee of the related mortgaged  property  establishes its ability to repay the loan and the  security  for the ARM loan would not be  impaired  by the  assumption.  If a  mortgagor transfers the mortgaged  property subject to an ARM loan without consent,  such ARM loan may be  declared  due and  payable.  Any fee  collected  by the  master  servicer,  servicer  or subservicer for entering into an assumption or  substitution  of liability  agreement or for processing  a request  for  partial  release of the  mortgaged  property  generally  will be
retained  by  the  master  servicer,   servicer  or  subservicer  as  additional   servicing
compensation.  In  connection  with any  assumption,  the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors  may,  from time to time,  request partial  releases  of  the  mortgaged  properties,  easements,  consents  to  alteration  or demolition and other similar  matters.  The master  servicer,  servicer or  subservicer  may approve such a request if it has  determined,  exercising its good faith business  judgment, that such  approval  will not  adversely  affect the  security  for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

      For a mortgage loan in default,  the master servicer or the related  subservicer  will decide whether to foreclose upon the mortgaged  property or write off the principal  balance of the  mortgage  loan or contract as a bad debt.  In  connection  with such  decision,  the master  servicer or the related  subservicer  will,  following usual practices in connection with its mortgage  servicing  activities,  estimate the proceeds expected to be received and the  expenses  expected to be incurred in  connection  with such  foreclosure  to  determine whether a foreclosure proceeding is appropriate.

                                              48

      Any  acquisition  of title and  cancellation  of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding  mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

      For purposes of calculations of amounts distributable to  certificateholders  relating to an REO Mortgage Loan or an REO Contract,  the amortization schedule in effect at the time of any  acquisition  of title,  before any  adjustment  by reason of any  bankruptcy  or any similar  proceeding or any moratorium or similar  waiver or grace period,  will be deemed to have continued in effect and, in the case of an ARM loan, the amortization  schedule will be deemed to have  adjusted in  accordance  with any  interest  rate  changes  occurring on any adjustment  date,  so long as the REO Mortgage  Loan or REO Contract is considered to remain in the trust.  If a REMIC election has been made, any mortgaged  property so acquired by the trust must be disposed of in accordance with  applicable  federal income tax regulations and consistent  with the status of the trust as a REMIC.  To the extent  provided in the related pooling and servicing agreement,  any income, net of expenses and other than gains described in the second  succeeding  paragraph,  received by the  subservicer,  servicer or the master servicer  on the  mortgaged  property  prior to its  disposition  will be  deposited  in the
Custodial  Account on receipt  and will be  available  at that time for making  payments  to certificateholders.

      For a mortgage  loan or  contract  in default,  the master  servicer  or servicer  may pursue  foreclosure or similar remedies  concurrently  with pursuing any remedy for a breach of a representation and warranty.  However,  the master servicer or servicer is not required to  continue  to pursue both  remedies  if it  determines  that one remedy is more likely to result in a greater  recovery.  If the mortgage loan is an Additional  Collateral  Loan, the master  servicer or the related  subservicer,  if the lien on the Additional  Collateral for such  Additional  Collateral  Loan  is  not  assigned  to  the  trustee  on  behalf  of  the certificateholders,  may  proceed  against  the  related  mortgaged  property or the related
Additional  Collateral  first or may proceed  against  both  concurrently,  as  permitted by applicable  law and the terms under which the Additional  Collateral is held,  including any third-party  guarantee.  Similarly,  if the mortgage loan is a Pledged Asset  Mortgage Loan, the master servicer or the related  subservicer  may proceed  against the related  mortgaged property or the related  Pledged Assets first or may proceed against both  concurrently,  as permitted by applicable law and the terms under which the Pledged Assets are held.

      Upon the first to occur of final liquidation and a repurchase or substitution  under a breach of a representation and warranty,  the mortgage loan or contract will be removed from the related trust.  The master servicer or servicer may elect to treat a defaulted  mortgage loan or contract as having been finally  liquidated if substantially all amounts expected to be  received  in  connection  therewith  have  been  received.  Any  additional  liquidation expenses relating to the mortgage loan or contract  thereafter incurred will be reimbursable
to  the  master  servicer,   servicer  or  any  subservicer   from  any  amounts   otherwise
distributable  to  the  related  certificateholders,  or  may be  offset  by any  subsequent recovery  related  to  the  mortgage  loan  or  contract.  Alternatively,  for  purposes  of
determining   the  amount  of   related   Liquidation   Proceeds   to  be   distributed   to
certificateholders,  the  amount of any  Realized  Loss or the amount  required  to be drawn under any applicable  form of credit  enhancement,  the master servicer or servicer may take into account  minimal  amounts of additional  receipts  expected to be received,  as well as estimated  additional  liquidation  expenses  expected to be incurred in connection with the defaulted mortgage loan or contract.

      For some  series  of  certificates,  the  applicable  form of credit  enhancement  may provide,  to the extent of  coverage,  that a  defaulted  mortgage  loan or  contract or REO
Mortgage  Loan  or REO  Contract  will  be  removed  from  the  trust  prior  to  its  final

                                              49

liquidation.  In addition,  the master  servicer or servicer may have the option to purchase from the  trust  any  defaulted  mortgage  loan or  contract  after a  specified  period  of delinquency.  If a defaulted  mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation,  then, upon its final liquidation, if a loss is realized which is not covered by any applicable  form of credit  enhancement or other  insurance,  the  certificateholders  will bear the loss.  However,  if a gain results from the final  liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted  to the  related  mortgagor,  the master  servicer  or  servicer  will be entitled to retain that gain as additional  servicing  compensation  unless the accompanying prospectus supplement provides otherwise.

      If a final  liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter  the master  servicer or servicer  receives a  subsequent  recovery  specifically related  to that  mortgage  loan or  contract,  in  connection  with a  related  breach of a representation  or warranty or otherwise,  such subsequent  recovery shall be distributed to the  certificateholders  in the same  manner as  repurchase  proceeds  received in the prior calendar month,  to the extent that the related  Realized Loss was allocated to any class of certificates.  In addition,  the certificate  principal  balance of the class of subordinate certificates with the highest payment priority to which Realized Losses,  other than Special
Hazard  Losses,  Bankruptcy  Losses  and Fraud  Losses in excess of the  amount of  coverage provided  therefor and  Extraordinary  Losses,  have been allocated will be increased to the extent that such  subsequent  recoveries  are  distributed  as  principal  to any classes of certificates.  However,  the  certificate  principal  balance of that  class of  subordinate certificates  will not be  increased by more than the amount of Realized  Losses  previously applied to reduce the  certificate  principal  balance  of that class of  certificates.  The amount of any remaining  subsequent  recoveries  will be applied to increase the certificate principal  balance  of the  class of  certificates  with the next  lower  payment  priority;
however,  the  certificate  principal  balance  of that  class of  certificates  will not be increased  by more than the  amount of  Realized  Losses  previously  applied  to reduce the certificate  principal  balance  of  that  class  of  certificates,  and so on.  Holders  of certificates  whose  certificate  principal  balance is increased in this manner will not be entitled to interest on the increased  balance for any interest accrual period preceding the distribution  date on which the increase  occurs.  The foregoing  provisions will apply even if the certificate  principal balance of a class of subordinate  certificates was previously reduced to zero. Accordingly,  each class of subordinate  certificates will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of certificates other than a senior/subordinate  series, if so
provided  in  the  accompanying  prospectus  supplement,   the  applicable  form  of  credit
enhancement  may provide for  reinstatement  in accordance  with  specified  conditions  if, following the final  liquidation of a mortgage loan or contract and a draw under the related
credit  enhancement,   subsequent  recoveries  are  received.   For  a  description  of  the
Certificate  Administrator's,  the  master  servicer's  or  the  servicer's  obligations  to maintain  and make  claims  under  applicable  forms of  credit  enhancement  and  insurance relating to the mortgage loans or contracts,  see  "Description of Credit  Enhancement"  and
"Insurance Policies on Mortgage Loans or Contracts."

      For a discussion of legal rights and limitations  associated with the foreclosure of a mortgage loan or contract, see "Certain Legal Aspects of Mortgage Loans and Contracts."

      The master servicer or the Certificate  Administrator,  as applicable,  will deal with any defaulted  mortgage  securities in the manner described in the  accompanying  prospectus supplement.

                                              50

                             DESCRIPTION OF CREDIT ENHANCEMENT

General

      Credit support for each series of certificates  may be comprised of one or more of the following  components.  Each  component  will have a dollar limit and will provide  coverage with respect to Realized Losses that are:

o     Defaulted Mortgage Losses;

o     Special Hazard Losses;

o     Bankruptcy Losses; and

o     Fraud Losses.

      Most forms of credit  support  will not provide  protection  against all risks of loss and  will not  guarantee  repayment  of the  entire  outstanding  principal  balance  of the certificates  and  interest.  If losses  occur  that  exceed  the  amount  covered by credit support or are of a type that is not covered by the credit support,  certificateholders will bear their  allocable  share of  deficiencies.  In particular,  Defaulted  Mortgage  Losses,
Special  Hazard  Losses,  Bankruptcy  Losses  and Fraud  Losses  in excess of the  amount of coverage  provided  therefor  and  Extraordinary  Losses will not be covered.  To the extent
that  the  credit   enhancement   for  any  series  of   certificates   is  exhausted,   the
certificateholders will bear all further risks of loss not otherwise insured against.

      As described in this prospectus and in the accompanying prospectus supplement,

o     coverage with respect to Defaulted  Mortgage Losses may be provided by a mortgage pool insurance policy,

o     coverage  with respect to Special  Hazard  Losses may be provided by a special  hazard insurance policy,

o     coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

o     coverage  with  respect to Fraud Losses may be provided by a mortgage  pool  insurance policy or mortgage repurchase bond.

      In addition,  if stated in the accompanying  prospectus  supplement,  in lieu of or in addition to any or all of the foregoing arrangements,  credit enhancement may be in the form of a  reserve  fund to  cover  those  losses,  in the form of  subordination  of one or more classes of certificates as described under  "Subordination," or in the form of a certificate insurance  policy,  a letter of credit,  a mortgage pool insurance  policy,  surety bonds or other types of insurance  policies,  other secured or unsecured  corporate  guarantees or in any other  substantially  similar form as may be described  in the  accompanying  prospectus supplement,  or in the form of a combination of two or more of the  foregoing.  If stated in the accompanying prospectus supplement,  limited credit enhancement may be provided to cover
Defaulted  Mortgage  Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not  insured  by a primary  insurance  policy,  to the  extent  that those losses would be covered under a primary insurance policy if obtained,  or may be provided in lieu of title  insurance  coverage,  in the form of a  corporate  guaranty or in other forms

                                              51

described  in this  section.  As described in the pooling and  servicing  agreement,  credit support may apply to all of the  mortgage  loans or to some  mortgage  loans  contained in a mortgage pool.

In  addition,  the credit  support may be provided  by an  assignment  of the right to receive cash amounts,  a deposit of cash into a reserve fund or other pledged assets,  or by banks,  insurance  companies,  guarantees or any combination of credit support identified in the accompanying  prospectus supplement.  Credit support may also be provided in the form of an  insurance  policy  covering  the  risk of  collection  and  adequacy  of any  Additional
Collateral  provided in connection with any Additional  Collateral  Loan, as limited by that insurance  policy. As described in the pooling and servicing  agreement,  credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      Each prospectus supplement will include a description of:

o     the amount payable under the credit  enhancement  arrangement,  if any,  provided with respect to a series;

o     any conditions to payment not otherwise described in this prospectus;

o     the conditions  under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

o     the material provisions of any agreement relating to the credit support.

      Additionally,  each prospectus supplement will contain information with respect to the issuer of any  third-party  credit  enhancement,  if  applicable  The pooling and  servicing agreement  or other  documents  may be modified in  connection  with the  provisions  of any credit enhancement  arrangement to provide for reimbursement rights, control rights or other provisions  that may be  required  by the credit  enhancer.  To the extent  provided  in the applicable  pooling and servicing  agreement,  the credit  enhancement  arrangements  may be periodically  modified,  reduced and  substituted  for based on the performance of or on the aggregate  outstanding  principal balance of the mortgage loans covered. See "Description of
Credit  Enhancement-Reduction  or Substitution of Credit  Enhancement."  If specified in the accompanying  prospectus  supplement,  credit support for a series of certificates may cover one or more other series of certificates.

      The descriptions of any insurance  policies,  bonds or other instruments  described in this  prospectus or any prospectus  supplement  and the coverage under those  instruments do not purport to be complete and are  qualified  in their  entirety by reference to the actual forms of the  policies,  copies of which  typically  will be  exhibits to the Form 8-K to be filed with the  Securities  and Exchange  Commission in connection  with the issuance of the related series of certificates.

Letters of Credit

      If any  component  of credit  enhancement  as to any series of  certificates  is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable  letter of credit.  The letter of credit may  provide  direct  coverage  with  respect to the  mortgage collateral.  The  letter of credit  bank,  the amount  available  under the letter of credit with respect to each component of credit  enhancement,  the expiration date of the letter of credit,  and a more  detailed  description  of the letter of credit will be specified in the accompanying  prospectus  supplement.  On or before each  distribution  date,  the letter of credit bank will be required to make payments  after  notification  from the trustee,  to be

                                             52

deposited in the related  Certificate  Account with  respect to the coverage  provided.  The letter of credit may also provide for the payment of Advances.

Subordination

      A  senior/subordinate  series of  certificates  will consist of one or more classes of senior  certificates  and one or more classes of subordinate  certificates,  as specified in the accompanying  prospectus  supplement.  Subordination of the subordinate  certificates of any  senior/subordinate  series  will  be  effected  by  the  following  method,  unless  an alternative  method is specified in the  accompanying  prospectus  supplement.  In addition, some classes of senior or subordinate  certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

      For any  senior/subordinate  series,  the total amount  available for  distribution on each  distribution  date, as well as the method for allocating that amount among the various classes of  certificates  included  in the series,  will be  described  in the  accompanying
prospectus   supplement.   In  most  cases,  for  any  series,   the  amount  available  for
distribution will be allocated first to interest on the senior  certificates of that series, and  then to  principal  of the  senior  certificates  up to the  amounts  described  in the accompanying  prospectus  supplement,  prior to allocation of any amounts to the subordinate certificates.

      If so  provided  in the  pooling  and  servicing  agreement,  the master  servicer  or servicer may be  permitted,  under certain  circumstances,  to purchase any mortgage loan or contract that is three or more months  delinquent in payments of principal and interest,  at the repurchase  price. Any Realized Loss  subsequently  incurred in connection with any such mortgage loan may be, under  certain  circumstances,  passed  through to the holders of then outstanding  certificates  with a  certificate  principal  balance  greater than zero of the related  series in the same manner as Realized  Losses on mortgage  loans that have not been so  purchased,  unless  that  purchase  was made upon the  request of the holder of the most
junior  class  of   certificates   of  the  related   series.   See   "Description   of  the
Certificates-Servicing and Administration of Mortgage Collateral-Special Servicing" above.

      In the event of any Realized Losses not in excess of the  limitations  described below
(other than  Extraordinary  Losses),  the rights of the  subordinate  certificateholders  to receive  distributions  will be subordinate  to the rights of the senior  certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates,  may be subordinate to the rights of other subordinate certificateholders.

      Except  as  noted  below,  Realized  Losses  will  be  allocated  to  the  subordinate certificates  of the related  series until their  outstanding  principal  balances have been reduced  to zero.  Additional  Realized  Losses,  if any,  will be  allocated  to the senior certificates.  If the  series  includes  more  than one class of  senior  certificates,  the accompanying  prospectus  supplement  will describe how Realized  Losses are  allocated.  In general,  Realized  Losses  will be  allocated  on a pro rata basis  among all of the senior
certificates  in  proportion  to  their  respective   outstanding   principal  balances.  If
described in the accompanying  prospectus  supplement,  some classes of senior  certificates may be allocated Realized Losses before other classes of senior certificates.

      The  accompanying  prospectus  supplement  will describe how Special  Hazard Losses in excess of the Special  Hazard  Amount will be  allocated  among all  outstanding  classes of certificates.  In general,  such losses will be allocated among all  outstanding  classes of certificates  of the related  series on a pro rata basis in proportion to their  outstanding principal  balances.  The respective  amounts of other specified types of losses,  including

                                              53

Fraud  Losses  and  Bankruptcy  Losses,   that  may  be  borne  solely  by  the  subordinate
certificates may be similarly  limited to the Fraud Loss Amount and Bankruptcy  Amount,  and
the subordinate  certificates may provide no coverage with respect to  Extraordinary  Losses or other specified types of losses,  which will be described in the accompanying  prospectus supplement,  in which case those  losses  would be  allocated  on a pro rata basis among all outstanding  classes  of  certificates  in  accordance  with  their  respective  certificate principal  balances as  described in the  accompanying  prospectus  supplement.  Each of the
Special  Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be subject to periodic reductions and may be subject to further  reduction or  termination,  without the consent of the  certificateholders,  upon the written  confirmation  from each applicable rating agency that the  then-current  rating of the related series of  certificates  will not be adversely affected.

      In most cases,  any  allocation of a Realized  Loss,  including a Special Hazard Loss,
Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate  series will be made by reducing its  outstanding  principal  balance as of the  distribution  date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various  classes of certificates of any series to receive distributions  of  principal  and  interest  is  determined  by  the  aggregate  outstanding principal  balance  of each  class or, if  applicable,  the  related  notional  amount.  The outstanding  principal balance of any certificate will be reduced by all amounts  previously distributed  on  that  certificate  representing  principal,  and  by  any  Realized  Losses allocated thereto.  If there are no Realized Losses or Principal  Prepayments on any item of mortgage  collateral,  the respective rights of the holders of certificates of any series to future  distributions  generally would not change.  However,  to the extent described in the accompanying  prospectus  supplement,  holders of senior  certificates  may be  entitled  to receive  a  disproportionately  larger  amount  of  prepayments  received  during  specified periods,  which  will  have the  effect,  absent  offsetting  losses,  of  accelerating  the amortization of the senior certificates and increasing the respective  percentage  ownership
interest   evidenced  by  the  subordinate   certificates  in  the  related  trust,  with  a
corresponding  decrease  in the  percentage  of the  outstanding  principal  balances of the senior  certificates,  thereby preserving the availability of the subordination  provided by the subordinate  certificates.  In addition, some Realized Losses will be allocated first to subordinate  certificates by reduction of their outstanding  principal  balance,  which will have the effect of increasing  the  respective  ownership  interest  evidenced by the senior certificates in the related trust.

      If so provided in the  accompanying  prospectus  supplement,  some  amounts  otherwise payable on any  distribution  date to holders of subordinate  certificates  may be deposited into a reserve  fund.  Amounts held in any reserve  fund may be applied as  described  under
"Description  of  Credit  Enhancement-Reserve  Funds"  and  in the  accompanying  prospectus supplement.

      In lieu of the  foregoing  provisions,  subordination  may be effected by limiting the rights of the holders of subordinate  certificates to receive the Subordinate  Amount to the
extent  described  in  the  accompanying   prospectus   supplement.   As  specified  in  the
accompanying  prospectus  supplement,  the Subordinate  Amount may be reduced based upon the amount of losses  borne by the holders of the  subordinate  certificates  as a result of the subordination,  a  specified  schedule  or  other  method  of  reduction  as the  prospectus supplement may specify.

      The exact terms and provisions of the  subordination  of any  subordinate  certificate will be described in the accompanying prospectus supplement.

                                              54

Overcollateralization

      If stated in the  accompanying  prospectus  supplement,  interest  collections  on the mortgage  collateral  may exceed  interest  payments  on the  certificates  for the  related distribution  date. To the extent such excess  interest is applied as principal  payments on the  certificates,  the effect will be to reduce the principal  balance of the  certificates
relative  to  the  outstanding  balance  of  the  mortgage   collateral,   thereby  creating
overcollateralization  and additional protection to the certificateholders,  as specified in the accompanying prospectus supplement.

Mortgage Pool Insurance Policies

      Any insurance  policy  covering  losses on a mortgage  collateral pool obtained by the depositor  for a trust will be issued by the pool  insurer.  Each  mortgage  pool  insurance policy,  in  accordance  with  the  limitations  described  in  this  prospectus  and in the prospectus  supplement,  if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus  supplement.  As described under "-Maintenance of Credit Enhancement," the master servicer,  servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims  thereunder to the pool insurer on behalf of itself,  the  trustee and the  certificateholders.  The  mortgage  pool insurance policies,  however, are not blanket policies against loss, since claims thereunder may only be made respecting  particular  defaulted mortgage loans and only upon satisfaction of specified  conditions precedent described in the succeeding  paragraph.  Unless specified in the  accompanying  prospectus  supplement,  the mortgage pool insurance  policies may not cover losses due to a failure to pay or denial of a claim under a primary  insurance policy, irrespective of the reason therefor.

      As  more  specifically  provided  in  the  accompanying  prospectus  supplement,  each mortgage  pool  insurance  policy will  provide  for  conditions  under which  claims may be presented and covered under the policy.  Upon  satisfaction  of these  conditions,  the pool insurer  will have the option  either (a) to purchase the  property  securing the  defaulted mortgage loan at a price equal to its outstanding  principal balance plus accrued and unpaid interest at the applicable  mortgage rate to the date of purchase and some expenses incurred
by  the  master   servicer,   servicer  or   subservicer   on  behalf  of  the  trustee  and
certificateholders,  or (b) to pay the amount by which the sum of the outstanding  principal balance of the  defaulted  mortgage  loan plus  accrued and unpaid  interest at the mortgage rate to the date of  payment  of the  claim  and the  aforementioned  expenses  exceeds  the proceeds  received from an approved sale of the  mortgaged  property,  in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Certificateholders  will  experience a shortfall in the amount of interest  payable on the related  certificates  in  connection  with the payment of claims under a mortgage  pool insurance  policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid  rather  than  through  the end of the  month in which the claim is paid. In addition,  the  certificateholders  will also experience losses with respect to the related  certificates  in connection  with  payments  made under a mortgage  pool  insurance policy to the extent that the master  servicer,  servicer or  subservicer  expends  funds to cover unpaid real estate taxes or to repair the related mortgaged  property in order to make a claim under a mortgage  pool  insurance  policy,  as those  amounts will not be covered by payments  under the policy and will be  reimbursable  to the master  servicer,  servicer  or subservicer  from  funds  otherwise  payable  to the  certificateholders.  If any  mortgaged property securing a defaulted  mortgage loan is damaged and proceeds,  if any (see "-Special
Hazard Insurance  Policies" below for risks which are not covered by those  policies),  from the related  hazard  insurance  policy or applicable  special  hazard  insurance  policy are insufficient  to restore the damaged  property to a condition  sufficient to permit recovery

                                              55

under the mortgage pool insurance  policy,  the master servicer,  servicer or subservicer is not required to expend its own funds to restore the damaged  property  unless it  determines that (a) restoration will increase the proceeds to  certificateholders on liquidation of the mortgage loan after  reimbursement of the master  servicer,  servicer or subservicer for its expenses and (b) the expenses  will be  recoverable  by it through  Liquidation  Proceeds or
Insurance Proceeds.

      A mortgage pool insurance policy and some primary  insurance  policies will likely not insure  against loss  sustained by reason of a default  arising  from,  among other  things, fraud  or  negligence  in  the  origination  or  servicing  of a  mortgage  loan,  including misrepresentation  by the  mortgagor,  the  mortgage  collateral  seller  or  other  persons involved  in  the  origination  thereof,  failure  to  construct  a  mortgaged  property  in accordance  with  plans and  specifications  or  bankruptcy,  unless,  if  specified  in the accompanying  prospectus  supplement,  an endorsement to the mortgage pool insurance  policy provides for insurance  against that type of loss.  Depending  upon the nature of the event, a breach of a representation  made by Residential Funding Corporation or a designated seller may also have  occurred.  If the  breach of that  representation  materially  and  adversely affects the interests of certificateholders  and cannot be cured, the breach would give rise to a repurchase  obligation on the part of Residential  Funding  Corporation or a designated
seller,  as  described  under  "The  Trusts   -Representations   with  Respect  to  Mortgage
Collateral."

      The original  amount of coverage  under each  mortgage pool  insurance  policy will be reduced  over the life of the related  series of  certificates  by the  aggregate  amount of claims  paid  less the  aggregate  of the net  amounts  realized  by the pool  insurer  upon disposition of all foreclosed  properties.  The amount of claims paid includes some expenses incurred by the master  servicer,  servicer or  subservicer  as well as accrued  interest on delinquent  mortgage  loans to the date of payment of the claim.  See "Certain Legal Aspects of  Mortgage  Loans and  Contracts."  Accordingly,  if  aggregate  net claims paid under any mortgage  pool  insurance  policy  reach the  original  policy  limit,  coverage  under that mortgage pool  insurance  policy will be exhausted  and any further  losses will be borne by the  related  certificateholders.  In  addition,  unless the  master  servicer  or  servicer determines  that an Advance  relating to a delinquent  mortgage loan would be recoverable to it from the  proceeds of the  liquidation  of the  mortgage  loan or  otherwise,  the master servicer or servicer would not be obligated to make an Advance  respecting  any  delinquency since the Advance  would not be ultimately  recoverable  to it from either the mortgage pool
insurance   policy  or  from  any   other   related   source.   See   "Description   of  the
Certificates-Advances."

      Since each mortgage pool insurance  policy will require that the property subject to a defaulted  mortgage loan be restored to its original condition prior to claiming against the pool insurer,  the policy will not provide  coverage  against  hazard  losses.  As described under  "Insurance  Policies on Mortgage  Loans or  Contracts-Standard  Hazard  Insurance  on
Mortgaged  Properties,"  the hazard policies  covering the mortgage loans typically  exclude from coverage  physical  damage  resulting from a number of causes and, even when the damage is covered,  may afford recoveries which are  significantly  less than full replacement cost of those  losses.  Additionally,  no coverage  for Special  Hazard  Losses,  Fraud Losses or
Bankruptcy  Losses  will  cover  all  risks,  and the  amount of any such  coverage  will be limited.  See "-Special  Hazard  Insurance  Policies"  below.  As a result,  certain  hazard risks will not be insured against and may be borne by certificateholders.

      Contract  pools may be  covered by pool  insurance  policies  that are  similar to the mortgage pool insurance policies described above.

                                              56

Special Hazard Insurance Policies

      Any insurance  policy  covering  Special  Hazard  Losses  obtained for a trust will be issued by the insurer named in the accompanying  prospectus supplement.  Each special hazard insurance policy subject to limitations  described in this paragraph and in the accompanying prospectus  supplement,  if any,  will protect the related  certificateholders  from Special
Hazard Losses.  Aggregate  claims under a special hazard insurance policy will be limited to the  amount  described  in the  accompanying  prospectus  supplement  and will be subject to reduction  as  described  in  the  accompanying  prospectus  supplement.  A  special  hazard insurance  policy will provide that no claim may be paid unless  hazard and, if  applicable, flood  insurance  on the property  securing  the mortgage  loan or contract has been kept in force and other protection and  preservation  expenses have been paid by the master servicer or servicer.

      In accordance with the foregoing  limitations,  a special hazard insurance policy will provide that, where there has been damage to property  securing a foreclosed  mortgage loan, title to which  has been  acquired  by the  insured,  and to the  extent  the  damage is not covered by the hazard insurance policy or flood insurance policy, if any,  maintained by the mortgagor  or the master  servicer,  servicer or the  subservicer,  the insurer will pay the lesser  of (i) the cost of  repair  or  replacement  of the  related  property  or (ii) upon transfer of the property to the insurer,  the unpaid principal  balance of the mortgage loan or contract at the time of  acquisition  of the related  property by  foreclosure or deed in lieu of  foreclosure,  plus  accrued  interest  at the  mortgage  rate to the  date of claim
settlement  and  certain  expenses  incurred  by  the  master  servicer,   servicer  or  the
subservicer with respect to the related property.

      If the  property is  transferred  to a third  party in a sale  approved by the special hazard  insurer,  the amount that the  special  hazard  insurer  will pay will be the amount under (ii) above  reduced by the net  proceeds  of the sale of the  property.  If the unpaid principal  balance plus accrued  interest  and some  expenses is paid by the special  hazard insurer,  the amount of further  coverage under the related special hazard  insurance policy will be reduced by that  amount less any net  proceeds  from the sale of the  property.  Any amount  paid as the cost of repair of the  property  will  further  reduce  coverage by that amount.  Restoration  of the  property  with the  proceeds  described  under (i) above  will satisfy the condition  under each mortgage pool insurance  policy or contract pool insurance policy  that the  property  be  restored  before a claim  under the  policy  may be  validly presented  with respect to the defaulted  mortgage  loan or contract  secured by the related property.  The  payment  described  under  (ii) above will  render  presentation  of a claim relating to a mortgage loan or contract under the related  mortgage pool insurance policy or contract  pool  insurance  policy  unnecessary.  Therefore,  so  long  as  a  mortgage  pool insurance  policy or contract pool insurance  policy  remains in effect,  the payment by the insurer  under a special  hazard  insurance  policy  of the cost of repair or of the  unpaid principal  balance of the related  mortgage loan or contract plus accrued  interest and some expenses will not affect the total Insurance Proceeds paid to  certificateholders,  but will affect  the  relative  amounts  of  coverage  remaining  under the  related  special  hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

      To the extent described in the accompanying  prospectus supplement,  coverage relating to  Special  Hazard  Losses  for a series  of  certificates  may be  provided  by means of a representation of the depositor or Residential Funding Corporation.

Mortgage Insurance Policies

      If stated in the  accompanying  prospectus  supplement,  the  depositor  may acquire a mortgage  insurance  policy for all or a portion of the  mortgage  loans or  contracts  in a

                                              57

mortgage  pool or contract  pool, or covered  loans,  with current LTV ratios in excess of a percentage stated in the prospectus  supplement.  Any insurance policy for the covered loans will be issued by a mortgage  insurer.  The mortgage  insurance policy will insure a portion of the loss that may be  incurred  on each  covered  loan.  If  stated  in the  accompanying prospectus  supplement,  the  aggregate  amount  payable by the mortgage  insurer  under the mortgage insurance policy may be limited.

Bankruptcy Bonds

      In the event of a personal  bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy  Code, a bankruptcy  court may establish the value of the mortgaged  property of the  mortgagor,  and, if  specified  in the related  prospectus  supplement,  any related
Additional  Collateral,  at a Deficient  Valuation.  Under current law, Deficient Valuations are not permitted  with respect to first liens on the related  mortgaged  property,  but may occur with  respect to a mortgage  loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

      In  addition,  other  modifications  of the terms of a mortgage  loan or contract  can result from a bankruptcy  proceeding without a permanent forgiveness of the principal amount of the mortgage  loan,  including a Debt Service  Reduction.  See "Certain  Legal Aspects of
Mortgage  Loans  and  Contracts-The  Mortgage  Loans-Anti-Deficiency  Legislation  and Other
Limitations on Lenders." Any  bankruptcy  policy to provide  coverage for Bankruptcy  Losses resulting from  proceedings  under the federal  Bankruptcy Code obtained for a trust will be issued  by an  insurer  named  in the  accompanying  prospectus  supplement.  The  level  of coverage  under each  bankruptcy  policy will be  described in the  accompanying  prospectus supplement.

Reserve Funds

      If stated in the  accompanying  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund, any  combination  of cash or Permitted  Investments in  specified  amounts,  or any  other  instrument  satisfactory  to the  rating  agency  or agencies,  which  will be applied  and  maintained  in the  manner and under the  conditions specified in the accompanying  prospectus  supplement.  In the alternative or in addition to that deposit, to the extent described in the accompanying  prospectus supplement,  a reserve fund may be funded through  application of all or a portion of amounts  otherwise payable on any related subordinate  certificates,  from the Spread or otherwise. To the extent that the funding  of  the  reserve  fund  is  dependent  on  amounts  otherwise  payable  on  related subordinate  certificates,  Spread or other cash flows  attributable to the related mortgage loans or on reinvestment  income,  the reserve fund may provide less coverage than initially expected  if the cash flows or  reinvestment  income on which the funding is  dependent  are lower than anticipated.

      For any series of  certificates  as to which credit  enhancement  includes a letter of credit, if stated in the accompanying  prospectus supplement,  under specified circumstances the remaining  amount of the letter of credit may be drawn by the trustee and deposited in a reserve  fund.  Amounts  in a reserve  fund may be  distributed  to  certificateholders,  or applied to reimburse the master  servicer or servicer for  outstanding  Advances,  or may be used for other  purposes,  in the  manner and to the extent  specified  in the  accompanying prospectus supplement.  If stated in the accompanying  prospectus  supplement,  amounts in a reserve fund may be available only to cover specific types of losses,  or losses on specific
mortgage  loans.  A  reserve  fund  may  provide   coverage  to  more  than  one  series  of
certificates, if described in the accompanying prospectus supplement.

                                              58

      The  trustee  will  have  a  perfected  security  interest  for  the  benefit  of  the certificateholders  in the assets in the  reserve  fund,  unless the assets are owned by the related trust.  However,  to the extent that the  depositor,  any affiliate of the depositor or any other  entity has an interest in any reserve  fund,  in the event of the  bankruptcy, receivership  or insolvency of that entity,  there could be delays in  withdrawals  from the reserve fund and the corresponding  payments to the  certificateholders.  These delays could adversely affect the yield to investors on the related certificates.

      Amounts  deposited  in any reserve  fund for a series  will be  invested in  Permitted
Investments  by, or at the  direction  of,  and for the  benefit of a  servicer,  the master servicer,  the  Certificate  Administrator  or any other  person  named in the  accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bond

      The depositor may obtain one or more certificate  insurance  policies or guaranties or one or more surety  bonds,  or one or more  guarantees  issued by insurers or other  parties acceptable to the rating agency or agencies  rating the  certificates  offered  insuring the holders of one or more  classes of  certificates  the payment of amounts  due in  accordance with the terms of that class or those classes of  certificates.  Any  certificate  insurance policy,  surety bond or guaranty will have the characteristics  described in, and will be in accordance  with any limitations and exceptions  described in, the  accompanying  prospectus supplement.

Maintenance of Credit Enhancement

      If credit  enhancement  has been  obtained  for a series of  certificates,  the master servicer,  the servicer or the Certificate  Administrator  will be obligated to exercise its best  reasonable  efforts to keep or cause to be kept the credit  enhancement  in full force and effect  throughout the term of the applicable  pooling and servicing  agreement,  unless coverage  thereunder  has  been  exhausted  through  payment  of  claims  or  otherwise,  or substitution  therefor is made as  described  below under  "-Reduction  or  Substitution  of
Credit Enhancement." The master servicer, the servicer or the Certificate Administrator,  as applicable,  on behalf of itself,  the trustee and  certificateholders,  will be required to
provide  information   required  for  the  trustee  to  draw  under  any  applicable  credit enhancement.

      The master servicer,  the servicer or the Certificate  Administrator will agree to pay the premiums for each mortgage pool  insurance  policy,  special  hazard  insurance  policy, mortgage insurance policy,  bankruptcy policy,  certificate insurance policy or surety bond, as  applicable,  on a timely basis,  unless the premiums are paid directly by the trust.  As to  mortgage  pool  insurance  policies  generally,  if the related  insurer  ceases to be a
Qualified Insurer, the master servicer,  the servicer or the Certificate  Administrator will use its best  reasonable  efforts to obtain  from  another  Qualified  Insurer a  comparable replacement  insurance  policy or bond with a total coverage  equal to the then  outstanding coverage of the policy or bond.  If the cost of the  replacement  policy is greater than the cost of the existing  policy or bond, the coverage of the  replacement  policy or bond will, unless otherwise agreed to by the depositor,  be reduced to a level so that its premium rate does not exceed the premium  rate on the  original  insurance  policy.  Any losses in market value of the  certificates  associated  with any  reduction  or  withdrawal  in rating by an applicable rating agency shall be borne by the certificateholders.

      If any  property  securing a  defaulted  mortgage  loan or  contract  is  damaged  and proceeds,  if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition  sufficient to permit  recovery  under any letter of credit,  mortgage pool insurance  policy,  contract pool insurance policy or any related primary  insurance  policy,  the master servicer is not required to expend its own funds to restore the damaged  property  unless it determines  (i)
that restoration will increase the proceeds to one or more classes of  certificateholders on liquidation  of the  mortgage  loan  after  reimbursement  of the  master  servicer  for its expenses and (ii) that the expenses will be recoverable by it through  Liquidation  Proceeds or Insurance  Proceeds.  If recovery  under any letter of credit,  mortgage  pool  insurance policy,  contract pool insurance  policy,  other credit  enhancement or any related  primary insurance  policy is not available  because the master  servicer has been unable to make the above determinations,  has made the determinations  incorrectly or recovery is not available for any other  reason,  the master  servicer is  nevertheless  obligated to follow  whatever normal practices and procedures,  in accordance with the preceding  sentence,  that it deems
necessary  or  advisable  to  realize  upon  the   defaulted   mortgage  loan  and  if  this
determination  has been  incorrectly  made, is entitled to  reimbursement of its expenses in connection with the restoration.

                                              59

Reduction or Substitution of Credit Enhancement

      The amount of credit support  provided with respect to any series of certificates  and relating to various types of losses incurred may be reduced under  specified  circumstances.
In most cases, the amount available as credit support will be subject to periodic  reduction on a  non-discretionary  basis in  accordance  with a schedule or formula  described  in the accompanying prospectus supplement.  Additionally,  in most cases, the credit support may be replaced,  reduced or terminated, and the formula used in calculating the amount of coverage with respect to  Bankruptcy  Losses,  Special  Hazard Losses or Fraud Losses may be changed, without  the  consent  of the  certificateholders,  upon the  written  assurance  from  each applicable rating agency that the then-current  rating of the related series of certificates will not be  adversely  affected  thereby  and consent of the related  credit  enhancer,  if applicable.

      Furthermore,  if the  credit  rating  of  any  obligor  under  any  applicable  credit enhancement is downgraded,  the credit rating of each class of the related  certificates may be downgraded to a corresponding level, and neither the master servicer,  the servicer,  the
Certificate  Administrator nor the depositor will be obligated to obtain  replacement credit support  in order to restore  the  rating of the  certificates.  The  master  servicer,  the servicer or the Certificate Administrator,  as applicable, will also be permitted to replace any credit  support  with other  credit  enhancement  instruments  issued by obligors  whose credit  ratings are  equivalent  to the  downgraded  level and in lower  amounts  that would satisfy the downgraded  level,  provided that the  then-current  rating of each class of the related series of certificates  is maintained.  Where the credit support is in the form of a reserve  fund, a permitted  reduction in the amount of credit  enhancement  will result in a release of all or a portion of the assets in the reserve fund to the  depositor,  the master servicer  or any  other  person  that is  entitled  to the  credit  support.  Any  assets so released  and any amount by which the credit  enhancement  is reduced  will not be available for distributions in future periods.

                  OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

      The  trustee on behalf of the trust may enter  into  interest  rate swaps and  related caps,  floors and collars to minimize the risk to  certificateholders  of adverse changes in interest  rates,  and  other  yield  supplement  agreements  or  similar  yield  maintenance arrangements that do not involve swap agreements or other notional principal contracts.

                                              60

      An  interest  rate swap is an  agreement  between  two parties to exchange a stream of interest  payments on an agreed  hypothetical or "notional"  principal  amount. No principal amount is exchanged  between the  counterparties  to an interest  rate swap.  In the typical swap,  one party  agrees to pay a  fixed-rate  on a  notional  principal  amount,  while the counterparty  pays a floating rate based on one or more reference  interest rates  including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury
Bill rates.  Interest  rate swaps also  permit  counterparties  to exchange a floating  rate obligation  based upon one  reference  interest  rate  (such as LIBOR)  for a floating  rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap market has grown  substantially in recent years with a significant  number of banks and  financial  service  firms  acting  both as  principals  and as  agents  utilizing standardized swap documentation.  Caps, floors and collars are more recent innovations,  and they are less liquid than other swaps.

      Yield  supplement  agreements  may be entered into to supplement  the interest rate or rates on one or more classes of the certificates of any series.

      There can be no  assurance  that the trust will be able to enter into or offset  swaps or enter into yield  supplement  agreements  at any  specific  time or at prices or on other terms  that are  advantageous.  In  addition,  although  the  terms of the  swaps  and yield supplement agreements may provide for termination under some circumstances,  there can be no assurance  that the trust will be able to  terminate  a swap or yield  supplement  agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some types of mortgage  collateral  and  classes of  certificates  of any  series,  as specified  in  the  accompanying  prospectus  supplement,  may  be  subject  to  a  purchase obligation.  The terms and  conditions of each purchase  obligation,  including the purchase price,  timing and payment  procedure,  will be  described  in the  accompanying  prospectus supplement.  A purchase  obligation  with  respect to mortgage  collateral  may apply to the mortgage  collateral  or to the related  certificates.  Each  purchase  obligation  may be a secured  or  unsecured  obligation  of its  provider,  which  may  include  a bank or  other financial  institution or an insurance company.  Each purchase  obligation will be evidenced
by  an   instrument   delivered   to  the  trustee   for  the  benefit  of  the   applicable
certificateholders  of  the  related  series.  Each  purchase  obligation  with  respect  to mortgage  collateral  will  be  payable  solely  to  the  trustee  for  the  benefit  of the certificateholders  of the related series.  Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                     INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

      Each mortgage  loan or contract  will be required to be covered by a hazard  insurance policy (as described below) and, at times, a primary insurance  policy.  The descriptions of any insurance  policies  contained in this  prospectus or any prospectus  supplement and the coverage  thereunder  do not purport to be complete and are  qualified in their  entirety by reference to the forms of policies.

Primary Insurance Policies

      In general,  and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain  borrowers with acceptable  credit histories,  will be covered by a primary mortgage guaranty insurance policy insuring against

                                              61

default  on the  mortgage  loan up to an amount  described  in the  accompanying  prospectus supplement,  unless and until the  principal  balance of the  mortgage  loan is reduced to a level that would  produce an LTV ratio equal to or less than 80%, and (ii) the  depositor or
Residential  Funding  Corporation  will  represent  and  warrant  that,  to the  best of its knowledge,  the  mortgage  loans are so  covered.  Alternatively,  coverage of the type that would be provided by a primary  insurance policy if obtained may be provided by another form of  credit  enhancement  as  described  in this  prospectus  under  "Description  of  Credit
Enhancement."  However,  the  foregoing  standard  may vary  significantly  depending on the characteristics  of  the  mortgage  loans  and  the  applicable  underwriting  standards.  A mortgage  loan will not be  considered  to be an exception to the  foregoing  standard if no primary  insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV  ratio  level as of the  applicable  cut-off  date.  In most  cases,  the depositor will have the ability to cancel any primary  insurance  policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified  percentage)  based on an appraisal  of the  mortgaged  property  after  the  related  closing  date or as a result of principal  payments that reduce the principal balance of the mortgage loan after the closing date.

      Pursuant to recently  enacted  federal  legislation,  mortgagors  with respect to many residential  mortgage  loans  originated  on or after  July 29,  1999  will  have a right to request the  cancellation of any private  mortgage  insurance policy insuring loans when the outstanding  principal  amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged  property at the time the mortgage loan was  originated.  The  mortgagor's  right to request the  cancellation of the policy is subject to certain conditions,  including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the  cancellation  date,  and no monthly  payment has been sixty days or more past due during the twelve  months  prior to that period,  (ii) there has been no decline in the value of the  mortgaged  property  since the time  the  mortgage  loan  was  originated  and  (iii)  the  mortgaged  property  is not encumbered  by  subordinate  liens.  In  addition,  any  requirement  for  private  mortgage insurance will automatically  terminate when the scheduled principal balance of the mortgage loan, based on the original  amortization  schedule for the mortgage loan, is reduced to 78%
or less of the value of the  mortgaged  property at the time of  origination,  provided  the mortgage  loan is current.  The  legislation  requires that  mortgagors be provided  written notice of their cancellation rights at the origination of the mortgage loans.

      If the  requirement  for  private  mortgage  insurance  is not  otherwise  canceled or terminated in the  circumstances  described  above,  it must be terminated no later than the first day of the month  immediately  following  the date that is the  midpoint of the loan's amortization  period,  if, on that date, the borrower is current on the payments required by the terms of the loan. The  mortgagee's  or servicer's  failure to comply with the law could subject  such  parties  to civil  money  penalties  but would not  affect  the  validity  or enforceability  of the  mortgage  loan.  The law does not preempt  any state law  regulating private  mortgage  insurance  except to the extent  that such law is  inconsistent  with the federal law and then only to the extent of the inconsistency.

      Mortgage  loans that are  subject to negative  amortization  will only be covered by a
primary   insurance   policy  if  that  coverage  was  required   upon  their   origination,
notwithstanding  that subsequent  negative  amortization  may cause that mortgage loan's LTV ratio, based on the then-current  balance, to subsequently exceed the limits that would have required coverage upon their origination.

                                              62

      Primary  insurance  policies  may be  required  to be  obtained  and  paid  for by the mortgagor, or may be paid for by the servicer.

      While  the  terms and  conditions  of the  primary  insurance  policies  issued by one primary  mortgage  guaranty  insurer  will  usually  differ from those in primary  insurance policies issued by other primary insurers,  each primary insurance policy generally will pay either:

o     the insured percentage of the loss on the related mortgaged property;

o     the  entire  amount of the loss,  after  receipt  by the  primary  insurer of good and merchantable title to, and possession of, the mortgaged property; or

o     at the option of the primary insurer under certain  primary  insurance  policies,  the sum of the delinquent monthly payments plus any Advances made by the insured,  both to the date of the claim payment and,  thereafter,  monthly  payments in the amount that would have become due under the  mortgage  loan if it had not been  discharged plus  any  Advances  made by the  insured  until  the  earlier  of (a) the date the mortgage  loan would have been  discharged  in full if the default had not occurred or (b) an approved sale.

      The  amount of the loss as  calculated  under a primary  insurance  policy  covering a mortgage  loan will in most cases  consist of the unpaid  principal  amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

o     rents or other  payments  received by the insured  (other than the  proceeds of hazard insurance) that are derived from the related mortgaged property;

o     hazard insurance  proceeds received by the insured in excess of the amount required to restore the  mortgaged  property  and which have not been applied to the payment of the mortgage loan;

o     amounts expended but not approved by the primary insurer;

o     claim payments previously made on the mortgage loan; and

o     unpaid premiums and other amounts.

      As conditions  precedent to the filing or payment of a claim under a primary insurance policy,  in the event of default by the  mortgagor,  the insured will typically be required, among other things, to:

o     advance or discharge (a) hazard  insurance  premiums and (b) as necessary and approved in advance by the primary insurer,  real estate taxes,  protection and preservation expenses and foreclosure and related costs;

o     in the  event of any  physical  loss or  damage to the  mortgaged  property,  have the mortgaged  property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

o     tender to the primary insurer good and  merchantable  title to, and possession of, the mortgaged property.

                                              63

      For any certificates  offered under this  prospectus,  the master servicer or servicer will maintain or cause each  subservicer to maintain,  as the case may be, in full force and effect and to the extent  coverage is  available a primary  insurance  policy with regard to each mortgage loan for which coverage is required under the standard  described above unless an  exception  to such  standard  applies or  alternate  credit  enhancement  is provided as described in the accompanying  prospectus  supplement;  provided that the primary  insurance policy was in place as of the cut-off date and the  depositor  had knowledge of such primary insurance  policy.  If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at  origination  in excess of 80% and was not the subject of a primary insurance policy,  and was not included in any exception to its  representations  or covered by alternate credit enhancement as described in the accompanying prospectus supplement,  and that the  mortgage  loan has a then  current  LTV ratio in excess  of 80%,  then the  master servicer  is  required  to use its  reasonable  efforts  to obtain  and  maintain  a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage loans (other than Cooperative  Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged  property and providing for  coverage  at least equal to that of the  standard  form of fire  insurance  policy with extended  coverage  customary in the state in which the property is located.  Most  coverage will be in an amount equal to the lesser of the principal  balance of the mortgage loan, the guaranteed  replacement  value, or 100% of the insurable value of the improvements  securing the  mortgage  loan.  The pooling  and  servicing  agreement  will  provide  that the master servicer or servicer  shall cause the hazard  policies to be  maintained  or shall  obtain a blanket  policy  insuring  against  losses on the mortgage  loans.  The master  servicer may satisfy its  obligation to cause hazard  policies to be maintained by  maintaining a blanket policy insuring  against losses on those mortgage loans.  The ability of the master servicer or servicer  to ensure  that hazard  insurance  proceeds  are  appropriately  applied may be dependent on its being named as an additional  insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which  information in this  regard is  furnished  to the master  servicer  or the  servicer  by  mortgagors  or subservicers.

      The standard form of fire and extended  coverage  policy covers  physical damage to or destruction  of the  improvements  on the  property by fire,  lightning,  explosion,  smoke, windstorm,  hail, riot,  strike and civil  commotion,  in accordance with the conditions and exclusions  specified in each policy.  The policies  relating to the mortgage  loans will be underwritten  by different  insurers under different state laws in accordance with different applicable  state forms and therefore will not contain  identical terms and conditions,  the basic terms of which are dictated by  respective  state laws.  These  policies  typically do not cover any physical damage resulting from the following:  war,  revolution,  governmental actions,  floods and other  water-related  causes,  earth movement,  including  earthquakes, landslides and mudflows,  nuclear  reactions,  wet or dry rot, vermin,  rodents,  insects or domestic  animals,  theft  and,  in some  cases,  vandalism.  The  foregoing  list is merely indicative  of some  kinds of  uninsured  risks  and is not  intended  to be  all-inclusive.
Where the improvements  securing a mortgage loan are located in a federally designated flood area at the time of origination  of that mortgage loan, the pooling and servicing  agreement typically  requires the master  servicer or servicer to cause to be maintained for each such mortgage loan serviced,  flood insurance, to the extent available, in an amount equal to the lesser of the amount  required to compensate  for any loss or damage on a  replacement  cost basis or the maximum insurance available under the federal flood insurance program.

                                              64

      The hazard insurance  policies covering the mortgaged  properties  typically contain a co-insurance  clause that in effect  requires  the related  mortgagor  at all times to carry insurance of a specified percentage,  typically 80% to 90%, of the full replacement value of the  improvements  on the property in order to recover the full amount of any partial  loss.
If the related  mortgagor's  coverage  falls below this  specified  percentage,  this clause usually  provides that the insurer's  liability in the event of partial loss does not exceed the  greater of (i) the  replacement  cost of the  improvements  damaged or  destroyed  less physical  depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard  insurance that  mortgagors are required to maintain on the improvements  securing  the  mortgage  loans may  decline as the  principal  balances  owing thereon decrease,  and since residential  properties have historically  appreciated in value over time,  hazard  insurance  proceeds could be  insufficient  to restore fully the damaged property in the event of a partial loss.  See  "Subordination"  above for a  description  of when  subordination  is provided,  the  protection,  limited to the Special Hazard Amount as described  in  the  accompanying  prospectus  supplement,  afforded  by  subordination,  and
"Description of Credit  Enhancement-Special  Hazard Insurance Policies" for a description of the limited  protection  afforded by any special  hazard  insurance  policy  against  losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

      The terms of the pooling and  servicing  agreement  will  require the  servicer or the master servicer, as applicable,  to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum,  the same coverage as a  standard  form  fire  and  extended  coverage  insurance  policy  that is  customary  for manufactured  housing,  issued by a company authorized to issue the policies in the state in which the manufactured  home is located,  and in an amount that is not less than the maximum insurable value of the manufactured  home or the principal balance due from the mortgagor on the related  contract,  whichever  is less.  Coverage may be provided by one or more blanket insurance  policies  covering  losses  on  the  contracts  resulting  from  the  absence  or insufficiency of individual  standard hazard insurance  policies.  If a manufactured  home's location  was,  at the time of  origination  of the  related  contract,  within a  federally designated  flood  area,  the  servicer  or the master  servicer  also will be  required  to maintain flood insurance.

      If the servicer or the master  servicer  repossesses a manufactured  home on behalf of the trustee,  the servicer or the master servicer will either maintain at its expense hazard insurance  for the  manufactured  home or  indemnify  the trustee  against any damage to the manufactured home prior to resale or other disposition.

                                       THE DEPOSITOR

      The depositor is an indirect  wholly-owned  subsidiary of GMAC Mortgage  Group,  Inc., which is a wholly-owned  subsidiary of General  Motors  Acceptance  Corporation,  which is a wholly-owned  subsidiary  of  General  Motors  Corporation.  The  depositor  is  a  Delaware corporation  incorporated  in August 1995.  The  depositor  was organized for the purpose of acquiring  "Alt-A"  mortgage  loans and contracts and  depositing  these loans and contracts into issuing  entities that issue  securities  backed by such mortgage  loans and contracts.
The depositor does not engage in any other  activities and does not have, nor is it expected in the future to have, any significant  assets.  The depositor  anticipates  that it will in many cases have acquired mortgage loans indirectly through Residential Funding  Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

                                              65

      The  certificates  do not represent an interest in or an obligation of the  depositor.
The  depositor's  only  obligations  with  respect  to a series of  certificates  will be to repurchase certain items of mortgage  collateral upon any breach of limited  representations and warranties made by the depositor.

      The depositor maintains its principal office at 8400 Normandale Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.

                              RESIDENTIAL FUNDING CORPORATION

      Residential  Funding  Corporation,  an  affiliate  of the  depositor,  will act as the sponsor and master servicer or Certificate  Administrator  for each series of  certificates, except in the case of a Designated Seller Transaction.

                            THE POOLING AND SERVICING AGREEMENT

      As  described  in  this  prospectus  under  "Introduction"  and  "Description  of  the
Certificates-General,"  each  series  of  certificates  will be issued  under a pooling  and servicing  agreement  as  described  in  that  section.  The  following  summaries  describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

      Each servicer,  the master servicer or the Certificate  Administrator,  as applicable, will  be  paid  compensation  for  the  performance  of  its  servicing  obligations  at the percentage per annum described in the accompanying  prospectus supplement of the outstanding principal  balance of each mortgage loan or contract.  Any subservicer will also be entitled to the servicing fee as described in the accompanying  prospectus  supplement.  The servicer or the master  servicer,  if any, will deduct the  servicing  fee for the mortgage  loans or contracts  underlying  the  certificates  of a series in an amount  to be  specified  in the accompanying  prospectus  supplement.  The  servicing  fees  may be fixed  or  variable.  In addition, the master servicer,  any servicer or the relevant  subservicers,  if any, will be entitled to servicing  compensation in the form of assumption  fees, late payment charges or excess  proceeds  following  disposition of property in connection  with defaulted  mortgage loans or contracts and any earnings on investments  held in the  Certificate  Account or any
Custodial Account, to the extent not applied as Compensating  Interest.  Any Spread retained by a mortgage  collateral seller,  the master servicer,  or any servicer or subservicer will not constitute part of the servicing fee.  Notwithstanding the foregoing,  with respect to a series of certificates as to which the trust includes mortgage securities,  the compensation payable to the master servicer or Certificate  Administrator for servicing and administering such  mortgage  securities on behalf of the holders of such  certificates  may be based on a percentage per annum described in the accompanying  prospectus supplement of the outstanding balance of such  mortgage  securities  and may be retained  from  distributions  of interest thereon, if stated in the accompanying  prospectus supplement.  In addition, some reasonable duties of the master  servicer may be  performed by an affiliate of the master  servicer who will be entitled to compensation for performance of those duties.

The master  servicer  will pay or cause to be paid some of the ongoing  expenses  associated with  each  trust and  incurred  by it in  connection  with its  responsibilities  under the pooling and servicing agreement,  including, without limitation, payment of any fee or other

                                              66

amount payable for any alternative credit enhancement arrangements,  payment of the fees and disbursements  of the trustee,  any  custodian  appointed by the  trustee,  the  certificate registrar  and any  paying  agent,  and  payment  of  expenses  incurred  in  enforcing  the
obligations  of  subservicers  and  sellers.   The  master  servicer  will  be  entitled  to
reimbursement of expenses  incurred in enforcing the obligations of subservicers and sellers under  limited  circumstances.  In  addition,  as indicated in the  preceding  section,  the master servicer will be entitled to  reimbursements  for some of the expenses incurred by it in connection  with  Liquidated  Mortgage  Loans and in connection  with the  restoration of
mortgaged   properties,   such  right  of  reimbursement   being  prior  to  the  rights  of
certificateholders  to  receive  any  related  Liquidation  Proceeds,   including  Insurance
Proceeds.

Evidence as to Compliance

      Each pooling and servicing  agreement  will require the master  servicer to deliver to the  trustee,  on or before  the date in each year  specified  in the  related  pooling  and servicing agreement,  and, if required, file with the Commission as part of a Report on Form
10-K filed on behalf of each issuing entity, the following documents:

o     a report  regarding its  assessment of compliance  during the preceding  calendar year
         with  all  applicable   servicing   criteria  set  forth  in  relevant   Commission
         regulations with respect to asset-backed  securities  transactions taken as a whole involving the master  servicer that are backed by the same types of assets as those backing the  certificates,  as well as similar  reports on assessment of compliance received  from certain  other parties  participating  in the servicing  function as required by relevant Commission regulations;

o     with respect to each  assessment  report  described  immediately  above, a report by a registered  public  accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

o     a  servicer  compliance  certificate,  signed by an  authorized  officer of the master servicer, to the effect that:

o     A review of the master  servicer's  activities  during the reporting period and of its performance under the applicable  pooling and servicing  agreement has been made under such officer's supervision; and

o     To the best of such officer's  knowledge,  based on such review,  the master  servicer has fulfilled all of its obligations  under the pooling and servicing  agreement in all materials respects  throughout the reporting period or, if there has been a failure to fulfill any such  obligation  in any material  respect,  specifying each such failure known to such officer and the nature and status thereof.

      The  master  servicer's  obligation  to  deliver  to the  trustee  any  assessment  or attestation  report described above and, if required,  to file the same with the Commission, is limited to those  reports  prepared  by the master  servicer  and, in the case of reports prepared by any other party,  those reports  actually  received by the master servicer on or before  March 31 in each year. In addition,  each servicer or subservicer  participating  in the servicing  function with respect to more than 5% of the mortgage  loans will provide the foregoing  assessment  reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage  loans will provide the  compliance  certificate  described  above with respect to its servicing activities.

                                              67

      Furthermore, if any trust includes mortgage securities,  either the related prospectus supplement  will  specify  how to locate  Exchange  Act reports  relating  to such  mortgage securities  or the  required  information  will be provided  in such  trust's  Exchange  Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

      Each servicer,  the master servicer or the Certificate  Administrator,  as applicable, may not resign  from its  obligations  and duties  under the related  pooling and  servicing agreement  unless each rating agency has confirmed in writing that the resignation  will not qualify,  reduce or cause to be  withdrawn  the then  current  ratings  on the  certificates except upon a  determination  that its duties  thereunder  are no longer  permissible  under applicable  law.  No  resignation  will  become  effective  until the trustee or a successor servicer  or  administrator  has  assumed  the  servicer's,  the  master  servicer's  or the
Certificate  Administrator's  obligations and duties under the related pooling and servicing agreement.

      Each pooling and servicing agreement will also provide that neither the servicer,  the master servicer or the Certificate  Administrator,  nor any director,  officer,  employee or agent of the master  servicer or the depositor,  will be under any liability to the trust or the  certificateholders  for any action  taken or for  refraining  from taking any action in good faith under the pooling and servicing  agreement,  or for errors in judgment.  However, neither the servicer,  the master  servicer or the  Certificate  Administrator  nor any such person will be protected  against any liability that would otherwise be imposed by reason of the failure to perform its  obligations in compliance with any standard of care described in the pooling and servicing  agreement.  The servicer,  the master servicer or the Certificate
Administrator, as applicable, may, in its discretion,  undertake any action that it may deem necessary or desirable for the pooling and servicing  agreement and the rights and duties of the parties thereto and the interest of the related  certificateholders.  The legal expenses and costs of the action and any liability  resulting  therefrom will be expenses,  costs and liabilities  of the  trust  and  the  servicer,  the  master  servicer  or  the  Certificate
Administrator  will be entitled to be reimbursed  out of funds  otherwise  distributable  to certificateholders.

      The master  servicer  will be  required  to  maintain  a fidelity  bond and errors and omissions  policy for its officers and employees  and other persons  acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

      A  servicer,  the master  servicer  or the  Certificate  Administrator  may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

      Events  of  default  under  the  pooling  and  servicing  agreement  for a  series  of certificates will include:

o     any failure by the  servicer,  if the servicer is a party to the pooling and servicing agreement,  or  master  servicer  to make a  required  deposit  to the  Certificate
         Account  or, if the master  servicer  is the paying  agent,  to  distribute  to the holders of any class of  certificates  of that series any  required  payment  which continues  unremedied  for five days  after the  giving  of  written  notice of the failure to the master  servicer by the trustee or the  depositor,  or to the master servicer,  the  depositor  and the trustee by the holders of  certificates  of such
         class  evidencing  not  less  than  25%  of  the  aggregate   percentage  interests
         constituting that class;

                                              68

o     any failure by the master servicer or Certificate Administrator,  as applicable,  duly to observe  or  perform  in any  material  respect  any other of its  covenants  or agreements  in the pooling and servicing  agreement  with respect to that series of certificates  which  continues  unremedied for 30 days, or 15 days in the case of a failure  to pay the  premium  for any  insurance  policy  which is  required  to be maintained under the pooling and servicing  agreement,  after the giving of written notice of the  failure to the master  servicer  or  Certificate  Administrator,  as applicable,  by the  trustee  or the  depositor,  or to the  master  servicer,  the
         Certificate  Administrator,  the  depositor  and the  trustee by the holders of any class of  certificates  of that series  evidencing not less than 25%, or 33% in the case  of a  trust  including  mortgage  securities,  of  the  aggregate  percentage interests constituting that class; and

o     some  events  of  insolvency,   readjustment  of  debt,   marshalling  of  assets  and
         liabilities  or  similar   proceedings   regarding  the  master   servicer  or  the
         Certificate  Administrator  and  certain  actions  by the  master  servicer  or the
         Certificate  Administrator  indicating  its  insolvency  or  inability  to pay  its obligations.

      A default  under the terms of any mortgage  securities  included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

      So long as an event  of  default  remains  unremedied,  either  the  depositor  or the trustee may, and, at the direction of the holders of  certificates  evidencing not less than
51% of the  aggregate  voting rights in the related  trust,  the trustee  shall,  by written notification to the master servicer or the Certificate Administrator,  as applicable, and to the  depositor or the trustee,  terminate  all of the rights and  obligations  of the master servicer or the Certificate  Administrator under the pooling and servicing agreement,  other
than  any   rights  of  the   master   servicer   or  the   Certificate   Administrator   as
certificateholder,  covering  the  trust  and  in and to the  mortgage  collateral  and  the proceeds  thereof,  whereupon  the trustee or,  upon  notice to the  depositor  and with the depositor's  consent,  its  designee  will  succeed  to  all  responsibilities,  duties  and liabilities of the master  servicer or the Certificate  Administrator  under the pooling and servicing  agreement,  other than the  obligation  to  purchase  mortgage  loans  under some circumstances,  and will be entitled to similar  compensation  arrangements.  If a series of certificates includes credit enhancement provided by a third party credit enhancer,  certain
of  the  foregoing   rights  may  be  provided  to  the  credit  enhancer  rather  than  the certificateholders,  if so  specified  in  the  applicable  prospectus  supplement.  If  the trustee  would be  obligated  to succeed the master  servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall  appoint or petition a court of competent jurisdiction  for the  appointment  of,  a  Fannie  Mae- or  Freddie  Mac-approved  mortgage servicing  institution  with a net worth of at least  $10,000,000 to act as successor to the master servicer under the pooling and servicing  agreement,  unless  otherwise  described in the pooling and servicing agreement.  Pending  appointment,  the trustee is obligated to act in that capacity.  The trustee and such successor may agree upon the servicing  compensation to be paid,  which in no event may be greater than the  compensation  to the initial  master servicer or the Certificate  Administrator  under the pooling and servicing  agreement.  The master  servicer is required to reimburse the trustee for all reasonable  expenses  incurred or made  by the  trustee  in  accordance  with  any of the  provisions  of the  pooling  and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.

      No  certificateholder  will have any right under a pooling and servicing  agreement to institute  any  proceeding  with respect to the pooling and servicing  agreement  unless the

                                              69

holder  previously has given to the trustee  written  notice of default and the  continuance thereof and unless the holders of certificates of any class  evidencing not less than 25% of the aggregate  percentage  interests  constituting that class have made written request upon the trustee to  institute  the  proceeding  in its own name as trustee  thereunder  and have offered to the trustee  reasonable  indemnity  and the trustee for 60 days after  receipt of the request and indemnity has  neglected or refused to institute  any  proceeding.  However, the trustee will be under no  obligation  to exercise any of the trusts or powers  vested in it by the pooling and servicing agreement or to institute,  conduct or defend any litigation thereunder or in relation  thereto at the request,  order or direction of any of the holders
of   certificates   covered   by  the   pooling   and   servicing   agreement,   unless  the
certificateholders  have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each  pooling and  servicing  agreement  may be amended by the  depositor,  the master servicer,  the Certificate  Administrator or any servicer,  as applicable,  and the trustee, without the consent of the related certificateholders:

o     to cure any ambiguity;

o     to correct or supplement  any provision  therein  which may be  inconsistent  with any other provision therein or to correct any error;

o     to change  the  timing  and/or  nature of  deposits  in the  Custodial  Account or the
         Certificate  Account  or to  change  the name in which  the  Custodial  Account  is maintained,  except  that (a)  deposits  to the  Certificate  Account may not occur later than the related  distribution  date, (b) the change may not adversely affect in any material respect the interests of any certificateholder,  as evidenced by an opinion of counsel,  and (c) the change may not adversely  affect the  then-current rating of any rated  classes of  certificates,  as  evidenced by a letter from each applicable rating agency;

o     if an  election  to treat the  related  trust as a "real  estate  mortgage  investment conduit,"  or REMIC,  has been  made,  to  modify,  eliminate  or add to any of its provisions (a) to the extent  necessary to maintain the  qualification of the trust as a REMIC  or to  avoid  or  minimize  the  risk of  imposition  of any tax on the related trust,  provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain  qualification  or to avoid or minimize  that risk,  and (2) the action will not  adversely  affect in any  material  respect the  interests of any related  certificateholder,  or (b) to
         modify  the  provisions   regarding  the  transferability  of  the  REMIC  residual
         certificates,  provided that the depositor has determined that the change would not adversely  affect the  applicable  ratings of any classes of the  certificates,  as evidenced  by a  letter  from  each  applicable  rating  agency,  and that any such amendment  will not give rise to any tax with  respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

o     to make any other  provisions  with respect to matters or questions  arising under the pooling and servicing  agreement  which are not  materially  inconsistent  with its provisions,  so long as the  action  will  not  adversely  affect  in any  material respect the interests of any certificateholder; or

o     to amend any  provision  that is not  material  to  holders  of any  class of  related certificates.

                                              70

      The pooling and servicing  agreement may also be amended by the depositor,  the master servicer,  Certificate  Administrator or servicer,  as applicable,  and the trustee with the consent of the holders of certificates of each class affected  thereby  evidencing,  in each case, not less than 66% of the aggregate  percentage  interests  constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating  any of the provisions of the pooling and  servicing  agreement or of modifying in any manner the rights of the  related  certificateholders,  except  that no such  amendment  may (i) reduce in any manner  the amount of, or delay the timing of,  payments  received  on  mortgage  collateral which are required to be  distributed  on a certificate  of any class without the consent of the holder of the  certificate  or (ii) reduce the percentage of  certificates  of any class the  holders of which are  required to consent to any such  amendment  unless the holders of
all   certificates   of  that  class  have  consented  to  the  change  in  the  percentage.
Furthermore,  the applicable  prospectus  supplement  will describe any rights a third party credit  enhancer  may  have  with  respect  to  amendments  to  the  pooling  and  servicing agreement.

      Notwithstanding  the foregoing,  if a REMIC election has been made with respect to the related  trust,  the trustee  will not be entitled to consent to any  amendment to a pooling and servicing  agreement  without  having first received an opinion of counsel to the effect that the  amendment  or the  exercise  of any power  granted  to the  master  servicer,  the
Certificate  Administrator,  servicer,  the depositor or the trustee in accordance  with the amendment  will not  result in the  imposition  of a tax on the  related  trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

      The  primary  obligations  created by the  pooling and  servicing  agreement  for each series of certificates will terminate upon the payment to the related  certificateholders of all amounts held in the  Certificate  Account or by the master  servicer or any servicer and required to be paid to the certificateholders following the earlier of

o     the final payment or other  liquidation  or  disposition,  or any Advance with respect thereto,  of the last item of mortgage  collateral subject thereto and all property acquired upon  foreclosure  or deed in lieu of  foreclosure of any mortgage loan or contract and

o     the purchase by the master  servicer or the servicer from the trust for such series of all  remaining  mortgage  collateral  and all property  acquired  from the mortgage collateral.

      Any option to purchase  described in the second item above will be limited to cases in which the aggregate  Stated Principal  Balance of the remaining  mortgage loans is less than or equal to ten  percent  (10%) of the initial  aggregate  Stated  Principal  Balance of the mortgage  loans  or such  other  time as may be  specified  in the  accompanying  prospectus supplement.  If the holder of a class of certificates  may terminate the trust and cause the outstanding  certificates to be redeemed when 25% or more of the initial  principal  balance of the certificates is still outstanding,  the term "callable" will be included in the title of the  related  certificates.  In  addition to the  foregoing,  the master  servicer or the servicer  may have the  option  to  purchase,  in whole  but not in part,  the  certificates specified  in  the  accompanying  prospectus  supplement  in  the  manner  described  in the accompanying  prospectus  supplement.  Following  the  purchase  of such  certificates,  the master  servicer  or the  servicer  will effect a  retirement  of the  certificates  and the termination  of the trust.  Written  notice of  termination  of the  pooling  and  servicing agreement will be given to each  certificateholder,  and the final distribution will be made only upon surrender and  cancellation of the  certificates at an office or agency  appointed by the trustee which will be specified in the notice of termination.

                                             71

      Any purchase described in the preceding  paragraph of mortgage collateral and property acquired relating to the mortgage collateral  evidenced by a series of certificates shall be made at the option of the master  servicer  or the  servicer at the price  specified  in the
accompanying   prospectus  supplement.   The  exercise  of  that  right  will  effect  early
retirement of the  certificates of that series,  but the right of any entity to purchase the mortgage  collateral and related property will be in accordance with the criteria,  and will be at the price, described in the accompanying  prospectus supplement.  Early termination in this manner may adversely  affect the yield to holders of some classes of the  certificates.
If a REMIC election has been made, the  termination of the related trust will be effected in a manner  consistent  with  applicable  federal income tax  regulations  and its status as a
REMIC.

      In addition to the  optional  repurchase  of the  property  in the related  trust,  if stated in the accompanying  prospectus supplement,  a holder of the Call Class will have the right,  solely at its  discretion,  to terminate the related trust and thereby  effect early retirement  of the  certificates  of the  series,  on any  distribution  date after the 12th distribution  date  following  the  date  of  initial  issuance  of the  related  series  of certificates and until the date when the optional  termination rights of the master servicer or the  servicer  become  exercisable.  The  Call  Class  will  not  be  offered  under  the prospectus  supplement.  Any such call  will be of the  entire  trust at one time;  multiple calls with respect to any series of  certificates  will not be  permitted.  In the case of a call,  the holders of the  certificates  will be paid a price  equal to the Call  Price.  To exercise  the  call,  the Call  certificateholder  must  remit to the  related  trustee  for distribution  to the  certificateholders,  funds equal to the Call Price. If those funds are not  deposited  with the  related  trustee,  the  certificates  of that  series  will remain outstanding.  In  addition,  in the case of a trust for which a REMIC  election or elections have been made,  this  termination  will be effected in a manner  consistent with applicable
Federal income tax  regulations  and its status as a REMIC. In connection with a call by the holder of a Call Certificate,  the final payment to the certificateholders will be made upon surrender  of the related  certificates  to the  trustee.  Once the  certificates  have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

      The  trustee  under  each  pooling  and  servicing  agreement  will  be  named  in the accompanying  prospectus  supplement.  The  commercial  bank or  trust  company  serving  as trustee may have normal  banking  relationships  with the depositor  and/or its  affiliates, including Residential Funding Corporation.

      The trustee may resign at any time, in which event the depositor  will be obligated to appoint a  successor  trustee.  The  depositor  may also  remove the  trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if  the  trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the depositor  will be  obligated  to  appoint a  successor  trustee.  The  trustee  may also be removed  at any time by the  holders  of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the appointment by the successor trustee.

                                    YIELD CONSIDERATIONS

      The yield to  maturity  of a  certificate  will depend on the price paid by the holder for the  certificate,  the  pass-through  rate on any  certificate  entitled  to payments of interest,  which  pass-through  rate  may  vary if  stated  in the  accompanying  prospectus supplement, and the rate and timing of principal payments, including prepayments,  defaults, liquidations  and  repurchases,  on the mortgage  collateral and the  allocation  thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

                                              72

      In  general,  defaults  on  mortgage  loans and  manufactured  housing  contracts  are expected to occur with greater  frequency in their early years.  Mortgage loans or contracts may have been  originated  using  underwriting  standards  that are less  stringent than the underwriting  standards  applied by other first  mortgage  loan purchase  programs,  such as those run by Fannie Mae or Freddie Mac or by the company's  affiliate,  Residential  Funding
Corporation,  for the purpose of  collateralizing  securities issued by Residential  Funding
Mortgage  Securities  I, Inc.  The rate of  default  on  refinance,  limited  documentation, stated  documentation  or  no  documentation  mortgage  loans,  and  on  mortgage  loans  or manufactured  housing contracts with higher LTV ratios may be higher than for other types of mortgage  loans  or  manufactured  housing  contracts.  Likewise,  the  rate of  default  on mortgage loans or manufactured  housing contracts that are secured by investment  properties or mortgaged  properties  with smaller or larger  parcels of land or mortgage loans that are made to  international  borrowers may be higher than on other mortgage loans or manufactured housing contracts.

      In addition,  the rate and timing of  prepayments,  defaults and  liquidations  on the mortgage  loans or  contracts  will be  affected by the general  economic  condition  of the region  of the  country  or the  locality  in which the  related  mortgaged  properties  are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  The risk of loss may also be greater on  mortgage  loans or  contracts  with LTV ratios  greater  than 80% and no primary insurance  policies.  In  addition,  manufactured  homes may  decline in value even in areas where  real  estate  values  generally  have  not  declined.  The  yield  on  any  class  of certificates  and the timing of  principal  payments  on that class may also be  affected by modifications  or actions that may be approved by the master servicer or a Special  Servicer as  described  in this  prospectus  under  "Description  of the  Certificates-Servicing  and
Administration of Mortgage  Collateral," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest  Only Loans may be greater  than on loans that  require a borrower to pay principal  and interest  throughout  the term of the loan from  origination.
See "The Trusts-The Mortgage Loans-Interest Only Loans."

      The risk of loss on mortgage  loans made on Puerto Rico mortgage  loans may be greater than on mortgage  loans that are made to  mortgagors  who are United  States  residents  and citizens  or that are  secured by  properties  located in the United  States.  See  "Certain
Legal Aspects of Mortgage Loans and Contracts."

      To the extent that any document  relating to a mortgage loan or contract is not in the possession of the trustee,  the deficiency may make it difficult or impossible to realize on the  mortgaged  property  in the event of  foreclosure,  which  will  affect  the  amount of
Liquidation  Proceeds  received by the  trustee.  See  "Description  of the  Certificates  -
Assignment of Mortgage Loans" and "-Assignment of Contracts."

      The amount of  interest  payments  with  respect to each item of  mortgage  collateral distributed  monthly to holders of a class of certificates  entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates,  on the basis of that class's  specified  percentage of each payment of interest,  or accrual in the case of accrual certificates,  and will be expressed as a fixed,  adjustable or variable pass-through  rate payable on the  outstanding  principal  balance or notional amount of the certificate,  or any  combination  of  pass-through  rates,  calculated as described in this

                                              73

prospectus  and  in  the  accompanying  prospectus  supplement  under  "Description  of  the
Certificates -  Distributions."  Holders of strip  certificates  or a class of  certificates having a pass-through  rate that varies based on the weighted  average  interest rate of the underlying  mortgage  collateral  will  be  affected  by  disproportionate  prepayments  and repurchases  of  mortgage  collateral  having  higher  net  interest  rates or higher  rates applicable to the strip certificates, as applicable.

      The effective  yield to maturity to each holder of  certificates  entitled to payments of interest will be below that otherwise  produced by the applicable  pass-through  rate and purchase price of the certificate because,  while interest will accrue on each mortgage loan or contract from the first day of each month,  the  distribution of interest will be made on the 25th day or, if the 25th day is not a business  day, the next  succeeding  business day, of the month  following the month of accrual or, in the case of a trust  including  mortgage securities, such other day that is specified in the accompanying prospectus supplement.

      A class of certificates  may be entitled to payments of interest at a fixed,  variable or  adjustable  pass-through  rate,  or any  combination  of  pass-through  rates,  each  as specified in the accompanying  prospectus  supplement.  A variable  pass-through rate may be calculated  based on the weighted  average of the Net Mortgage Rates,  net of servicing fees and any Spread, of the related mortgage  collateral for the month preceding the distribution date.  An  adjustable  pass-through  rate  may be  calculated  by  reference  to an index or otherwise.

      The  aggregate  payments  of  interest  on a class of  certificates,  and the yield to maturity thereon,  will be affected by the rate of payment of principal on the certificates, or the rate of  reduction  in the notional  amount of  certificates  entitled to payments of interest  only,  and, in the case of  certificates  evidencing  interests  in ARM loans,  by changes  in  the  Net  Mortgage  Rates  on the  ARM  loans.  See  "Maturity  and  Prepayment
Considerations"  below. The yield on the certificates  will also be affected by liquidations of mortgage loans or contracts  following mortgagor  defaults,  optional  repurchases and by purchases of mortgage  collateral in the event of breaches of  representations  made for the mortgage collateral by the depositor,  the master servicer and others, or conversions of ARM loans to a fixed interest rate. See "The Trusts -  Representations  with Respect to Mortgage
Collateral."

      In  general,  if a  certificate  is  purchased  at a premium  over its face amount and payments  of  principal  on the  related  mortgage  collateral  occur at a rate  faster than anticipated at the time of purchase,  the purchaser's actual yield to maturity will be lower than that assumed at the time of  purchase.  On the other hand,  if a class of  certificates is  purchased  at a discount  from its face amount and  payments of principal on the related mortgage  collateral  occur at a rate slower than  anticipated at the time of purchase,  the purchaser's  actual yield to maturity  will be lower than  assumed.  The effect of Principal
Prepayments,  liquidations  and purchases on yield will be  particularly  significant in the case of a class of  certificates  entitled to payments of interest only or  disproportionate
payments  of  interest.  In  addition,   the  total  return  to  investors  of  certificates
evidencing  a right to  distributions  of interest  at a rate that is based on the  weighted average Net  Mortgage  Rate of the mortgage  collateral  from time to time will be adversely affected by Principal  Prepayments  on mortgage  collateral  with mortgage rates higher than the weighted average mortgage rate on the mortgage  collateral.  In general,  mortgage loans or  manufactured  housing  contracts with higher mortgage rates prepay at a faster rate than mortgage  loans or  manufactured  housing  contracts  with  lower  mortgage  rates.  In some circumstances,  rapid  prepayments  may result in the failure of the holders to recoup their original  investment.  In  addition,  the yield to  maturity  on other  types of  classes of certificates,  including  accrual  certificates,  certificates with a pass-through rate that fluctuates  inversely  with or at a  multiple  of an  index  or  other  classes  in a series including more than one class of certificates,  may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

                                              74

      The timing of changes  in the rate of  principal  payments  on or  repurchases  of the mortgage  collateral may significantly  affect an investor's actual yield to maturity,  even if the average  rate of  principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In general,  the earlier a prepayment of principal on the mortgage collateral  or a  repurchase  of mortgage  collateral,  the greater will be the effect on an investor's  yield to maturity.  As a result,  the effect on an investor's yield of principal payments and  repurchases  occurring at a rate higher or lower than the rate  anticipated by the  investor  during  the  period  immediately  following  the  issuance  of  a  series  of certificates  would not be fully  offset by a subsequent  like  reduction or increase in the rate of principal payments.

      When a full  prepayment is made on a mortgage loan, the mortgagor is charged  interest on the principal  amount of the mortgage loan so prepaid for the number of days in the month actually  elapsed up to the date of the  prepayment.  A partial  prepayment  of principal is applied so as to reduce the outstanding  principal  balance of the related  mortgage loan or contract as of the first day of the month in which the partial  prepayment  is received.  As a result,  the effect of a Principal  Prepayment  on a mortgage  loan or contract will be to reduce  the  amount of  interest  distributed  to holders  of  certificates  on the  related distribution  date, if such distribution date occurs in the following  calendar month, by an amount of up to one month's  interest at the  applicable  pass-through  rate or Net Mortgage
Rate,  as the case may be, on the  prepaid  amount,  if such  shortfall  is not  covered  by
Compensating   Interest.   See   "Description   of  the   Certificates-Prepayment   Interest
Shortfalls."  Partial Principal  Prepayments will be distributed on the distribution date in the month  following  receipt.  Principal  Prepayments in full received  during a Prepayment
Period will be distributed on the  distribution  date in the month in which such  Prepayment
Period ends.  See "Maturity and Prepayment Considerations."

      For some ARM loans,  the mortgage rate at origination may be below the rate that would result if the index and margin  relating  thereto  were  applied at  origination.  Under the applicable  underwriting  standards,  the  mortgagor  under each  mortgage  loan or contract usually will be qualified on the basis of the mortgage  rate in effect at  origination.  The repayment of any such  mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger  monthly  payments  following the  adjustment of the mortgage rate.
In  addition,  the  periodic  increase  in the amount  paid by the  mortgagor  of a Buy-Down
Mortgage Loan during or at the end of the  applicable  Buy-Down  Period may create a greater financial  burden for the mortgagor,  who might not have otherwise  qualified for a mortgage under the  applicable  underwriting  guidelines,  and may  accordingly  increase the risk of default with respect to the related mortgage loan.

      The mortgage  rates on ARM loans that are subject to negative  amortization  typically adjust monthly and their  amortization  schedules  adjust less  frequently.  Because initial mortgage  rates are typically  lower than the sum of the indices  applicable at  origination and the  related  Note  Margins,  during  a  period  of  rising  interest  rates  as well as immediately after  origination,  the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled  monthly  payment.  As a result, a portion  of the  accrued  interest  on  negatively  amortizing  mortgage  loans may become deferred  interest which will be added to their principal  balance and will bear interest at the applicable mortgage rate.

      The addition of any deferred  interest to the  principal  balance of any related class of certificates  will lengthen the weighted  average life of that class of certificates  and may  adversely  affect yield to holders of those  certificates.  In addition,  for ARM loans

                                             75

that are subject to negative  amortization,  during a period of declining interest rates, it might be expected that each scheduled  monthly  payment on such a mortgage loan would exceed the amount of scheduled  principal and accrued interest on its principal balance,  and since the excess will be applied to reduce the  principal  balance of the related class or classes of  certificates,  the weighted average life of those  certificates  will be reduced and may adversely affect yield to holders thereof.

      If stated in the accompanying prospectus supplement,  a trust may contain GPM Loans or
Buy-Down  Mortgage Loans that have monthly payments that increase during the first few years following  origination.  Mortgagors  generally will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related  mortgagor's income does not increase at the same rate as the monthly payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If credit  enhancement for a series of certificates is provided by a letter of credit, insurance  policy or bond that is issued or guaranteed  by an entity that suffers  financial difficulty,  such  credit  enhancement  may not  provide  the  level  of  support  that  was anticipated  at the time an investor  purchased its  certificate.  In the event of a default under the terms of a letter of credit,  insurance policy or bond, any Realized Losses on the mortgage  collateral  not covered by the credit  enhancement  will be applied to a series of certificates  in the manner  described in the  accompanying  prospectus  supplement  and may reduce an investor's anticipated yield to maturity.

      The  accompanying  prospectus  supplement  may describe  other factors  concerning the mortgage  collateral  securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                              MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated  above under "The Trusts," the original terms to maturity of the mortgage collateral  in a given  trust  will  vary  depending  upon the type of  mortgage  collateral included in the trust. The prospectus  supplement for a series of certificates  will contain information  with  respect to the types and  maturities  of the mortgage  collateral  in the related  trust.  The  prepayment  experience,  the  timing and rate of  repurchases  and the timing and amount of  liquidations  with respect to the related  mortgage loans or contracts will affect the life and yield of the related series of certificates.

      If the pooling and  servicing  agreement for a series of  certificates  provides for a
Funding  Account or other means of funding the transfer of additional  mortgage loans to the related trust, as described under  "Description  of the  Certificates-Funding  Account," and
the trust is unable to acquire any  additional  mortgage  loans within any  applicable  time limit,  the amounts set aside for such purpose may be applied as principal  distributions on one or more classes of certificates of such series.

      Prepayments  on  mortgage  loans  and  manufactured  housing  contracts  are  commonly measured  relative to a prepayment  standard or model.  The  prospectus  supplement for each series  of  certificates  may  describe  one or more  prepayment  standard  or model and may contain tables setting forth the projected  yields to maturity on each class of certificates or the  weighted  average  life of each  class of  certificates  and the  percentage  of the original  principal  amount of each  class of  certificates  of that  series  that  would be outstanding  on specified  payment dates for the series based on the  assumptions  stated in the  accompanying  prospectus  supplement,  including  assumptions  that  prepayments on the mortgage  collateral  are  made  at  rates  corresponding  to  various  percentages  of  the prepayment  standard or model.  There is no assurance that  prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment  standard or model specified in the accompanying prospectus supplement.

                                             76

      The following is a list of factors that may affect prepayment experience:

o     homeowner mobility;

o     economic conditions;

o     changes in mortgagors' housing needs;

o     job transfers;

o     unemployment;

o     mortgagors' equity in the properties securing the mortgages;

o     servicing decisions;

o     enforceability of due-on-sale clauses;

o     mortgage market interest rates;

o     mortgage recording taxes;

o     solicitations and the availability of mortgage funds; and

o     the obtaining of secondary financing by the mortgagor.

      All  statistics  known to the  depositor  that  have been  compiled  with  respect  to prepayment  experience on mortgage  loans indicate that while some mortgage loans may remain outstanding until their stated maturities,  a substantial number will be paid prior to their
respective  stated  maturities.   The  rate  of  prepayment  with  respect  to  conventional fixed-rate  mortgage  loans has  fluctuated  significantly  in  recent  years.  In  general, however,  if prevailing  interest rates fall  significantly  below the mortgage rates on the mortgage loans or contracts  underlying a series of  certificates,  the  prepayment  rate of such mortgage  loans or contracts is likely to be higher than if prevailing  rates remain at or above the rates borne by those  mortgage  loans or contracts.  The depositor is not aware of  any  historical  prepayment  experience  with  respect  to  mortgage  loans  secured  by properties  located in Puerto Rico or with respect to  manufactured  housing  contracts and, accordingly,  prepayments  on such loans or  contracts  may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

      Risk of prepayment on Interest Only Loans may be greater because  borrowers may decide to  refinance  before  the  expiration  of the  interest-only  period.  See "The  Trusts-The
Mortgage Loans-Interest Only Loans."

      To the extent that losses on the contracts are not covered by any credit  enhancement, holders of the certificates of a series evidencing  interests in the contracts will bear all risk of loss  resulting  from default by mortgagors  and will have to look  primarily to the value of the manufactured  homes,  which generally  depreciate in value, for recovery of the outstanding  principal and unpaid interest of the defaulted  contracts.  See "The Trusts-The
Contracts."

                                             77

      The  accompanying  prospectus  supplement  will  specify  whether the  mortgage  loans contain  due-on-sale  provisions  permitting the mortgagee to accelerate the maturity of the mortgage  loan upon sale or some  transfers  by the  mortgagor of the  underlying  mortgaged property.  The master  servicer  will  enforce any  due-on-sale  clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying  mortgaged property and it is entitled to do so under applicable law,  provided,  however,  that the master servicer will not take any action in relation to the enforcement of any  due-on-sale  provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

      An ARM loan is assumable,  in some  circumstances,  if the proposed  transferee of the related  mortgaged  property  establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer,  the security for the
ARM loan  would  not be  impaired  by the  assumption.  The  extent  to which  ARM loans are assumed by  purchasers  of the  mortgaged  properties  rather  than  prepaid by the  related mortgagors  in  connection  with the  sales of the  mortgaged  properties  will  affect  the weighted  average  life of the  related  series of  certificates.  See  "Description  of the
Certificates  -  Servicing  and  Administration  of Mortgage  Collateral  -  Enforcement  of
'Due-on-Sale'  Clauses" and "Certain  Legal  Aspects of Mortgage  Loans and  Contracts - The
Mortgage  Loans  -  Enforceability  of  Certain  Provisions"  and  "-The  Contracts"  for  a
description  of provisions of each pooling and  servicing  agreement and legal  developments that may affect the prepayment rate of mortgage loans or contracts.

      In addition,  some  mortgage  securities  included in a mortgage pool may be backed by underlying  mortgage loans having differing interest rates.  Accordingly,  the rate at which principal payments are received on the related certificates will, to some extent,  depend on the interest rates on the underlying mortgage loans.

      Some types of mortgage  collateral included in a trust may have  characteristics  that make  it  more  likely  to  default  than  collateral  provided  for  mortgage  pass-through certificates from other mortgage purchase programs.  The depositor  anticipates including in
mortgage  collateral  pools  "limited   documentation,"   "stated   documentation"  and  "no
documentation"  mortgage loans and contracts,  Puerto Rico mortgage loans and mortgage loans and  contracts  that were made to  international  borrowers,  that are secured by investment properties  and  that  have  other  characteristics  not  present  in those  programs.  Such mortgage  collateral may be susceptible  to a greater risk of default and  liquidation  than might otherwise be expected by investors in the related certificates.

      The mortgage  loans may be prepaid by the  mortgagors  at any time without  payment of any prepayment fee or penalty,  although a portion of the mortgage loans provide for payment of a  prepayment  charge,  which may have a  substantial  effect on the rate of  prepayment.
Some  states' laws  restrict the  imposition  of  prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  As a result,  it is possible that  prepayment  charges may not be collected  even on mortgage  loans that provide for the payment of these charges.

      A servicer  may allow the  refinancing  of a mortgage  loan in any trust by  accepting prepayments  thereon and permitting a new loan to the same borrower secured by a mortgage on the same property,  which may be originated by the servicer or the master servicer or any of their respective  affiliates or by an unrelated entity.  In the event of a refinancing,  the new loan would not be included in the related trust and,  therefore,  the refinancing  would have the same effect as a  prepayment  in full of the related  mortgage  loan. A servicer or the master  servicer  may,  from time to time,  implement  programs  designed  to  encourage refinancing.  These  programs may include,  without  limitation,  modifications  of existing loans,  general or  targeted  solicitations,  the  offering  of  pre-approved  applications, reduced  origination  fees  or  closing  costs,  or  other  financial  incentives.  Targeted solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged  property.  In addition,  servicers or the master servicer may encourage  assumption of mortgage loans,  including  defaulted  mortgage loans,  under which

                                              78

creditworthy borrowers assume the outstanding  indebtedness of the mortgage loans, which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the  mortgage  pool  underlying  any  trust  (i) the rate of  Principal  Prepayments  of the mortgage  loans in the mortgage  pool may be higher than would  otherwise  be the case,  and
(ii) in some  cases,  the  average  credit  or  collateral  quality  of the  mortgage  loans remaining in the mortgage pool may decline.

      While most  manufactured  housing  contracts  will  contain  "due-on-sale"  provisions permitting  the holder of the  contract to  accelerate  the  maturity of the  contract  upon conveyance by the mortgagor,  the master servicer,  servicer or subservicer,  as applicable, may permit proposed  assumptions of contracts  where the proposed buyer of the  manufactured home meets the  underwriting  standards  described  above.  Such  assumption  would have the effect of extending the average life of the contract.

      Although the mortgage rates on ARM loans will be subject to periodic adjustments,  the adjustments generally will:

o     not increase or decrease the mortgage rates by more than a fixed percentage  amount on each adjustment date;

o     not increase the mortgage rates over a fixed percentage  amount during the life of any
         ARM loan; and

o     be based on an index,  which may not rise and fall consistently with mortgage interest rates,  plus the related  Gross Margin,  which may be different  from margins being used for newly originated adjustable-rate mortgage loans.

      As a result,  the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated  adjustable-rate  mortgage loans. In some rate  environments,  the prevailing  rates on fixed-rate  mortgage loans may be sufficiently low in relation to the then-current  mortgage rates on ARM loans that the rate of prepayment may  increase  as a result  of  refinancings.  There can be no  certainty  as to the rate of prepayments on the mortgage  collateral  during any period or over the life of any series of certificates.

      No  assurance  can be  given  that the  value of the  mortgaged  property  securing  a mortgage  loan or contract has remained or will remain at the level  existing on the date of origination.  If the residential real estate market should  experience an overall decline in property  values such that the  outstanding  balances of the mortgage loans or contracts and any  secondary  financing  on the  mortgaged  properties  in a particular  mortgage  pool or contract  pool become equal to or greater than the value of the  mortgaged  properties,  the actual  rates of  delinquencies,  foreclosures  and  losses  could be higher  than those now generally  experienced  in the mortgage  lending  industry.  The value of property  securing
Cooperative  Loans  and the  delinquency  rates for  Cooperative  Loans  could be  adversely affected if the current favorable tax treatment of cooperative  tenant  stockholders were to become less  favorable.  See "Certain  Legal Aspects of Mortgage  Loans and  Contracts."  In
addition, even where values of mortgaged properties generally remain constant,  manufactured homes typically depreciate in value.

      To the extent that losses  resulting from  delinquencies,  losses and  foreclosures or repossession of mortgaged  property for mortgage loans or contracts  included in a trust for a series of certificates are not covered by the methods of credit  enhancement  described in

                                              79

this prospectus under "Description of Credit Enhancement" or in the accompanying  prospectus supplement,  the losses will be borne by holders of the  certificates of the related series.
Even where credit  enhancement  covers all Realized  Losses  resulting from  delinquency and foreclosure  or  repossession,  the  effect  of  foreclosures  and  repossessions  may be to increase prepayment  experience on the mortgage  collateral,  thus reducing average weighted life and affecting yield to maturity.  See "Yield Considerations."

      Under some  circumstances,  the master  servicer or a servicer  may have the option to
purchase   the   mortgage   loans   in   a   trust.   See   "The   Pooling   and   Servicing
Agreement-Termination;   Retirement  of  Certificates."  Any  repurchase  will  shorten  the weighted  average lives of the related  certificates.  Furthermore,  as described under "The
Pooling and Servicing  Agreement-Termination;  Retirement of  Certificates," a holder of the
Call Class will have the right,  solely at its  discretion,  to terminate  the related trust and thereby effect early retirement of the  certificates of the series,  on any distribution date after the 12th  distribution date following the date of initial issuance of the related series  of  certificates  and until the date  when the  optional  termination  rights of the master servicer or the servicer become  exercisable.  Any such  termination will shorten the weighted average lives of the related certificates.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACT

      The following  discussion  contains  summaries of some legal aspects of mortgage loans and manufactured  housing contracts that are general in nature.  Because these legal aspects are governed in part by state law, which laws may differ  substantially from state to state, the summaries do not purport to be complete,  to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged  properties may be situated.  The summaries are qualified in their entirety by reference to the  applicable  federal and state laws governing the mortgage loans.

The Mortgage Loan

General

      The mortgage loans,  other than Cooperative  Loans, will be secured by deeds of trust, mortgages or deeds to secure debt  depending  upon the  prevailing  practice in the state in which the related mortgaged property is located.  In some states, a mortgage,  deed of trust or deed to secure debt creates a lien upon the related real property.  In other states,  the mortgage,  deed of trust or deed to secure debt  conveys  legal title to the property to the mortgagee subject to a condition  subsequent,  for example,  the payment of the indebtedness secured  thereby.  These  instruments  are not prior to the lien for real  estate  taxes and assessments  and other  charges  imposed under  governmental  police  powers.  Priority with respect  to these  instruments  depends  on their  terms  and in some  cases on the terms of separate  subordination  or  inter-creditor  agreements,  and  generally  on  the  order  of recordation  of the  mortgage  deed  of  trust  or deed to  secure  debt in the  appropriate recording office.

      There  are  two  parties  to a  mortgage,  the  mortgagor,  who  is the  borrower  and homeowner,  and the  mortgagee,  who is the  lender.  Under  the  mortgage  instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states,  three parties  may be  involved in a mortgage  financing  when title to the  property is held by a land  trustee  under a land trust  agreement of which the  borrower is the  beneficiary;  at origination  of a mortgage loan,  the land trustee,  as fee owner of the property,  executes the  mortgage  and the  borrower  executes a separate  undertaking  to make  payments on the mortgage  note.  Although  a deed of trust is  similar  to a  mortgage,  a deed of trust has three parties:  the grantor,  who is the  borrower/homeowner;  the  beneficiary,  who is the

                                              80

lender;  and a third-party  grantee called the trustee.  Under a deed of trust, the borrower grants the mortgaged  property to the trustee,  irrevocably until  satisfaction of the debt.
A deed to secure debt  typically  has two  parties,  under which the  borrower,  or grantor, conveys  title to the real  property to the grantee,  or lender,  typically  with a power of sale,  until the time  when the debt is  repaid.  The  trustee's  authority  under a deed of trust and the mortgagee's or grantee's  authority under a mortgage or a deed to secure debt, as  applicable,  are governed by the law of the state in which the real property is located, the express  provisions  of the deed of trust,  mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

      If specified in the prospectus  supplement  relating to a series of certificates,  the
mortgage  loans  may  include   Cooperative   Loans.  Each  Cooperative  Note  evidencing  a
Cooperative Loan will be secured by a security  interest in shares issued by the Cooperative that owns the related apartment building,  which is a corporation  entitled to be treated as a housing  cooperative  under  federal  tax law,  and in the  related  proprietary  lease or occupancy  agreement  granting  exclusive  rights to occupy a specific  dwelling unit in the
Cooperative's  building.  The  security  agreement  will  create  a lien  upon,  or  grant a
security  interest  in,  the  Cooperative   shares  and  proprietary   leases  or  occupancy
agreements,  the  priority of which will depend on,  among  other  things,  the terms of the particular  security agreement as well as the order of recordation of the agreement,  or the filing of the financing  statements related thereto, in the appropriate  recording office or the taking of possession  of the  Cooperative  shares,  depending on the law of the state in which  the  Cooperative  is  located.  This type of lien or  security  interest  is not,  in general,  prior to liens in favor of the cooperative  corporation for unpaid  assessments or common  charges.  This type of lien or  security  interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      The  accompanying  prospectus  supplement will specify the geographic  location of the collateral for Cooperative  Loans. In general,  all  Cooperative  buildings  relating to the
Cooperative  Loans are  located in the State of New York.  In most cases,  each  Cooperative owns in fee or has a leasehold  interest in all the real  property and owns in fee or leases the  building  and  all  separate  dwelling  units  therein.  The  Cooperative  is  directly responsible for property management and, in most cases,  payment of real estate taxes, other governmental  impositions  and hazard and  liability  insurance.  If there is an  underlying mortgage or mortgages on the  Cooperative's  building or  underlying  land,  as is typically the  case,  or an  underlying  lease  of the  land,  as is the case in some  instances,  the
Cooperative,  as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying  mortgage loan is ordinarily  obtained by the  Cooperative in connection with either the construction or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.  The  interest  of the  occupant  under  proprietary  leases or occupancy  agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying  mortgage and to the interest of the holder of a land lease. If the  Cooperative is unable to meet the payment  obligations (i) arising under an underlying  mortgage,  the mortgagee  holding an underlying  mortgage could  foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy  agreements or
(ii) arising  under its land lease,  the holder of the  landlord's  interest  under the land lease could terminate it and all subordinate  proprietary  leases and occupancy  agreements.
In addition,  an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize,  with a significant portion of principal being due in one final  payment at maturity.  The  inability of the  Cooperative  to refinance a mortgage and its  consequent  inability to make the final  payment could lead to  foreclosure  by the mortgagee.  Similarly,  a land  lease  has an  expiration  date  and  the  inability  of the
Cooperative to extend its term or, in the  alternative,  to purchase the land, could lead to

                                              81

termination  of  the  Cooperative's   interest  in  the  property  and  termination  of  all
proprietary  leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination  of the underlying  lease could  eliminate or significantly  diminish  the value of any  collateral  held by the lender who  financed  the purchase by an individual  tenant-stockholder  of shares of the Cooperative,  or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders,  referred to as  tenant-stockholders,  who, through  ownership  of stock or shares in the  Cooperative,  receive  proprietary  leases or occupancy  agreements which confer exclusive  rights to occupy specific  dwellings.  In most instances,  a tenant-stockholder of a Cooperative must make a monthly maintenance payment to
the  Cooperative  under  the  proprietary   lease,   which  rental  payment  represents  the
tenant-stockholder's  pro  rata  share  of the  Cooperative's  payments  for its  underlying
mortgage,  real  property  taxes,   maintenance  expenses  and  other  capital  or  ordinary
expenses.  An ownership  interest in a Cooperative and accompanying  occupancy rights may be financed  through a  Cooperative  Loan  evidenced  by a  Cooperative  Note and secured by an assignment of and a security interest in the occupancy  agreement or proprietary lease and a security  interest in the  related  shares of the related  Cooperative.  The lender  usually takes  possession of the stock  certificate  and a counterpart of the  proprietary  lease or occupancy  agreement and a financing  statement  covering the proprietary lease or occupancy agreement and the Cooperative  shares is filed in the appropriate  state or local offices to perfect  the  lender's  interest  in its  collateral.  In  accordance  with the  limitations discussed below, upon default of the tenant-stockholder,  the lender may sue for judgment on the  Cooperative  Note,  dispose of the  collateral at a public or private sale or otherwise proceed  against the  collateral or  tenant-stockholder  as an individual as provided in the security agreement  covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative shares.  See "-Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general,  a  "tenant-stockholder,"  as defined in Section 216(b)(2) of the Internal
Revenue Code, of a corporation that qualifies as a "cooperative  housing corporation" within the meaning of Section  216(b)(1)  of the Internal  Revenue Code is allowed a deduction  for amounts paid or accrued within his or her taxable year to the corporation  representing  his or her  proportionate  share of certain interest expenses and real estate taxes allowable as a deduction  under  Section  216(a) of the Internal  Revenue Code to the  corporation  under
Sections 163 and 164 of the Internal  Revenue Code.  In order for a  corporation  to qualify under  Section  216(b)(1) of the  Internal  Revenue Code for its taxable year in which those items are allowable as a deduction to the  corporation,  the section  requires,  among other things,  that at least  80% of the gross  income  of the  corporation  be  derived  from its tenant-stockholders.  By  virtue  of this  requirement,  the  status  of a  corporation  for purposes  of  Section  216(b)(1)  of the  Internal  Revenue  Code  must be  determined  on a year-to-year basis.  Consequently,  there can be no assurance that Cooperatives  relating to the  Cooperative  Loans will  qualify  under this  section  for any  particular  year.  If a
Cooperative  fails to qualify for one or more years,  the value of the  collateral  securing any related Cooperative Loans could be significantly  impaired because no deduction would be allowable to  tenant-stockholders  under  Section  216(a) of the Internal  Revenue Code with respect  to  those  years.  In  view  of the  significance  of  the  tax  benefits  accorded tenant-stockholders  of a corporation that qualifies under Section 216(b)(1) of the Internal
Revenue Code, the  likelihood  that this type of failure would be permitted to continue over a period of years appears remote.

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Foreclosure on Mortgage Loan

      Although a deed of trust or a deed to secure debt may also be  foreclosed  by judicial action,  foreclosure  of a deed of trust or a deed to secure debt is typically  accomplished by a  non-judicial  sale under a specific  provision  in the deed of trust or deed to secure debt which  authorizes  the trustee or grantee,  as  applicable,  to sell the property  upon default  by the  borrower  under  the  terms of the note or deed of trust or deed to  secure debt.  In  addition  to any  notice  requirements  contained  in a deed of  trust or deed to secure debt, in some states, the trustee or grantee, as applicable,  must record a notice of default and send a copy to the  borrower  and to any person who has recorded a request for a copy of notice of default and notice of sale.  In addition,  in some states,  the trustee or grantee,  as applicable,  must provide notice to any other individual  having an interest of record in the real  property,  including  any  junior  lienholders.  If the deed of trust or deed to secure debt is not reinstated  within a specified  period,  a notice of sale must be posted in a public place and, in most  states,  published  for a specific  period of time in one or more  newspapers.  In  addition,  some states' laws require that a copy of the notice of sale be posted on the  property  and sent to all parties  having an interest of record in the real property.

      In some  states,  the  borrower  has the  right  to  reinstate  the  loan at any  time following  default until shortly before the trustee's  sale. In most cases, in those states, the  borrower,  or any other person  having a junior  encumbrance  on the real estate,  may, during a reinstatement  period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      An action to  foreclose  a  mortgage  is an action to  recover  the  mortgage  debt by enforcing  the  mortgagee's  rights  under the mortgage  and in the  mortgaged  property and compelling  a sale of the  mortgaged  property  to  satisfy  the debt.  It is  regulated  by statutes and rules,  and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  However,  a court may exercise  equitable  powers  to  relieve a  borrower  of a  default  and deny the  mortgagee foreclosure.  Under various  circumstances a court of equity may relieve the borrower from a non-monetary  default where that default was not willful or where a monetary  default,  such as failure to pay real estate taxes,  can be cured before  completion of the foreclosure and there is no substantial prejudice to the mortgagee.

      Foreclosure of a mortgage usually is accomplished by judicial  action.  In most cases, the  action is  initiated  by the  service of legal  pleadings  upon all  parties  having an interest  of record  in the real  property.  Delays in  completion  of the  foreclosure  may result from difficulties in locating and serving  necessary  parties,  including  borrowers, such as  international  borrowers,  located outside the  jurisdiction in which the mortgaged
property  is  located.   Difficulties  in  foreclosing  on  mortgaged  properties  owned  by international  borrowers  may result in increased  foreclosure  costs,  which may reduce the amount of  proceeds  from the  liquidation  of the related  mortgage  loan  available  to be distributed to the  certificateholders  of the related series.  If the mortgagee's  right to foreclose  is  contested,  the  legal  proceedings  necessary  to  resolve  the issue can be time-consuming.

      In the case of foreclosure  under a mortgage,  a deed of trust or deed to secure debt, the sale by the  referee or other  designated  officer  or by the  trustee  or  grantee,  as applicable,  is a public sale.  However,  because of the difficulty a potential buyer at the sale may have in  determining  the exact status of title and because the physical  condition of the property may have  deteriorated  during the foreclosure  proceedings,  it is uncommon for a third party to purchase the property at a foreclosure  sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee,  as applicable,  or referee for a credit bid less than or equal to the unpaid principal amount of the loan,  accrued and unpaid interest and the expense of foreclosure,  in which case the mortgagor's  debt will be

                                             83

extinguished  unless the lender purchases the property for a lesser amount and preserves its right  against a borrower to seek a deficiency  judgment  and the remedy is available  under state law and the related loan documents.  In the same states,  there is a statutory minimum purchase  price  which the  lender  may  offer for the  property  and  generally,  state law controls the amount of foreclosure costs and expenses,  including attorneys' fees, which may be  recovered by a lender.  Thereafter,  subject to the right of the borrower in some states to remain in possession during the redemption  period, the lender will assume the burdens of ownership,  including obtaining hazard insurance, paying taxes and making repairs at its own expense  that are  necessary to render the property  suitable for sale.  In most cases,  the lender will obtain the services of a real estate  broker and pay the broker's  commission in connection  with the sale of the property.  Depending upon market  conditions,  the ultimate proceeds of the sale of the property may not equal the lender's  investment  in the property and, in some states, the lender may be entitled to a deficiency  judgment.  In some cases, a deficiency  judgment may be pursued in lieu of  foreclosure.  Any loss may be reduced by the receipt of any  mortgage  insurance  proceeds  or other  forms of credit  enhancement  for a series of certificates.  See "Description of Credit Enhancement."

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the  Commonwealth  of Puerto Rico the  foreclosure  of a real estate mortgage  usually  follows an ordinary  "civil  action" filed in the Superior  Court for the district  where the mortgaged  property is located.  If the  defendant  does not contest the action filed,  a default  judgment is rendered for the plaintiff and the mortgaged  property is sold at public auction,  after  publication of the sale for two weeks, by posting written notice in three public  places in the  municipality  where the auction will be held,  in the tax  collection  office and in the public  school of the  municipality  where the  mortgagor resides,  if known.  If the residence of the mortgagor is not known,  publication  in one of the  newspapers of general  circulation in the  Commonwealth  of Puerto Rico must be made at least  once a week  for two  weeks.  There  may be as  many as  three  public  sales  of the mortgaged  property.  If the defendant  contests the foreclosure,  the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption  rights after the public sale of a foreclosed  property  under the laws of the  Commonwealth  of Puerto Rico.  Commonwealth of Puerto Rico law provides for a summary  proceeding for the foreclosure of a mortgage,  but it is very seldom used because of concerns  regarding  the validity of those  actions.  The process may be expedited if the mortgagee  can obtain the consent of the  defendant  to the  execution  of a deed in lieu of foreclosure.

      Under  Commonwealth  of  Puerto  Rico  law,  in the  case  of  the  public  sale  upon foreclosure  of a  mortgaged  property  that (a) is  subject  to a  mortgage  loan  that was obtained  for a  purpose  other  than  the  financing  or  refinancing  of the  acquisition, construction  or  improvement  of the property  and (b) is occupied by the  mortgagor as his principal  residence,  the mortgagor of the property has a right to be paid the first $1,500 from the  proceeds  obtained on the public sale of the  property.  The  mortgagor  can claim this sum of money from the  mortgagee at any time prior to the public sale or up to one year after the sale.  This  payment  would  reduce  the  amount of sales  proceeds  available  to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

      The Cooperative  shares owned by the  tenant-stockholder,  together with the rights of the  tenant-stockholder  under the proprietary lease or occupancy agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions  on transfer as described in  the  Cooperative's  certificate  of  incorporation  and  by-laws,  as  well  as  in  the proprietary  lease or occupancy  agreement.  The proprietary  lease or occupancy  agreement,
even  while   pledged,   may  be   cancelled   by  the   Cooperative   for  failure  by  the
tenant-stockholder   to  pay   rent  or   other   obligations   or   charges   owed  by  the
tenant-stockholder,  including mechanics' liens against the Cooperative's  building incurred by the tenant-stockholder.

                                              84

      In most cases,  rent and other  obligations  and charges  arising  under a proprietary lease or occupancy  agreement that are owed to the Cooperative  become liens upon the shares
to  which  the  proprietary  lease  or  occupancy  agreement  relates.   In  addition,   the
proprietary lease or occupancy  agreement generally permits the Cooperative to terminate the lease or agreement  if the borrower  defaults in the  performance  of covenants  thereunder.
Typically,  the  lender  and the  Cooperative  enter  into a  recognition  agreement  which, together  with any  lender  protection  provisions  contained  in the  proprietary  lease or occupancy agreement,  establishes the rights and obligations of both parties in the event of a default  by the  tenant-stockholder  on its  obligations  under the  proprietary  lease or occupancy  agreement.  A default by the  tenant-stockholder  under the proprietary  lease or occupancy  agreement will usually  constitute a default under the security agreement between the lender and the tenant-stockholder.

      The  recognition  agreement  generally  provides that, if the  tenant-stockholder  has defaulted under the proprietary lease or occupancy  agreement,  the Cooperative will take no action to terminate  the lease or agreement  until the lender has been  provided with notice of and an opportunity to cure the default.  The  recognition  agreement  typically  provides that if the proprietary  lease or occupancy  agreement is terminated,  the Cooperative  will recognize the lender's lien against  proceeds from a sale of the shares and the  proprietary
lease  or  occupancy  agreement  allocated  to  the  dwelling,   subject,  however,  to  the
Cooperative's  right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares  relating to the proprietary  lease or occupancy  agreement.
The total  amount  owed to the  Cooperative  by the  tenant-stockholder,  which  the  lender generally  cannot  restrict and does not monitor,  could reduce the amount  realized  upon a sale of the collateral below the outstanding  principal  balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition  agreements  also  typically  provide  that if the lender  succeeds to the tenant-shareholder's  shares and proprietary  lease or occupancy  agreement as the result of realizing upon its  collateral  for a Cooperative  Loan, the lender must obtain the approval or consent of the board of  directors  of the  Cooperative  as required  by the  proprietary lease before  transferring the Cooperative  shares and assigning the proprietary lease. This approval or consent is usually based on the  prospective  purchaser's  income and net worth, among other factors, and may significantly reduce the number of potential purchasers,  which could  limit  the  ability  of the  lender  to  sell  and  realize  upon  the  value  of the collateral.  In  most  cases,  the  lender  is not  limited  in any  rights  it may  have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans,  lenders do not usually require either the tenant-stockholder  (that is, the borrower) or the  Cooperative to obtain title insurance of any type.  Consequently,  the existence of any prior liens or other  imperfections  of title affecting  the  Cooperative's  building  or  real  estate  also  may  adversely  affect  the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the  Cooperative  shares is accomplished by public sale in accordance with the  provisions of Article 9 of the Uniform  Commercial  Code, or UCC, and the security agreement  relating to those shares.  Article 9 of the UCC requires that a sale be conducted
in  a  "commercially   reasonable"   manner.   Whether  a  sale  has  been  conducted  in  a
"commercially  reasonable"  manner  will  depend on the facts in each case.  In  determining commercial reasonableness,  a court will look to the notice given the debtor and the method, manner,  time,  place and terms of the sale and the sale price.  In most  instances,  a sale conducted  according to the usual practice of creditors  selling  similar  collateral in the same area will be considered reasonably conducted.

                                              85

      Article 9 of the UCC provides  that the proceeds of the sale will be applied  first to pay the costs and expenses of the sale and then to satisfy the  indebtedness  secured by the lender's security  interest.  The recognition  agreement,  however,  generally provides that the lender's right to reimbursement  is subject to the right of the Cooperative  corporation to  receive  sums due under  the  proprietary  lease or  occupancy  agreement.  If there are proceeds remaining,  the lender must account to the  tenant-stockholder  for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the  tenant-stockholder  is generally  responsible  for the  deficiency.  See  "-Anti-Deficiency  Legislation  and Other
Limitations on Lenders" below.

Rights of Redemption

      In some states,  after sale  pursuant to a deed of trust,  or a deed to secure debt or foreclosure of a mortgage,  the borrower and foreclosed  junior lienors or other parties are given a  statutory  period,  typically  ranging  from six months to two  years,  in which to redeem the property from the  foreclosure  sale. In some states,  redemption  may occur only upon payment of the entire principal  balance of the loan,  accrued interest and expenses of foreclosure.  In other states,  redemption  may be  authorized  if the former  borrower pays only a  portion  of the sums due.  In some  states,  the  right to  redeem  is an  equitable right.  The equity of redemption,  which is a non-statutory  right,  should be distinguished from  statutory  rights of redemption.  The effect of a statutory  right of redemption is to diminish  the  ability  of the  lender  to sell  the  foreclosed  property.  The  rights  of redemption  would defeat the title of any purchaser  subsequent to foreclosure or sale under a deed of  trust  or a deed to  secure  debt.  Consequently,  the  practical  effect  of the redemption  right is to force the lender to maintain  the  property  and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Some  states  have  imposed  statutory  prohibitions  which  limit the  remedies  of a beneficiary  under a deed of trust,  a mortgagee  under a mortgage or a grantee under a deed to secure  debt.  In some  states,  including  California,  statutes  limit the right of the beneficiary,  mortgagee  or grantee to obtain a  deficiency  judgment  against the  borrower following  foreclosure.  A  deficiency  judgment is a personal  judgment  against the former borrower  equal in most cases to the  difference  between the net amount  realized  upon the public  sale of the  real  property  and the  amount  due to the  lender.  In the  case of a mortgage loan secured by a property  owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency  judgment against the trust following  foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable  under  applicable law, may be of little value to the  beneficiary,  grantee or mortgagee if there are no assets against
which  the  deficiency   judgment  may  be  executed.   Some  state  statutes   require  the
beneficiary,  grantee or mortgagee to exhaust the security  afforded  under a deed of trust, deed to secure  debt or  mortgage  by  foreclosure  in an attempt  to satisfy  the full debt before bringing a personal action against the borrower.

      In other states,  the lender has the option of bringing a personal  action against the borrower on the debt  without  first  exhausting  the  security;  however,  in some of these states,  the  lender,  following  judgment  on the  personal  action,  may be deemed to have elected  a  remedy  and may be  precluded  from  exercising  remedies  with  respect  to the security.  Consequently,  the practical effect of the election requirement,  in those states permitting  this election,  is that lenders will usually  proceed against the security first rather than  bringing a personal  action  against the  borrower.  Finally,  in some  states, statutory  provisions  limit any  deficiency  judgment  against  the  borrower  following  a foreclosure  to the excess of the  outstanding  debt over the fair value of the  property at the time of the  public  sale.  The  purpose of these  statutes  is  generally  to prevent a beneficiary,  grantee or mortgagee from obtaining a large  deficiency  judgment  against the borrower as a result of low or no bids at the judicial sale.

                                              86

      Generally,  Article 9 of the UCC governs  foreclosure  on  Cooperative  shares and the related  proprietary lease or occupancy  agreement.  Some courts have interpreted  Article 9 to prohibit  or limit a  deficiency  award in some  circumstances,  including  circumstances where the disposition of the collateral,  which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement,  was not conducted in a commercially reasonable manner.

      In addition to laws  limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state  statutory  provisions,  including the federal  bankruptcy  laws and state laws  affording  relief to debtors,  may interfere with or affect the ability of the secured mortgage  lender to realize upon its collateral  and/or enforce a deficiency  judgment.  For example,  under the federal  bankruptcy  law, all actions  against the debtor,  the debtor's property  and any  co-debtor  are  automatically  stayed  upon the  filing  of a  bankruptcy petition.  Moreover,  a court having  federal  bankruptcy  jurisdiction  may permit a debtor through  its  Chapter  11 or  Chapter  13  rehabilitative  plan to cure a  monetary  default relating  to a  mortgage  loan on the  debtor's  residence  by  paying  arrearages  within a reasonable  time period and reinstating the original  mortgage loan payment  schedule,  even though the lender  accelerated  the mortgage loan and final judgment of foreclosure had been entered in state  court.  Some courts with federal  bankruptcy  jurisdiction  have  approved plans,  based on the particular facts of the  reorganization  case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal  bankruptcy  jurisdiction  have also indicated that the terms of a mortgage loan secured by property of the debtor,  which is a  Cooperative  Loan, or which is secured by  additional  collateral  in addition to the related  mortgaged  property,  may be modified.  These courts have allowed  modifications that include reducing the amount of each monthly  payment,  changing the rate of interest and altering  the  repayment  schedule.  In general,  except as provided  below with  respect to junior  liens,  the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal  residence may not be  modified  under a plan  confirmed  under  Chapter  13, as opposed to Chapter 11, except with respect to mortgage payment  arrearages,  which may be cured within a reasonable time period.

      The United  States  Supreme Court has held that so long as a mortgage loan is fully or partially  secured by the related  mortgaged  property,  the amount of the mortgage loan may not be reduced,  or "crammed  down," in connection  with a bankruptcy  petition filed by the mortgagor.  However,  United States Circuit Court of Appeals decisions have held that in the event of a  Chapter  13  bankruptcy  filing  by a  mortgagor,  in the event the value of the related  mortgaged  property  at the time of the filing is less than the amount of any first lien,  any  unsecured  junior  liens  may be  "crammed  down" in the  bankruptcy  court  and discharged.  As a result,  in the event of a decline in the value of a  mortgaged  property, the amount of any junior liens may be reduced by a bankruptcy  judge in a Chapter 13 filing, without any  liquidation of the related  mortgaged  property.  Any such  reduction  would be treated as a Bankruptcy Loss.

      Certain tax liens arising under the Internal Revenue Code may, in some  circumstances, have  priority over the lien of a mortgage,  deed to secure debt or deed of trust.  This may have the effect of delaying or interfering  with the enforcement of rights with respect to a defaulted mortgage loan.

                                             87

      In addition,  substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous  federal and some state
consumer  protection  laws.  These  laws  include  the  federal   Truth-in-Lending  Act,  as
implemented  by Regulation  Z, Real Estate  Settlement  Procedures  Act, as  implemented  by
Regulation  X, Equal Credit  Opportunity  Act, as  implemented  by Regulation B, Fair Credit
Billing Act,  Fair Credit  Reporting  Act and related  statutes.  These  federal laws impose specific  statutory  liabilities  upon lenders who originate  mortgage loans and who fail to comply with the provisions of the law. In some cases,  this  liability may affect  assignees of the  mortgage  loans.  In  particular,  an  originator's  failure to comply with  certain requirements  of the federal  Truth-in-Lending  Act, as  implemented  by Regulation Z, could subject both originators and assignees of such  obligations to monetary  penalties and could result in the obligors'  rescinding the mortgage loans either against either the originators or assignees.

Homeownership Act and Similar State Laws

      Some  mortgage  loans and  contracts  may be  subject  to  special  rules,  disclosure requirements  and other  provisions that were added to the federal  Truth-in-Lending  Act by the Home Ownership and Equity  Protection Act of 1994, or  Homeownership  Act, if such trust assets  were  originated  on or after  October  1, 1995,  are not loans made to finance  the purchase of the mortgaged  property and have interest rates or  origination  costs in excess
of  certain   prescribed   levels.   The  Homeownership  Act  requires  certain   additional
disclosures,  specifies the timing of those disclosures and limits or prohibits inclusion of certain  provisions in mortgages subject to the Homeownership  Act.  Purchasers or assignees of a mortgage loan subject to the Homeownership  Act,  including any trust,  could be liable under federal law for all claims and subject to all defenses that the borrower  could assert against the  originator  of the loan,  under the federal  Truth-in-Lending  Act or any other law, unless the purchaser or assignee did not know and could not with  reasonable  diligence have  determined  that the loan was  subject to the  provisions  of the  Homeownership  Act.
Remedies available to the borrower include monetary penalties,  as well as rescission rights if  appropriate  disclosures  were  not  given as  required  or if the  particular  mortgage includes  provisions  prohibited by the law. The maximum damages that may be recovered under these  provisions  from an  assignee,  including  the  trust,  is the  remaining  amount  of indebtedness  plus the total  amount paid by the  borrower in  connection  with the mortgage loan.

      In addition to the  Homeownership  Act, a number of  legislative  proposals  have been introduced  at both the federal and state level that are  designed to  discourage  predatory lending  practices.  Some states have  enacted,  and other states or local  governments  may
enact,  laws  that  impose   requirements  and  restrictions   greater  than  those  in  the
Homeownership  Act. These laws prohibit  inclusion of some provisions in mortgage loans that have interest rates or origination  costs in excess of prescribed  levels,  and require that borrowers be given certain  disclosures  prior to the  consummation  of the mortgage  loans.
Purchasers  or assignees of such a mortgage  loan,  including  the related  trust,  could be exposed to all claims and defenses that the mortgagor  could assert  against the  originator of the  mortgage  loan for a violation of state law.  Claims and  defenses  available to the borrower could include monetary  penalties,  rescission and defenses to a foreclosure action or an action to collect.

      Except  in the case of a  Designated  Seller  Transaction,  Residential  Funding  will represent  and warrant that all of the mortgage  loans in the mortgage  pool complied in all material  respects  with  all  applicable  local,  state  and  federal  laws at the  time of origination.  Although  Residential  Funding will be obligated  to  repurchase  any mortgage loan as to which a breach of its  representation and warranty has occurred if that breach is material and adverse to the interests of the  certificateholders,  the  repurchase  price of those  mortgage  loans  could be less than the damages  and/or  equitable  remedies  imposed pursuant to various state laws.

                                              88

      Lawsuits have been brought in various states making claims against  assignees of loans subject  to the  Homeownership  Act for  violations  of  federal  and  state  law  allegedly committed by the originator.  Named defendants in these cases include numerous  participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

      Unless the  prospectus  supplement  indicates  otherwise,  the mortgage  loans contain due-on-sale  clauses.  These  clauses  permit the lender to  accelerate  the maturity of the loan if the borrower sells,  transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states,  and in some cases the  enforceability  of these  clauses  has been  limited or denied.  However,  the  Garn-St
Germain  Depository  Institutions  Act of 1982,  or  Garn-St  Germain  Act,  preempts  state constitutional,  statutory and case law that prohibit the enforcement of due-on-sale clauses and permits  lenders to enforce  these clauses in  accordance  with their terms,  subject to limited  exceptions.  The Garn-St Germain Act does "encourage"  lenders to permit assumption of loans at the  original  rate of  interest  or at some other rate less than the average of the original rate and the market rate.

      The Garn-St  Germain Act also sets forth nine  specific  instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause,  regardless of the fact that a transfer of the property may have  occurred.  These include  intra-family transfers,  certain  transfers by operation of law, leases of fewer than three years and the creation of a junior  encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also prohibit the imposition of a prepayment  penalty upon the  acceleration of a loan under a due-on-sale clause.

      The  inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest  rate below the current  market  rate being  assumed by a new home buyer  rather than being paid off,  which may have an impact upon the average life of the  mortgage  loans and the number of mortgage loans which may be outstanding until maturity.

      Upon foreclosure,  courts have imposed general equitable  principles.  These equitable principles  are designed to relieve the borrower from the legal effect of its defaults under the loan  documents.  Examples  of  judicial  remedies  that  have  been  fashioned  include judicial  requirements  that the  lender  undertake  affirmative  and  expensive  actions to determine the causes for the borrower's  default and the  likelihood  that the borrower will be able to reinstate  the loan. In some cases,  courts have required that lenders  reinstate loans or recast payment  schedules in order to accommodate  borrowers who are suffering from temporary  financial  disability.  In other  cases,  courts  have  limited  the right of the lender to foreclose if the default under the mortgage instrument is not monetary,  including the borrower  failing to adequately  maintain the property.  Finally,  some courts have been faced  with  the  issue  of  whether  or not  federal  or  state  constitutional  provisions reflecting due process  concerns for adequate  notice require that borrowers  under deeds of trust,  deeds to secure debt or  mortgages  receive  notices in addition to the  statutorily prescribed  minimum.  For the most part,  these cases have upheld the notice  provisions  as being  reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee  having a power of sale,  does not  involve  sufficient state action to afford constitutional protections to the borrower.

                                              89

Applicability of Usury Laws

      Title V of the Depository Institutions  Deregulation and Monetary Control Act of 1980,
or Title  V,  provides  that  state  usury  limitations  shall  not  apply to some  types of residential first mortgage loans,  including  Cooperative Loans,  originated by some lenders after March 31,  1980.  A similar  federal  statute  was in effect with  respect to mortgage loans made  during the first  three  months of 1980.  The Office of Thrift  Supervision,  or
OTS, is authorized to issue rules and regulations and to publish  interpretations  governing implementation  of Title V. The statute  authorized any state to impose interest rate limits by  adopting,  before  April 1, 1983,  a law or  constitutional  provision  which  expressly rejects  application  of  the  federal  law.  In  addition,  even  where  Title  V is not so rejected,  any state is authorized by the law to adopt a provision  limiting discount points or other charges on mortgage  loans covered by Title V. Certain  states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Residential  Funding  Corporation or a designated seller specified in the accompanying prospectus  supplement  will have  represented  that each  mortgage  loan was  originated in compliance  with  then  applicable  state  laws,  including  usury  laws,  in  all  material respects.  However,  the mortgage  rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage instruments,  including  adjustable-rate mortgage loans and early ownership mortgage loans,  originated by non-federally  chartered lenders, have historically been  subjected to a variety of  restrictions.  These  restrictions  differed  from state to state,  resulting in difficulties in determining whether a particular  alternative  mortgage instrument  originated by a  state-chartered  lender was in compliance  with applicable law.
These difficulties were alleviated  substantially as a result of the enactment of Title VIII of the Garn-St  Germain Act, or Title VIII.  Title VIII  provides  that,  regardless  of any state law to the contrary:

o     state-chartered  banks may originate  alternative  mortgage  instruments in accordance with  regulations  promulgated  by the  Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

o     state-chartered  credit  unions may  originate  alternative  mortgage  instruments  in
         accordance   with   regulations   promulgated   by  the   National   Credit   Union
         Administration with respect to origination of alternative  mortgage  instruments by federal credit unions, and

o     all  other  non-federally  chartered  housing  creditors,   including  state-chartered
         savings and loan  associations,  state-chartered  savings banks and mutual  savings
         banks  and  mortgage  banking  companies,   may  originate   alternative   mortgage
         instruments  in accordance  with the  regulations  promulgated  by the Federal Home
         Loan  Bank  Board,   predecessor  to  the  OTS,  with  respect  to  origination  of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject  applicability of the provisions of
Title VIII by  adopting,  prior to  October  15,  1985,  a law or  constitutional  provision expressly  rejecting  the  applicability  of these  provisions.  Some states have taken this action.

                                              90

The Contracts

General

      A  contract  evidences  both (a) the  obligation  of the  mortgagor  to repay the loan evidenced  thereby  and (b) the grant of a security  interest  in the  manufactured  home to secure  repayment  of the loan.  Certain  aspects  of both  features  of the  contracts  are described below.

Security Interests in Manufactured Homes

      Except  as  described  in  the  next  paragraph,   under  the  laws  of  most  states,
manufactured  housing  constitutes  personal  property  and is subject to the motor  vehicle registration  laws of the state or other  jurisdiction in which the unit is located.  In the few states in which certificates of title are not required for manufactured homes,  security interests  are  perfected  by the  filing of a  financing  statement  under  the UCC.  Those financing  statements  are  effective for five years and must be renewed prior to the end of each five year  period.  The  certificate  of title laws  adopted by the  majority of states provide that  ownership of motor vehicles and  manufactured  housing shall be evidenced by a certificate of title issued by the motor vehicles  department,  or a similar entity,  of the state. In the states that have enacted  certificate of title laws, a security  interest in a unit of  manufactured  housing,  so long as it is not  attached  to land in so  permanent  a fashion  as to become a  fixture,  is, in most  cases,  perfected  by the  recording  of the interest  on  the  certificate  of  title  to the  unit  in the  appropriate  motor  vehicle registration  office or by delivery of the  required  documents  and payment of a fee to the office, depending on state law.

      The lender,  the  servicer or the master  servicer may effect the notation or delivery of the required  documents and fees, and obtain  possession of the  certificate of title, as appropriate  under the laws of the state in which any manufactured  home securing a contract is  registered.  If the master  servicer,  the  servicer  or the lender  fails to effect the notation or  delivery,  or files the  security  interest  under the wrong law,  for example, under a motor  vehicle  title  statute  rather  than  under the UCC,  in a few  states,  the certificateholders  may not have a first priority security interest in the manufactured home securing a contract.  As manufactured  homes have become larger and often have been attached to their sites without any apparent  intention to move them, courts in many states have held that manufactured homes, under some  circumstances,  may become subject to real estate title and  recording  laws.  As a result,  a security  interest  in a  manufactured  home could be rendered  subordinate  to the  interests of other  parties  claiming an interest in the home under  applicable  state real  estate  law.  In order to perfect a  security  interest  in a manufactured  home under real estate laws, the holder of the security interest must record a mortgage,  deed of trust or deed to secure debt, as  applicable,  under the real estate laws of the state where the  manufactured  home is  located.  These  filings  must be made in the real  estate  records  office of the county  where the  manufactured  home is  located.  The accompanying  prospectus  supplement will specify whether substantially all of the contracts
will  contain   provisions   prohibiting  the  mortgagor  from  permanently   attaching  the
manufactured  home to its site.  So long as the  mortgagor  does not violate this  agreement and a court does not hold that the manufactured  home is real property,  a security interest in the  manufactured  home will be governed by the certificate of title laws or the UCC, and the notation of the  security  interest on the  certificate  of title or the filing of a UCC financing  statement  will be effective  to maintain  the priority of the seller's  security interest  in the  manufactured  home.  If,  however,  a  manufactured  home  is  permanently attached to its site or if a court  determines  that a  manufactured  home is real property, other  parties  could  obtain an  interest  in the  manufactured  home which is prior to the security interest  originally  retained by the mortgage collateral seller and transferred to the depositor.  In certain cases,  the master servicer or the servicer,  as applicable,  may be required to perfect a security  interest in the  manufactured  home under applicable real estate laws.  If the real estate  recordings  are not  required and if any of the  foregoing events  were to  occur,  the  only  recourse  of the  certificateholders  would  be  against
Residential   Funding  Corporation  or  the  mortgage  collateral  seller  pursuant  to  its repurchase obligation for breach of representations or warranties.

                                              91

      The  depositor  will  assign  or cause  to be  assigned  a  security  interest  in the manufactured homes to the trustee on behalf of the  certificateholders.  See "Description of the  Certificates - Assignment of the Contracts." If a manufactured  home is governed by the applicable  motor  vehicle laws of the relevant  state neither the depositor nor the trustee will amend the  certificates  of title to identify  the  trustee as the new  secured  party.
Accordingly,  the  depositor  or any other  entity  as may be  specified  in the  prospectus supplement  will  continue to be named as the  secured  party on the  certificates  of title relating to the  manufactured  homes.  However,  there exists a risk that, in the absence of an amendment to the  certificate of title,  the assignment of the security  interest may not be held  effective  against  subsequent  purchasers  of a  manufactured  home or  subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured  home moves it to a state other than the state in which the  manufactured  home initially is registered and if steps are not taken to re-perfect the trustee's  security  interest in the state, the security  interest in the manufactured  home will  cease  to be  perfected.  While  in many  circumstances  the  trustee  would  have the opportunity to re-perfect  its security  interest in the  manufactured  home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor  under a contract  sells a  manufactured  home,  the trustee,  or the servicer or the master servicer on behalf of the trustee,  must surrender  possession of the certificate  of title or will  receive  notice as a result  of its lien  noted  thereon  and accordingly  will have an  opportunity  to require  satisfaction  of the related lien before release of the lien.

      Under the laws of most  states,  liens for repairs  performed on a  manufactured  home take  priority  over a perfected  security  interest.  The  applicable  mortgage  collateral seller  typically  will  represent that it has no knowledge of any liens with respect to any manufactured  home securing payment on any contract.  However,  the liens could arise at any time  during  the  term  of  a  contract.  No  notice  will  be  given  to  the  trustee  or certificateholders  if a lien  arises  and the  lien  would  not give  rise to a  repurchase obligation on the part of the party specified in the pooling and servicing agreement.

      To the  extent  that  manufactured  homes  are  not  treated  as real  property  under applicable  state law,  contracts  generally  are  "chattel  paper" as defined in the UCC in effect in the states in which the manufactured  homes initially were  registered.  Under the
UCC, the sale of chattel  paper is treated in a manner  similar to  perfection of a security interest in chattel paper.  Under the pooling and servicing  agreement,  the master servicer or the depositor,  as the case may be, will transfer physical possession of the contracts to the trustee or its  custodian.  In addition,  the master  servicer will make an  appropriate filing of a financing  statement in the  appropriate  states to give notice of the trustee's ownership  of the  contracts.  The  contracts  will not be  stamped or marked  otherwise  to reflect  their  assignment  from the  depositor to the trustee.  Therefore,  if a subsequent purchaser  were able to take  physical  possession of the  contracts  without  notice of the assignment,  the trustee's  interest in the contracts could be defeated.  To the extent that manufactured  homes are treated as real property under applicable state law,  contracts will be treated in a manner similar to that described  above with regard to mortgage  loans.  See
"-The Mortgage Loans" above.

                                              92

Enforcement of Security Interests in Manufactured Homes

      The servicer or the master  servicer on behalf of the trustee,  to the extent required by the related  pooling and  servicing  agreement,  may take action to enforce the trustee's security  interest  with  respect to contracts  in default by  repossession  and sale of the manufactured  homes securing the defaulted  contracts.  So long as the manufactured home has not become  subject to real estate law, a creditor  generally can  repossess a  manufactured home  securing a contract  by  voluntary  surrender,  by  "self-help"  repossession  that is
"peaceful"  or, in the absence of voluntary  surrender and the ability to repossess  without breach of the peace,  by judicial  process.  The holder of a manufactured  housing  contract generally  must  give the  debtor a number  of days'  notice  prior to  commencement  of any repossession.  The UCC and consumer  protection  laws in most states place  restrictions  on repossession  sales,  including prior notice to the debtor and commercial  reasonableness in effecting a  repossession  sale.  The laws in most states  also  require  that the debtor be given  notice of any sales  prior to resale of the unit so that the  debtor  may  redeem the manufactured home at or before the resale.

      Under  the laws  applicable  in most  states,  a  creditor  is  entitled  to  obtain a deficiency  judgment  from a debtor for any  deficiency  on  repossession  and resale of the manufactured  home  securing the related  obligor's  contract.  However,  some states impose prohibitions  or  limitations  on  deficiency  judgments,  and in many cases the  defaulting debtor would have no assets with which to pay a judgment.

      Certain  statutory  provisions,  including federal and state bankruptcy and insolvency laws and  general  equitable  principles,  may  limit or delay  the  ability  of a lender to repossess  and  resell  a  manufactured  home  or  enforce  a  deficiency  judgment.  For  a discussion of deficiency judgments,  see "-The Mortgage Loans - Anti-Deficiency  Legislation
and Other Limitations on Lenders" above.

Consumer Protection Laws

      If the transferor of a consumer  credit contract is also the seller of goods that give rise to the  transaction,  and,  in  certain  cases,  related  lenders  and  assignees,  the
"Holder-in-Due-Course"  rule of the Federal Trade  Commission,  or the FTC Rule, is intended to defeat the ability of the  transferor  to transfer the contract  free of notice of claims by the  debtor  thereunder.  The  effect  of this rule is to  subject  the  assignee  of the contract  to all claims and  defenses  that the debtor  could  assert  against the seller of goods.  Liability under this rule is limited to amounts paid under a contract;  however, the mortgagor also may be able to assert the rule to set off remaining  amounts due as a defense against a claim brought against the mortgagor.

      Numerous  other  federal  and  state  consumer   protection  laws  impose  substantial
requirements  upon creditors  involved in consumer  finance.  These laws include the federal
Truth-in-Lending  Act, as implemented by Regulation Z, the Equal Credit  Opportunity Act, as
implemented  by  Regulation  B, the Fair Credit  Reporting  Act, the Real Estate  Settlement
Procedures  Act, as implemented by Regulation X, the Fair Housing Act and related  statutes.
These laws can impose specific statutory  liabilities upon creditors who fail to comply with their  provisions.  In some  cases,  this  liability  may  affect an  assignee's  ability to enforce  the  related  contract.  In  particular,  the  originator's  failure to comply with certain  requirements of the federal  Truth-in-Lending  Act, as implemented by Regulation Z, could subject both originators and assignees of such  obligations to monetary  penalties and
could  result  in  obligors'   rescinding   contracts  against  either  the  originators  or
assignees.  In addition,  some of the contracts may be subject to special rules,  disclosure requirements and other provisions as discussed under "-The Mortgage  Loans-Homeownership Act and Similar State Laws."

                                              93

"Due-on-Sale" Clauses

      The contracts,  in general,  prohibit the sale or transfer of the related manufactured homes without the consent of the depositor,  the master  servicer or the servicer and permit the  acceleration of the maturity of the contracts by the depositor,  the master servicer or the servicer upon any sale or transfer that is not consented to. The  depositor,  the master servicer or the servicer  generally will permit most transfers of manufactured homes and not accelerate  the maturity of the related  contracts.  In certain  cases,  the transfer may be made by a delinquent  mortgagor in order to avoid a repossession  proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured  home after which the depositor desires to accelerate  the  maturity of the related  contract,  the  depositor's  ability to do so will depend on the  enforceability  under  state law of the  "due-on-sale"  clause.  The  Garn-St
Germain Act preempts,  subject to certain exceptions and conditions,  state laws prohibiting enforcement of "due-on-sale"  clauses  applicable to the manufactured  homes. In some states the depositor or the master servicer may be prohibited from enforcing  "due-on-sale" clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

      Title V provides that,  subject to certain  conditions,  state usury limitations shall not apply to any loan that is  secured  by a first  lien on  certain  kinds of  manufactured housing.  For a discussion of Title V, see "-The  Mortgage  Loans -  Applicability  of Usury
Laws"  above.  Residential  Funding  Corporation  or a  designated  seller  specified in the accompanying  prospectus  supplement  will represent  that all of the contracts  comply with applicable usury laws.

Environmental Legislation

      Under the federal  Comprehensive  Environmental  Response,  Compensation and Liability
Act of 1980,  as amended,  or CERCLA,  and under state law in some states,  a secured  party that takes a deed-in-lieu  of foreclosure,  purchases a mortgaged  property at a foreclosure sale,  or operates a mortgaged  property  may become  liable in some  circumstances  for the costs of cleaning up hazardous  substances  regardless of whether they have contaminated the property.  CERCLA  imposes  strict,  as well as joint  and  several,  liability  on  several classes of potentially  responsible  parties,  including current owners and operators of the property  who did not  cause or  contribute  to the  contamination.  Furthermore,  liability under CERCLA is not limited to the original or  unamortized  principal  balance of a loan or to the value of the  property  securing a loan.  Lenders may be held liable  under CERCLA as owners or operators unless they qualify for the secured creditor  exemption to CERCLA.  This
exemption   exempts  from  the  definition  of  owners  and  operators  those  who,  without participating  in the  management  of a facility,  hold  indicia of  ownership  primarily to protect a security interest in the facility.

      The Asset  Conservation,  Lender  Liability  and  Deposit  Insurance  Act of 1996,  or
Conservation  Act amended,  among other  things,  the  provisions  of CERCLA with respect to
lender  liability  and  the  secured  creditor   exemption.   The  Conservation  Act  offers
substantial  protection  to lenders by defining the  activities in which a lender can engage and still have the benefit of the secured creditor  exemption.  For a lender to be deemed to have  participated  in the  management  of a mortgaged  property,  the lender must  actually participate in the  operational  affairs of the mortgaged  property.  The  Conservation  Act provides that "merely  having the capacity to influence,  or  unexercised  right to control"
operations  does  not  constitute  participation  in  management.  A  lender  will  lose the protection of the secured creditor  exemption only if it exercises  decision-making  control over the mortgagor's  environmental compliance and hazardous substance handling and disposal practices,  or assumes day-to-day  management of substantially all operational  functions of the mortgaged  property.  The  Conservation Act also provides that a lender will continue to have the benefit of the secured  creditor  exemption  even if it  forecloses  on a mortgaged property,  purchases  it at a  foreclosure  sale or accepts a  deed-in-lieu  of  foreclosure provided  that the lender seeks to sell the mortgaged  property at the earliest  practicable commercially reasonable time on commercially reasonable terms.

                                              94

      Other federal and state laws in some  circumstances  may impose liability on a secured party  that takes a  deed-in-lieu  of  foreclosure,  purchases  a  mortgaged  property  at a foreclosure sale, or operates a mortgaged  property on which  contaminants other than CERCLA hazardous substances are present,  including petroleum,  agricultural  chemicals,  hazardous wastes,  asbestos,  radon, and lead-based paint. These cleanup costs may be substantial.  It is possible  that the  cleanup  costs  could  become a  liability  of a trust and reduce the amounts  otherwise  distributable  to the  holders of the  related  series of  certificates.
Moreover,  some federal  statutes and some states by statute impose an  Environmental  Lien.
All subsequent  liens on that property are usually  subordinated  to an  Environmental  Lien and, in some states,  even prior recorded liens are subordinated to Environmental  Liens. In the  latter  states,  the  security  interest  of the  trustee  in a related  parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally,  many  residential  mortgage  lenders  have not taken steps to evaluate whether  contaminants  are  present  with  respect to any  mortgaged  property  prior to the origination  of the mortgage loan or prior to  foreclosure  or accepting a  deed-in-lieu  of foreclosure.  Neither  the  depositor  nor  any  master  servicer  will be  required  by any agreement  to  undertake  any of these  evaluations  prior to  foreclosure  or  accepting  a deed-in-lieu of foreclosure.  The depositor does not make any  representations or warranties or assume any  liability  with  respect  to the  absence  or effect of  contaminants  on any mortgaged  property or any casualty  resulting from the presence or effect of  contaminants.
However,  the master  servicer will not be obligated to foreclose on any mortgaged  property or accept a deed-in-lieu  of  foreclosure if it knows or reasonably  believes that there are material  contaminated  conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      At the  time the  mortgage  loans  or  contracts  were  originated,  no  environmental assessment or a very limited  environment  assessment of the mortgaged  properties will have been conducted.

Servicemembers Civil Relief Ac

      Under the terms of the Relief Act a borrower  who enters  military  service  after the origination  of the  borrower's  mortgage loan or contract,  including a borrower who was in reserve  status  and is called to active  duty after  origination  of the  mortgage  loan or contract,  may not be charged interest,  including fees and charges, above an annual rate of
6% during the period of the borrower's  active duty status,  unless a court orders otherwise upon  application of the lender.  The Relief Act applies to borrowers who are members of the
Air Force, Army,  Marines,  Navy,  National Guard,  Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National  Oceanic and Atmospheric  Administration  and
assigned to duty with the military.

      Because the Relief Act applies to  borrowers  who enter  military  service,  including reservists who are called to active duty, after  origination of the related mortgage loan or contract,  no  information  can be provided as to the number of mortgage  loans or contracts

                                              95

that may be  affected by the Relief  Act.  For  mortgage  loans or  contracts  included in a trust,  application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master  servicer,  as  applicable,  to collect full amounts of  interest on the  mortgage  collateral.  Any  shortfall  in interest  collections resulting  from the  application of the Relief Act or similar  legislation  or  regulations, which would not be recoverable  from the related  mortgage loans or contracts,  would result in a reduction of the amounts distributable to the holders of the related certificates,  and would not be covered by Advances or any form of credit  enhancement  provided in  connection with the related series of  certificates.  In addition,  the Relief Act imposes  limitations that would  impair the ability of the servicer or the master  servicer,  as  applicable,  to foreclose on an affected  mortgage loan or contract during the mortgagor's  period of active duty  status,  and,  under some  circumstances,  during an  additional  three  month  period thereafter.  Thus, if the Relief Act or similar  legislation or  regulations  applies to any mortgage loan or contract that goes into default,  there may be delays in payment and losses on the  related  certificates  in  connection  therewith.  Any  other  interest  shortfalls, deferrals or  forgiveness  of payments on the mortgage  loans or  contracts  resulting  from similar  legislation  or  regulations  may  result  in  delays  in  payments  or  losses  to certificateholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and mortgages used by lenders may contain  provisions that obligate the borrower to pay a late charge or  additional  interest if payments are not timely made,  and in some  circumstances,  may prohibit  prepayments for a specified  period and/or  condition prepayments upon the borrower's  payment of prepayment fees or yield  maintenance  penalties if the  obligation is paid prior to maturity.  In some states,  there are or may be specific limitations  upon the late charges that a lender may collect from a borrower for  delinquent payments.  Some states also limit the amounts  that a lender may collect  from a borrower as an additional charge if the loan is prepaid.  In addition,  the enforceability of provisions that provide for  prepayment  fees or penalties  upon an  involuntary  prepayment is unclear under  the laws of many  states.  Most  conventional  single-family  mortgage  loans  may be prepaid in full or in part without  penalty.  The  regulations of the Federal Home Loan Bank
Board,  as  succeeded  by the OTS,  prohibit  the  imposition  of a  prepayment  penalty  or equivalent  fee for or in  connection  with  the  acceleration  of a loan by  exercise  of a due-on-sale  clause.  A mortgagee  to whom a  prepayment  in full has been  tendered  may be compelled to give either a release of the mortgage or an  instrument  assigning the existing mortgage.  The absence of a restraint on prepayment,  particularly  with respect to mortgage loans and/or  contracts  having  higher  mortgage  rates,  may increase  the  likelihood  of refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws  restrict the  imposition  of  prepayment  charges even when the loans
expressly   provide  for  the  collection  of  those  charges.   The  Alternative   Mortgage
Transaction  Parity Act of 1982,  or the Parity Act,  permits the  collection  of prepayment charges in  connection  with some types of loans  subject to the Parity  Act,  or Parity Act loans,  preempting  any  contrary  state law  prohibitions.  However,  some  states  may not recognize  the  preemptive  authority of the Parity Act or have opted out of the Parity Act.
Moreover,  the OTS, the agency that  administers  the  application of the Parity Act to some types of mortgage  lenders that are not chartered under federal law,  withdrew its favorable regulations and opinions that previously authorized those lenders,  notwithstanding contrary state law,  to charge  prepayment  charges  and late fees on Parity Act loans in  accordance with OTS rules.  The withdrawal is effective with respect to Parity Act loans  originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans  originated  before
July 1, 2003.  It is possible  that  prepayment  charges may not be collected  even on loans that  provide  for the  payment of these  charges.  The master  servicer  or another  entity identified in the  accompanying  prospectus  supplement  will be entitled to all  prepayment charges  and late  payment  charges  received  on the loans and  these  amounts  will not be available for payment on the certificates.

                                              96

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons  convicted of drug-related  crimes or of criminal violations of the Racketeer  Influenced and Corrupt  Organizations,  or RICO,
statute can be seized by the  government if the property was used in, or purchased  with the proceeds of, those crimes.  Under procedures  contained in the  Comprehensive  Crime Control
Act of 1984, the government  may seize the property even before  conviction.  The government must publish notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes  that:
(i) its mortgage was executed  and recorded  before  commission  of the crime upon which the forfeiture  is based,  or (ii) the lender was,  at the time of  execution  of the  mortgage,
"reasonably  without cause to believe" that the property was used in, or purchased  with the proceeds of, illegal drug or RICO activities.

                          MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a discussion of the material  federal income tax  consequences of the purchase,  ownership and disposition of the certificates.  The following discussion is based on the advice of Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown, Rowe & Maw LLP as to
the anticipated  material  federal income tax  consequences  of the purchase,  ownership and disposition of the  certificates  offered  hereunder.  This discussion is directed solely to certificateholders  that hold the  certificates  as capital  assets  within  the  meaning of
Section  1221 of the  Internal  Revenue  Code and does not  purport to discuss  all  federal income tax  consequences  that may be applicable to  particular  individual  circumstances,, including those of banks, insurance companies, foreign investors,  tax-exempt organizations, dealers in  securities  or  currencies,  mutual  funds,  real estate  investment  trusts,  S corporations,  estates and trusts,  securityholders  that hold the  securities  as part of a hedge, straddle,  integrated or conversion transaction,  or securityholders whose functional currency is not the United  States  dollar.  Also, it does not address  alternative  minimum tax  consequences  or  the  indirect  effects  on  the  holders  of  equity  interests  in a securityholder.

      The following  discussion  addresses REMIC  certificates  representing  interests in a trust,  or a portion  thereof,  which the master servicer or Certificate  Administrator,  as applicable,  will  covenant to elect to have treated as a REMIC under  Sections 860A through
860G or REMIC  Provisions of the Internal  Revenue Code. The prospectus  supplement for each series of certificates  will indicate whether a REMIC election or elections will be made for the  related  trust  and,  if that  election  is to be  made,  will  identify  all  "regular interests" and "residual  interests" in the REMIC.  If a REMIC election will not be made for a trust, the federal income  consequences of the purchase,  ownership and disposition of the related  certificates  will be  described in the  accompanying  prospectus  supplement.  For purposes of this tax discussion,  references to a  "certificateholder"  or a "holder" are to the beneficial owner of a certificate.

      If a REMIC election is not made upon the issuance of a particular series because,  for example,  a structure  is being used whereby  notes are being issued by and owner trust,  an opinion of counsel  relating to the tax  consequences  of that structure will be filed prior to the initial sale of the related  certificates.  Furthermore,  the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

                                              97

      The following  discussion is based in part upon the OID  regulations  and in part upon the REMIC  regulations.  The OID  regulations,  which are  effective  with  respect  to debt instruments  issued  on or after  April 4,  1994,  do not  adequately  address  some  issues relevant to, and in some  instances  provide  that they are not  applicable  to,  securities similar to the certificates.

      In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  An opinion of counsel is not binding on the Internal Revenue Service or the courts,  and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.  This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities.
Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of
United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See "State and Other Tax Consequences."

Opinions

      Upon the issuance of each series of REMIC Certificates, Orrick, Herrington &
Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

    Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has  been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under
"REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income;" however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

                                              98

      In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United
States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

    Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates.  See
"-State and Local Tax Consequences."

REMICs

Classification of REMIC

      If an entity  electing  to be treated as a REMIC  fails to comply  with one or more of the ongoing  requirements  of the Internal  Revenue Code for that status  during any taxable year, the Internal  Revenue Code provides that the entity will not be treated as a REMIC for that  year  and  thereafter.  In  that  event,  the  entity  may be  taxable  as a  separate corporation  under  Treasury  regulations,  and the related  REMIC  certificates  may not be accorded the status or given the tax treatment  described in this prospectus under "Material
Federal  Income Tax  Consequences."  Although  the  Internal  Revenue  Code  authorizes  the
Treasury  Department to issue  regulations  providing  relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief,  moreover,  may be accompanied  by sanctions,  including the  imposition of a corporate tax on all or a portion of the  trust's  income for the  period in which the  requirements  for that  status are not satisfied.  The pooling and  servicing  agreement  or trust  agreement  with respect to each
REMIC will include  provisions  designed to maintain the trust's status as a REMIC under the
REMIC  Provisions.  It is not  anticipated  that the  status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

      In general,  the REMIC certificates will be "real estate assets" within the meaning of
Section  856(c)(4)(A)  of  the  Internal  Revenue  Code  and  assets  described  in  Section
7701(a)(19)(C)  of the Internal  Revenue Code in the same  proportion that the assets of the
REMIC  underlying  the  certificates  would be so treated.  Moreover,  if 95% or more of the assets  of the REMIC  qualify  for any of the  foregoing  treatments  at all times  during a calendar year, the REMIC  certificates  will qualify for the  corresponding  status in their entirety for that calendar year. Interest,  including original issue discount,  on the REMIC regular  certificates and income allocated to the class of REMIC residual  certificates will be interest  described in Section  856(c)(3)(B)  of the Internal  Revenue Code to the extent that those  certificates  are treated as "real estate  assets" within the meaning of Section
856(c)(4)(A)  of the Internal  Revenue  Code. In addition,  the REMIC  regular  certificates will be "qualified  mortgages"  within the meaning of Section  860G(a)(3)(C) of the Internal
Revenue Code if  transferred  to another REMIC on its startup day in exchange for regular or residual  interests in that REMIC.  The  determination  as to the  percentage of the REMIC's assets that constitute  assets  described in the foregoing  sections of the Internal Revenue
Code will be made with respect to each calendar  quarter based on the average adjusted basis of each  category of the assets held by the REMIC during that calendar  quarter.  The master servicer or the Certificate Administrator,  as applicable,  will report those determinations to  certificateholders  in the  manner  and at the times  required  by  applicable  Treasury regulations.

                                             99

      The assets of the REMIC will include, in addition to mortgage collateral,  payments on mortgage  collateral  held  pending  distribution  on the REMIC  certificates  and  property acquired by foreclosure held pending sale, and may include amounts in reserve  accounts.  It is unclear  whether  property  acquired  by  foreclosure  held  pending  sale and amounts in reserve  accounts  would be  considered  to be part of the mortgage  collateral,  or whether those  assets,  to the extent not invested in assets  described in the  foregoing  sections, otherwise  would receive the same  treatment as the mortgage  collateral for purposes of all of the  foregoing  sections.  In  addition,  in some  instances  mortgage  loans,  including
Additional  Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets  described in the foregoing  sections.  If the assets of a REMIC  include  Additional
Collateral Loans or Pledged Asset Mortgage Loans, the non-real  property  collateral,  while itself not an asset of the REMIC,  could cause the mortgage  loans not to qualify for one or more of those  characterizations.  If so, the related  prospectus  supplement  will describe the mortgage loans,  including Additional  Collateral Loans or Pledged Asset Mortgage Loans,
that may not be so treated.  The REMIC  regulations  do provide,  however,  that payments on mortgage  loans held pending  distribution  are  considered  part of the mortgage  loans for purposes of Section  856(c)(4)(A)  of the Internal  Revenue Code.  Furthermore,  foreclosure property will qualify as "real estate  assets" under  Section  856(c)(4)(A)  of the Internal
Revenue Code.

Tiered REMIC Structures

      For some series of REMIC  certificates,  two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

      Solely for  purposes  of  determining  whether  the REMIC  certificates  will be "real estate assets" within the meaning of Section  856(c)(4)(A) of the Internal Revenue Code, and
"loans  secured  by an  interest  in real  property"  under  Section  7701(a)(19)(C)  of the
Internal Revenue Code, and whether the income on the  certificates is interest  described in
Section  856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates

General

      Except as otherwise  stated in this  discussion,  REMIC regular  certificates  will be treated for federal income tax purposes as debt  instruments  issued by the REMIC and not as ownership  interests  in the  REMIC  or its  assets.  Moreover,  holders  of  REMIC  regular certificates  that  otherwise  report  income  under a cash  method  of  accounting  will be required  to report  income  with  respect to REMIC  regular  certificates  under an accrual method.

Original Issue Discoun

      Some REMIC regular  certificates  may be issued with "original issue discount"  within the meaning of Section  1273(a) of the Internal  Revenue Code.  Any holders of REMIC regular certificates  issued with  original  issue  discount  typically  will be required to include original issue  discount in income as it accrues,  in accordance  with the method  described below,  in advance of the receipt of the cash  attributable  to that  income.  In  addition,
Section  1272(a)(6) of the Internal  Revenue Code provides special rules applicable to REMIC regular  certificates  and  certain  other  debt  instruments  issued  with  original  issue discount.  Regulations have not been issued under that section.

                                              100

      The Internal  Revenue Code requires that a prepayment  assumption be used with respect to mortgage  collateral  held by a REMIC in computing the accrual of original issue discount on REMIC regular  certificates  issued by that REMIC,  and that  adjustments  be made in the amount  and rate of accrual  of the  discount  to  reflect  differences  between  the actual prepayment  rate  and  the  prepayment  assumption.  The  prepayment  assumption  is  to  be
determined  in  a  manner  prescribed  in  Treasury  regulations;   as  noted  above,  those
regulations  have not been issued.  The conference  committee  report  accompanying  the Tax
Reform  Act of 1986  indicates  that  the  regulations  will  provide  that  the  prepayment assumption  used with respect to a REMIC regular  certificate  must be the same as that used
in  pricing  the  initial  offering  of  the  REMIC  regular  certificate.   The  prepayment
assumption used by the master servicer or the Certificate  Administrator,  as applicable, in reporting  original  issue  discount for each series of REMIC regular  certificates  will be consistent  with  this  standard  and  will  be  disclosed  in the  accompanying  prospectus supplement.  However,  neither  the  depositor,  the  master  servicer  nor the  Certificate
Administrator will make any representation  that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The  original  issue  discount,  if any, on a REMIC  regular  certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular  class of REMIC  regular  certificates  will be the first cash price at which a substantial amount of REMIC regular  certificates of that class is sold,  excluding sales to bond houses,  brokers and  underwriters.  If less than a substantial  amount of a particular class  of  REMIC  regular  certificates  is sold  for  cash on or prior to the date of their initial  issuance,  or the closing  date,  the issue price for that class will be treated as the fair  market  value of the class on the closing  date.  Under the OID  regulations,  the stated  redemption  price  of a REMIC  regular  certificate  is  equal  to the  total of all payments to be made on that certificate other than "qualified  stated  interest."  Qualified stated interest  includes  interest that is  unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a  variable  rate debt  instrument,  at a  "qualified floating  rate," an "objective  rate," a combination of a single  fixed-rate and one or more
"qualified  floating  rates" or one "qualified  inverse  floating rate," or a combination of
"qualified  floating rates" that generally does not operate in a manner that  accelerates or defers interest payments on a REMIC regular certificate.

      In the case of REMIC regular  certificates  bearing  adjustable  interest  rates,  the determination  of the  total  amount  of  original  issue  discount  and the  timing  of the inclusion of the original issue discount will vary according to the  characteristics  of the
REMIC  regular   certificates.   If  the  original   issue   discount  rules  apply  to  the
certificates,  the accompanying  prospectus supplement will describe the manner in which the rules  will  be  applied  by the  master  servicer  or  the  Certificate  Administrator,  as applicable,  with  respect to those  certificates  in preparing  information  returns to the certificateholders and the Internal Revenue Service, or IRS.

      Some  classes of the REMIC  regular  certificates  may provide for the first  interest payment with respect to their  certificates to be made more than one month after the date of issuance,  a period which is longer than the subsequent  monthly  intervals between interest payments.  Assuming the "accrual  period" (as defined  below) for original issue discount is each  monthly  period  that  begins or ends on a  distribution  date,  in some  cases,  as a consequence  of this "long first  accrual  period,"  some or all  interest  payments  may be required to be included in the stated redemption price of the REMIC regular  certificate and accounted for as original issue  discount.  Because  interest on REMIC regular  certificates must in any event be accounted for under an accrual  method,  applying  this analysis  would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

                                              101

      In  addition,  if the accrued  interest to be paid on the first  distribution  date is computed  with respect to a period that begins  prior to the closing  date, a portion of the purchase price paid for a REMIC regular  certificate will reflect the accrued  interest.  In these cases,  information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase  price paid for the interest  accrued with respect to periods  prior to the closing  date is treated as part of the  overall  cost of the REMIC regular  certificate,  and not as a separate  asset the cost of which is recovered  entirely out of interest  received on the next  distribution  date,  and that portion of the interest paid on the  first  distribution  date in excess of  interest  accrued  for a number of days corresponding  to the number of days from the closing  date to the first  distribution  date should  be  included  in the  stated  redemption  price of the  REMIC  regular  certificate.
However,  the OID regulations  state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered  entirely out of interest paid on the first  distribution  date.  It is unclear  how an  election to do so would be made under
the  OID   regulations   and  whether  that  election  could  be  made   unilaterally  by  a
certificateholder.

      Notwithstanding  the general  definition of original  issue  discount,  original issue discount on a REMIC  regular  certificate  will be considered to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC regular  certificate  multiplied by its  weighted  average  life.  For this  purpose,  the  weighted  average  life of the REMIC regular  certificate  is computed as the sum of the amounts  determined,  as to each payment included in the stated  redemption  price of the REMIC regular  certificate,  by multiplying
(i) the number of  complete  years,  rounding  down for partial  years,  from the issue date until the payment is  expected to be made,  presumably  taking into  account the  prepayment assumption,  by (ii) a fraction,  the  numerator of which is the amount of the payment,  and the  denominator  of which is the stated  redemption  price at maturity of the REMIC regular certificate.  Under  the OID  regulations,  original  issue  discount  of only a de  minimis amount,  other than de minimis original issue discount  attributable to a so-called "teaser"
interest rate or an initial interest holiday,  will be included in income as each payment of stated  principal  is made,  based on the  product of the total  remaining  amount of the de minimis original issue discount and a fraction,  the numerator of which is the amount of the principal  payment,  and the denominator of which is the outstanding stated principal amount
of  the   REMIC   regular   certificate.   The  OID   regulations   also   would   permit  a
certificateholder  to elect to  accrue  de  minimis  original  issue  discount  into  income currently based on a constant yield method.  See "-Market  Discount" below for a description of that election under the OID regulations.

      If  original  issue  discount  on a REMIC  regular  certificate  is in  excess of a de minimis amount,  the holder of the certificate must include in ordinary gross income the sum of the "daily  portions" of original  issue discount for each day during its taxable year on which it held the REMIC regular  certificate,  including the purchase date but excluding the disposition  date.  In the case of an original  holder of a REMIC regular  certificate,  the daily portions of original issue discount will be determined as follows.

      The accompanying  prospectus  supplement will describe the applicable  accrual period.
In general,  each  "accrual  period,"  that begins or ends on a date that  corresponds  to a distribution  date and begins on the first day following the immediately  preceding  accrual period,  or in the  case  of the  first  accrual  period,  begins  on the  closing  date,  a calculation  will be made of the portion of the original  issue discount that accrued during that accrual  period.  The portion of original  issue  discount  that accrues in any accrual period will equal the excess,  if any,  of (i) the sum of (A) the present  value,  as of the

                                             102

end of the accrual  period,  of all of the  distributions  remaining to be made on the REMIC regular  certificate,  if any, in future periods and (B) the distributions made on the REMIC regular  certificate  during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular  certificate at the beginning of the accrual period. The present value of the remaining  distributions  referred to in the preceding  sentence will be calculated (1) assuming that  distributions on the REMIC regular certificate  will be received  in future  periods  based on the  mortgage  collateral  being prepaid at a rate equal to the prepayment  assumption and (2) using a discount rate equal to the original yield to maturity of the  certificate.  For these purposes,  the original yield to maturity of the  certificate  will be  calculated  based on its issue price and  assuming that  distributions  on the  certificate  will be made in all accrual  periods  based on the mortgage  collateral  being  prepaid  at a rate  equal  to the  prepayment  assumption.  The adjusted  issue price of a REMIC regular  certificate at the beginning of any accrual period will  equal  the  issue  price of the  certificate,  increased  by the  aggregate  amount of original  issue  discount  that accrued with respect to that  certificate  in prior  accrual periods,  and  reduced  by the  amount  of any  distributions  made  on that  REMIC  regular certificate in prior accrual  periods of amounts  included in its stated  redemption  price.
The  original  issue  discount  accruing  during any accrual  period,  computed as described above,  will be allocated  ratably to each day during the accrual  period to  determine  the daily portion of original issue discount for that day.

      The OID  regulations  suggest that original  issue discount with respect to securities
that  represent  multiple   uncertificated  REMIC  regular  interests,  in  which  ownership interests  will be issued  simultaneously  to the same buyer and which may be required under the related pooling and servicing agreement to be transferred  together,  should be computed on an aggregate  method.  In the absence of further  guidance from the IRS,  original  issue discount with respect to securities that represent the ownership of multiple  uncertificated
REMIC  regular  interests  will be  reported  to the IRS  and the  certificateholders  on an aggregate  method based on a single overall  constant  yield and the  prepayment  assumption stated in the  accompanying  prospectus  supplement,  treating  all  uncertificated  regular interests as a single debt  instrument as described in the OID  regulations,  so long as the pooling and  servicing  agreement  requires  that the  uncertificated  regular  interests be transferred together.

      A subsequent  purchaser of a REMIC regular  certificate that purchases the certificate at a cost,  excluding  any portion of that cost  attributable  to accrued  qualified  stated
interest,  less than its remaining stated  redemption price will also be required to include in gross  income the daily  portions of any  original  issue  discount  with respect to that certificate.  However,  each daily portion will be reduced,  if the cost is in excess of its
"adjusted  issue  price," in  proportion  to the ratio that  excess  bears to the  aggregate original  issue  discount  remaining  to be accrued on the REMIC  regular  certificate.  The adjusted  issue  price of a REMIC  regular  certificate  on any  given  day  equals  (i) the adjusted issue price or, in the case of the first accrual  period,  the issue price,  of the certificate  at the beginning of the accrual  period which  includes that day, plus (ii) the daily  portions of original  issue  discount for all days during the accrual period prior to that day minus (iii) any  principal  payments  made during the accrual  period prior to that day with respect to the certificate.

Market Discount

      A  certificateholder  that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular  certificate issued without original issue discount, at a purchase price less than its remaining  stated  principal  amount,  or in the case of a
REMIC regular  certificate  issued with original  issue  discount,  at a purchase price less than its  adjusted  issue  price will  recognize  income upon  receipt of each  distribution representing  stated  redemption  price.  In particular,  under Section 1276 of the Internal
Revenue Code such a certificateholder  generally will be required to allocate the portion of each distribution  representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

                                              103

      A  certificateholder  may elect to include market  discount in income  currently as it accrues rather than including it on a deferred  basis in accordance  with the foregoing.  If
made,   the   election   will  apply  to  all  market   discount   bonds   acquired  by  the
certificateholder  on or after the first day of the first taxable year to which the election applies.  In addition,  the OID regulations  permit a  certificateholder  to elect to accrue all interest,  discount, including de minimis market or original issue discount, and premium in income as interest,  based on a constant  yield  method.  If the election  were made with respect to a REMIC regular certificate with market discount, the certificateholder  would be deemed to have made an election to include  currently market discount in income with respect to all other debt  instruments  having market discount that the  certificateholder  acquires during the taxable year of the election or thereafter.  Similarly,  a certificateholder that made this election for a  certificate  that is acquired at a premium would be deemed to have made an  election to amortize  bond  premium  with  respect to all debt  instruments  having amortizable  bond  premium  that the  certificateholder  owns or  acquires.  See  "-Premium"
below.  Each of these elections to accrue  interest,  discount and premium with respect to a certificate  on a  constant  yield  method or as  interest  may not be revoked  without  the consent of the IRS.

      However,  market  discount  with  respect  to a  REMIC  regular  certificate  will  be considered  to be de minimis for purposes of Section  1276 of the  Internal  Revenue Code if the market  discount  is less than 0.25% of the  remaining  stated  redemption  price of the
REMIC regular  certificate  multiplied by the number of complete years to maturity remaining after the date of its  purchase.  In  interpreting  a similar  rule with respect to original issue discount on obligations  payable in  installments,  the OID  regulations  refer to the weighted  average  maturity  of  obligations,  and it is  likely  that the same rule will be applied  with respect to market  discount,  presumably  taking into  account the  prepayment assumption.  If market  discount is treated as de minimis  under this rule,  it appears that the actual  discount would be treated in a manner similar to original issue discount of a de minimis  amount.  See "- Original  Issue  Discount."  This  treatment may result in discount being  included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section  1276(b)(3) of the Internal Revenue Code specifically  authorizes the Treasury
Department to issue  regulations  providing for the method for accruing  market  discount on debt  instruments,  the  principal of which is payable in more than one  installment.  Until regulations are issued by the Treasury Department,  certain rules described in the Committee
Report apply.  The Committee  Report  indicates that in each accrual period market  discount on REMIC regular certificates should accrue, at the certificateholder's option:

o     on the basis of a constant yield method,

o     in the case of a REMIC regular certificate issued without original issue discount,  in an amount that bears the same ratio to the total  remaining  market discount as the stated  interest  paid in the accrual  period  bears to the total  amount of stated
         interest remaining to be paid on the REMIC regular  certificate as of the beginning of the accrual period, or

o     in the case of a REMIC regular certificate issued with original issue discount,  in an amount  that bears the same ratio to the total  remaining  market  discount  as the original issue  discount  accrued in the accrual period bears to the total original issue discount  remaining on the REMIC regular  certificate at the beginning of the accrual period.

                                              104

      Moreover,  the prepayment assumption used in calculating the accrual of original issue discount  is to be  used  in  calculating  the  accrual  of  market  discount.  Because  the regulations  referred  to in this  paragraph  have not been  issued,  it is not  possible to predict what effect those  regulations  might have on the tax  treatment of a REMIC  regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular  certificates  provide for monthly or other  periodic distributions  throughout  their term,  the effect of these  rules may be to require  market discount  to be  includible  in income at a rate that is not  significantly  slower than the rate at which the discount would accrue if it were original  issue  discount.  Moreover,  in any event a holder of a REMIC  regular  certificate  generally  will be  required to treat a portion of any gain on the sale or exchange of that  certificate  as ordinary  income to the extent of the market discount accrued to the date of disposition  under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition,  under  Section 1277 of the  Internal  Revenue  Code, a holder of a REMIC regular  certificate  may be required to defer a portion of its interest  deductions for the taxable year  attributable to any indebtedness  incurred or continued to purchase or carry a
REMIC  regular  certificate  purchased  with market  discount.  For these  purposes,  the de minimis rule referred to above applies.  Any deferred  interest expense would not exceed the market  discount  that accrues  during that  taxable  year and is, in general,  allowed as a deduction not later than the year in which the market  discount is includible in income.  If the holder  elects to  include  market  discount  in income  currently  as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter,  the interest deferral rule described above will not apply.

Premium

      A REMIC regular  certificate  purchased at a cost,  excluding any portion of that cost attributable  to accrued  qualified  stated  interest,  greater  than its  remaining  stated
redemption  price will be  considered  to be purchased  at a premium.  The holder of a REMIC regular  certificate  may elect under  Section 171 of the Internal  Revenue Code to amortize that premium  under the constant  yield  method over the life of the  certificate.  If made, this election will apply to all debt  instruments  having  amortizable bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest  income  on the  related  REMIC  regular  certificate,  rather  than as a  separate interest deduction.  The OID regulations also permit  certificateholders to elect to include all  interest,  discount and premium in income  based on a constant  yield  method,  further treating the  certificateholder  as having made the election to amortize premium  generally.
See "-Market  Discount."  The  conference  committee  report states that the same rules that apply  to  accrual  of  market  discount,  which  rules  will  require  use of a  prepayment assumption in accruing  market discount with respect to REMIC regular  certificates  without regard to whether  those  certificates  have  original  issue  discount,  will also apply in amortizing  bond premium  under  Section 171 of the Internal  Revenue  Code.  It is possible that the use of an assumption that there will be no
prepayments may be required in calculating the amortization of premium.

Realized Losses

      Under Section 166 of the Internal  Revenue Code,  both corporate  holders of the REMIC regular  certificates  and  noncorporate  holders  of the REMIC  regular  certificates  that acquire  those  certificates  in  connection  with a trade or business  should be allowed to deduct,  as  ordinary  losses,  any losses  sustained  during a taxable  year in which their certificates  become  wholly or partially  worthless  as the result of one or more  Realized
Losses on the  mortgage  collateral.  However,  it appears that a  noncorporate  holder that does not acquire a REMIC regular  certificate  in  connection  with a trade or business will not be entitled to deduct a loss under  Section 166 of the  Internal  Revenue Code until the holder's certificate becomes wholly  worthless--until its outstanding  principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

                                              105

      Each holder of a REMIC  regular  certificate  will be required to accrue  interest and original  issue  discount  with respect to that  certificate,  without  giving effect to any reductions  in  distributions  attributable  to defaults or  delinquencies  on the  mortgage collateral or the underlying  certificates  until it can be  established  that any reduction ultimately  will not be recoverable.  As a result,  the amount of taxable income reported in any period by the holder of a REMIC regular  certificate could exceed the amount of economic income  actually  realized  by the  holder in that  period.  Although  the holder of a REMIC regular certificate  eventually will recognize a loss or reduction in income attributable to previously  accrued and included  income that, as the result of a Realized Loss,  ultimately will not be realized,  the law is unclear  with  respect to the timing and  character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificate

Genera

      As residual  interests,  the REMIC residual  certificates will be subject to tax rules that differ  significantly  from those that would apply if the REMIC  residual  certificates were treated for federal income tax purposes as direct  ownership  interests in the mortgage collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC  residual  certificate  generally  will be  required to report its daily portion of the taxable  income or, in accordance  with the  limitations  noted in this discussion,  the net loss of the  REMIC  for each day  during a  calendar  quarter  that the holder owned the REMIC  residual  certificate.  For this purpose,  the taxable income or net loss of the REMIC will be allocated to each day in the calendar  quarter ratably using a "30 days per month/90 days per  quarter/360  days per year"  convention.  The daily amounts will then be  allocated  among the  REMIC  residual  certificateholders  in  proportion  to their respective  ownership  interests  on that day.  Any amount  included in the gross  income or allowed as a loss of any REMIC residual  certificateholder by virtue of this allocation will be treated as ordinary  income or loss.  The taxable  income of the REMIC will be determined under the rules described in this  prospectus in "-Taxable  Income of the REMIC" and will be taxable to the REMIC residual  certificateholders  without regard to the timing or amount of cash  distributions by the REMIC.  Ordinary income derived from REMIC residual  certificates will be  "portfolio  income" for purposes of the taxation of  taxpayers in  accordance  with limitations  under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual  certificate  that purchased the certificate from a prior holder of that  certificate also will be required to report on its federal income tax return amounts  representing  its daily portion of the taxable  income or net loss of the REMIC for each day that it holds the REMIC residual  certificate.  These daily portions generally will equal the  amounts  of  taxable  income  or net loss  determined  as  described  above.  The committee  report  indicates  that  modifications  of the  general  rules  may be  made,  by regulations,  legislation  or  otherwise,  to reduce,  or increase,  the income or loss of a
REMIC residual  certificateholder that purchased the REMIC residual certificate from a prior holder of such  certificate  at a price greater than, or less than,  the adjusted  basis (as defined  below) that REMIC residual  certificate  would have had in the hands of an original holder of that  certificate.  The REMIC  regulations,  however,  do not provide for any such modifications.

                                              106

      Any payments  received by a holder of a REMIC residual  certificate in connection with the acquisition of that  Certificate will be taken into account in determining the income of that  holder for  federal  income  tax  purposes.  On May 11,  2004,  the IRS  issued  final regulations  that require  such  payment to be included in income over time  according to an amortization  schedule that reasonably  reflects the costs and benefits of holding the REMIC residual  certificate  over  its  expected  life.  The  regulations  also  provide  two more specific  methods  that will be accepted  as meeting  the  general  test set forth above for determining  the timing and amount of income  inclusion.  One method  generally  follows the method of inclusion  used by the taxpayer for GAAP  purposes,  but not over a period shorter than the period  over which the REMIC is  expected  to  generate  income.  The other  method calls for ratable  inclusion  over the remaining  anticipated  weighted  average life of the
REMIC as of the  time  the  REMIC  residual  certificate  is  transferred  to the  taxpayer.
Holders  of REMIC  residual  certificates  are  encouraged  to  consult  their tax  advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income REMIC residual  certificateholders will be required to report, or the tax liability  associated with that income,  may exceed the amount of cash distributions received  from  the  REMIC  for  the  corresponding  period.  Consequently,  REMIC  residual certificateholders  should have other sources of funds  sufficient to pay any federal income taxes  due as a result  of their  ownership  of REMIC  residual  certificates  or  unrelated deductions  against  which  income may be offset,  subject to the rules  relating to "excess inclusions" and  "noneconomic"  residual  interests  discussed  below. The fact that the tax liability  associated  with the income  allocated to REMIC residual  certificateholders  may exceed the cash  distributions  received by the REMIC  residual  certificateholders  for the
corresponding    period   may   significantly    adversely   affect   the   REMIC   residual
certificateholders' after-tax rate of return.

Taxable Income of the REMI

      The  taxable  income of the REMIC will equal the income from the  mortgage  collateral and other  assets of the REMIC  plus any  cancellation  of  indebtedness  income  due to the allocation of Realized Losses to REMIC regular certificates,  less the deductions allowed to the REMIC for interest,  including  original issue discount and reduced by the  amortization of any premium received on issuance, on the REMIC regular certificates,  and any other class of REMIC  certificates  constituting  "regular  interests" in the REMIC not offered  hereby, amortization of any premium on the mortgage collateral,  bad debt deductions with respect to the mortgage  collateral and, except as described below, for servicing,  administrative  and other expenses.

      For  purposes  of  determining  its  taxable  income,  the REMIC  will have an initial aggregate  basis in its assets  equal to their fair  market  value  immediately  after their
transfer  to  the  REMIC.  For  this  purpose,   the  master  servicer  or  the  Certificate
Administrator,  as  applicable,  intends  to treat  the fair  market  value of the  mortgage collateral  as being equal to the aggregate  issue prices of the REMIC regular  certificates and REMIC residual  certificates.  The aggregate  basis will be allocated among the mortgage collateral  collectively and the other assets of the REMIC in proportion to their respective fair  market  values.  The issue  price of any REMIC  certificates  offered  hereby  will be determined  in the manner  described  above  under "-  Taxation  of Owners of REMIC  Regular
Certificates-Original  Issue  Discount."  Accordingly,  if  one or  more  classes  of  REMIC
certificates  are  retained   initially  rather  than  sold,  the  master  servicer  or  the
Certificate Administrator,  as applicable, may be required to estimate the fair market value of those  interests in order to determine the basis of the REMIC in the mortgage  collateral and other property held by the REMIC.

                                             107

      Subject to the possible  application of the de minimis rules, the method of accrual by the REMIC of original  issue  discount  income and market  discount  income with  respect to mortgage  collateral  that it holds will be  equivalent  to the method of accruing  original issue discount income for REMIC regular  certificateholders--under the constant yield method taking into account the prepayment  assumption.  However,  a REMIC that acquires  collateral at a market  discount  must include the discount in income  currently,  as it accrues,  on a constant  interest basis.  See "- Taxation of Owners of REMIC Regular  Certificates"  above, which  describes a method of accruing  discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

      An item of mortgage  collateral  will be deemed to have been acquired with discount or premium to the extent  that the  REMIC's  basis  therein,  determined  as  described  in the preceding  paragraph,  is less  than or  greater  than  its  stated  redemption  price.  Any discount will be includible in the income of the REMIC as it accrues,  in advance of receipt of the cash  attributable  to that income,  under a method  similar to the method  described above for  accruing  original  issue  discount  on the  REMIC  regular  certificates.  It is anticipated  that each REMIC will elect under  Section 171 of the  Internal  Revenue Code to amortize  any  premium  on  the  mortgage  collateral.  Premium  on  any  item  of  mortgage collateral  to which the election  applies may be amortized  under a constant  yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed  deductions for interest,  including  original issue discount, on the  REMIC  regular  certificates,  including  any  other  class  of  REMIC  certificates constituting  "regular  interests" in the REMIC not offered hereby,  equal to the deductions that would be allowed if the REMIC regular certificates,  including any other class of REMIC certificates  constituting  "regular  interests"  in the  REMIC  not  offered  hereby,  were indebtedness  of the REMIC.  Original  issue  discount will be considered to accrue for this
purpose   as   described   above   under  "-   Taxation   of   Owners   of   REMIC   Regular
Certificates-Original  Issue Discount,"  except that the de minimis rule and the adjustments for  subsequent  holders  of  REMIC  regular  certificates,  including  any  other  class of certificates  constituting  "regular  interests" in the REMIC not offered hereby,  described therein will not apply.

      If a class of REMIC  regular  certificates  is  issued  at an Issue  Premium,  the net amount of interest  deductions  that are allowed the REMIC in each taxable year with respect to the REMIC  regular  certificates  of that class will be reduced by an amount equal to the portion of the Issue  Premium  that is  considered  to be  amortized or repaid in that year.
Although  the matter is not  entirely  certain,  it is likely  that Issue  Premium  would be amortized  under a constant  yield  method in a manner  analogous  to the method of accruing original  issue  discount  described  above  under  "-Taxation  of Owners  of REMIC  Regular
Certificates-Original Issue Discount."

      As a general  rule,  the taxable  income of the REMIC will be  determined  in the same manner as if the REMIC were an  individual  having the calendar year as its taxable year and using  the  accrual  method  of  accounting.  However,  no item  of  income,  gain,  loss or
deduction  allocable  to  a  prohibited   transaction  will  be  taken  into  account.   See
"-Prohibited  Transactions  and Other Possible REMIC Taxes" below.  Further,  the limitation on miscellaneous  itemized  deductions  imposed on individuals by Section 67 of the Internal
Revenue Code,  which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted gross income, will not be applied at the REMIC level so that the  REMIC  will be  allowed  deductions  for  servicing,  administrative  and other non-interest  expenses in  determining  its taxable  income.  All of these  expenses will be allocated as a separate item to the holders of REMIC residual  certificates,  subject to the limitation  of Section 67 of the Internal  Revenue  Code.  See  "-Possible  Pass-Through  of
Miscellaneous  Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income  for a  calendar  quarter,  the  excess  will be the net loss for the  REMIC for that calendar quarter.

                                             108

Basis Rules, Net Losses and Distributions

      The adjusted  basis of a REMIC residual  certificate  will be equal to the amount paid for that REMIC  residual  certificate,  increased  by amounts  included in the income of the related  certificateholder and decreased,  but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC  residual  certificateholder  is not allowed to take into account any net loss
for  any  calendar   quarter  to  the  extent  the  net  loss  exceeds  the  REMIC  residual certificateholder's  adjusted  basis in its REMIC  residual  certificate  as of the close of that  calendar  quarter,  determined  without  regard to the net loss.  Any loss that is not currently  deductible by reason of this  limitation may be carried  forward  indefinitely to future calendar  quarters and, in accordance with the same  limitation,  may be used only to
offset  income  from  the  REMIC  residual  certificate.   The  ability  of  REMIC  residual
certificateholders  to deduct net losses may be subject to additional  limitations under the
Internal  Revenue Code, as to which the  certificateholders  are encouraged to consult their tax advisors.

      Any  distribution  on a REMIC  residual  certificate  will be treated as a non-taxable return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC residual  certificate.  To the extent a distribution on a REMIC residual certificate exceeds the  adjusted  basis,  it will be  treated  as gain  from  the  sale of the  REMIC  residual certificate.  Holders of REMIC residual  certificates may be entitled to distributions early in the term of the  related  REMIC  under  circumstances  in which  their bases in the REMIC residual  certificates will not be sufficiently  large that distributions will be treated as nontaxable  returns  of  capital.  Their  bases  in the  REMIC  residual  certificates  will initially equal the amount paid for such REMIC residual  certificates  and will be increased by their  allocable  shares of taxable income of the trust.  However,  their basis increases may not occur until the end of the  calendar  quarter,  or perhaps  the end of the  calendar year,  with respect to which the REMIC  taxable  income is  allocated to the REMIC  residual certificateholders.  To the extent the REMIC residual  certificateholders' initial bases are less than the distributions to the REMIC residual  certificateholders,  and increases in the initial bases either occur after  distributions  or, together with their initial bases,  are less than the amount of the  distributions,  gain will be recognized  to the REMIC  residual certificateholders  on those  distributions  and will be  treated  as gain  from the sale of their REMIC residual certificates.

      The effect of these rules is that a certificateholder  may not amortize its basis in a
REMIC residual certificate,  but may only recover its basis through  distributions,  through the  deduction  of its  share of any net  losses  of the REMIC or upon the sale of its REMIC residual  certificate.  See "- Sales of REMIC  Certificates."  For a discussion  of possible modifications  of these rules that may require  adjustments to income of a holder of a REMIC residual  certificate  other  than an  original  holder in order to reflect  any  difference between the cost of the REMIC residual  certificate to its holder and the adjusted basis the
REMIC  residual  certificate  would  have  had in the  hands  of the  original  holder,  see
"-General."

Excess Inclusions

      Any "excess  inclusions" with respect to a REMIC residual  certificate will be subject to federal income tax in all events.

                                             109

      In general,  the "excess inclusions" with respect to a REMIC residual  certificate for any  calendar  quarter will be the excess,  if any, of (i) the sum of the daily  portions of
REMIC taxable income  allocable to the REMIC residual  certificate  over (ii) the sum of the
"daily  accruals"  (as  defined  below)  for each day  during  that  quarter  that the REMIC residual  certificate was held by the REMIC residual  certificateholder.  The daily accruals of a REMIC residual  certificateholder will be determined by allocating to each day during a calendar  quarter its ratable  portion of the product of the  "adjusted  issue price" of the
REMIC  residual  certificate  at the  beginning  of the  calendar  quarter  and  120% of the
"long-term  Federal  rate" in effect on the closing  date.  For this  purpose,  the adjusted issue price of a REMIC  residual  certificate  as of the  beginning of any calendar  quarter will be equal to the issue price of the REMIC residual certificate,  increased by the sum of the daily  accruals  for all prior  quarters  and  decreased,  but not  below  zero,  by any distributions  made with respect to the REMIC residual  certificate  before the beginning of that  quarter.  The issue price of a REMIC  residual  certificate  is the  initial  offering price  to  the  public,  excluding  bond  houses,  brokers  and  underwriters,  at  which  a
substantial  amount  of  the  REMIC  residual   certificates  were  sold.  If  less  than  a
substantial amount of a particular class of REMIC residual  certificates is sold for cash on or prior to the  closing  date,  the issue  price of that  class will be treated as the fair market value of that class on the closing date. The  "long-term  Federal rate" is an average of current yields on Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

o     will not be  permitted  to be offset by  deductions,  losses or loss  carryovers  from other activities,

o     will be treated as  "unrelated  business  taxable  income" to an otherwise  tax-exempt organization and

o     will not be eligible  for any rate  reduction or exemption  under any  applicable  tax
         treaty  with  respect  to  the  30%  United  States   withholding  tax  imposed  on
         distributions to REMIC residual certificateholders that are foreign investors.

      See, however, "-Foreign Investors in REMIC Certificates."

      Furthermore,  for purposes of the alternative  minimum tax, (i) excess inclusions will not be permitted to be offset by the  alternative  tax net operating loss deduction and (ii)
alternative  minimum taxable income may not be less than the taxpayer's  excess  inclusions;
provided,  however,  that for  purposes  of (ii),  alternative  minimum  taxable  income  is determined  without  regard to the  special  rule that  taxable  income  cannot be less than excess  inclusions.  The latter rule has the effect of preventing  nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative  minimum tax on excess inclusions.

      In the  case of any  REMIC  residual  certificates  held by a real  estate  investment trust,  the aggregate  excess  inclusions  with respect to the REMIC residual  certificates, reduced, but not below zero, by the real estate investment trust taxable income,  within the meaning of Section  857(b)(2) of the Internal Revenue Code,  excluding any net capital gain, will be  allocated  among the  shareholders  of the  trust in  proportion  to the  dividends received by the shareholders  from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual  certificate as if held directly by the shareholder.  Treasury  regulations yet to be issued could apply a similar rule to regulated investment  companies,  common  trust  funds and some  cooperatives;  the REMIC  regulations currently do not address this subject.

                                             110

Noneconomic REMIC Residual Certificates

      Under the REMIC regulations,  transfers of "noneconomic"  REMIC residual  certificates will be disregarded  for all federal  income tax purposes if "a  significant  purpose of the transfer was to enable the  transferor  to impede the  assessment  or collection of tax." If the transfer is  disregarded,  the purported  transferor  will continue to remain liable for any taxes due with respect to the income on the  "noneconomic"  REMIC residual  certificate.
The REMIC  regulations  provide that a REMIC residual  certificate  is  noneconomic  unless, based on the  prepayment  assumption  and on any  required or permitted  clean up calls,  or required qualified  liquidation provided for in the REMIC's  organizational  documents,  (1)
the present value of the expected  future  distributions  (discounted  using the "applicable
Federal  rate" for  obligations  whose  term ends on the close of the last  quarter in which excess  inclusions  are expected to accrue with respect to the REMIC  residual  certificate, which rate is computed and published  monthly by the IRS) on the REMIC residual  certificate equals at least the present value of the expected tax on the anticipated  excess inclusions, and (2) the transferor  reasonably  expects that the transferee  will receive  distributions with respect to the REMIC residual  certificate at or after the time the taxes accrue on the anticipated  excess  inclusions  in an amount  sufficient  to  satisfy  the  accrued  taxes.
Accordingly,  all transfers of REMIC residual  certificates that may constitute  noneconomic residual  interests will be subject to  restrictions  under the terms of the related pooling and servicing  agreement or trust  agreement that are intended to reduce the  possibility of any transfer being  disregarded.  The restrictions  will require each party to a transfer to provide an  affidavit  that no  purpose  of the  transfer  is to impede  the  assessment  or collection  of  tax,  including  representations  as  to  the  financial  condition  of  the prospective  transferee,  as to which the  transferor  also is required to make a reasonable investigation  to determine the  transferee's  historic  payment of its debts and ability to continue  to pay its  debts as they  come due in the  future.  Prior to  purchasing  a REMIC residual  certificate,  prospective  purchasers  should  consider  the  possibility  that  a purported  transfer  of the  REMIC  residual  certificate  by such a  purchaser  to  another purchaser at some future date may be  disregarded  in  accordance  with the  above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that a  transfer  of a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order to qualify  as a safe  harbor  transfer  of a residual  interest,  the transferee  must represent that it will not cause the income "to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i)
the amount received by the transferee be no less on a present value basis  (determined using the  short-term  rate  provided by Section  1274(d) of the Internal  Revenue  Code) than the present  value of the net tax  detriment  attributable  to  holding  the  residual  interest reduced by the present  value of the  projected  payments  to be  received  on the  residual interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future transfers will be to taxable  domestic  corporations in transactions that  qualify  for the  same  "safe  harbor"  provision.  Eligibility  for the  safe  harbor requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest  will  not be  paid,  with an  unreasonably  low  cost  for the  transfer specifically mentioned as negating eligibility.

      The  accompanying  prospectus  supplement will disclose whether offered REMIC residual
certificates   may  be  considered   "noneconomic"   residual   interests  under  the  REMIC
regulations.  Any  disclosure  that a REMIC  residual  certificate  will  not be  considered
"noneconomic"  will  be  based  upon  some  assumptions,  and  the  depositor  will  make no representation  that a REMIC residual  certificate will not be considered  "noneconomic" for purposes of the  above-described  rules. See "-Foreign  Investors in REMIC Certificates" for additional  restrictions  applicable to transfers of certain REMIC residual  certificates to foreign persons.

                                              111

Mark-to-Market Rule

      The mark-to-market  requirement applies to all securities owned by a dealer, except to the extent that the dealer has  specifically  identified a security as held for  investment.
The   Mark-to-Market   Regulations   provide  that  for  purposes  of  this   mark-to-market
requirement,  a REMIC  residual  certificate  acquired  on or after  January  4, 1995 is not treated as a  security  and thus may not be marked to market.  Prospective  purchasers  of a
REMIC  residual  certificate  are  encouraged  to consult  their tax advisors  regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and  expenses  of a REMIC  generally  will be  allocated  to the  holders  of the
related  REMIC  residual   certificates.   The  applicable  Treasury  regulations  indicate,
however,  that in the case of a REMIC that is similar to a single class grantor  trust,  all or a portion of those fees and  expenses  should be  allocated to the holders of the related
REMIC  regular  certificates.  Fees and expenses will be allocated to holders of the related
REMIC  residual  certificates  in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual  certificates or REMIC regular certificates the holders of which  receive an  allocation  of fees and  expenses  in  accordance  with the  preceding discussion,  if any holder  thereof is an  individual,  estate or trust,  or a  Pass-Through
Entity  beneficially  owned by one or more  individuals,  estates or  trusts,  (i) an amount equal to the  individual's,  estate's or trust's share of fees and expenses will be added to the gross  income of that holder and (ii) the  individual's,  estate's  or trust's  share of fees and  expenses  will be treated  as a  miscellaneous  itemized  deduction  allowable  in accordance  with the  limitation of Section 67 of the Internal  Revenue Code,  which permits those  deductions  only  to the  extent  they  exceed  in the  aggregate  two  percent  of a taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the Internal  Revenue Code provides that the amount of itemized deductions  otherwise allowable for an individual whose adjusted gross income exceeds a specified  amount will be reduced.  The amount of additional taxable income  reportable by REMIC  certificateholders  that are covered by the limitations of  either  Section  67 or  Section  68 of the  Internal  Revenue  Code may be  substantial.
Furthermore,  in determining  the  alternative  minimum taxable income of such a holder of a
REMIC  certificate  that  is an  individual,  estate  or  trust,  or a  Pass-Through  Entity beneficially  owned by one or more  individuals,  estates or trusts,  no  deduction  will be allowed  for such  holder's  allocable  portion of  servicing  fees and other  miscellaneous itemized  deductions  of the REMIC,  even though an amount  equal to the amount of such fees and other deductions will be included in the holder's gross income.  Accordingly,  the REMIC certificates may not be appropriate  investments for  individuals,  estates,  or trusts,  or pass-through  entities  beneficially  owned by one or more  individuals,  estates or trusts.
Any prospective  investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

      If a REMIC residual certificate is transferred to a Disqualified  Organization,  a tax would be imposed in an amount, determined under the REMIC regulations,  equal to the product of:

                                              112

(1)   the present value,  discounted  using the  "applicable  Federal rate" for  obligations whose term ends on the close of the last quarter in which excess  inclusions are expected to accrue with respect to the  certificate,  which rate is computed and published  monthly by the IRS, of the total  anticipated  excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

(2)   the highest marginal federal income tax rate applicable to corporations.

      The  anticipated  excess  inclusions  must be determined as of the date that the REMIC residual  certificate  is  transferred  and must be based on events that have occurred up to the time of transfer,  the  prepayment  assumption  and any  required or permitted  clean up calls or required liquidation  provided for in the REMIC's  organizational  documents.  This tax generally would be imposed on the transferor of the REMIC residual  certificate,  except that where the transfer is through an agent for a Disqualified  Organization,  the tax would instead be imposed on that agent.  However,  a transferor  of a REMIC  residual  certificate would  in no event be  liable  for the tax with  respect  to a  transfer  if the  transferee furnishes  to the  transferor  an  affidavit  that  the  transferee  is  not a  Disqualified
Organization  and,  as of the time of the  transfer,  the  transferor  does not have  actual knowledge  that the  affidavit  is false.  Moreover,  an entity  will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o     residual interests in the entity are not held by Disqualified Organizations; and

o     information  necessary for the  application  of the tax  described in this  prospectus will be made available.

      Restrictions on the transfer of REMIC residual  certificates and other provisions that are  intended  to meet this  requirement  will be  included  in the  pooling  and  servicing agreement, including provisions:

(1)   requiring  any  transferee  of a REMIC  residual  certificate  to provide an affidavit representing  that it is not a  Disqualified  Organization  and is not acquiring the  REMIC  residual  certificate  on  behalf  of a  Disqualified  Organization, undertaking  to maintain that status and agreeing to obtain a similar  affidavit from any person to whom it shall transfer the REMIC residual certificate;

(2)   providing  that  any  transfer  of a  REMIC  residual  certificate  to a  Disqualified
            Organization shall be null and void; and

(3)   granting to the master  servicer the right,  without notice to the holder or any prior holder,  to sell to a  purchaser  of its choice any REMIC  residual  certificate that shall  become  owned by a  Disqualified  Organization  despite  (1) and (2)
            above.

      In addition,  if a  Pass-Through  Entity  includes in income  excess  inclusions  with respect to a REMIC  residual  certificate,  and a  Disqualified  Organization  is the record holder of an interest in that entity,  then a tax will be imposed on the entity equal to the product of (i) the amount of excess  inclusions on the REMIC residual  certificate  that are allocable to the interest in the Pass-Through  Entity held by the Disqualified  Organization and  (ii)  the  highest  marginal  federal  income  tax  rate  imposed  on  corporations.  A
Pass-Through Entity will not be subject to this tax for any period,  however, if each record holder of an interest in the Pass-Through  Entity furnishes to that Pass-Through  Entity (i)
the holder's  social  security  number and a statement  under  penalties of perjury that the social  security  number is that of the record holder or (ii) a statement under penalties of perjury  that the  record  holder is not a  Disqualified  Organization.  For  taxable  years beginning after December 31, 1997,  notwithstanding the preceding two sentences, in the case of a REMIC residual  certificate held by an "electing large  partnership,"  all interests in such partnership shall be treated as held by Disqualified  Organizations,  without regard to whether the record holders of the partnership furnish statements  described in the preceding sentence,  and the amount  that is subject to tax under the  second  preceding  sentence  is excluded  from the gross income of the  partnership  allocated to the  partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

                                              113

Sales of REMIC Certificates

      If a REMIC certificate is sold, the selling  certificateholder  will recognize gain or loss equal to the difference  between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate  generally will equal the cost of that REMIC regular  certificate  to that  certificateholder,  increased by income  reported by the  certificateholder  with respect to that REMIC regular  certificate, including  original issue discount and market discount  income,  and reduced,  but not below zero, by distributions on the REMIC regular  certificate  received by the  certificateholder and by any amortized  premium.  The adjusted basis of a REMIC residual  certificate  will be determined  as described  under  "-Taxation of Owners of REMIC  Residual  Certificates-Basis
Rules, Net Losses and Distributions."  Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC  regular  certificate  that might  otherwise  be capital gain will be treated as  ordinary  income to the extent the gain does not exceed the excess, if any,  of (i) the amount  that would have been  includible  in the  seller's  income  with respect to the REMIC regular  certificate had income accrued thereon at a rate equal to 110%
of the  "applicable  federal rate," which is typically a rate based on an average of current yields on  Treasury  securities  having a maturity  comparable  to that of the  certificate, which  rate is  computed  and  published  monthly by the IRS,  determined  as of the date of purchase of the REMIC regular certificate,  over (ii) the amount of ordinary income actually includible  in the seller's  income prior to the sale. In addition,  gain  recognized on the sale of a REMIC regular  certificate by a seller who purchased the REMIC regular certificate at a market  discount  will be taxable as  ordinary  income to the extent of any accrued and previously  unrecognized  market discount that accrued during the period the certificate was held.  See "-Taxation of Owners of REMIC Regular Certificates- Discount."

      REMIC  certificates will be "evidences of indebtedness"  within the meaning of Section
582(c)(1) of the Internal  Revenue Code, so that gain or loss  recognized from the sale of a
REMIC  certificate  by a bank or thrift  institution  to which that section  applies will be ordinary income or loss.

      A  portion  of any gain  from  the  sale of a REMIC  regular  certificate  that  might otherwise  be  capital  gain may be  treated  as  ordinary  income  to the  extent  that the certificate  is held as part of a  "conversion  transaction"  within the  meaning of Section
1258 of the Internal  Revenue Code. A conversion  transaction  generally is one in which the taxpayer has taken two or more positions in certificates or similar  property that reduce or eliminate market risk, if substantially  all of the taxpayer's return is attributable to the time  value of the  taxpayer's  net  investment  in the  transaction.  The amount of gain so realized in a conversion  transaction that is  recharacterized  as ordinary income generally will not exceed the  amount of  interest  that  would  have  accrued on the  taxpayer's  net investment at 120% of the appropriate  "applicable Federal rate," which rate is computed and published  monthly  by the  IRS,  at the  time  the  taxpayer  enters  into  the  conversion transaction,  subject to  appropriate  reduction  for prior  inclusion of interest and other ordinary income items from the transaction.

                                              114

      Finally,  a taxpayer may elect to have net capital gain taxed at ordinary income rates rather  than  capital  gains  rates in order to include  any net  capital  gain in total net investment  income for the taxable year,  for purposes of the limitation on the deduction of interest on  indebtedness  incurred to purchase or carry  property held for  investment to a taxpayer's net investment income.

      If the seller of a REMIC residual  certificate  reacquires the certificate,  any other residual  interest  in a REMIC or any  similar  interest  in a "taxable  mortgage  pool" (as defined in Section  7701(i) of the Internal  Revenue  Code) within six months of the date of the sale,  the sale will be subject to the "wash sale" rules of Section 1091 of the Internal
Revenue Code. In that event, any loss realized by the REMIC residual  certificateholders  on the  sale  will  not be  deductible,  but  instead  will  be  added  to the  REMIC  residual certificateholders' adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC  residual  certificate  in excess of a threshold  amount
(which  amount  could need to be  aggregated  with  similar or previous  losses) may require disclosure  of such loss on an IRS Form 8886.  Investors  are  encouraged  to  consult  with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

      Recent  Treasury  regulations  directed at  potentially  abusive tax shelter  activity
appear  to  apply  to  transactions  not  conventionally   regarded  as  tax  shelters.  The
regulations  require  taxpayers  to  report  certain  disclosures  on IRS Form  8886 if they participate in a "reportable  transaction."  Organizers and sellers of the  transaction  are required to maintain records  including  investor lists containing  identifying  information and to furnish  those  records to the IRS upon demand.  A  transaction  may be a "reportable transaction"  based upon any of several  indicia,  one or more of which may be present  with respect  to your  investment  in the  certificates.  There  are  significant  penalties  for
failure  to  comply  with  these  disclosure  requirements.   Investors  in  REMIC  residual
certificates  are  encouraged  to consult  their own tax  advisers  concerning  any possible disclosure  obligation  with  respect  to their  investment,  and  should be aware  that the depositor and other  participants in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxe

The Internal  Revenue Code imposes a prohibited  transactions  tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited  transactions.  In general,  subject to  specified  exceptions  a  prohibited  transaction  means the  disposition  of an item of mortgage  collateral,  the  receipt of income  from a source  other than an item of mortgage collateral or other  Permitted  Investments,  the receipt of compensation  for services,  or gain  from  the  disposition  of an  asset  purchased  with  the  payments  on the  mortgage collateral for temporary  investment pending  distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions in which it would recognize a material amount of net income. In addition,  some  contributions to a REMIC made after the day on which the REMIC issues all of its interests  could result in the imposition of a  contributions  tax,  which is a tax on the  REMIC  equal  to 100% of the  value of the contributed  property.  Each pooling and servicing agreement or trust agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal  income tax at the highest  corporate  rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.  "Net income from foreclosure  property" generally means gain from the sale of a  foreclosure  property  that is  inventory  property  and  gross  income  from foreclosure  property other than  qualifying  rents and other  qualifying  income for a real estate  investment  trust. It is not  anticipated  that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

                                             115

      It is not  anticipated  that any material  state or local income or franchise tax will be imposed on any REMIC.

      To the extent  permitted by then  applicable  laws, any prohibited  transactions  tax, contributions  tax, tax on "net income from  foreclosure  property" or state or local income or  franchise  tax that may be  imposed  on the REMIC  will be borne by the  related  master servicer,  the  Certificate  Administrator  or the trustee in any case out of its own funds, provided that the master  servicer,  the Certificate  Administrator  or the trustee,  as the case may be, has  sufficient  assets to do so, and provided  further that the tax arises out of a breach of the master  servicer's,  the  Certificate  Administrator's  or the  trustee's obligations,  as the case may be, under the related pooling and servicing agreement or trust agreement and relating to  compliance  with  applicable  laws and  regulations.  Any tax not borne by the master servicer,  the Certificate  Administrator or the trustee will be payable out of the  related  trust  resulting  in a reduction  in amounts  payable to holders of the related REMIC certificates.

Termination

      A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final  payment from the mortgage  collateral  or upon a sale of the REMIC's assets  following  the  adoption  by the REMIC of a plan of complete  liquidation.  The last distribution on a REMIC regular  certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual  certificate,  if the last distribution on the REMIC residual  certificate is less than the  certificateholder's  adjusted basis in the certificate,  the  certificateholder  should be  treated  as  realizing  a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

      Solely for purposes of the  administrative  provisions  of the Internal  Revenue Code, the REMIC will be treated as a partnership  and REMIC  residual  certificateholders  will be treated as partners.  The master servicer or the Certificate  Administrator,  as applicable, will file REMIC  federal  income tax returns on behalf of the related  REMIC and will act as the "tax matters  person" for the REMIC in all  respects,  and may hold a nominal  amount of
REMIC residual certificates.

      As the tax matters person,  the master servicer or the Certificate  Administrator,  as applicable,  will have the  authority  to act on behalf of the REMIC and the REMIC  residual certificateholders  in connection  with the  administrative  and judicial review of items of income, deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC residual  certificateholders  will be required to report the REMIC items  consistently  with their treatment on the related REMIC's tax return and may in some  circumstances be bound by a settlement  agreement between the master servicer,  or the Certificate  Administrator,  as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments   made  to  the   REMIC  tax   return   may   require  a  REMIC   residual
certificateholder  to make  corresponding  adjustments  on its  return,  and an audit of the
REMIC's tax return, or the adjustments  resulting from an audit, could result in an audit of the  certificateholder's  return. No REMIC will be registered as a tax shelter under Section
6111 of the Internal  Revenue Code because it is not anticipated  that any REMIC will have a net loss for any of the first five taxable years of its  existence.  Any person that holds a
REMIC  residual  certificate  as a nominee for another  person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations,  the name and address of that person and other information.

                                            116

      Reporting of interest income,  including any original issue discount,  with respect to
REMIC regular  certificates is required annually,  and may be required more frequently under
Treasury  regulations.  These  information  reports are  required  to be sent to  individual holders of REMIC regular  Interests and the IRS; holders of REMIC regular  certificates that are corporations,  trusts,  securities  dealers and other  non-individuals  will be provided interest  and  original  issue  discount  income  information  and  the  information  in the following  paragraph  upon request in accordance  with the  requirements  of the  applicable regulations.  The information  must be provided by the later of 30 days after the end of the quarter  for which the  information  was  requested,  or two weeks  after the receipt of the request.  The REMIC  must  also  comply  with  rules  requiring  certain  information  to be reported to the IRS.  Reporting with respect to the REMIC residual  certificates,  including
income,   excess  inclusions,   investment  expenses  and  relevant  information   regarding
qualification   of  the  REMIC's  assets  will  be  made  as  required  under  the  Treasury regulations, typically on a quarterly basis.

      As  applicable,  the REMIC  regular  certificate  information  reports  will include a statement of the adjusted  issue price of the REMIC regular  certificate at the beginning of each  accrual  period.  In  addition,  the  reports  will  include  information  required by regulations  with respect to computing  the accrual of any market  discount.  Because  exact computation  of  the  accrual  of  market  discount  on a  constant  yield  method  requires information  relating  to the  holder's  purchase  price  that the master  servicer,  or the
Certificate Administrator,  as applicable,  will not have, the regulations only require that information  pertaining to the appropriate  proportionate method of accruing market discount be provided.  See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

      The responsibility  for complying with the foregoing  reporting rules will be borne by the master servicer or the  Certificate  Administrator.  Certificateholders  may request any information with respect to the returns described in Section  1.6049-7(e)(2) of the Treasury regulations.  Any  request  should  be  directed  to  the  master  servicer  or  Certificate
Administrator,  as applicable,  at Residential  Funding  Corporation,  8400  Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

      Payments of interest and  principal,  as well as payments of proceeds from the sale of
REMIC  certificates,  may be subject to the "backup  withholding  tax" under Section 3406 of the Internal  Revenue Code if  recipients  of payments  fail to furnish to the payor certain
information,   including  their  taxpayer  identification  numbers,  or  otherwise  fail  to establish an exemption  from the tax. Any amounts  deducted and withheld from a distribution to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.
Furthermore,  penalties  may be  imposed  by the  IRS on a  recipient  of  payments  that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificate

      A REMIC  regular  certificateholder  that is not a  United  States  person  and is not subject  to  federal  income tax as a result of any  direct or  indirect  connection  to the
United  States in addition  to its  ownership  of a REMIC  regular  certificate  will not be subject to United States  federal income or  withholding  tax on a  distribution  on a REMIC

                                             117

regular certificate,  provided that the holder complies to the extent necessary with certain
identification   requirements,   including   delivery   of  a   statement,   signed  by  the
certificateholder  under penalties of perjury,  certifying that the certificateholder is not a United States person and  providing  the name and address of the  certificateholder;  this statement  is  generally  made on IRS Form  W-8BEN  and must be  updated  whenever  required information  has  changed  or within  three  calendar  years  after the  statement  is first delivered.  For these  purposes,  United  States  person  means a citizen or resident of the
United States, a corporation,  partnership or other entity created or organized in, or under the laws of, the United States,  any state thereof or the District of Columbia,  except,  in the case of a  partnership,  to the extent  provided  in  regulations,  provided  that,  for purposes solely of the  restrictions on the transfer of residual  interests,  no partnership or other entity  treated as a  partnership  for United  States  federal  income tax purposes shall be treated as a United  States  person unless all persons that own an interest in such partnership  either  directly  or through any entity  that is not a  corporation  for United
States federal income tax purposes are required by the applicable  operating agreement to be
United States  persons or an estate whose income is subject to United States  federal income tax  regardless  of its source,  or a trust if a court  within the United  States is able to exercise  primary  supervision over the  administration  of the trust and one or more United
States  persons have the  authority to control all  substantial  decisions of the trust.  To the extent  prescribed in  regulations by the Secretary of the Treasury,  which  regulations have not yet been  issued,  a trust which was in  existence on August 20, 1996 (other than a trust  treated as owned by the grantor  under subpart E of part I of subchapter J of chapter
1 of the Internal  Revenue Code),  and which was treated as a United States person on August
19, 1996, may elect to continue to be treated as a United States person  notwithstanding the previous  sentence.  It is possible that the IRS may assert that the foregoing tax exemption should  not apply with  respect  to a REMIC  regular  certificate  held by a REMIC  residual certificateholder  that owns directly or  indirectly a 10% or greater  interest in the REMIC residual  certificates.  If the holder  does not  qualify for  exemption,  distributions  of interest,  including  distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships,  estates and trusts, and in certain circumstances certifications  as to foreign  status and other  matters  may be  required to be provided by partners and beneficiaries thereof.

      In addition,  the foregoing rules will not apply to exempt a United States shareholder of a  controlled  foreign  corporation  from  taxation  on the United  States  shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further,  it appears  that a REMIC  regular  certificate  would not be included in the estate of a non-resident  alien  individual and would not be subject to United States estate taxes.  However,  certificateholders  who are non-resident  alien individuals are encouraged to consult their tax advisors concerning this question.

      Transfers  of REMIC  residual  certificates  to investors  that are not United  States persons  will be  prohibited  under the related  pooling and  servicing  agreement  or trust agreement.

                              STATE AND OTHER TAX CONSEQUENCE

      In addition to the federal  income tax  consequences  described in  "Material  Federal
Income  Tax  Consequences,"  potential  investors  should  consider  the state and local tax consequences of the  acquisition,  ownership,  and disposition of the  certificates  offered hereunder.  State tax law may differ  substantially from the corresponding  federal tax law, and the  discussion  above does not  purport to  describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors are  encouraged to consult their tax  advisors  with  respect to the various tax  consequences  of  investments  in the certificates offered hereby.

                                             118

                                   ERISA CONSIDERATIONS

      Sections  404 and 406 of the  Employee  Retirement  Income  Security  Act of 1974,  as
amended,  or ERISA,  impose  fiduciary and prohibited  transaction  restrictions on employee pension and welfare  benefit plans subject to ERISA and various other  retirement  plans and arrangements,  including bank collective  investment funds and insurance company general and separate  accounts in which those  employee  benefit  plans and  arrangements  are invested.
Section  4975  of  the  Internal  Revenue  Code  imposes  essentially  the  same  prohibited transaction  restrictions on certain tax-favored plans, including  tax-qualified  retirement plans  described in Section 401(a) of the Internal  Revenue Code and  individual  retirement accounts described in Section 408 of the Internal Revenue Code.

      Some employee  benefit  plans,  including  governmental  plans,  as defined in Section
3(32) of ERISA,  and,  if no election  has been made under  Section  410(d) of the  Internal
Revenue  Code,  church plans,  as defined in Section 3(33) of ERISA,  are not subject to the
ERISA requirements discussed in this prospectus.  Accordingly,  assets of these plans may be invested  in  certificates  without  regard to the  ERISA  considerations  described  below, subject  to the  provisions  of  applicable  federal  and  state  law.  Any  plan  that is a tax-qualified  plan and  exempt  from  taxation  under  Sections  401(a)  and  501(a) of the
Internal Revenue Code,  however,  is subject to the prohibited  transaction rules in Section
503(b) of the Internal Revenue Code.

      Section  404 of ERISA  imposes  general  fiduciary  requirements,  including  those of investment  prudence and  diversification  and the requirement  that a plan's  investment be made in  accordance  with the  documents  governing  the plan.  In addition,  Section 406 of
ERISA and Section 4975 of the Internal  Revenue Code prohibit a broad range of  transactions involving assets of employee benefit plans and  arrangements  and tax-favored  plans,  which are  collectively  referred to in this  prospectus  as "ERISA  plans," and  persons,  called
"parties in interest"  under ERISA or  "disqualified  persons"  under the  Internal  Revenue
Code,  which are  collectively  referred to in this prospectus as "parties in interest," who have  specified  relationships  to the  ERISA  plans,  unless  a  statutory,  regulatory  or administrative  exemption is  available.  Some  parties in interest  that  participate  in a prohibited  transaction may be subject to a penalty (or an excise tax) imposed under Section
502(i)  of  ERISA  or  Section  4975 of the  Internal  Revenue  Code,  unless  a  statutory, regulatory or administrative  exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

      An  investment  of assets of an ERISA plan in  certificates  may cause the  underlying mortgage  loans,  contracts,  mortgage  securities or any other assets held in a trust to be deemed  ERISA plan assets of the ERISA  plan.  The U.S.  Department  of Labor,  or DOL,  has promulgated  regulations at 29 C.F.R. Section 2510.3-101  concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying  assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility  provisions of ERISA  and the  prohibited  transaction  provisions  of  ERISA  and  Section  4975 of the
Internal  Revenue  Code,  when an  ERISA  plan  acquires  an  "equity  interest,"  such as a certificate, in that entity.

      Some of the rules contained in the DOL regulations  provide that ERISA plan assets may be deemed to include an undivided  interest in each asset of an entity,  such as a trust, in which an ERISA plan makes an equity investment.  Therefore,  ERISA plans and entities deemed

                                              119

to hold ERISA plan assets  should not  acquire or hold  certificates  in  reliance  upon the availability of any exception under the DOL regulations.  For purposes of this section,  the terms "ERISA plan  assets" and "assets of an ERISA plan" have the meanings  specified in the
DOL  regulations and include an undivided  interest in the underlying  assets of entities in which an ERISA plan holds an equity interest.

      Under the DOL  regulations,  the prohibited  transaction  provisions of Section 406 of
ERISA and Section 4975 of the  Internal  Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate  Administrator,  any servicer, any subservicer,  the trustee, the obligor under any credit enhancement  mechanism or affiliates of those  entities to be  considered  or become  parties in interest for an investing  ERISA plan or an ERISA plan  holding an interest in an  ERISA-subject  investment  entity.  If so, the  acquisition  or holding of  certificates  by or on behalf of the  investing  ERISA plan could  also give rise to a  prohibited  transaction  under  ERISA  and  Section  4975 of the
Internal  Revenue Code,  unless some statutory,  regulatory or  administrative  exemption is available.  Certificates  acquired  by an ERISA  plan  would be assets of that  ERISA  plan.
Under the DOL  regulations,  a trust,  including  the mortgage  loans,  contracts,  mortgage securities  or any other  assets held in the trust,  may also be deemed to be assets of each
ERISA plan that acquires  certificates.  Special  caution  should be exercised  before ERISA plan assets are used to acquire a certificate  in those  circumstances,  especially  if, for the ERISA plan assets, the depositor,  the master servicer,  the Certificate  Administrator, any  servicer,  any  subservicer,  the  trustee,  the obligor  under any credit  enhancement mechanism or an affiliate  thereof either (i) has investment  discretion with respect to the investment  of the ERISA plan assets;  or (ii) has authority or  responsibility  to give, or regularly  gives,  investment  advice  (direct or  indirect)  with respect to the ERISA plan assets  for a fee under an  agreement  or  understanding  that this  advice  will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

      Any person who has  discretionary  authority or control with respect to the management or  disposition  of ERISA plan assets,  and any person who provides  investment  advice with respect to the ERISA plan assets for a fee (in the manner described  above),  is a fiduciary of the investing ERISA plan. If the mortgage loans,  contracts,  mortgage  securities or any other  assets  held  in a trust  were to  constitute  ERISA  plan  assets,  then  any  party exercising  management or discretionary  control with respect to those ERISA plan assets may be deemed to be a "fiduciary,"  and thus subject to the general  fiduciary  requirements  of
ERISA and the  prohibited  transaction  provisions of ERISA and Section 4975 of the Internal
Revenue Code, for any investing ERISA plan. In addition,  if the mortgage loans,  contracts, mortgage  securities  or any other  assets  held in a trust  were to  constitute  ERISA plan assets,  then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets,  as well as the operation of the trust,  may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited transaction  exemption,  or PTE, 94-29, 59
Fed. Reg. 14674 (March 29, 1994),  as most recently  amended by 2002-41,  67 Fed. Reg. 54487
(August 22,  2002),  referred to in this  prospectus as the "RFC  exemption," to Residential
Funding  Corporation and a number of its affiliates.  The RFC exemption  generally  exempts, from the  application of the prohibited  transaction  provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code, various transactions,  among others,  relating to the  servicing  and  operation  of pools of secured  obligations  of some  types,  including mortgage loans,  contracts or mortgage  securities,  which are held in a trust or by another
"issuer"  and  the  purchase,  sale  and  holding  of  pass-through  certificates  or  other
"securities" issued by a trust or other issuer as to which:

                                             120

o     the  depositor  or any of its  affiliates  is the  sponsor  if any  entity  which  has received  from the DOL an  individual  prohibited  transaction  exemption  which is substantially  similar to the RFC exemption is the sole  underwriter,  a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

o     the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are  satisfied.  For purposes of this section, the term "underwriter" includes:

o     the depositor and a number of its affiliates;

o     any person directly or indirectly,  through one or more  intermediaries,  controlling, controlled  by or under  common  control  with the  depositor  and  certain  of its affiliates;

o     any member of the underwriting  syndicate or selling group of which a person described in the two clauses  just above is a manager or  co-manager  with respect to a class of certificates; or

o     any  entity  which has  received  from the DOL an  exemption,  called an  asset-backed exemption,  relating  to  securities  which  is  substantially  similar  to the RFC exemption.

      The RFC exemption  sets forth eight general  conditions  which must be satisfied for a transaction  involving the  purchase,  sale and holding of  certificates  to be eligible for exemptive relief thereunder.

o     First,  the  acquisition  of  certificates  by an ERISA plan or with ERISA plan assets must be on terms that are at least as  favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

o     Second,  the  RFC  exemption  only  applies  to  certificates  evidencing  rights  and interests that are not  subordinated  to the rights and interests  evidenced by the other  certificates  of the same trust,  unless none of the mortgage loans or other assets  has  an LTV  ratio  that  exceeds  100%  at the  date  of  issuance  of the certificates.

o     Third,  at the time of  acquisition  by an ERISA plan or with ERISA plan  assets,  the certificates  must be rated in one of the four highest generic rating categories by
         Standard  &  Poor's,  a  division  of The  McGraw  Hill  Companies,  Inc.,  Moody's
         Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies.

o     Fourth,  the certificates  must be rated in one of the two highest generic  categories by the  exemption  rating  agencies  if the LTV  ratio of any  one- to  four-family residential  mortgage  loan or home equity loan held in the trust  exceeds 100% but does not exceed  125%  (based on fair  market  value at the date of issuance of the certificates).  However, the RFC exemption will not apply in this case:

o     to any of the certificates if:

                                           121

o     any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or closed-end home equity loan) has an LTV ratio that exceeds 100% at the date of issuance of the certificates; or

o     any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio that exceeds 125% at the date of issuance of the certificates; or

o     to any subordinate certificates..

o     Fifth,  the trustee cannot be an affiliate of any other member of the restricted group
         (which  consists  of any  underwriter,  the  depositor,  the master  servicer,  the
         Certificate  Administrator,  any servicer,  any subservicer,  the trustee, the swap counterparty in any eligible swap arrangement,  any yield maintenance  provider and any mortgagor  with respect to assets of a trust  constituting  more than 5% of the aggregate  unamortized  principal  balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

o     Sixth,  the  sum  of all  payments  made  to and  retained  by the  underwriters  must represent not more than reasonable  compensation for underwriting the certificates;
         the sum of all  payments  made to and  retained  by the  depositor  pursuant to the assignment  of the assets to the  related  trust must  represent  not more than the fair market value of those  obligations;  and the sum of all  payments  made to and retained by the master servicer,  the Certificate  Administrator,  any servicer and any  subservicer  must  represent not more than  reasonable  compensation  for that person's  services  under the related  pooling  and  servicing  agreement  or trust agreement  and  reimbursement  of that person's  reasonable  expenses in connection therewith.

o     Seventh,  the investing  ERISA plan or ERISA plan asset investor must be an accredited investor  as  defined in Rule  501(a)(1)  of  Regulation  D of the  Securities  and
         Exchange Commission under the Securities Act of 1933, as amended.

o     Eighth,  for issuers  other than common law trusts,  the  documents  establishing  the issuer and governing the  transaction  must contain  provisions as described in the
         RFC exemption  that are intended to protect the assets of the issuer from creditors of the depositor.

      The  RFC  exemption  permits   interest-rate  swaps,  interest  rate  caps  and  yield
supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate  swap or (if purchased by or on behalf of the trust) an interest-rate cap contract  (collectively,  a "swap" or "swap  agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible  counterparty;" (c) meets certain additional  specific  conditions  which  depend on whether the swap is a "ratings  dependent swap" or a  "non-ratings  dependent  swap;" and (d)  permits  the trust to make  termination payments to the swap  counterparty  (other than currently  scheduled  payments)  solely from
excess  spread  or  amounts  otherwise  payable  to  the  servicer,   depositor  or  seller.
Securities  to which  one or more swap  agreements  apply  may be  acquired  or held only by
"qualified plan investors."

                                             122

      An "eligible swap" is one which: (a) is denominated in U.S.  dollars;  (b) pursuant to which the trust  pays or  receives  on or  immediately  prior to the  respective  payment or distribution  date for the class of securities  to which the swap  relates,  a fixed rate of interest or a floating rate of interest based on a publicly  available index (e.g., LIBOR or the U.S.  Federal  Reserve's  Cost of Funds Index  (COFI)),  with the trust  receiving  such payments on at least a  quarterly  basis and  obligated  to make  separate  payments no more frequently than the counterparty,  with all simultaneous  payments being netted  ("allowable interest  rate");  (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of  securities  to which the swap  related,  or (ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional  amount");
(d) is not leveraged (i.e.,  payments are based on the applicable  notional amount,  the day count fractions,  the fixed or floating rates permitted  above,  and the difference  between the  products  thereof,  calculated  on a one-to-one  ratio and not on a multiplier  of such difference)  ("leveraged");  (e) has a final  termination date that is either the earlier of the date on which the issuer  terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral  alteration in the requirements described in (a) through (d) above.

      An "eligible  counterparty"  means a bank or other  financial  institution  that has a rating  at the  date of  issuance  of the  securities  that is in one of the  three  highest long-term  credit  rating  categories  or one of the two highest  short-term  credit  rating categories,  utilized  by  at  least  one  of  the  exemption  rating  agencies  rating  the securities;  provided  that,  if a  counterparty  is  relying  on its  short-term  rating to establish  eligibility,  such counterparty must either have a long-term rating in one of the three  highest  long-term  rating  categories  or  not  have a  long-term  rating  from  the applicable exemption rating agency.

      A  "qualified  plan  investor"  is a plan for which the  decision to buy such class of securities is made by an independent  fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the  securities,  which  fiduciary  must
(a) be a  "qualified  professional  asset  manager"  ("QPAM")  under PTCE  84-14,  (b) be an
"in-house  asset manager" under PTCE 96-23 or (c) have total assets (both plan and non-plan)
under  management  of at least $100 million at the time the  securities  are acquired by the plan.

      In "ratings  dependent  swaps" (where the rating of a class of securities is dependent on the terms  and  conditions  of the swap and the  rating  of the  counterparty),  the swap agreement  must  provide  that if the credit  rating of the  counterparty  is  withdrawn  or reduced by any  exemption  rating  agency below a level  specified by the  exemption  rating agency,  the servicer  must,  within the period  specified  under the Pooling and  Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the exemption rating agency and the terms of which are  substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);  or
(b) cause the swap  counterparty  to establish any  collateralization  or other  arrangement satisfactory  to the  exemption  rating  agency  such  that the then  current  rating by the exemption  rating  agency of the  particular  class of  securities  will not be withdrawn or reduced (and the terms of the swap agreement must specifically  obligate the counterparty to perform  these  duties for any class of  securities  with a term of more than one year).  In the event that the servicer fails to meet these obligations,  holders of the securities that are  employee  benefit  plans or  other  retirement  arrangements  must be  notified  in the immediately  following  periodic  report which is provided to the holders of the  securities but in no event  later than the end of the  second  month  beginning  after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief provided under the  underwriter  exemption  will  prospectively  cease  to be  applicable  to any  class of securities held by an employee benefit plan or other retirement  arrangement  which involves such ratings dependent swap.

                                              123

      "Non-ratings  dependent  swaps"  (those  where the rating of the  securities  does not depend on the terms  and  conditions  of the swap or the  rating  of the  counterparty)  are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level  permitted  above,  the servicer will,  within a specified period after such rating  withdrawal or reduction:  (a) obtain a replacement  swap agreement with an eligible counterparty,  the terms of which are substantially the same as the current swap  agreement (at which time the earlier swap  agreement  must  terminate);  (b) cause the counterparty  to post  collateral  with the trust in an amount equal to all payments owed by the  counterparty  if the  swap  transaction  were  terminated;  or (c)  terminate  the swap agreement in accordance with its terms.  With respect to a non-ratings  dependent swap, each exemption  rating  agency must  confirm,  as of the date of issuance  of  securities  by the
Trust, that entering into such swap will not affect the rating of the securities.

      An "eligible yield supplement  agreement" is any yield supplement agreement or similar arrangement  or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise  payable on obligations held by the trust fund ("EYS
Agreement").  If the EYS Agreement has a notional  principal  amount,  the EYS Agreement may only be held as an asset of the trust fund if it meets the following  conditions:  (a) it is denominated  in  U.S.  dollars;  (b) it  pays  an  allowable  interest  rate;  (c) it is not leveraged;  (d)  it  does  not  allow  any  of  these  three  preceding  requirements  to be unilaterally  altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      The RFC exemption also requires that each trust meet the following requirements:

o     the trust must consist  solely of assets of the type that have been  included in other investment pools;

o     securities  evidencing  interests in those other investment pools must have been rated in one of the four highest  categories of one of the exemption  rating agencies for at least one year prior to the  acquisition of  certificates  by or on behalf of an
         ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o     securities in the other  investment  pools must have been purchased by investors other than ERISA plans for at least one year prior to any  acquisition of certificates by or on  behalf  of an  ERISA  plan or with  ERISA  plan  assets  in  reliance  on an asset-backed exemption.

      An  ERISA  Plan  fiduciary  or  other  investor  of ERISA  plan  assets  contemplating purchasing  a  certificate  must  make its own  determination  that the  general  conditions described above will be satisfied with respect to that certificate.

      If the general  conditions of the RFC exemption are  satisfied,  the RFC exemption may provide an exemption,  from the  application  of the  prohibited  transaction  provisions of
Sections 406(a) and 407(a) of ERISA and Sections  4975(c)(1)(A)  through (D) of the Internal
Revenue Code, in connection with the direct or indirect sale,  exchange,  transfer,  holding
or  the  direct  or  indirect   acquisition  or  disposition  in  the  secondary  market  of certificates by an ERISA plan or with ERISA plan assets.  However,  no exemption is provided from the  restrictions of Sections  406(a)(1)(E)  and 406(a)(2) of ERISA for the acquisition or holding  of a  certificate  by an  excluded  ERISA  plan or with ERISA plan  assets of an excluded  ERISA plan by any person who has  discretionary  authority  or renders  investment advice with  respect to ERISA plan assets of the  excluded  ERISA plan.  For purposes of the certificates,  an  "excluded  ERISA  plan" is an ERISA plan  sponsored  by any member of the restricted group.

                                             124

      If specific conditions of the RFC exemption are also satisfied,  the RFC exemption may provide an exemption,  from the  application  of the  prohibited  transaction  provisions of
Sections  406(b)(1) and (b)(2) of ERISA and Section  4975(c)(1)(E)  of the Internal  Revenue
Code, in connection with the following:

o     the direct or indirect  sale,  exchange or  transfer  of  certificates  in the initial issuance of certificates  between the depositor or an underwriter and an ERISA plan when the person who has discretionary  authority or renders  investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

o     a mortgagor  with  respect to 5% or less of the fair  market  value of the assets of a trust; or

o     an affiliate of that person;

         provided that, if the  certificates  are acquired in connection  with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

o     the  direct  or  indirect  acquisition  or  disposition  in the  secondary  market  of certificates by an ERISA plan or by a person investing ERISA plan assets; and

o     the holding of certificates by an ERISA plan or with ERISA plan assets.

      Additionally,  if specific  conditions  of the RFC exemption  are  satisfied,  the RFC exemption  may provide an  exemption  from the  application  of the  prohibited  transaction provisions  of  Sections 406(a),  406(b)  and  407(a) of ERISA and  Section  4975(c)  of the
Internal  Revenue Code, for  transactions in connection  with the servicing,  management and operation of the mortgage pools or contract pools.  The accompanying  prospectus  supplement will  specify  whether  the  depositor  expects  that  the  specific  conditions  of the RFC exemption  will be satisfied  with  respect to the  certificates  so that the RFC  exemption would provide an exemption from the application of the prohibited  transaction provisions of
Sections  406(a) and (b) of ERISA and Section  4975(c) of the  Internal  Revenue  Code,  for
transactions  in connection  with the  servicing,  management  and operation of the mortgage pools and contract  pools,  provided  that the general  conditions  of the RFC exemption are satisfied.

      The RFC  exemption  also  may  provide  an  exemption,  from  the  application  of the prohibited  transaction  provisions  of  Sections  406(a) and  407(a) of ERISA and  Sections
4975(c)(1)(A)  through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise  apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding  interests in the investing entity holding
ERISA plan assets, by virtue of providing  services to the ERISA plan or by virtue of having specified  relationships to such a person,  solely as a result of the ERISA plan's ownership of certificates.

      Before  purchasing a  certificate,  a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates  constitute "securities" for purposes of the RFC exemption and that the specific and general conditions and the other requirements  described in the RFC exemption would be satisfied.  In addition to making its own  determination as to the  availability of the exemptive  relief  provided in the RFC exemption,  the fiduciary or other ERISA plan asset investor  should  consider its general  fiduciary  obligations  under
ERISA in determining whether to purchase any certificates with ERISA plan assets.

                                              125

      Any  fiduciary  or  other  ERISA  plan  asset   investor  that  proposes  to  purchase
certificates  on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential  applicability  of ERISA and the Internal  Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited  transaction class  exemption,  or PTCE, in connection  therewith.  In particular,  in connection  with a contemplated  purchase of  certificates  representing a beneficial  ownership  interest in a pool of single-family  residential first mortgage loans or Agency Securities,  the fiduciary or other  ERISA  plan asset  investor  should  consider  the  availability  of PTCE 83-1 for various  transactions  involving  mortgage pool investment trusts.  However,  PTCE 83-1 does not provide  exemptive  relief with respect to certificates  evidencing  interests in trusts which include contracts or Cooperative Loans, or some types of private securities,  or which contain a swap.  In  addition,  the  fiduciary  or other  ERISA plan asset  investor  should consider  the  availability  of other class  exemptions  granted by the DOL,  which  provide relief  from  certain of the  prohibited  transaction  provisions  of ERISA and the  related excise tax  provisions of Section 4975 of the Internal  Revenue Code,  including  Sections I and III of PTCE 95-60,  regarding  transactions by insurance company general  accounts.  The
accompanying   prospectus  supplement  may  contain  additional  information  regarding  the application of the RFC exemption,  PTCE 83-1,  PTCE 95-60 or other DOL class  exemptions for the  certificates  offered  thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular  ERISA plan's or other ERISA plan asset investor's investment  in the  certificates  or, even if an  exemption  were deemed to apply,  that any exemption would apply to all prohibited  transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

      Insurance  companies  contemplating  the  investment of general  account assets in the certificates  are  encouraged  to consult  with their  legal  advisors  with  respect to the applicability  of Section 401(c) of ERISA.  The DOL issued final  regulations  under Section
401(c) which were published in the Federal  Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plan

      If the criteria  specified in the RFC  exemption as described  above are not satisfied by one or more  classes of  certificates,  or by a trust or the mortgage  loans,  contracts, mortgage  securities and other assets held by the trust,  then the  accompanying  prospectus supplement will specify whether or not transfers of those  certificates to an ERISA plan, to a trustee or other person  acting on behalf of any ERISA plan,  or to any other person using
ERISA plan  assets to effect  the  acquisition,  will be  registered  by the  trustee if the transferee  provides the depositor,  the trustee and the master  servicer with an opinion of counsel  satisfactory to the depositor,  the trustee and the master servicer,  which opinion will not be at the expense of the depositor,  the trustee or the master  servicer,  that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

o     is permissible under applicable law;

o     will not constitute or result in any non-exempt prohibited  transaction under ERISA or
         Section 4975 of the Internal Revenue Code; and

o     will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

                                              126

      The  accompanying  prospectus  supplement  will specify whether or not each beneficial owner  of a  subordinate  certificate  offered  by  this  prospectus  and  the  accompanying prospectus  supplement  (or any interest  therein) shall be deemed to have  represented,  by virtue of its acquisition or holding of such certificate (or interest therein), that either:

o     it is not an ERISA plan, a trustee or other person  acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

o     it has  acquired and is holding such  subordinate  certificate  in reliance on the RFC exemption and it understands that there are certain  conditions to the availability of the RFC exemption including that the subordinate  certificates must be rated, at the time of acquisition,  in one of the four highest  generic rating  categories by at least one of the exemption rating agencies; or

o     (1)   such  acquirer or holder is an insurance  company,  (2) the source of funds used to acquire or hold such certificate (or interest therein) is an "insurance  company general  account" (as defined in PTCE 95-60),  and (3) the  conditions set forth in
         Sections I and III of PTCE 95-60 have been satisfied.

      If any  subordinate  certificate  (or any  interest  therein)  is  acquired or held in violation  of the  conditions  described  in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner  will be  treated as the  beneficial  owner of the  subordinate certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial owner whose acquisition or holding of any subordinate  certificate (or interest  therein) was effected in violation of the  conditions  described in the  preceding paragraph  shall  indemnify  and hold  harmless  the  depositor,  the  trustee,  the  master servicer,  any subservicer and the trust from and against any and all  liabilities,  claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

      An ERISA plan that is a  Tax-Exempt  Investor  nonetheless  will be subject to federal income  taxation to the extent that its income is "unrelated  business  taxable  income," or
UBTI,  within  the  meaning  of  Section  512 of the  Internal  Revenue  Code.  All  "excess inclusions"  of a REMIC  allocated  to a REMIC  residual  certificate  held by a  Tax-Exempt
Investor  will be  considered  UBTI and thus will be  subject  to federal  income  tax.  See
"Material   Federal  Income  Tax   Consequences-   Taxation  of  Owners  of  REMIC  Residual
Certificates-Excess  Inclusions."  In addition,  the  exemptive  relief  afforded by the RFC exemption  does not apply to the  purchase,  sale or holding of any class of REMIC  residual certificates.

Consultation With Counsel

      There can be no  assurance  that the RFC  exemption  or any other DOL  exemption  will apply with respect to any particular  ERISA plan that acquires the  certificates or, even if all of the  specified  conditions  were  satisfied,  that the  exemption  would apply to all transactions  involving a trust.  Prospective ERISA plan investors are encouraged to consult with their legal counsel  concerning  the impact of ERISA and the Internal  Revenue Code and the potential  consequences to their specific circumstances prior to making an investment in the certificates.

      Before  purchasing a  certificate,  a fiduciary of an ERISA plan should itself confirm that all of the specific  and general  conditions  described in the RFC  exemption or one of

                                              127

the other DOL  exemptions  would be satisfied.  Before  purchasing a certificate in reliance on the RFC  exemption,  an ERISA plan fiduciary  should itself confirm that the  certificate constitutes a "security"  for purposes of the RFC  exemption.  In addition to making its own determination  as to the  availability of the exemptive relief provided in the RFC exemption or any other DOL exemption,  an ERISA plan fiduciary  should consider its general  fiduciary obligations under ERISA in determining  whether to purchase a security on behalf of an ERISA plan.

                                  LEGAL INVESTMENT MATTERS

      Each  class  of  certificates  offered  hereby  and  by  the  accompanying  prospectus supplement  will be  rated  at the  date  of  issuance  in one of the  four  highest  rating categories  by at  least  one  rating  agency.  If  stated  in the  accompanying  prospectus supplement,  classes that are,  and  continue to be, rated in one of the two highest  rating categories  by at least one  nationally  recognized  statistical  rating  organization  will constitute  "mortgage  related  securities"  for purposes of the Secondary  Mortgage  Market
Enhancement Act of 1984, as amended,  or SMMEA,  and, as such, will be legal investments for persons,  trusts,  corporations,  partnerships,  associations,  business trusts and business entities  (including  depository  institutions,  life insurance companies and pension funds)
created  under or  existing  under  the laws of the  United  States  or of any  State  whose authorized  investments  are  subject to state  regulation  to the same extent  that,  under applicable  law,  obligations  issued by or  guaranteed  as to principal and interest by the
United States or any agency or  instrumentality  thereof  constitute  legal  investments for those entities.  Under SMMEA, if a State enacted  legislation on or prior to October 3, 1991 specifically  limiting the legal investment  authority of any of these entities with respect to "mortgage  related  securities,"  these securities will constitute legal  investments for entities  subject to the  legislation  only to the extent provided  therein.  Certain States enacted  legislation  which  overrides the preemption  provisions of SMMEA.  SMMEA provides, however,  that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase,  hold or invest in "mortgage related securities," or require  the  sale or  other  disposition  of the  securities,  so  long as the  contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment  authority of  federally-chartered  depository institutions  as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise deal with "mortgage related  securities" without limitation as to the percentage of their assets represented  thereby,  federal credit unions may invest in these securities,  and national banks may purchase these securities for their own account without regard to the limitations  generally  applicable to investment  securities described in 12 U.S.C.  §24  (Seventh),  subject in each case to any  regulations  that the applicable federal regulatory authority may prescribe.

      The 1998 Policy  Statement was adopted by the Federal Reserve Board, the Office of the
Comptroller of the Currency,  the FDIC, the National  Credit Union  Administration,  or NCUA
and the OTS with an effective  date of May 26, 1998. The 1998 Policy  Statement  rescinded a
1992 policy  statement  that had required,  prior to purchase,  a depository  institution to determine  whether a mortgage  derivative  product  that it was  considering  acquiring  was
high-risk,   and,  if  so,  required  that  the  proposed   acquisition   would  reduce  the
institution's  overall interest rate risk. The 1998 Policy Statement eliminates  constraints on investing in certain  "high-risk"  mortgage  derivative  products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a, entitled  "Investing in Complex Securities" or
TB 73a,  which is  effective  as of December  18,  2001 and applies to savings  associations regulated by the OTS, and Thrift Bulletin 13a,  entitled  "Management of Interest Rate Risk,
Investment  Securities,  and  Derivatives  Activities",  or TB 13a, which is effective as of
December 1, 1998, and applies to thrift institutions regulated by the OTS.

                                             128

      One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment position meets applicable regulatory  and  policy  requirements  (including  those set forth TB 13a (see  below))  and internal  guidelines,  is  suitable  for the  institution,  and is safe and  sound.  The OTS
recommends,  with  respect  to  purchases  of  specific  securities,   additional  analysis,
including, among others, analysis of repayment terms, legal structure,  expected performance of the  issuing  entity and any  underlying  assets as well as  analysis  of the  effects of payment  priority,  with respect to a security which is divided into separate  tranches with unequal payments, and collateral investment  parameters,  with respect to a security that is prefunded  or  involves  a  revolving  period.  TB 73a  reiterates  the OTS"s due  diligence requirements for investing in all securities and warns that if a savings  association  makes an  investment  that  does not meet the  applicable  regulatory  requirements,  the  savings association"s  investment  practices  will be subject to criticism,  and the OTS may require divestiture of such securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  marketability,  interest  rate  risk,  and  classification  factors.  For  the purposes of each of TB 73a and TB 13a,  "complex  security"  includes among other things any collateralized  mortgage  obligation or real estate mortgage  investment  conduit  security, other than any "plain vanilla" mortgage  pass-through security (that is, securities that are part of a single class of  securities in the related pool that are  non-callable  and do not have any special  features).  Accordingly,  all classes of the  offered  certificates  would likely be viewed as "complex  securities." With respect to quality and suitability  factors,
TB 73a warns:

"     that a savings  association"s  sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

"     that a savings  association  should  only use  ratings and  analyses  from  nationally recognized  rating  agencies in conjunction  with, and in validation of, its own underwriting processes, and

"     that it should  not use  ratings as a  substitute  for its own  thorough  underwriting analyses.

With respect to the interest rate risk factor,  TB 73a recommends that savings  associations should follow the guidance set forth in TB 13a.

      One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment position, to:

"     conduct  a  pre-purchase   portfolio   sensitivity   analysis  for  any   "significant
            transaction" involving securities or financial derivatives, and

"     conduct a  pre-purchase  price  sensitivity  analysis  of any  "complex  security"  or financial derivative.

       The OTS recommends  that while a thrift  institution  should conduct its own in-house
pre-acquisition   analysis,  it  may  rely  on  an  analysis  conducted  by  an  independent third-party  as  long as  management  understands  the  analysis  and  its key  assumptions.

                                              129

Further,  TB 13a recommends that the use of "complex securities with high price sensitivity"
be limited to  transactions  and  strategies  that  lower a thrift  institution's  portfolio interest  rate  risk.  TB  13a  warns  that  investment  in  complex  securities  by  thrift institutions that do not have adequate risk measurement,  monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective  investors in the  certificates,  including in  particular  the classes of certificates  that do not constitute  "mortgage  related  securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other  restrictions  on the ability of some investors  either to purchase some classes of  certificates  or to purchase any class of  certificates  representing  more than  a  specified  percentage  of  the  investors'  assets.  The  depositor  will  make  no representations  as to the proper  characterization  of any class of certificates  for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of certificates under applicable legal investment  restrictions.  These  uncertainties may  adversely  affect  the  liquidity  of  any  class  of  certificates.  Accordingly,  all investors whose investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements  or review by  regulatory  authorities  are  encouraged to consult  with  their own legal  advisors  in  determining  whether  and to what  extent  the certificates  of any class  constitute  legal  investments  or are  subject  to  investment, capital or other restrictions,  and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                      USE OF PROCEEDS

      Substantially  all of the net proceeds to be received by the  depositor  from the sale of  certificates  will be applied by the  depositor  to finance the purchase of, or to repay short-term  loans  incurred to finance the purchase of, the mortgage  collateral  underlying the  certificates  or will be used by the  depositor  for general  corporate  purposes.  The depositor  expects  that  it  will  make  additional  sales  of  securities  similar  to the certificates  from time to time, but the timing and amount of any additional  offerings will be dependent upon a number of factors,  including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor,  prevailing interest rates,  availability of funds and general market conditions.

                                  METHODS OF DISTRIBUTIO

      The certificates  offered hereby and by the accompanying  prospectus  supplements will be offered in series  through one or more of the methods  described  below.  The  prospectus supplement  prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor  intends that certificates will be offered through the following methods from  time to time and that  offerings  may be made  concurrently  through  more than one of these  methods  or that an  offering  of a  particular  series of  certificates  may be made through a combination of two or more of the following methods:

o     by negotiated firm commitment or best efforts  underwriting and public  re-offering by underwriters;

o     by placements by the depositor with institutional investors through dealers; and

o     by direct placements by the depositor with institutional investors.

                                              130

      In addition,  if  specified in the  accompanying  prospectus  supplement,  a series of certificates  may be offered in whole or in part in exchange  for the  mortgage  collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

      If underwriters are used in a sale of any certificates,  other than in connection with an  underwriting  on a  best  efforts  basis,  the  certificates  will  be  acquired  by the underwriters  for  their  own  account  and may be  resold  from time to time in one or more transactions,  including  negotiated  transactions,  at fixed public  offering  prices or at varying  prices to be determined at the time of sale or at the time of commitment  therefor.
These underwriters may be broker-dealers  affiliated with the depositor whose identities and relationships  to  the  depositor  will  be as  described  in  the  accompanying  prospectus supplement.  The managing  underwriter or underwriters with respect to the offer and sale of a  particular  series  of  certificates  will  be  listed  on the  cover  of the  prospectus supplement  relating to that series and the members of the underwriting  syndicate,  if any, will be named in the accompanying prospectus supplement.

      In  connection  with  the  sale  of  the   certificates,   underwriters   may  receive
compensation  from the  depositor  or from  purchasers  of the  certificates  in the form of discounts,  concessions  or  commissions.  Underwriters  and  dealers  participating  in the distribution of the  certificates are  underwriters,  as defined under the Securities Act of
1933, as amended,  in connection  with the  certificates,  and any discounts or  commissions received by them from the  depositor  and any profit on the resale of  certificates  by them would be  underwriting  discounts  and  commissions  under the  Securities  Act of 1933,  as amended.

      It is  anticipated  that  the  underwriting  agreement  pertaining  to the sale of any series of  certificates  will  provide  that the  obligations  of the  underwriters  will be subject  to  certain  conditions  precedent,  that the  underwriters  will be  obligated  to purchase all of the  certificates  if any are purchased  (other than in  connection  with an underwriting  on a best efforts  basis) and that,  in limited  circumstances,  the depositor will indemnify the several  underwriters and the  underwriters  will indemnify the depositor against certain civil liabilities,  including  liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

      The prospectus  supplement  with respect to any series  offered by placements  through dealers will contain information  regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

      The depositor  anticipates that the certificates offered hereby will be sold primarily to  institutional  investors or  sophisticated  non-institutional  investors.  Purchasers of certificates,  including  dealers,  may,  depending  on the facts and  circumstances  of the purchases,  be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended,  in  connection  with  reoffers  and sales by them of  certificates.  Holders of certificates  are  encouraged  to consult with their legal  advisors in this regard prior to any reoffer or sale.

      Securities  offered  hereby  and  by an  accompanying  prospectus  supplement  may  be
distributed  in  connection  with  resecuritization   transactions.  In  a  resecuritization
transaction,  securities  offered  hereby will be  transferred  to a trust (or other type of issuing  entity)  and  securities  backed by those  securities  will in turn be  offered  to investors.  There is no assurance that any particular  class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                             131

                                       LEGAL MATTERS

      Certain legal matters,  including  certain federal income tax matters,  will be passed upon for the depositor by Orrick,  Herrington & Sutcliffe LLP, New York, New York, or Mayer,
Brown, Rowe & Maw LLP, New York, New York, as specified in the prospectus supplement.

                                   ADDITIONAL INFORMATION

      The depositor has filed the registration statement,  file number 333-131213,  with the
Securities and Exchange  Commission,  or  Commission.  The depositor and each issuing entity are also subject to some of the information  requirements of the Securities  Exchange Act of
1934, as amended, or Exchange Act, and,  accordingly,  each issuing entity will file reports thereunder with the Commission.  The registration  statement and the exhibits  thereto,  and reports and other  information  filed by the depositor and each issuing  entity  pursuant to the Exchange Act can be read and copied at the  Commission's  Public Reference Room at 100 F
Street,  N.E.,  Washington,  D.C. 20549. The public may obtain  information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition,  the
Commission  maintains  an  internet  site  that  contains  reports,  proxy  and  information statements,  and other  information  regarding  issuers  that file  electronically  with the
Commission  at   http://www.sec.gov.   For  purposes  of  any  electronic  version  of  this
prospectus,  the  preceding  uniform  resource  locator,  or  URL,  is an  inactive  textual reference  only.  We have taken steps to ensure that this URL  reference was inactive at the time the electronic version of this prospectus was created.

                     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission  allows the depositor to  "incorporate  by reference"  the  information filed with the Commission by the depositor,  under Section 13(a),  13(c), 14 or 15(d) of the
Exchange  Act,  that  relates  to any trust fund for the  certificates.  This means that the depositor can disclose  important  information  to any investor by referring the investor to these  documents.  The  information  incorporated  by reference is an important part of this prospectus,  and information  filed by the depositor with the Commission that relates to the trust fund for the certificates  will  automatically  update and supersede this information.
Documents  that may be  incorporated  by reference  with  respect to a particular  series of certificates include an insurer's  financials,  a certificate policy,  mortgage pool policy,
computational  materials,   collateral  term  sheets,  the  related  pooling  and  servicing agreement and amendments  thereto,  other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

      The depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus and accompanying  prospectus supplement is delivered in connection with the offering of one or more classes of the related series of  certificates,  upon written or oral request of that person,  a copy of any or all reports  incorporated  in this prospectus by  reference,  in each case to the extent the reports  relate to one or more of the classes of the related series of certificates,  other than the exhibits to those  documents,  unless the exhibits are  specifically  incorporated by reference in the documents.  Requests should be directed in writing to Residential  Accredit Loans, Inc., 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

      The  depositor  may  provide  static  pool  information,  in  response to Item 1105 of
Regulation AB,  through  an  Internet  Web site,  and if the  depositor  decides  to provide information  through such means, the accompanying  prospectus  supplement  accompanying this prospectus will disclose the specific Internet address where such information is posted.

                                             132

                                          GLOSSARY

      1998 Policy  Statement- The revised  supervisory  statement listing the guidelines for investments in "high risk mortgage  securities,"  and adopted by the Federal  Reserve Board, the  Office  of the  Comptroller  of the  Currency,  the FDIC,  the  National  Credit  Union
Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      Additional  Collateral-With  respect to an Additional  Collateral  Loan, (1) financial assets  owned by the  mortgagor,  which will  consist  of  securities,  insurance  policies, annuities,  certificates  of deposit,  cash,  accounts or similar  assets and/or (2) a third party  guarantee,  usually by a  relative  of the  mortgagor,  which in turn is secured by a security interest in financial assets.

      Additional  Collateral  Loans-A  mortgage  loan  with an LTV ratio at  origination  in excess of 80%,  but not  greater  than 100% and is  secured  by  Additional  Collateral,  in addition to the related mortgaged  property and in lieu of any primary mortgage insurance by
Additional Collateral.

      Additional  Collateral  Requirement-The  amount of Additional  Collateral required for any  Additional  Collateral  Loan,  which in most cases will not exceed 30% of the principal amount of such mortgage loan.

      Advance-As  to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled  payments of  principal  (other  than any Balloon  Amount in the case of a Balloon
Loan) and  interest on the  mortgage  loan due during the  related Due Period  which was not
received  as  of  the  close  of  business  on  the  business  day   preceding  the  related
determination date.

      Agency  Securities-Any  securities  issued by Freddie  Mac,  Fannie Mae or Ginnie Mae.
Such Agency  Securities  may represent  whole or partial  interests in pools of (1) mortgage loans or contracts or (2) Agency  Securities.  The accompanying  prospectus  supplement will specify  whether  the Ginnie Mae  securities  will be backed by the full faith and credit of the United  States.  None of the Freddie Mac  securities  or Fannie Mae  securities  will be backed,  directly or indirectly,  by the full faith and credit of the United States.  Agency
Securities  may be  backed  by fixed or  adjustable-rate  mortgage  loans or other  types of mortgage loans or contracts specified in the accompanying prospectus supplement.

      Balloon  Amount-The  full  outstanding  principal  balance  on a Balloon  Loan due and payable on the maturity date.

      Balloon  Loans-Mortgage  loans or contracts  with level monthly  payments of principal and interest based on a 30 year amortization  schedule,  or such other amortization schedule as specified in the  accompanying  prospectus  supplement,  and having  original or modified terms to maturity shorter than the term of the related amortization schedule.

      Bankruptcy  Amount-The  amount of  Bankruptcy  Losses that may be borne  solely by the subordinate certificates of the related series.

      Bankruptcy  Losses-A  Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract,  including a reduction by a bankruptcy  court of the  principal  balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

                                             133

      Buy-Down  Account-As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down
Funds are deposited.

      Buy-Down  Funds-As to a Buy-Down  Mortgage Loan, the amount  contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

      Buy-Down Mortgage Loan-A mortgage loan subject to a temporary buy-down plan.

      Buy-Down  Period-The  early  years  of the  term of or  Buy-Down  Mortgage  Loan  when payments  will be less  than the  scheduled  monthly  payments  on the  Mortgage  Loan,  the resulting difference to be made up from the Buy-Down Funds.

      Call Certificate-Any certificate evidencing an interest in a Call Class.

      Call Class-A class of certificates  under which the holder will have the right, at its sole  discretion,  to terminate  the related  trust,  resulting in early  retirement  of the certificates of the series.

      Call  Price-In the case of a call with respect to a Call Class,  a price equal to 100%
of the  principal  balance of the related  certificates  as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      Certificate  Account-An  account  established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of  certificates,  for
the   disbursement   of  payments  on  the  mortgage  loans  evidenced  by  each  series  of certificates.

      Certificate  Administrator-In  addition  to or in lieu of the  master  servicer  for a series of certificates,  the accompanying  prospectus  supplement may identify a Certificate
Administrator for the trust, which will have  administrative  responsibilities  with respect to such trust.  The  Certificate  Administrator  may be an affiliate of the depositor or the master servicer.

      Compensating  Interest-As to any distribution  date, for any mortgage loan or contract that prepaid in full during the portion of the related  Prepayment Period that occurs during the prior  calendar  month or that  prepaid in part  during  the prior  calendar  month,  an additional  payment made by the master servicer,  to the extent funds are available from the servicing  fee or some  investment  earnings,  equal to the  amount of  Prepayment  Interest
Shortfalls due to those prepayments.

      Convertible  Mortgage  Loan-ARM  loans  which  allow the  mortgagors  to  convert  the adjustable-rates  on those mortgage  loans to a fixed-rate at one or more specified  periods during the life of the mortgage loans, in most cases not later than ten years  subsequent to the date of origination.

      Cooperative-For  a Cooperative  Loan, the corporation that owns the related  apartment building.

      Cooperative  Loans-Cooperative  apartment loans evidenced by Cooperative Notes secured by security  interests  in shares  issued by  Cooperatives  and in the  related  proprietary leases or occupancy  agreements  granting exclusive rights to occupy specific dwelling units in the related buildings.

      Cooperative Notes-A promissory note for a Cooperative Loan.

                                             134

      Credit Scores-A  measurement of the relative degree of risk a borrower represents to a lender  obtained  from credit  reports  utilizing,  among  other  things,  payment  history, delinquencies  on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit, and bankruptcy experience.

      Custodial  Account-The  custodial account or accounts created and maintained under the pooling and servicing  agreement in the name of a depository  institution,  as custodian for the holders of the  certificates,  for the holders of certain  other  interests  in mortgage loans serviced or sold by the master  servicer and for the master  servicer,  into which the amounts  shall be  deposited  directly.  Any such  account or accounts  shall be an Eligible
Account.

      Debt Service  Reduction-Modifications of the terms of a mortgage loan resulting from a bankruptcy  proceeding,  including a reduction  in the amount of the monthly  payment on the related mortgage loan, but not any permanent forgiveness of principal.

      Defaulted  Mortgage Losses-A Realized Loss attributable to the mortgagor's  failure to make any payment of principal or interest as required  under the mortgage  note or contract, but not including  Special Hazard  Losses,  Extraordinary  Losses or other losses  resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      Deficient  Valuation-In  connection with the personal  bankruptcy of a mortgagor,  the difference between the outstanding  principal balance of the mortgage loan or contract and a lower value  established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated Seller  Transaction-A  transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

      Direct Puerto Rico  Mortgage-For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

      Disqualified Organization-For these purposes means:

o     the  United  States,  any  State  or  political   subdivision   thereof,  any  foreign
         government,  any international  organization,  or any agency or  instrumentality of the  foregoing  (but  would not  include  instrumentalities  described  in  Section
         168(h)(2)(D) of the Internal Revenue Code or Freddie Mac),

o     any  organization  (other than a cooperative  described in Section 521 of the Internal
         Revenue Code) that is exempt from federal  income tax,  unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

o     any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

o     an "electing large  partnership"  (as described in Section 775 of the Internal Revenue
         Code), or

o     any other person so  designated  by the trustee  based upon an opinion of counsel that the  holding of an  ownership  interest in a REMIC  certificate  by that person may cause the related  trust or any person  having an  ownership  interest in the REMIC certificate,  other than such  person,  to incur a  liability  for any  federal tax imposed  under the Internal  Revenue  Code that would not  otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

                                           135

      Distribution  Amount-As to a class of certificates for any  distribution  date will be the portion,  if any, of the amount to be  distributed  to that class for that  distribution date of  principal,  plus,  if the  class  is  entitled  to  payments  of  interest  on that distribution  date,  interest  accrued  during the related  interest  accrual  period at the applicable  pass-through  rate on the  principal  balance or  notional  amount of that class specified in the  accompanying  prospectus  supplement,  less certain  interest  shortfalls, which will include:

o     any deferred  interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

o     any other interest  shortfalls,  including,  without limitation,  shortfalls resulting from  application  of the Relief Act or similar  legislation  or  regulations as in effect from time to time, allocable to certificateholders  which are not covered by advances or the applicable credit enhancement; and

o     Prepayment Interest Shortfalls not covered by Compensating  Interest,  in each case in an amount that is allocated to that class on the basis set forth in the  prospectus supplement.

      Due Period-As to any  distribution  date, the period starting on the second day of the month  prior to such  distribution  date,  and  ending on the first day of the month of such distribution  date,  or such  other  period  as  specified  in the  accompanying  prospectus supplement.

      Eligible Account-An account acceptable to the applicable rating agency.

      Endorsable  Puerto Rico  Mortgage-As  to any Puerto Rico Mortgage  Loan, a mortgage to secure an instrument transferable by endorsement.

      Environmental  Lien-A lien imposed by federal or state statute,  for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      Expanded Criteria  Program-Residential Funding Corporation's mortgage loan origination program for mortgage loans with loan  characteristics  that are not permitted  under some of
Residential Funding Corporation's other mortgage loan purchase programs.

      Expanded  Criteria Program Seller-A  mortgage  collateral  seller that participates in the Expanded Criteria Program.

      Extraordinary  Loss-A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection,  certain governmental actions,  nuclear reaction, and certain other risks.

      Fraud  Loss  Amount-The  amount  of  Fraud  Losses  that may be  borne  solely  by the subordinate certificates of the related series.

      Fraud Losses-A  Realized Loss incurred on defaulted  mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

      Funding  Account-An  account  established  for the purpose of funding the  transfer of additional mortgage loans into the related trust.

                                              136

      GPM Loan- A mortgage  loan under which the monthly  payments by the  mortgagor  during the early years of the  mortgage are less than the amount of interest  that would  otherwise be  payable  thereon,  with the  interest  not so paid  added to the  outstanding  principal balance of such mortgage loan.

      Gross  Margin-For an ARM loan, the fixed  percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      Insurance  Proceeds-Proceeds of any special hazard insurance policy,  bankruptcy bond, mortgage pool insurance  policy,  primary  insurance  policy and any title,  hazard or other insurance  policy or guaranty  covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      Interest  Only  Loans-Mortgage  loans with  payments of interest only during the early years of the  term,  followed  by fixed  monthly  payments  of  principal  and  interest  or periodically  increasing  monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      Issue Premium-As to a class of REMIC Regular  Certificates,  the issue price in excess of the stated redemption price of that class.

      Liquidated  Contract-A defaulted contract for which the related mortgaged property has been sold by the  related  trust and all  recoverable  Liquidation  Proceeds  and  Insurance
Proceeds have been received.

      Liquidated  Mortgage Loan-A  defaulted  mortgage loan for which the related  mortgaged property has been sold by the related  trust and all  recoverable  Liquidation  Proceeds and
Insurance Proceeds have been received.

      Liquidation  Proceeds-Amounts  collected by the  subservicer  in  connection  with the liquidation of a mortgage loan, by foreclosure or otherwise.

      Mark-to-Market  Regulations-The final regulations of the IRS, released on December 24,
1996,  relating to the requirement that a securities  dealer mark to market  securities held for sale to customers.

      Net Mortgage  Rate-As to a mortgage  loan,  the mortgage  rate net of servicing  fees, other administrative fees and any Spread.

      Nonrecoverable  Advance-Any  Advance or Servicing  Advance  previously  made which the
Master Servicer has determined to not be ultimately  recoverable from Liquidation  Proceeds,
Insurance Proceeds or otherwise.

      Note  Margin-For an ARM loan, the fixed  percentage set forth in the related  mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      OID - Original issue discount,  as determined in accordance with the Internal  Revenue
Code.

      Pass-Through  Entity-Any regulated  investment company,  real estate investment trust, trust,  partnership  or other  entities  described  in Section  860E(e)(6)  of the  Internal
Revenue  Code.  In  addition,  a person  holding an interest in a  pass-through  entity as a nominee  for  another  person  will,  with  respect  to  that  interest,  be  treated  as  a pass-through entity.

                                             137

      Permitted  Investments-United  States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      Pledged Asset Mortgage  Loans-Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

      Pledged  Assets-As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities,  certificates of deposit,  cash, accounts or similar assets and/or (2) a third party guarantee,  usually by a relative of the  mortgagor,  which in turn is secured by a security  interest  in  financial assets or residential property owned by the guarantor.

      Prepayment  Interest  Shortfall-With  respect to a mortgage  loan that is subject to a mortgagor  prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in  collections of interest,  adjusted to the related Net Mortgage  Rate,  resulting from  partial  mortgagor  prepayments  on the related  mortgage  loan  during the  preceding calendar  month or from mortgagor  prepayments  in full on the related  mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

      Prepayment  Period-With respect to each distribution date and Principal Prepayments in full,  the period  commencing on the 16th day of the month prior to that  distribution  date and  ending  on the 15th day of the  month of that  distribution  date,  or  another  period specified in the accompanying prospectus supplement.

      Principal  Prepayments-Any  principal  payments  received  with  respect to a mortgage loan, in advance of the scheduled due date and not  accompanied by a payment of interest for any period following the date of payment.

      Qualified  Insurer-As to a mortgage pool insurance  policy,  special hazard  insurance policy,  bankruptcy  policy,  certificate  insurance  policy  or  surety  bond,  an  insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      Realized  Loss-As  to any  defaulted  mortgage  loan that is finally  liquidated,  the amount of loss  realized,  if any,  will equal the portion of the Stated  Principal  Balance plus accrued and unpaid interest remaining after application of all amounts  recovered,  net of amounts reimbursable to the master servicer for related Advances,  Servicing Advances and other  expenses,  towards  interest and principal owing on the mortgage loan. For a mortgage loan the  principal  balance  of which  has  been  reduced  in  connection  with  bankruptcy proceedings,  the amount of the  reduction  will be treated  as a Realized  Loss.  As to any mortgage  loan that has been the  subject  of a Debt  Service  Reduction,  the amount of the reduction  will be treated  as a Realized  Loss as  incurred.  For a mortgage  loan that has been modified,  following a default or if a default was reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly payment has been reduced due to a reduction of the interest  rate,  and any Servicing  Advances that are forgiven and reimbursable to the master servicer or servicer.

      REMIC - A real estate mortgage  investment conduit as described in section 860D of the
Internal Revenue Code.

      REMIC Provisions - Sections 860A through 860G of the Internal Revenue Code.

                                              138

      REO  Contract-A  contract  where  title to the  related  mortgaged  property  has been obtained  by the  trustee or its  nominee  on behalf of  certificateholders  of the  related series.

      REO Mortgage  Loan-A mortgage loan where title to the related  mortgaged  property has been obtained by the trustee or its nominee on behalf of  certificateholders  of the related series.

      Servicing  Advances-Amounts  advanced on any mortgage  loan to cover taxes,  insurance premiums,  foreclosure costs or similar expenses, including amounts representing the cost of some  related  services,  if the master  servicer and any  affiliate of the master  servicer provides  services such as appraisals and brokerage  services that are customarily  provided by persons other than servicers of mortgage loans.

      Special  Hazard  Amount-The  amount of Special  Hazard Losses that may be allocated to the subordinate certificates of the related series.

      Special  Hazard  Losses-A  Realized  Loss  incurred,  to the extent  that the loss was attributable to (i) direct physical damage to a mortgaged  property other than any loss of a type covered by a hazard insurance policy or a flood insurance  policy,  if applicable,  and
(ii) any shortfall in insurance  proceeds for partial  damage due to the  application of the co-insurance  clauses  contained  in hazard  insurance  policies.  The amount of the Special
Hazard Loss is limited to the lesser of the cost of repair or  replacement  of the mortgaged property;  any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss.  Special  Hazard  Losses  does not include  losses  occasioned  by war,  civil insurrection,  certain  governmental  actions,  errors  in  design,  faulty  workmanship  or materials (except under certain circumstances),  nuclear reaction, chemical contamination or waste by the mortgagor.

      Special  Servicer-A  special servicer named under the pooling and servicing  agreement for a series of  certificates,  which will be  responsible  for the  servicing of delinquent loans.

      Spread-A  portion of  interest  due with  respect to the  mortgage  loans or  mortgage securities transferred as part of the assets of the related trust.

      Stated Principal Balance-As to any mortgage loan as of any date of determination,  its principal  balance as of the cut-off date,  after  application  of all  scheduled  principal payments due on or before the cut-off date,  whether received or not, reduced by all amounts allocable  to  principal  that are  distributed  to  certificateholders  before  the date of determination,  further  reduced to the extent that any Realized Loss has been  allocated to any  certificates  before that date,  and  increased  by the amount of any interest or other amounts  owing on the  mortgage  loan  that  have  been  capitalized  in  connection  with a modification.

      Subordinate  Amount-A specified portion of subordinated  distributions with respect to the mortgage loans,  allocated to the holders of the  subordinate  certificates as set forth in the accompanying prospectus supplement.

      Subsequent  Recoveries - Subsequent  recoveries,  net of reimbursable  expenses,  with respect to  mortgage  loans that have been  previously  liquidated  and that  resulted  in a
Realized Loss.

      Subservicing  Account-An  account  established  and maintained by a subservicer  which meets the  requirements  described in the Seller Guide and is  otherwise  acceptable  to the master servicer.

                                              139

      Tax-Exempt  Investor-Tax-qualified retirement plans described in Section 401(a) of the
Internal Revenue Code and on individual  retirement accounts described in Section 408 of the
Internal Revenue Code.

      Tiered REMICs - Two or more REMICs  created  pursuant to Treasury  Regulation  Section
1.860F-2(a)(2).

                                              140

            TABLE OF CONTENTS

      Representations with Respect to
              Mortgage Collateral...21
      Repurchases of Mortgage
              Collateral............23
      Limited Right of Substitution.24

      Assignment of Mortgage Loans..31
      Assignment of the Contracts...32
      Review of Mortgage Loan or
              Contract Documents....33
      Assignment of Mortgage
              Securities............33
      Spread........................34
      Payments on Mortgage
              Collateral............34
      Withdrawals from the Custodial

      Prepayment Interest Shortfalls43
      Funding Account...............43
      Reports to Certificateholders.44
      Servicing and Administration of
              Mortgage Collateral...45
      Realization upon Defaulted
              Mortgage Loans or

      Mortgage Pool Insurance
               Policies.............55
      Special Hazard Insurance

      Certificate Insurance Policies;
               Surety Bonds.........59
      Maintenance of Credit
               Enhancement..........59
      Reduction or Substitution of
               Credit Enhancement...60

OTHER FINANCIAL OBLIGATIONS RELATED
           TO THE CERTIFICATE.......60

      Swaps and Yield Supplement
               Agreements...........60
      Purchase Obligations..........61

INSURANCE POLICIES ON MORTGAGE LOANS
               OR CONTRACTS........61

      Primary Insurance Policies....61
      Standard Hazard Insurance on
           Mortgaged Properties.....64
      Standard Hazard Insurance on
           Manufactured Homes.......65

THE DEPOSITOR.......................65

                    i

RESIDENTIAL FUNDING CORPORATION.....66

THE POOLING AND SERVICING AGREEMENT.66

      Servicing Compensation and Payment
            of Expenses.............66
      Evidence as to Compliance.....67
      Certain Other Matters Regarding
            Servicing...............68
      Events of Default.............68
      Rights Upon Event of Default..69
      Amendment.....................70
      Termination; Retirement of

MATURITY AND PREPAYMENT
             CONSIDERATIONS.........76

CERTAIN LEGAL ASPECTS OF MORTGAGE

      Servicemembers Civil Relief
              Act...................95
      Default Interest and Limitations
             on Prepayments.........96
      Forfeitures in Drug and RICO
             Proceedings............97

MATERIAL FEDERAL INCOME TAX

      ERISA Plan Asset Regulations.119
      Prohibited Transaction
              Exemptions...........120
      Insurance Company General
              Accounts.............126
      Representations From Investing
              ERISA Plans..........126
      Tax-Exempt Investors; REMIC
              Residual

INCORPORATION OF CERTAIN
            INFORMATION BY
            REFERENCE..............132

GLOSSARY...........................133

                    ii

              SUBJECT TO COMPLETION, DATED [____________], 2006

                        FORM OF PROSPECTUS SUPPLEMENT

    Prospectus supplement dated [date] (to prospectus dated [date, 2005])

                                $[__________]

                        RALI Series [____]-QS[_] Trust
                                Issuing Entity
                       Residential Accredit Loans, Inc.
                                  Depositor
                       Residential Funding Corporation
                         Master Servicer and Sponsor
     Mortgage Asset-Backed Pass-Through Certificates, Series [____]-QS[_]

The  trust  will hold a pool of one- to  four-family  residential  first  lien mortgage loans.

The trust will issue these  classes of  certificates  that are  offered  under this prospectus supplement:

o     7 classes of senior certificates designated Class A-1, Class A-2, Class
      A-3, Class A-4, Class A-P, Class A-V and Class R Certificates, and

o     3 classes of subordinated certificates designated Class M-1, Class M-2 and Class M-3 Certificates,

all as more fully described in the table on page S-[___] of this prospectus supplement.

Credit  enhancement  for  all  of  these  certificates  will  be  provided  by additional classes of subordinated certificates which are not offered hereby.

Distributions  on the  certificates  will be on the 25th of each  month or, if the 25th is not a business  day, on the next business  day,  beginning  [____]
25, 200[__].

-------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-[__] in this prospectus supplement.
-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential
Accredit Loans, Inc., as the depositor, Residential Funding Corporation, as the sponsor, or any of their affiliates.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the
Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

[__________], as underwriters, will purchase all [but two] classes of the
[senior] certificates from the depositor in the amounts described in "Method of Distribution" on page S-[__] of this prospectus supplement.  The certificates are offered by the issuing entity through [_______________] to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale.  The net proceeds to the depositor from the sale of these underwritten certificates will be approximately [_____] of the certificate principal balance of  these underwritten certificates plus accrued interest, before deducting expenses.
There is no underwriting arrangement for the remaining [two] classes of senior certificates.

                                [Underwriters]

             Important notice about information presented in this
                   prospectus supplement and the prospectus

   We  provide  information  to you  about  the  offered  certificates  in two separate documents that provide progressively more detail:
o  the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and
o  this prospectus supplement, which describes the specific terms of your series of certificates.

   The  depositor's  principal  offices  are located at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437 and its telephone number is (952) 857-7000.

            TABLE OF CONTENTS

[NEGATIVE AMORTIZATION LOANS
 AND DEFERRED INTEREST..........S-18
[HIGH LTV LOANS WITHOUT
 MORTGAGE INSURANCE.............S-19
[RISKS RELATING TO PRIMARY
 MORTGAGE INSURERS..............S-20
[RISKS RELATING TO COOPERATIVE
 LOANS].........................S-20
[RISKS RELATING TO LOANS SECURED

THE BANKRUPTCY OF A BORROWER
 MAY INCREASE THE RISK OF LOSS
 ON A MORTGAGE LOAN.............S-23
SPECIAL YIELD AND PREPAYMENT

DESCRIPTION OF UNAFFILIATED
 SELLERS........................S-34
AFFILIATIONS AMONG TRANSACTION
 PARTIES........................S-35
DESCRIPTION OF THE MORTGAGE

PRIMARY MORTGAGE INSURANCE AND

DESCRIPTION OF THE

PRINCIPAL DISTRIBUTIONS ON THE
 SENIOR CERTIFICATES............S-56
PRINCIPAL DISTRIBUTIONS ON THE
 CLASS M CERTIFICATES...........S-58
ALLOCATION OF LOSSES;

[THE YIELD MAINTENANCE
 AGREEMENT......................S-64
CERTAIN YIELD AND PREPAYMENT
 CONSIDERATIONS.................S-65
GENERAL.........................S-65
PREPAYMENT CONSIDERATIONS.......S-65
ALLOCATION OF PRINCIPAL
 PAYMENTS.......................S-66
REALIZED LOSSES AND INTEREST

ASSUMED FINAL DISTRIBUTION
 DATE...........................S-70
WEIGHTED AVERAGE LIFE...........S-70
PRINCIPAL ONLY CERTIFICATE AND
 VARIABLE STRIP CERTIFICATE
 YIELD CONSIDERATIONS...........S-74
CLASS M-2 AND CLASS M-3
 CERTIFICATE YIELD
 CONSIDERATIONS.................S-75
ADDITIONAL YIELD CONSIDERATIONS
 APPLICABLE SOLELY TO THE
 RESIDUAL CERTIFICATES..........S-78
POOLING AND SERVICING

THE MASTER SERVICER AND
 SUBSERVICERS...................S-79
SERVICING AND OTHER
 COMPENSATION AND PAYMENT OF

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES...................S-84
SPECIAL TAX CONSIDERATIONS
 APPLICABLE TO RESIDUAL
 CERTIFICATES...................S-86
TAX RETURN DISCLOSURE AND
 INVESTOR LIST REQUIREMENTS.....S-87
[SAMPLE DISCLOSURE FOR

                                     S-i

                                   SUMMARY

   The following  summary provides a brief  description of material aspects of this  offering,  and does not contain all of the  information  that you should consider in making your  investment  decision.  To understand all of the terms of the offered  certificates,  you should read carefully this entire  document and the prospectus.

Issuing entity............... RALI Series [____]-QS[_] Trust.

Title of securities.......... Mortgage Asset-Backed Pass-Through
                              Certificates, Series [____]-QS[_].

Depositor.................... Residential Accredit Loans, Inc., an affiliate of Residential Funding Corporation.

Master servicer and sponsor.. Residential Funding Corporation.

Subservicers................. Homecomings Financial Network, Inc., a
                              wholly-owned subsidiary of Residential Funding
                              Corporation, will subservice approximately ___%
                              by principal amount of the mortgage loans.
                              [Identify any other subservicers that will
                              service 10% or more of the pool assets.]

Trustee...................... [Name of Trustee].

Originators.................. [Identify any Originators or group of
                              Originators (other than Sponsor and affiliates
                              of Sponsor) that originated 10% or more of the
                              pool assets]

[Yield maintenance
agreement provider........... [_______, the "Yield Maintenance Provider")]

Mortgage pool................ [_____] [fixed rate] [adjustable rate] mortgage loans with an aggregate principal balance of
                              approximately $[__________] as of the cut-off
                              date, secured by first liens on one- to
                              four-family residential properties.

Cut-off date................. [date].

Closing date................. On or about [_______] 25, 200[_].

Distribution dates........... Beginning on [_______] 25, 200[_] and thereafter on the 25th of each month or, if the
                              25th is not a business day, on the next
                              business day.

                                      S-4

Scheduled final distribution
date......................... [_______] 25, 20[__].  The actual final distribution date could be substantially
                              earlier.  See "Certain Yield and Prepayment
                              Considerations" in this prospectus supplement.

Form of certificates......... Book-entry: Class A-1 through Class A-4, Class
                              A-P, Class A-V and Class M Certificates.

                              Physical: Class R Certificates.

                              See "Description of the Certificates-Book-Entry
                              Registration of Certain of the Offered
                              Certificates" in this prospectus supplement.

Minimum denominations........ Class A-1 through Class A-4, Class A-P and
                              Class M-1 Certificates: $25,000.  Class A-V
                              Certificates: $2,000,000 notional amount.
                              Class M-2 and Class M-3 Certificates:
                              $250,000.  Class R Certificates: 20% percentage
                              interests.

Legal investment............. When issued, the Class A, Class R and Class M-1
                              Certificates will, and the Class M-2 and Class
                              M-3 Certificates will not, be "mortgage related
                              securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984, or
                              SMMEA.

                              See "Legal Investment" in this prospectus
                              supplement and "Legal Investment Matters" in
                              the prospectus.

ERISA Considerations......... Subject to the considerations described in this prospectus supplement, the Class A Certificates
                              and Class M Certificates are expected to be
                              considered eligible for purchase by persons
                              investing assets of employee benefit plans or
                              individual retirement accounts.  Sales of the
                              Class R Certificates to such plans or
                              retirement accounts are prohibited, except as
                              permitted under "ERISA Considerations" in this
                              prospectus supplement.

                              See "ERISA Considerations" in this prospectus
                              supplement and the prospectus.

                                      S-5

                                               Offered Certificates
                          Initial Principal   Pass-Through     Initial Rating
         Class                 Balance            Rate         (S&P/Fitch)(1)               Designation
------------------------ -------------------- -------------- -------------------- ---------------------------------
Senior Certificates:
--------------------------------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-1            $       [_________]     [____]%           AAA/AAA               Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-2            $       [_________]     [____]%           AAA/AAA         Senior/Super Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-3            $       [_________]     [____]%           AAA/AAA           Senior/ Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-4            $       [_________]     [____]%           AAA/AAA             Senior/Lockout/Senior
                                                                                         Support/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-P            $       [_________]     [____]%           AAA/AAA             Senior/Principal Only
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-V            $       [_________]  Variable Rate        AAA/AAA         Senior/Interest Only/Variable
                                                                                                Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class A            $       [_________]
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class R Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
           R             $       [_________]     [____]%           AAA/AAA           Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total senior             $       [_________]
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- --------------------
Class M Certificates:
------------------------ -------------------- -------------- --------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-1            $       [_________]     [____]%            AA/NA               Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-2            $       [_________]     [____]%            A/NA                Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-3            $       [_________]     [____]%           BBB/NA               Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class M            $       [_________]
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered            $       [_________]
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------

-------------------------------------------------------------------------------------------------------------------
                                           Non-Offered Certificates (2)
-------------------------------------------------------------------------------------------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class B Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-1            $       [_________]     [____]%            BB/NA              Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-2            $       [_________]     [____]%            B/NA               Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-3            $       [_________]     [____]%            NA/NA              Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------                                     -------------------- ---------------------------------
Total Class B            $       [_________]
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered and        $       [_________]
non-offered
certificates:

------------------------------------------------------------------------------
(1)   See "Ratings" in this prospectus supplement.
(2)   The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

Other Information:

   The  aggregate  initial  certificate  principal  balance of the offered and non-offered  certificates shown above may not equal the sum of the certificate principal  balances of those  certificates  as listed  above due to  rounding.
Only the offered  certificates are offered for sale pursuant to the prospectus supplement and the related  prospectus.  The non-offered  certificates will be sold by the  depositor in a  transaction  exempt from  registration  under the
Securities Act of 1933.

Class A-V Certificates:

   Variable  Rate:  The  interest  rate  payable with respect to the Class A-V
Certificates  varies  according to the  weighted  average of the excess of the mortgage rate on each mortgage loan, net of the applicable  servicing fee rate and  subservicing  fee rate,  over [fill in fixed  amount]%.  On each  monthly distribution  date,  holders of Class A-V  Certificates  will be  entitled  to receive  interest  at a rate  equal to the  current  weighted  average  of the mortgage rates on the mortgage loans minus the applicable  servicing fee rate, subservicing fee rate and [fill in fixed amount]%,  provided that the interest rate will not be less than zero.

   The  Class  A-V  Certificates  do not  have a  principal  balance.  For the purpose of calculating  interest payments,  interest will accrue on a notional amount equal to the aggregate stated principal  balance of the mortgage loans, which is initially equal to  approximately  $[_______].  The stated  principal balance  of any  mortgage  loan  as of any

                                      S-6

date  is  equal  to its  scheduled
principal  balance as of the cut-off date,  reduced by all principal  payments received with respect to such loan that have been  previously  distributed  to certificateholders  and any  losses  realized  with  respect to such loan that have been  previously  allocated  to  certificateholders.  In  addition,  if a mortgage  loan  has  been  modified  the  stated  principal  balance  would be increased  by the  amount  of any  interest  or  other  amounts  owing  on the mortgage loan that have been capitalized in connection with such modification.

                          TRANSFER OF MORTGAGE LOANS

   The diagram  below  illustrates  the  sequence of transfers of the mortgage loans that are included in the mortgage  pool.  Various loan sellers  will, on or prior to the closing date,  sell the mortgage loans to Residential  Funding
Corporation,    as   sponsor.    Residential    Funding    Corporation   will,
simultaneously with the closing of the transaction  described herein, sell the mortgage  loans to Residential  Accredit  Loans,  Inc., as the depositor.  The depositor will then transfer the mortgage  loans to the trustee,  on behalf of the trust that is the issuing  entity.  The trustee will  accordingly  own the mortgage  loans  for the  benefit  of the  holders  of the  certificates.  See
"Pooling and Servicing Agreement - The Trustee" in this prospectus  supplement in the  prospectus.  For a  description  of  the  affiliations  among  various transaction  parties,  see "Affiliations  Among  Transaction  Parties" in this prospectus supplement.

                       Mortgage Loan Sellers
                                  |
                                  |
                                  |Sale of mortgage loans
                                  |
                                  V
                  Residential Funding Corporation
                   (Sponsor and Master Servicer)
                                  |
                                  |
                                  |Sale of mortgage loans
                                  |
                                  V
                  Residential Accredit Loans, Inc.
                             (Depositor)
                                  |
                                  |
                                  |Sale of mortgage loans
                                  |
                                  V
                         [Name of Trustee]
                             (Trustee)
         (owner of mortgage laons on behalf of issuing entity
              for the benefit of holders of certificates)

The Trust

The depositor will establish a trust with respect to the Series [____]-QS[_]
Certificates under a series supplement, dated as of [____], to the standard terms of pooling and servicing agreement, dated as of [_____], among the depositor, the master servicer and the trustee.  On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust.  Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool

The  mortgage  loans  to be  deposited  into  the  trust  have  the  following characteristics  as of the cut-off date,  after deducting  payments due during the month of the cut-off date:

                           Range           Weighted
                                            Average
Principal balance      $[________]   to    $[_____]*
                       $[________]
Mortgage rate              [_____]%  to     [_____]%
                           [_____]%
Remaining term to      [___] to [___]       [_____]
maturity (months)

*Indicates average principal balance.

The following  tables describe certain  characteristics  of the mortgage loans included in the trust as of the cut-off date:

                                Number                Percent
                                 of                     of
  Types of Interest Rates      Mortgage  Principal    Mortgage
  [Include as applicable]       Loans    Balance       Loans
  Fixed rate loans
  Adjustable-rate loans
    Total...................                          100.00%

==============================================================================

                                        Number                 Percent
                                          of                     of
  Loan Purpose [Include as             Mortgage   Principal    Mortgage
  applicable]                           Loans     Balance       Loans
  Purchase.....................
  Rate/Term Refinance..........
  Equity Refinance.............
    Total......................                                 100.00%

==============================================================================

                                          Number                  Percent
                                            of                      of
  Loan Documentation [Include            Mortgage   Principal     Mortgage
  as applicable]                          Loans     Balance       Loans
  Full/Alternate Documentation.
  Reduced Documentation........
  No Stated Income.............
  No Income/No Asset
  Verification.................
    Total......................                                   100.00%

==============================================================================

The  properties  securing the mortgage  loans include  single-family  detached properties,  properties  in  planned  unit  developments,  two-to-four  family units, condominiums, townhouses and condotels.

Generally, the mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie
Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage
Securities I, Inc.

The securities described on the table on page [S-__] are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential Funding Corporation will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will be at least [0.28]% per annum and not more than [0.33]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either 0.03% or 0.08% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of 0.25% per annum, and other related compensation payable to the subservicer, including
[any payment due to prepayment charges on the related mortgage loans and]
such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential  Funding Corporation cannot cure a breach of any representation or  warranty  made by it and  assigned  to the  trustee for the benefit of the certificateholders  relating to a mortgage  loan  within 90 days after  notice from the trustee or servicer,  and the breach materially and adversely affects the  interests of the  certificateholders  in the mortgage  loan,  Residential
Funding  Corporation  will be obligated  to purchase  the  mortgage  loan at a price equal to its  principal  balance as of the date of purchase plus accrued and  unpaid  interest  to the first day of the  month  following  the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise,  as  described  under  "Description  of the  Certificates-Review  of
Mortgage  Loan  or  Contract  Documents"  in the  prospectus,  if  Residential
Funding  Corporation cannot cure certain documentary defects with respect to a mortgage loan,  Residential Funding Corporation will be required to repurchase the related mortgage loan.

In addition,  Residential  Funding  Corporation  may substitute a new mortgage loan for a deleted  mortgage  loan that is removed  from the trust  within two years  after the  closing  date if it  delivers  an opinion  of  counsel  with respect  to  certain  tax  matters.  Any  substitute  mortgage  loan  will  be required to satisfy certain  conditions  regarding its  outstanding  principal balance,  mortgage rate,  loan-to-value  ratio and remaining term to maturity, as described more fully under "The Trusts - Limited Right of  Substitution" in the prospectus.  See also "The  Trusts-Repurchases  of Mortgage Collateral" in the prospectus.

Distributions on the Offered
Certificates

Amount available for monthly distribution.  On each monthly distribution date, the trustee will make distributions to investors.  The amount available for distribution will include:

o  collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

o  advances for delinquent payments that are deemed recoverable by the
   Master Servicer minus

o  the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

Priority of distributions.  Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

             Priority of Distributions

 Priority of         Senior
   Payment        Certificates
                    interest
      |        --------------------
      |              Senior
      |           Certificates
      |             principal
      |        --------------------
      |           Reimbursement
      |        of certain advances
      |        to master servicer
      |        --------------------
      |            Class M-1
      |             interest
      |        --------------------
      |             Class M-1
      |             principal
      |        --------------------
      |             Class M-2
      |             interest
      |        --------------------
      |             Class M-2
      |             principal
      |        --------------------
      |            Class M-3
      |             interest
      V        --------------------
                    Class M-3
                    principal
               --------------------

   Interest distributions.  The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

o     the pass-through rate for that class of certificates multiplied by

o     the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o     1/12th minus

o     the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate
      Interest" in "Description of the Certificates - Glossary of Terms" in
      this prospectus supplement.

See "Description of the Certificates-Interest Distributions" in this prospectus supplement.

Allocations of principal.  Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement.  Until the distribution date in [________], all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-V Certificates, unless the senior certificates entitled to principal distributions, other than the Class A-P
Certificates, are no longer outstanding.  In addition, until the distribution date in [______], the Class A-3 Certificates and Class A-4 Certificates are
not expected to receive any principal payments on the mortgage loans and on or after the distribution date in [_______] but before the

distribution date in [_________], the Class A-3 Certificates and Class A-4
Certificates will receive less than a pro rata share of principal payments on the mortgage loans, unless the other senior certificates entitled to principal distributions, or the Class M Certificates and Class B Certificates, are no
longer outstanding.  Whether a specific class of senior certificates will receive all principal prepayments after the distribution date in [______]
will be a function of the rate of prepayments and losses actually experienced by the mortgage loans.  Not all outstanding senior certificates will receive principal on each distribution date.  The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than [___]%.  The Class A-V Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates-Principal Distributions on the Senior
Certificates" and "-Principal Distributions on the Class M Certificates" in
this prospectus supplement.

Credit Enhancement

Allocation of losses.  Except for the three exceptions described below, losses on the mortgage loans will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

o     Class B-3

o     Class B-2

o     Class B-1

o     Class M-3

o     Class M-2

o     Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates, subject to the exceptions described below.

Not all losses will be allocated in the priority described above.  Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or some losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts.  Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates except as described below for the Class A-P Certificate.
Therefore, the Class M Certificates and Class B Certificates do not act as
credit enhancement for the senior certificates for these types of losses.

In addition, losses otherwise allocated to the Class A-2 Certificates will be allocated to the Class A-4 Certificates as long as the Class A-4 Certificates remain outstanding.

Special loss allocation for Class A-P Certificates.  Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the related mortgage loan had a net mortgage rate less than [____]%.  In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates-Allocation of Losses; Subordination" in
this prospectus supplement.

Priority of distributions.  All principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first nine years after the closing date.  This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and Class B Certificates for absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

[Yield Maintenance Agreement

The holders of the offered  certificates may benefit from a series of interest rate cap payments from [_________]  pursuant to a yield maintenance  agreement as described in this prospectus  supplement.  The yield maintenance  agreement is intended to partially  mitigate  the  interest  rate risk that could result from the difference  between  one-month  LIBOR plus the related margin and the weighted  average net mortgage rate of the mortgage loans as described in this prospectus  supplement.  The yield maintenance  agreement will terminate after the distribution date in [______].

See  "The  Yield  Maintenance  Agreement  Provider"  and  "Description  of the
Certificates-The Yield Maintenance Agreement" in this prospectus supplement.]

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made.  However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates-Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10%
of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

o  purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

o  purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement.  However,  any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans.  In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement-Termination" in this prospectus supplement and "The Pooling and Servicing Agreement-Termination; Retirement
of Certificates" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-__ of this prospectus supplement.  The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class A-V Certificates to fail to fully recover their initial investments.  [In addition, the ratings do not address the likelihood of the receipt of any amounts under the yield maintenance agreement.]

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class A, Class R and Class M-1 Certificates will, and the
Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment
Matters" in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the Class A Certificates and Class M Certificates are
expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  Sales of the
Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as a real estate mortgage investment conduit[, coupled with an interest in a yield maintenance agreement].  The certificates, other than the Class R
Certificates, will represent ownership of regular interests in the real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, the
Class R Certificates will be the sole residual interest in the real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material
Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                              Risk Factors

   The offered  certificates  are not suitable  investments for all investors.
In  particular,  you should  not  purchase  any class of offered  certificates unless you  understand  the  prepayment,  credit,  liquidity  and market risks associated with that class.

   The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

   You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

Risk of Loss
Underwriting standards   Generally, the mortgage loans have been originated
may affect risk of loss  using underwriting standards that are less stringent
on the mortgage loans.   than the underwriting standards applied by certain
                         other first lien mortgage loan purchase programs, such
                         as those of Fannie Mae, Freddie Mac or the depositor's
                         affiliate, Residential Funding Mortgage
                         Securities I, Inc.  Applying less stringent
                         underwriting standards creates additional risks that
                         losses on the mortgage loans will be allocated to
                         certificateholders.
                         Examples include the following:
                         o  mortgage loans secured by non-owner occupied
                            properties, which constitute [___%] of the mortgage
                            pool by principal balance, may present a greater
                            risk that the borrower will stop making monthly
                            payments if the borrower's financial condition
                            deteriorates;
                         o  mortgage loans with loan-to-value ratios greater
                            than 80% (i.e., the amount of the loan at
                            origination is 80% or more of the value of the
                            mortgaged property), which  constitute [___%] of
                            the mortgage pool by principal balance, may
                            increase the risk that the value of the mortgaged
                            property will not be sufficient to satisfy the
                            mortgage loan upon foreclosure;
                         o  mortgage loans with loan-to-value ratios of greater
                            than 80%, up to a maximum of 95% at origination
                            [with no mortgage insurance], which constitute
                            [___%] of the mortgage pool by principal balance,
                            may increase the likelihood that the value of the
                            mortgaged property would not be sufficient to
                            satisfy the mortgage loan upon foreclosure unless
                            the value of the mortgaged property increases;

                         o  mortgage loans made to borrowers who have
                            debt-to-income ratios greater than [____%] (i.e.,
                            the amount of debt service on the other debt of the
                            borrower represents a large portion of his or her
                            income), which constitute [___%] of the mortgage
                            pool by principal balance, may result in a in a
                            deterioration of the borrower's financial condition
                            that could make it difficult for the borrower to
                            continue to make mortgage payments;
                         o  mortgage loans with graduated monthly payments,
                            which are initially less than the amount necessary
                            to fully amortize the mortgage loan but increase
                            over time, which constitute [___%] of the mortgage
                            pool by principal balance, may result in
                            circumstances where increases in the borrower's
                            income may not be sufficient to cover increases in
                            the payment requirements; and
                         o  mortgage loans made to borrowers whose income is
                            not required to be disclosed or verified, which
                            constitute [___%] of the mortgage pool by principal
                            balance, may increase the risk that the borrower's
                            income is less than that represented.
                         Some of the mortgage loans with loan-to-value ratios
                         over 80% are insured by primary mortgage insurance to
                         the extent described in this prospectus.  However, if
                         the insurer is unable to pay a claim, the amount of
                         loss incurred on those loans may be increased.
                         In addition, in determining loan-to-value ratios for
                         certain mortgage loans, the value of the related
                         mortgaged property may be based on an appraisal that
                         is up to 24 months old if there is a supporting
                         broker's price opinion, automated valuation, drive-by
                         appraisal or other certification of value.  If such an
                         appraisal does not reflect current market values and
                         such market values have declined, the likelihood that
                         proceeds from a sale of the mortgaged property may be
                         insufficient to repay the mortgage loan is increased.
                         See "The Trusts-Underwriting Policies" and "Certain
                         Legal Aspects of Mortgage Loans and Contracts" in the
                         prospectus.
The return on your       Losses on the mortgage loans may occur due to a wide
certificates may be      variety of causes, including a decline in real estate
affected by losses on    values, and adverse changes in the borrower's
the mortgage loans,      financial condition.  A decline in real estate values
which could occur due    or economic conditions nationally or in the regions
to a variety of causes.  where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.
The return on your       One risk of investing in mortgage-backed securities is
certificates may be      created by any concentration of the related properties
particularly sensitive   in one or more geographic regions.  Approximately
to changes in real       [____]% of the cut-off date

 principal balance of the
estate markets in        mortgage loans are located in [_____].  If the
specific regions.        regional economy or housing market weakens in [_____],
                         or in any other region having a significant
                         concentration of properties underlying the mortgage
                         loans, the mortgage loans in that region may
                         experience high rates of loss and delinquency,
                         resulting in losses to certificateholders.  A region's
                         economic condition and housing market may also be
                         adversely affected by a variety of events, including
                         natural disasters such as earthquakes, hurricanes,
                         floods and eruptions, civil disturbances such as
                         riots, disruptions such as ongoing power outages, or
                         terrorist actions or acts of war.  [The economic
                         impact of any of those events may also be felt in
                         areas beyond the region immediately affected by the
                         disaster or disturbance.  The properties underlying
                         the mortgage loans may be concentrated in these
                         regions.  This concentration may result in greater
                         losses to certificateholders than those generally
                         present for similar mortgage-backed securities without
                         that concentration.]  [Concentrations material to an
                         individual offering will be disclosed.]
                         See "Description of the Mortgage Pool-Mortgage Pool
                         Characteristics" in this prospectus supplement.
The return on your       The only credit enhancement for the senior
certificates will be     certificates will be the subordination provided by the
reduced if losses        Class M Certificates and Class B Certificates (and
exceed the credit        with respect to the Class A-2 Certificates, the
enhancement available    subordination provided by the Class A-4
to your certificates.    Certificates).  The only credit enhancement for the
                         Class M Certificates will be the subordination
                         provided by the Class B Certificates and by any class
                         of Class M Certificates with a lower payment
                         priority.  You should also be aware that the credit
                         enhancement provided for some types of losses is
                         limited.
                         See "Summary-Credit Enhancement" and "Description of
                         the Certificates-Allocation of Losses; Subordination"
                         in this prospectus supplement.
The value of your        If the performance of the mortgage loans is
certificates may be      substantially worse than assumed by the rating
reduced if losses are    agencies, the ratings of any class of the certificates
higher than expected.    may be lowered in the future.  This would probably
                         reduce the value of those certificates.  None of the
                         depositor, the master servicer or any other entity
                         will have any obligation to supplement any credit
                         enhancement, or to take any other action to maintain
                         any rating of the certificates.
[Rising interest rates   The mortgage loans are  adjustable  rate mortgage loans
may adversely affect     whose interest  rates increase as the applicable  index
the value of your        increases.    If   market   interest   rates   increase
certificates.            significantly,  the  likelihood  that borrowers may not
                         be able to pay their increased  interest payments would
                         increase,   resulting   in  greater   defaults  on  the
                         mortgage  loans.  In

                         addition,  rising  interest  rates
                         may adversely affect housing
                         prices and the economy  generally,  thereby  increasing
                         the  likelihood  of defaults and losses on the mortgage
                         loans.]
[Negative Amortization
Loans and Deferred
Interest
The yield on and         The  interest   rates  on  the  mortgage  loans  adjust
weighted average lives   monthly,  after an  initial  fixed  rate  period of one
of the certificates      month,   but  their  minimum  monthly  payments  adjust
will be subject to       annually,  subject to maximum interest rates,  payments
negative amortization    caps  and  other  limitations.   The  initial  interest
on the mortgage loans    rates on most of the mortgage  loans are lower than the
                         sum of the  index  applicable  at  origination  and the
                         related  gross  margin and,  for [__]% of the  mortgage
                         loans  are not more  than  [___]%  per  annum and in no
                         case  exceed  [___]%  per  annum.  During a  period  of
                         rising interest rates,  particularly prior to the first
                         payment   adjustment   date,  the  amount  of  interest
                         accruing  on the  principal  balance  of  the  mortgage
                         loans may  exceed  the  amount of the  minimum  monthly
                         payment.   As  a  result,  a  portion  of  the  accrued
                         interest  on any  mortgage  loan may not be paid.  That
                         portion  of  accrued   interest  will  become  deferred
                         interest  that will be added to the  principal  balance
                         of the related mortgage loan.
                         The amount of deferred interest, if any, with respect
                         to mortgage loans for a given month will reduce the
                         amount of interest collected on these mortgage loans
                         that is available for distributions of interest on the
                         certificates.  The resulting reduction in interest
                         collections on the mortgage loans will be offset, in
                         part or in whole, by applying unscheduled payments of
                         principal received on the mortgage loans to interest
                         distributions on the certificates.  For any
                         distribution date, the remaining deferred interest, or
                         net deferred interest, on the mortgage loans will be
                         allocated to each class of certificates based upon
                         their respective interest entitlements (before giving
                         effect to the allocation of net deferred interest) and
                         will be deducted from the interest payable to the
                         certificates as described in "Description of the
                         Certificates-Interest Distributions" in this
                         prospectus supplement.  The amount of the reduction of
                         accrued interest distributable to each class of
                         certificates attributable to net deferred interest
                         will be added to the certificate principal balance of
                         that class.  Any such allocation of net deferred
                         interest could, as a result, affect the weighted
                         average life of the affected class of certificates.
                         Only the amount by which unscheduled payments of
                         principal received on the mortgage loans exceeds the
                         amount of deferred interest on the mortgage loans and
                         scheduled payments of principal will be distributed as
                         a principal distribution on the certificates.  The
                         increase in the certificate principal balance of any
                         class of certificates may increase the period of time
                         during which the applicable class of certificates

                         could absorb realized losses on the mortgage loans.
                         We cannot predict the extent to which deferred
                         interest will accrue on the mortgage loans, and
                         therefore cannot predict the extent of the effect of
                         the allocation of net deferred interest on the
                         certificates.]

A transfer of master     If the master servicer defaults in its obligations
servicing in the event   under the pooling and servicing agreement, the master
of a master servicer     servicing of the mortgage loans may be transferred to
default may increase     the trustee or an alternate master servicer, as
the risk of payment      described under "The Pooling and Servicing Agreement -
application errors       Rights Upon Event of Default" in the prospectus.  In
                         the event of such a transfer of master servicing there
                         may be an increased risk of errors in applying
                         payments from borrowers or in transmitting information
                         and funds to the successor master servicer.
[High LTV Loans Without
Mortgage Insurance
The mortgage pool        [_____] mortgage loans representing approximately
includes certain loans   [___]% of the aggregate principal balance of the
that may be subject to   mortgage loans as of the cut-off date have an LTV
a higher risk of loss    ratio at origination in excess of 80% but are not
                         insured by a primary mortgage insurance policy.
                         Although primary mortgage insurance policy is
                         generally required for mortgage loans with an LTV
                         ratio in excess of 80%, no such insurance was required
                         for these loans under the applicable underwriting
                         criteria.  The likelihood that the value of the
                         related mortgaged property would not be sufficient to
                         satisfy the mortgage loan upon foreclosure is greater
                         for these types of loans, resulting in a higher
                         likelihood of losses with respect to these types of
                         loans.]

[Risks Relating to
Primary Mortgage
Insurers
You may incur losses if  [_____] mortgage loans representing approximately
a primary mortgage       [___]% of the aggregate principal balance of the
insurer fails to make    mortgage loans as of the cut-off date have an LTV
payments under a         ratio at origination in excess of 80% and are insured
primary mortgage         by a primary mortgage insurance policy issued by
insurance policy         [insert names of primary mortgage insurers].  If such
                         a mortgage loan were subject to a foreclosure and the
                         value of the related mortgaged property were not
                         sufficient to satisfy the mortgage loan, payments
                         under the primary mortgage insurance policy would be
                         required to avoid any losses, or to reduce the losses
                         on, such a mortgage loan.  If the insurer is unable or
                         refuses to pay a claim, the amount of such losses
                         would be allocated to holders of certificates as
                         realized losses.]
[Risks Relating to
Cooperative Loans]
Cooperative loans have   [_____] mortgage loans representing approximately
certain characteristics  [___]% of the aggregate principal balance of the
that may increase the    mortgage loans as of the cut-off date are not secured
risk of loss             directly by real property but are cooperative loans.
                         A cooperative loan is secured by a first lien on
                         shares issued by the cooperative corporation that owns
                         the related apartment building and on the related
                         proprietary lease or occupancy agreement granting
                         exclusive rights to occupy a specific unit within the
                         cooperative.  Cooperative loans have certain
                         characteristics that may increase the likelihood of
                         losses, [although historically the rate of losses on
                         cooperative loans has been comparable to losses on
                         non-cooperative mortgage loans].
                         The proprietary lease or occupancy agreement securing
                         a cooperative loan is subordinate, in most cases, to
                         any blanket mortgage on the related cooperative
                         apartment building or on the underlying land.  If the
                         cooperative is unable to meet the payment obligations
                         (i) arising under an underlying mortgage, the
                         mortgagee holding an underlying mortgage could
                         foreclose on that mortgage and terminate all
                         subordinate proprietary leases and occupancy
                         agreements or (ii) arising under its land lease, the
                         holder of the landlord's interest under the land lease
                         could terminate it and all subordinate proprietary
                         leases and occupancy agreements.
                         Additionally, the proprietary lease or occupancy
                         agreement may be terminated and the cooperative shares
                         may be cancelled by the cooperative if the
                         tenant-stockholder fails to pay maintenance or other

                         obligations or charges owed by the
                         tenant-stockholder.  A default by the
                         tenant-stockholder under the proprietary lease or
                         occupancy agreement will usually constitute a default
                         under the security agreement between the lender and
                         the tenant-stockholder.  In the event of a foreclosure
                         under a cooperative loan, the mortgagee will be
                         subject to certain restrictions on its ability to
                         transfer the collateral and the use of proceeds from
                         any sale of collateral.  See "Certain Legal Aspects of
                         Mortgage Loans and Contracts-The Mortgage
                         Loans-Cooperative Loans" in the prospectus.]
[Risks Relating to
Loans Secured by
Manufactured Housing]
Manufactured housing     [_____] mortgage loans representing approximately
contracts have certain   [___]% of the aggregate principal balance of the
characteristics that     mortgage loans as of the cut-off date are contracts
may increase the         secured by manufactured homes.
likelihood of losses
                         Manufactured housing generally depreciates in value,
                         regardless of its location.  As a result, the market
                         value of a manufactured home may decline faster than
                         the outstanding principal balance of the contract
                         related to that manufactured home.  Therefore, amounts
                         received upon the sale of any manufactured home
                         repossessed by the servicer may be less than the
                         outstanding amount of the related contract.
                         If losses on the contracts are not covered by the
                         credit enhancement described herein, payments on
                         certificates will be delayed and losses will be borne
                         by the holders of the certificates.
Defects in security      Each seller of contracts will represent and warrant to
interests could result   the sponsor that its transfer of the contracts sold by
in losses                it to the sponsor, the sponsor will represent and
                         warrant that its transfer of the contracts to the
                         depositor and the depositor will represent and warrant
                         that its transfer of the contracts to the trustee, is
                         a sale of all of its right, title, and interest in and
                         to those contracts.
                         The depositor will take steps under the UCC to perfect
                         the trustee's interest in the contracts.  The UCC,
                         however, may not govern these transfers, and if some
                         other action is required under applicable law and has
                         not been taken, payments to you could be delayed or
                         reduced.
                         Each seller of contracts will also represent and
                         warrant to the sponsor that its transfer of the
                         contracts sold by it to the sponsor, the sponsor will

                         represent and warrant that its transfer of the
                         contracts to the depositor and the depositor will
                         represent, warrant, and covenant that its transfer of
                         the contracts to the trustee, is perfected and free
                         and clear of the lien or interest of any other entity.
                          If this is not true, the trustee's interest in the
                         contracts could be impaired, and payments to you could
                         be delayed or reduced.  For instance,
                         •        a prior or subsequent transferee of the
                                  contracts could have an interest in the
                                  contracts superior to the interest of the
                                  trustee;

                         •        a tax, governmental, or other nonconsensual lien
                                  that attaches to the property of an originator,
                                  the seller or the depositor could have priority
                                  over the interest of the trustee in the
                                  contracts;

                         •        the administrative expenses of a bankruptcy
                                  trustee for an originator, the seller or the
                                  depositor could be paid from collections on the
                                  contracts before holders of the certificates
                                  receive any payments; and

                         •        if bankruptcy proceedings were commenced by or
                                  against an originator, the seller or the
                                  depositor, or if certain time periods were to
                                  pass, the trustee may lose its perfected
                                  interest in collections on the contracts.
Limited Obligations
Payments on the          The certificates represent interests only in the RALI
mortgage loans are the   Series [____]-QS[_] Trust.  The certificates do not
primary source of        represent an ownership interest in or obligation of
payments on your         the depositor, the master servicer or any of their
certificates.            affiliates.  If proceeds from the assets of the RALI
                         Series [____]-QS[_] Trust are not sufficient to make
                         all payments provided for under the pooling and
                         servicing agreement, investors will have no recourse
                         to the depositor, the master servicer or any other
                         entity, and will incur losses.

Liquidity Risks
You may have to hold     A secondary market for your certificates may not
your certificates to     develop.  Even if a secondary market does develop, it
maturity if their        may not continue or it may be illiquid.  Neither the
marketability is         underwriters nor any other person will have any
limited.                 obligation to make a secondary market in your
                         certificates.  Illiquidity means you may not be able
                         to find a buyer to buy your securities readily or at
                         prices that will enable you to realize a desired
                         yield.  Illiquidity can have a severe adverse effect
                         on the market value of your certificates.

                         Any class of offered certificates may experience
                         illiquidity, although generally illiquidity is more
                         likely for classes that are especially sensitive to
                         prepayment, such as the Class A-P Certificates and the
                         Class A-V Certificates, or credit risk, such as the
                         Class M Certificates or that have been structured to
                         meet the investment requirements of limited categories
                         of investors.
Bankruptcy Risks
Bankruptcy proceedings   The transfer of the mortgage loans from Residential
could delay or reduce    Funding Corporation, or Residential Funding, to the
distributions on the     depositor is intended by the parties to be and has
certificates.            been documented as a sale.  However, if Residential
                         Funding were to become bankrupt, a trustee in
                         bankruptcy could attempt to recharacterize the sale of
                         the mortgage loans as a loan secured by the mortgage
                         loans or to consolidate the mortgage loans with the
                         assets of Residential Funding.  Any such attempt could
                         result in a delay in or reduction of collections on
                         the mortgage loans available to make payments on the
                         certificates.

The Bankruptcy of a      If a borrower becomes subject to a bankruptcy
Borrower May Increase    proceeding, a bankruptcy court may require
the Risk of Loss on a    modifications of the terms of a mortgage loan without
Mortgage Loan            a permanent forgiveness of the principal amount of the
                         mortgage loan.  Modifications have included reducing
                         the amount of each monthly payment, changing the rate
                         of interest and altering the repayment schedule.  In
                         addition, a court having federal bankruptcy
                         jurisdiction may permit a debtor to cure a monetary
                         default relating to a mortgage loan on the debtor's
                         residence by paying arrearages within a reasonable
                         period and reinstating the original mortgage loan
                         payment schedule, even though the lender accelerated
                         the mortgage loan and final judgment of foreclosure
                         had been entered in state court.  In addition, under

                         the federal bankruptcy law, all actions against a
                         borrower and the borrower's property are automatically
                         stayed upon the filing of a bankruptcy petition.
Special Yield and
Prepayment
Considerations
The yield on your        The yield to maturity on each class of offered
certificates will vary   certificates will depend on a variety of factors,
depending on the rate    including:
of prepayments.
                         •       the rate and timing of principal payments on the
                                 mortgage loans, including prepayments, defaults and
                                 liquidations, and repurchases due to breaches of
                                 representations or warranties;
                         •       the pass-through rate for that class;
                         •       interest shortfalls due to mortgagor prepayments; and
                         •       the purchase price of that class.
                                 The rate of prepayments is one of the most important
                                 and least predictable of these factors.  No assurances
                                 are given that the mortgage loans will prepay at any
                                 particular rate.

                         [In addition, the master servicer or servicer may
                         purchase any mortgage loan or contract that is at
                         least three months delinquent.  Such repurchases would
                         increase the prepayment rates on the mortgage loans.]

                         In general, if you purchase a certificate at a price
                         higher than its outstanding certificate principal
                         balance and principal distributions on your
                         certificate occur faster than you assumed at the time
                         of purchase, your yield will be lower than you
                         anticipated.  Conversely, if you purchase a
                         certificate at a price lower than its outstanding
                         certificate principal balance and principal
                         distributions on that class occur more slowly than you
                         assumed at the time of purchase, your yield will be
                         lower than you anticipated.
The rate of prepayments  Since mortgagors, in most cases, can prepay their
on the mortgage loans    mortgage loans at any time, the rate and timing of
will vary depending on   principal distributions on the offered certificates
future market            are highly uncertain.  Generally, when market interest
conditions and other     rates increase, borrowers are less likely to prepay
factors.                 their mortgage loans.  This could result in a slower
                         return of principal to you at a time when you might
                         have been able to reinvest your funds at a higher rate
                         of interest than the pass-through rate on your class
                         of certificates.  On the other hand, when market
                         interest rates decrease, borrowers are generally more
                         likely to prepay their mortgage loans.  This could
                         result in a faster return of principal to you at a

                         time when you might not be able to reinvest your funds
                         at an interest rate as high as the pass-through rate
                         on your class of certificates.
                         Refinancing programs, which may involve soliciting all
                         or some of the mortgagors to refinance their mortgage
                         loans, may increase the rate of prepayments on the
                         mortgage loans.  These refinancing programs may be
                         offered by the master servicer, any subservicer or
                         their affiliates, and may include streamlined
                         documentation programs.  Streamlined documentation
                         programs involve less verification of underwriting
                         information than traditional documentation programs.
                         [___] of the mortgage loans, representing [___%] of
                         the aggregate principal balance of the mortgage loans,
                         were originated under streamlined documentation
                         programs.
                         See "Description of the Mortgage Pool-The Program" and
                         "Certain Yield and Prepayment Considerations" in this
                         prospectus supplement and "Maturity and Prepayment
                         Considerations" in the prospectus.
The return on your       The Servicemembers Civil Relief Act, formerly known as
certificates could be    the Soldiers' and Sailors' Civil Relief Act of 1940,
reduced by shortfalls    or Relief Act,  provides relief to borrowers who enter
due to the               active military service and to borrowers in reserve
Servicemembers Civil     status who are called to active duty after the
Relief Act.              origination of their mortgage loan.  Current or future
                         military operations of the United States may increase
                         the number of borrowers who may be in active military
                         service, including persons in reserve status who may
                         be called to active duty.  The Relief Act provides
                         generally that a borrower who is covered by the Relief
                         Act may not be charged interest on a mortgage loan in
                         excess of 6% per annum during the period of the
                         borrower's active duty.  Any resulting interest
                         shortfalls are not required to be paid by the borrower
                         at any future time.  The master servicer is not
                         required to advance these shortfalls as delinquent
                         payments, and the shortfalls are not covered by any
                         form of credit enhancement on the certificates.
                         Interest shortfalls on the mortgage loans due to the
                         application of the Relief Act or similar legislation
                         or regulations will be applied to reduce accrued
                         interest on each class of the certificates on a pro
                         rata basis.

                         The Relief Act also limits the ability of the servicer
                         to foreclose on a mortgage loan during the borrower's
                         period of active duty and, in some cases, during an
                         additional three month period thereafter.  As a
                         result, there may be delays in payment and increased
                         losses on the mortgage loans.  Those delays and
                         increased losses will be borne primarily by the class
                         of certificates with a certificate principal balance
                         greater than zero with the lowest payment priority.
                         We do not know how many mortgage loans have been or
                         may be affected by the application of the Relief Act
                         or similar legislation or regulations.
                         See the definition of Accrued Certificate Interest
                         under "Description of the Certificates-Glossary of
                         Terms" in this prospectus supplement and "Certain
                         Legal Aspects of Mortgage Loans and
                         Contracts-Servicemembers Civil Relief Act" in the
                         prospectus.
The yield on your        The offered certificates of each class have different
certificates will be     yield considerations and different sensitivities to
affected by the          the rate and timing of principal distributions.  The
specific terms that      following is a general discussion of yield
apply to that class,     considerations and prepayment sensitivities of some
discussed below.         classes of offered certificates.
                         See "Yield and Prepayment Considerations" in this
                         prospectus supplement.
 Class A Certificates    The Class A Certificates, other than the Class A-V
                         Certificates, are subject to various priorities for
                         payment of principal.  As more fully described below,
                         principal payments received with respect to the
                         mortgage loans will generally be distributed first to
                         holders of the Class A-1 Certificates, until the
                         principal balance thereof has been reduced to zero,
                         then to holders of the Class A-2 Certificates, until
                         the principal balance thereof has been reduced to
                         zero, then to holders of the Class A-3 Certificates,
                         until the principal balance thereof has been reduced
                         to zero, and then to holders of the Class A-4
                         Certificates.  Distributions of principal on the Class
                         A Certificates entitled to principal distributions
                         with an earlier priority of payment will be affected
                         by the rates of prepayment of the mortgage loans early
                         in the life of the mortgage pool.  Those classes of
                         Class A Certificates entitled to principal
                         distributions with a later priority of payment will be
                         affected by the rates of prepayment of the mortgage
                         loans experienced both before and after the
                         commencement of principal distributions on those
                         classes, and will be more likely to be affected by

                         losses on the mortgage loans not covered by the credit
                         enhancement since these classes will be outstanding
                         for a longer period of time.
                         See "Description of the Certificates-Principal
                         Distributions on the Senior Certificates" in this
                         prospectus supplement.
 Class A-3 Certificates  It is expected that neither the Class A-3 Certificates
  and Class A-4          nor the Class A-4 Certificates will receive any
  Certificates           distributions of principal until the distribution date
                         in [__________].  On or after the distribution date in
                         [__________] but before the distribution date in
                         [__________], the Class A-3 Certificates and the Class
                         A-4 Certificates may receive a portion of principal
                         payments that is smaller than a pro rata share of such
                         principal payments.  Accordingly, these classes of
                         certificates are more likely to experience losses than
                         the Class A-1 and Class A-2 Certificates.
 Class A-4 Certificates  Investors in the Class A-4 Certificates should be aware that losses and other shortfalls on the mortgage
                         loans otherwise allocable to the Class A-2
                         Certificates will be allocated to the Class A-4
                         Certificates as described in this prospectus
                         supplement.  Therefore, the yield to maturity on the
                         Class A-4 Certificates will be extremely sensitive to
                         losses otherwise allocable to the Class A-2
                         Certificates.
 Class A-P Certificates  The Class A-P Certificates will receive a portion of the principal payments only on the mortgage loans that
                         have net mortgage rates lower than [____]%.
                         Therefore, the yield on the Class A-P Certificates
                         will be extremely sensitive to the rate and timing of
                         principal prepayments and defaults on the mortgage
                         loans that have net mortgage rates lower than [____]%.
                         Mortgage loans with lower mortgage rates are less
                         likely to be prepaid than mortgage loans with higher
                         mortgage rates.  If prepayments of principal on the
                         mortgage loans that have net mortgage rates lower than
                         [____]% occur at a rate slower than an investor
                         assumed at the time of purchase, the investor's yield
                         will be adversely affected.
 Class A-V Certificates  The Class A-V Certificates will receive a portion of the interest payments only from mortgage loans that
                         have net mortgage rates higher than [____]%.
                         Therefore, the yield on the Class A-V Certificates
                         will be extremely sensitive to the rate and timing of
                         principal prepayments and defaults on the mortgage
                         loans that have net mortgage rates higher than [____]%.

                         Mortgage loans with higher mortgage rates are more
                         likely to be prepaid than mortgage loans with lower
                         mortgage rates.  If the mortgage loans that have net
                         mortgage rates higher than [____]% are prepaid at a
                         rate faster than an investor assumed at the time of
                         purchase, the yield to investors in the Class A-V
                         Certificates will be adversely affected.  Investors in
                         the Class A-V Certificates should fully consider the
                         risk that a rapid rate of prepayments on the mortgage
                         loans that have net mortgage rates higher than [____]%
                         could result in the failure of such investors to fully
                         recover their investments.
 Class M Certificates    The yield to investors in each class of the Class M
                         Certificates will be sensitive to the rate and timing
                         of losses on the mortgage loans, if those losses are
                         not covered by a more subordinate class of Class M
                         Certificates or the Class B Certificates.
                         It is not expected that the Class M Certificates will
                         receive any distributions of principal prepayments
                         until the distribution date in [__________].  On or
                         after that date, all or a disproportionately large
                         portion of principal prepayments on the mortgage loans
                         may be allocated to the senior certificates as
                         described in this prospectus supplement, and none or a
                         disproportionately small portion of principal
                         prepayments may be paid to the holders of the Class M
                         Certificates and Class B Certificates.  As a result,
                         the weighted average lives of the Class M Certificates
                         may be longer than would otherwise be the case.
                         See "Summary--Credit Enhancement--Allocation of
                         Losses" and "Description of the
                         Certificates-Allocation of Losses; Subordination" in
                         this prospectus supplement.
The recording of         The mortgages or assignments of mortgage for many of
mortgages in the name    the mortgage loans have been or may be recorded in the
of MERS may affect the   name of Mortgage Electronic Registration Systems,
yield on the             Inc., or MERS, solely as nominee for the originator
certificates.            and its successors and assigns.  Subsequent
                         assignments of those mortgages are registered
                         electronically through the MERS® System.  However, if
                         MERS discontinues the MERS® System and it becomes
                         necessary to record an assignment of the mortgage to
                         the trustee, then any related expenses shall be paid
                         by the trust and will reduce the amount available to
                         pay principal of and interest on the class or classes
                         of certificates with certificate principal balances
                         greater than zero with the lowest payment priorities.

                         The recording of mortgages in the name of MERS is a
                         relatively new practice in the mortgage lending
                         industry.  Public recording officers and others in the
                         mortgage industry may have limited, if any, experience
                         with lenders seeking to foreclose mortgages,

                         assignments of which are registered with MERS.
                         Accordingly, delays and additional costs in
                         commencing, prosecuting and completing foreclosure
                         proceedings and conducting foreclosure sales of the
                         mortgaged properties could result.  Those delays and
                         additional costs could in turn delay the distribution
                         of liquidation proceeds to certificateholders and
                         increase the amount of losses on the mortgage loans.

                         For additional information regarding MERS and the
                         MERS® System, see "Description of the Mortgage
                         Pool-Mortgage Pool Characteristics" and "Certain Yield
                         and Prepayment Considerations" in this prospectus
                         supplement and "Description of the
                         Certificates-Assignment of Mortgage Loans" in the
                         prospectus.

                                Issuing Entity

   The depositor  will  establish a trust with respect to Series  [____]-QS[_]
on the closing date, under a series  supplement,  dated as of [ date ], to the standard  terms of  pooling  and  servicing  agreement,  dated as of [ date ], among the  depositor,  the master  servicer and the  trustee.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date,  the  depositor  will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool,  secured by first liens on one- to four-family  residential properties with terms to maturity of not more than 30 years.  The trust will not have any  additional  equity.  The pooling  and  servicing  agreement  authorizes  the  trust to  engage  only in selling the  certificates  in exchange for the mortgage  loans,  entering into and  performing  its  obligations  under the pooling and servicing  agreement, activities  necessary,  suitable  or  convenient  to such  actions  and  other activities  as may be  required in  connection  with the  conservation  of the trust fund and making distributions to certificateholders.

   The pooling and servicing  agreement provides that the depositor assigns to the trustee for the benefit of the  certificateholders  without  recourse  all the right,  title and interest of the depositor in and to the mortgage  loans.
Furthermore,  the pooling and servicing  agreement states that, although it is intended  that the  conveyance by the depositor to the trustee of the mortgage loans be construed as a sale,  the conveyance of the mortgage loans shall also be  deemed  to be a  grant  by the  depositor  to the  trustee  of a  security interest in the mortgage loans and related collateral.

   Some  capitalized  terms  used  in  this  prospectus  supplement  have  the meanings  given  below  under  "Description  of the  Certificates-Glossary  of
Terms" or in the prospectus under "Glossary."

                         Sponsor and Master Servicer

   Residential Funding Corporation,  a Delaware corporation,  buys residential mortgage  loans under  several  loan  purchase  programs  from  mortgage  loan originators  or  sellers  nationwide,  including  affiliates,  that  meet  its seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others. See "The  Trusts-Mortgage  Collateral Sellers" and
"-Qualifications   of  Sellers"  for  a  general   description  of  applicable
seller/servicer  eligibility  requirements.  Residential Funding Corporation's principal  executive  offices are located at 8400  Normandale  Lake Boulevard,
Suite  250,  Minneapolis,  Minnesota  55437.  Its  telephone  number  is (952)
857-7000.   Residential  Funding  Corporation  conducts  operations  from  its headquarters in Minneapolis and from offices located  primarily in California,
Texas,  Maryland,  Pennsylvania and New York.  Residential Funding Corporation
finances its operations primarily through its securitization program.

   Residential  Funding  Corporation was founded in 1982 and began  operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to  four-family  residential  properties.
General  Motors   Acceptance   Corporation   purchased   Residential   Funding
Corporation in 1990. In 1995,  Residential  Funding  Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in this  prospectus.  Residential  Funding  Corporation  also began to acquire and service both  closed-end  and revolving  loans secured by second liens and subprime loans in 1995.

      The  following  tables  set  forth  the  aggregate  principal  amount of publicly  offered  securitizations  of mortgage loans sponsored by Residential
Funding  Corporation for the past five years.  Residential Funding Corporation sponsored  approximately  $23.9 billion and $2.4 billion in initial  aggregate principal  amount of  mortgage-backed  securities  in the 2001  calendar  year
backed  by  first  lien  mortgage  loans  and  junior  lien  mortgage   loans,
respectively.  Residential Funding Corporation  sponsored  approximately $52.1
billion  and  $2.4   billion  in  initial   aggregate   principal   amount  of
mortgage-backed  securities  in the 2005  calendar  year  backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior Year"  represent  the ratio of (a)
the  difference  between  the current and prior year volume over (b) the prior year volume.

                                           Sponsor Securitization Experience

First Lien Mortgage Loans

   Volume by Principal Balance           2001               2002              2003               2004               2005

Prime Mortgages(1)                  $16,387,846,100    $16,177,753,813   $18,964,072,062    $11,953,278,792    $24,149,038,614

Non-Prime Mortgages(2)               $7,566,949,253    $15,475,700,554   $27,931,235,627    $24,408,531,445    $27,928,496,334

Total                               $23,954,795,353    $31,653,454,367   $46,895,307,689    $36,361,810,237    $52,077,534,948

Prime Mortgages(1)                           68.41%              51.11%           40.44%           32.87%               46.37%

Non-Prime Mortgages(2)                       31.59%              48.89%           59.56%           67.13%               53.63%

Total                                       100.00%             100.00%          100.00%          100.00%              100.00%

      Percentage Change from
          Prior Year (3)

Prime Mortgages(1)                           98.71%              (1.28)%          17.22%         (36.97)%              102.03%

Non-Prime Mortgages(2)                        2.60%             104.52%           80.48%          12.61%                14.42%

Total Volume                                 53.34%              32.14%           48.15%         (22.46)%               43.22%

===================================================================================================================
Junior Lien Mortgage Loans

   Volume by Principal Balance           2001              2002             2003             2004              2005

Prime Mortgages(1)                  $2,438,519,235    $2,875,005,049    $3,207,008,585    $2,085,015,925   $2,409,506,573

Non-Prime Mortgages(2)                           -                 -                 -                -                 -

Total                               $2,438,519,235    $2,875,005,049    $3,207,008,585    $2,085,015,925   $2,409,506,573

Prime Mortgages(1)                          100.00%           100.00%          100.00%            100.00%         100.00%

Non-Prime Mortgages(2)                        0.00%             0.00%            0.00%              0.00%           0.00%

                                                          S-30

      Percentage Change from
          Prior Year (3)

Prime Mortgages(1)                         (12.07)%          17.90%           11.55%         (34.99)%          15.56%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total Volume                               (12.07)%          17.90%           11.55%         (34.99)%          15.56%

===================================================================================================================
First Lien Mortgage Loans

    Volume by Number of Loans              2001             2002            2003             2004             2005

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796

Total                                    129,201          204,866         286,612          226,469          265,427

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%

      Percentage Change from
          Prior Year (3)

Prime Mortgages(1)                         56.78%           17.87%           26.57%         (35.27)%          64.29%

Non-Prime Mortgages(2)                     (5.21)%          91.47%           46.54%         (14.84)%           1.82%

Total Based on Average Number of           15.14%           58.56%           39.90%         (20.98)%          17.20%
Loans

Junior Lien Mortgage Loans
===================================================================================================================

            Volume by
         Number of Loans                   2001             2002             2003            2004             2005

Prime Mortgages(1)                       62,952            73,188           84,962          51,614           53,071

Non-Prime Mortgages(2)                        -                 -                -               -                -

Total                                    62,952            73,188           84,962          51,614           53,071

Prime Mortgages(1)                       100.00%           100.00%          100.00%         100.00%          100.00%

Non-Prime Mortgages(2)                     0.00%             0.00%            0.00%           0.00%            0.00%

     Percentage Change from
         Prior Year (3)

Prime Mortgages(1)                        (16.49)%           16.26%           16.09%        (39.25)%           2.82%

Non-Prime Mortgages(2)                        -                 -                  -               -               -

Total Based on Average Number of          (16.49)%           16.26%           16.09%        (39.25)%           2.82%
Loans

_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line
Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under
First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
================================================================================
(3) Represents year to year growth or declines as a percentage of the prior year's volume.

       The following  tables set forth the annual average  outstanding principal  balance,  calculated  as of year  end,  of  mortgage  loans master serviced by Residential  Funding  Corporation for the past five years,  and the  annual  average  number  of such  loans  for the same period.  Residential  Funding Corporation was the master servicer of a residential  mortgage loan  portfolio of  approximately  $67.8 billion and $3.5 billion in average  outstanding  principal  amount during the
2001  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding  Corporation was the master  servicer of a residential  mortgage loan  portfolio of approximately  $101.9 billion and $5.5 billion in average  outstanding
principal   during  the  2005  calendar  year  backed  by  first  lien mortgage  loans and junior  lien  mortgage  loans,  respectively.  The percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                             Master Servicer Servicing Experience

First Lien Mortgage Loans

     Volume by Average               2001             2002              2003              2004              2005
   Outstanding Principal
          Balance

Prime Mortgages(1)            $51,374,446,489   $43,282,264,857  $33,749,084,171   $32,453,682,854   $47,935,800,813

Non-Prime Mortgages(2)        $16,429,992,363   $24,910,565,613  $39,334,697,127   $50,509,138,736   $53,938,083,312

Total                         $67,804,438,852   $68,192,830,470  $73,083,781,298   $82,962,821,591   $101,873,884,125

Prime Mortgages(1)                      75.77%           63.47%            46.18%            39.12%            47.05%

Non-Prime Mortgages(2)                  24.23%           36.53%            53.82%            60.88%            52.95%

Total                                  100.00%          100.00%           100.00%           100.00%           100.00%

   Percentage Change from
       Prior Year (3)

Prime Mortgages(1)                     (3.91)%          (15.75)%         (22.03)%           (3.84)%            47.71%

Non-Prime Mortgages(2)                  27.94%           51.62%            57.90%            28.41%             6.79%

Total Based on Average                   2.26%            0.57%             7.17%            13.52%            22.79%
Outstanding Principal
Balance

-------------------------------------------------------------------------------------------------------------------
Junior Lien Mortgage Loans

     Volume by Percentage of
  Aggregate Average Outstanding
        Principal Balance               2001            2002             2003            2004             2005

Prime Mortgages(1)                 $3,512,887,567  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777

Non-Prime Mortgages(2)             $            0  $            0   $            0  $            0   $            0

Total                              $3,512,887,567  $4,102,615,571   $4,365,319,862  $5,135,640,057   $5,476,133,777

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%            0.00%

                                                          S-32

Percentage Change from
 Prior Year (3)

Prime Mortgages(1)                         13.85%           16.79%           6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                          -                -               -                -                -

Total Based on Average                     13.85%           16.79%           6.40%           17.65%            6.63%
Outstanding Principal Balance
---------------------------------

First Lien Mortgage Loans
===================================================================================================================

    Volume by Number of Loans              2001             2002            2003             2004             2005

Prime Mortgages(1)                       237,946          202,938         168,654          156,745            201,903

Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639            411,550

Total                                    406,004          445,563         510,517          571,384            613,453

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%

Total Based on Average Number of           100.00%          100.00%         100.00%          100.00%          100.00%
Loans

      Percentage Change from
          Prior Year (3)

Prime Mortgages(1)                          (6.59)%         (14.71)%        (16.89)%          (7.06)%          28.81%

Non-Prime Mortgages(2)                      28.76%           44.37%          40.90%           21.29%           (0.74)%

Total Based on Average Number of             5.39%            9.74%          14.58%           11.92%            7.36%
Loans

===================================================================================================================
Junior  Lien Mortgage Loans

      Volume by Percentage
       of Number of Loans               2001              2002             2003            2004             2005

Prime Mortgages(1)                      104,044          118,773           127,833         147,647           143,713

Non-Prime Mortgages(2)                        -                -                 -               -                 -

Total                                   104,044          118,773           127,833         147,647           143,713

Prime Mortgages(1)                       100.00%          100.00%           100.00%         100.00%          100.00%

Non-Prime Mortgages(2)                     0.00%            0.00%             0.00%           0.00%            0.00%

                                                          S-33

     Percentage Change from
         Prior Year (3)

Prime Mortgages(1)                        22.78%           14.16%             7.63%          15.50%            (2.66)%

Non-Prime Mortgages(2)                        -                -                 -               -                  -

Total Based on Average Number of          22.78%           14.16%             7.63%          15.50%            (2.66)%
Loans
Total Based on Average                    22.78%           14.16%             7.63%          15.50%            (2.66)%
Number of Loans

_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line
Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under
First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or declines as a percentage of the prior year's volume.

==============================================================================
   Residential  Funding  Corporation's  overall procedures for originating and acquiring  mortgage  loans are described  under  "Description  of the Mortgage
Pool  - The  Program"  in  this  prospectus  supplement.  Residential  Funding
Corporation's   material  role  and   responsibilities  in  this  transaction,
including  as master  servicer,  are  described in the  prospectus  under "The
Trusts -  Qualification  of Sellers" and "The Trusts - Repurchases of Mortgage
Collateral"  and in this  prospectus  supplement  under "Pooling and Servicing
Agreement - The Master Servicer and Subservicers -Master Servicer."

   Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings
Financial  Network,  Inc., or Homecomings,  originated and sold to Residential
Funding  Corporation  [____]% of the mortgage  loans  included in the mortgage pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the
Mortgage  Pool -  Originators"  and  "Pooling  and  Servicing  Agreement - The
Master Servicer and Subservicers" in this prospectus supplement.

                     Description of Unaffiliated Sellers

   [[Name of Unaffiliated Seller], a [_____] corporation,  originated [__]% by principal  amount of the mortgage Loans.  [Describe,  to the extent  material, origination program,  experience,  size of seller's portfolio,  performance of pool assets,  experience with Expanded Criteria Program,  role and function in transaction and, where a seller acts as a sponsor, prior securitizations.]

                    Affiliations Among Transaction Parties

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                          General Motors Corporation
                                       |
                                       |
                                       |
                                       |
                                       V
                          General Motors Acceptance
                                 Corporation
                                    (GMAC)
                                       |
                                       |
                                       |
                                       |
                                       V
                        Residential Capital Corporation
                                       |
                                       |
                                       |
                         -----------------------------
                         |                            |
                         |                            |
         Residential Funding               Residential Accredit
             Corporation                         Loans, Inc.
         (Sponsor and Master                     (Depositor)
              Servicer)
                  |
                  |
                  |
                  V
     Homecoming Financial Network
           (Subservicer)

                       Description of the Mortgage Pool

General

   The mortgage  pool will consist of [___]  mortgage  loans with an aggregate principal  balance  outstanding  as  of  the  cut-off  date,  after  deducting
payments  of  principal   due  during  the  month  of  the  cut-off  date,  of
approximately  $[___________].  The mortgage  loans are secured by first liens
on  fee  simple  in  one-to  four-family  residential  real  properties.   The
property   securing  the  mortgage  loan  is  referred  to  as  the  mortgaged property.  The  mortgage  pool will  consist of  conventional,  fixed-rate  or adjustable-rate  first  mortgage  loans and terms to maturity of not more than
30 years from the date of  origination.  All percentages of the mortgage loans described  in  this  prospectus  supplement  are  approximate  percentages  by aggregate  principal balance as of the cut-off date, after deducting  payments of  principal  due  during the month of the  cut-off  date,  unless  otherwise indicated.

   All of the  mortgage  loans were  purchased  by the  depositor  through its affiliate,  Residential  Funding,  from  unaffiliated  sellers as described in this  prospectus  supplement  and in the  prospectus,  except  in the  case of
[____]% of the mortgage loans,  which were purchased by the depositor  through its affiliate,  Residential Funding, from Homecomings.  No unaffiliated seller sold more than [____]% of the mortgage loans to Residential  Funding.  [____]%
of the mortgage loans are being subserviced by Homecomings.

   The mortgage  loans were  selected for  inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the  Expanded  Criteria
Program  described  below  based  on  the  Sponsor's  assessment  of  investor preferences and rating agency criteria.

   The  depositor   and   Residential   Funding  will  make  certain   limited
representations and warranties  regarding the mortgage loans as of the date of issuance of the  certificates.  The depositor and Residential  Funding will be required to  repurchase  or  substitute  for any  mortgage  loan as to which a breach of its  representations  and  warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely affects the interests of the  certificateholders  in any of those mortgage loans.  Residential  Funding will not assign to the  depositor,  and  consequently  the depositor  will not assign to the trustee for the  benefit of the  certificateholders,  any of the representations  and  warranties  made by the  sellers or the right to require the related  seller to  repurchase  any such  mortgage  loan in the event of a breach of any of its  representations  and warranties.  Accordingly,  the only representations and warranties  regarding the mortgage loans that will be made for the benefit of the certificateholders  will be the limited representations and  warranties  made  by  Residential  Funding  and  the  depositor  and  the representations  and  warranties  made by the  sellers to the  limited  extent described  above.  See "The  Trusts-Representations  with  Respect to Mortgage
Collateral" in the prospectus.

   A limited  amount of losses on  mortgage  loans as to which there was fraud
in  the   origination   of  those  mortgage  loans  will  be  covered  by  the
subordination  provided by the Class M  Certificates  and Class B Certificates
as  described  in  this  prospectus   supplement  under  "Description  of  the
Certificates-Allocation of Losses; Subordination."

Mortgage Pool Characteristics

   None of the mortgage loans will have been originated  prior to [__________]
or will have a maturity  date later than  [__________].  No mortgage loan will have a remaining  term to  maturity as of the cut-off  date of less than [___]
months.  The  weighted  average  remaining  term to maturity  of the  mortgage loans  as of  the  cut-off  date  will  be  approximately  [___]  months.  The weighted  average  original  term to maturity of the mortgage  loans as of the cut-off date will be  approximately  [___] months.  As used in this prospectus
supplement  the  remaining  term  to  maturity   means,  as  of  any  date  of
determination  and with  respect to any  mortgage  loan,  the number of months equaling  the number of  scheduled  monthly  payments  necessary to reduce the then-current  Stated Principal Balance of that mortgage loan to zero, assuming the  related  mortgagor  will  make  all  scheduled  monthly  payments  but no prepayments, on the mortgage loan thereafter.

   The original  mortgages for many of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the  originator  and its  successors  and assigns,  and subsequent assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered electronically through the
MERS® System.  In some other cases, the original  mortgage was recorded in the name of the  originator  of the  mortgage  loan,  record  ownership  was later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and subsequent  assignments  of the mortgage were, or in the future may be, at the sole discretion of the master servicer,  registered electronically through the
MERS® System.  For each of these mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any  interest in the mortgage  loan.
As of the cut-off  date  [____]% of the  mortgage  loans were  recorded in the
name  of  MERS.  For  additional   information   regarding  the  recording  of
mortgages   in  the  name  of  MERS  see   "Certain   Yield   and   Prepayment
Considerations-General"  in this prospectus supplement and "Description of the
Certificates-Assignment of Mortgage Loans" in the prospectus.

   None of the mortgage  loans were subject to the Home  Ownership  and Equity
Protection  Act of 1994.  None of the  Mortgage  Loans are loans  that,  under applicable  state or local  law in effect  at the time of  origination  of the loan,  are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation  if the law imposes  greater  restrictions  or additional legal  liability for  residential  mortgage  loans with high  interest  rates, points  and/or fees.  See  "Certain  Legal  Aspects of the Mortgage  Loans-The
Mortgage Loans-Homeownership Act and Similar State Laws" in the prospectus.

   As of the cut-off date,  none of the mortgage loans will be 30 or more days delinquent  in payment of principal and  interest.  For a  description  of the methodology  used to categorize  mortgage loans as delinquent,  see "-- Static
Pool Information below.

   [None of the mortgage loans will be Buy-Down Mortgage Loans.]

   [No mortgage loan provides for deferred interest or negative amortization.]

   [None of the mortgage loans have been made to international borrowers.]

   [___]  of  the  mortgage  loans,   representing  [___%]  of  the  aggregate
principal  balance of the mortgage loans,  are balloon loans that do not fully amortize,  if at all,  providing  for a substantial  principal  payment due at maturity.

   With respect to [__] mortgage loans,  representing [____]% of the aggregate principal  balance of the mortgage loans,  the related  mortgage note provides for an interest  only period not to exceed 10 years.  Under the terms of these loans,  borrowers are required to pay only accrued  interest each month,  with no  corresponding  principal  payments,  until  the end of the  interest  only period.  Once the  interest  only period ends,  monthly  payments of principal are  required to amortize  the loan over its  remaining  term,  in addition to accrued interest.

   [_____]  of the  mortgage  loans,  representing  [___]%  of  the  aggregate principal  balance of the mortgage loans,  provide for payment of a prepayment charge  for  partial  prepayments  and  prepayments  in  full,  other  than  a prepayment  occurring upon the sale of property  securing a mortgage loan. The prepayment  charge  applies  to  prepayments  made  within  up to  five  years
following  the   origination   of  such  mortgage  loan.  The  amount  of  the
prepayment  charge is generally equal to six months'  advance  interest on the amount of the prepayment  that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment,  exceeds twenty  percent (20%) of the original  principal  amount of the mortgage loan.
Prepayment  charges  received on the mortgage  loans will not be available for
distribution   on  the   certificates.   See  "Certain  Yield  and  Prepayment
Considerations"  in this  prospectus  supplement and "Certain Legal Aspects of
the  Mortgage  Loans  and   Contracts-Default   Interest  and  Limitations  on
Prepayments" in the prospectus.

   Set forth below is a description of certain  additional  characteristics of the  mortgage  loans as of the cut-off  date,  after  deducting  payments  due during  the  month of the  cut-off  date,  expressed  as a  percentage  of the outstanding  aggregate  principal  balance of the mortgage  loans having those characteristics  relative to the outstanding  aggregate  principal  balance of all mortgage loans.  Unless  otherwise  specified,  all principal  balances of the mortgage  loans are as of the cut-off date,  after  deducting  payments of principal  due during the month of the  cut-off  date,  and are rounded to the nearest dollar.

   [If mortgage  securities  comprise a material portion of the pool,  include the characteristics of loans that support the mortgage securities.]

                      Credit Score of the Mortgage Loans

                                                Number of                     Percent of      Average      Weighted
                                                Mortgage       Principal       Mortgage      Principal   Average LTV
Credit Score Range                                Loans         Balance          Loans        Balance        Ratio
620-639......................................
640-659......................................
660-679......................................
680-699......................................
700-719......................................
720-739......................................
740-759......................................
760-779......................................
780-799......................................
800 or Greater...............................
   Total, Average or Weighted Average........                                 100.00%

==============================================================================
   The minimum and maximum credit scores of the mortgage loans were ___ and
___, respectively, and the weighted average credit score of the mortgage loans was ___.

                 Occupancy Types of the Mortgaged Properties

                                           Number                                               Weighted
                                              of                       Percent of  Average       Average     Weighted
                                           Mortgage      Principal     Mortgage    Principal     Credit       Average
Occupancy                                    Loans        Balance        Loans      Balance       Score      LTV Ratio
Primary Residence........................
Second/Vacation..........................
Non Owner-occupied.......................
  Total, Average or Weighted Average......                              100.00%

==============================================================================

                        Purpose of the Mortgage Loans

                                            Number                                              Weighted
                                              of                       Percent of   Average     Average    Weighted
                                           Mortgage      Principal      Mortgage    Principal   Credit     Average
Loan Purpose                                 Loans        Balance         Loans      Balance     Score    LTV Ratio
Purchase.................................
Rate/Term Refinance......................
Equity Refinance.........................
  Total, Average or Weighted Average.....                                100.00%

                           Mortgaged Property Types
==============================================================================

Property Type                                                                                     Weighted
                                             Number of                   Percent of   Average     Average    Weighted
                                             Mortgage     Principal       Mortgage    Principal   Credit     Average
                                               Loans        Balance         Loans      Balance     Score    LTV Ratio
Single-family detached.....................
Planned Unit Developments* (detached)......
Two-to-four-family units...................
Condo Low-Rise (less than 5 stories).......
Planned Unit Developments* (attached)......
Condo High-Rise (9 stories or more)........
Townhouse..................................
Condo Mid-Rise (5 to 8 stories)............
Condotel (5 to 8 stories)..................
  Total, Average or Weighted Average.......                                100.00%

==============================================================================
* A Planned Unit Development is a development that has all the following characteristics:

• The individual unit owners own a parcel of land improved with a dwelling.
This ownership is not in common with other unit owners.
• The development is administered by a homeowners' association that owns and is obligated to maintain property and improvements within the development for the common use and benefit of the unit owners.
• The unit owners have an automatic, non-severable interest in the homeowners' association and pay mandatory assessments.

                                                                                                 Weighted
                                           Number of                     Percent of    Average    Average    Weighted
                                            Mortgage      Principal       Mortgage    Principal   Credit     Average
State                                         Loans        Balance          Loans      Balance     Score    LTV Ratio
Alabama...................................
Arkansas..................................
Arizona...................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
Florida...................................
Georgia...................................
Hawaii....................................
Iowa......................................
Idaho.....................................
Illinois..................................
Indiana...................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Massachusetts.............................
Maryland..................................
Maine.....................................
Michigan..................................
Minnesota.................................
Missouri..................................
Mississippi...............................
Montana...................................
North Carolina............................
Nebraska..................................
New Hampshire.............................
New Jersey................................
New Mexico................................
Nevada....................................
New York..................................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Virginia..................................
Vermont...................................
Washington................................
Wisconsin.................................
West Virginia.............................
Wyoming...................................
  Total, Average or Weighted Average......                                 100.00%

   No more than  [___]% of the  mortgage  loans will be  secured by  mortgaged properties  located  in any one zip code area in  California  and no more than
[___]% of the mortgage loans will be secured by mortgaged  properties  located in any one zip code area outside California.
==============================================================================

                  Documentation Types of the Mortgage Loans

                                             Number                                                Weighted
                                              of                        Percent of     Average     Average    Weighted
                                            Mortgage     Principal       Mortgage     Principal     Credit     Average
Documentation Type                           Loans        Balance         Loans        Balance      Score    LTV Ratio
Full/Alternate Documentation.............
Reduced Documentation....................
No Stated Income.........................
No Income/No Asset Verification
  Total, Average or Weighted Average.....                                100.00%

   No more than [____]% of the reduced loan documentation  mortgage loans will be secured by  mortgaged  properties  located in  California.  For purposes of the above table,  reduced  documentation  includes  mortgage  loans which were underwritten under a no stated income or no income/no asset program.
==============================================================================

   Approximately  [____]% of the mortgage loans were underwritten  pursuant to a streamlined refinancing  documentation program, which permits mortgage loans to be refinanced  with only limited  verification  or updating of underwriting information  obtained  at the  time  that  the  refinanced  mortgage  loan was underwritten. See "The Trusts-Underwriting  Policies-General Standards" in the
prospectus.

                                                                  Mortgage Rates

                                                                                                    Weighted
                                           Number of                     Percent of     Average      Average     Weighted
                                           Mortgage       Principal       Mortgage     Principal     Credit      Average
Mortgage Rates (%)                           Loans         Balance          Loans       Balance       Score     LTV Ratio
5.375-5.499.............................
5.500-5.624.............................
5.625-5.749.............................
5.750-5.874.............................
5.875-5.999.............................
6.000-6.124.............................
6.125-6.249.............................
6.250-6.374.............................
6.375-6.499.............................
6.500-6.624.............................
6.625-6.749.............................
6.750-6.874.............................
6.875-6.999.............................
7.000-7.124.............................
7.125-7.249.............................
7.250-7.374.............................
7.375-7.499.............................
7.500-7.624.............................
7.625-7.749.............................
7.875-7.999.............................
8.000-8.124.............................
  Total, Average or Weighted Average                                       100.00%

    As of  the  cut-off  date,  the  weighted  average  mortgage  rate  of the mortgage loans will be approximately [_____]% per annum.

==============================================================================

                Net Mortgage Rates of Discount Mortgage Loans

                                                                                                Weighted
                                             Number of                  Percent of  Average      Average     Weighted
                                             Mortgage     Principal     Mortgage    Principal    Credit      Average
Net Mortgage Rate (%)                          Loans       Balance        Loans      Balance      Score     LTV Ratio
5.095......................................
5.220......................................
5.345......................................
5.470......................................
  Total, Average or Weighted Average.......

   As of the cut-off date, the weighted  average of the Discount  Fractions of the  Discount  Mortgage  Loans was  approximately  [________]%.  [___]% of the
Mortgage  Loans by  principal  amount  as of the  cut-off  date  are  Discount
Mortgage Loans.
==============================================================================

              Original Principal Balances of the Mortgage Loans

                                                                                                Weighted
                                           Number of                    Percent of   Average     Average      Weighted
Original Mortgage                          Mortgage      Principal       Mortgage    Principal    Credit      Average
 Loan Balance  ($)                           Loans         Balance        Loans      Balance      Score     LTV Ratio
   100,000 or less.......................
   100,001-200,000.......................
   200,001-300,000.......................
   300,001-400,000.......................
   400,001-500,000.......................
   500,001-600,000.......................
   600,001-700,000.......................
   700,001-800,000.......................
   800,001-900,000.......................
   900,001-1,000,000.....................
  Total, Average or Weighted Average.....                                 100.00%

                  Original LTV Ratios of the Mortgage Loans

                                            Number of                    Percent of     Average     Average
Original                                    Mortgage      Principal      Mortgage      Principal    Credit
LTV  Ratio (%)                                Loans        Balance         Loans        Balance       Score
   0.01-50.00.............................
  50.01-55.00.............................
  55.01-60.00.............................
  60.01-65.00.............................
  65.01-70.00.............................
  70.01-75.00.............................
  75.01-80.00.............................
  80.01-85.00.............................
  85.01-90.00.............................
  90.01-95.00.............................
  95.01-100.00............................
  Total, Average or Weighted Average......                                100.00%

   The weighted  average LTV ratio at  origination  of the mortgage loans will be approximately [____]%.

==============================================================================

                   Amortization Type of the Mortgage Loans

                                Number of       Principal      Percent of       Average Principal    Weighted Average         Weighted Average
Amortization Type             Mortgage Loans     Balance     Mortgaged Loans        Balance          Credit Score Average     Loan-to-Value Ratio
Fully Amortizing..........
Initial Interest Only
Period-3 Years............
Initial Interest Only
Period-5 Years............
Initial Interest Only
Period-10 Years...........
Total, Average or
Weighted Average..........

   Static Pool Information

   Current  static  pool data with  respect  to  mortgage  loans  serviced  by
Residential Funding is available on the internet at  www.gmacrfcstaticpool.com
(the  "Static  Pool  Data").  Information  presented  under (i)  "RALI" as the issuer/shelf,  (ii) "QS" as the  series,  and (iii)  "[_______]"  as the deal, will include  information  regarding prior  securitizations  of mortgage loans that are similar to the mortgage loans  included in this mortgage pool,  based on underwriting  criteria and credit quality, and that information is referred to in this  prospectus  supplement as Static Pool Data.  Static Pool Data that relates  to  periods  prior to  January  1,  2006,  will not form part of this prospectus  supplement,  the  accompanying  prospectus,  or  the  registration statement relating to the offered certificates.

   As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days"  or "30 or more  days"  delinquent  when a  payment  due on any due date remains  unpaid  as of  the  close  of  business  on  the  last  business  day immediately  prior to the next following  monthly due date. The  determination as to  whether  a loan  falls  into this  category  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial payments do not affect these determinations.

   From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage loan,  recasting  monthly payments for delinquent  borrowers who have experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are reported based on the mortgage  loan's  original  payment  terms.  The trial  period is  designed to evaluate both a borrower's desire to remain in the mortgaged  property and, in
some  cases,  a  borrower's   capacity  to  pay  a  higher   monthly   payment
obligation.  The trial period  generally may extend to up to six months before
a   modification   is   finalized.   Once  the   modifications   become  final
delinquencies  are  reported  based  on the  modified  terms.  Generally  if a borrower fails to make payments during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the  master  servicer  has not  modified  a material  number  of  mortgage  loans in any  pool.  Furthermore,  the  rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

   Charge offs are taken only when the master  servicer has determined that it has  received  all  payments  or cash  recoveries  which the  master  servicer reasonably  and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

   There can be no assurance that the delinquency  and foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

   Each  mortgage  loan  is  required  to  be  covered  by a  standard  hazard insurance  policy.  In  addition,  to the best of the  depositor's  knowledge, except  in the  case of  [_____]  mortgage  loans  representing  approximately
[___]%  of the  aggregate  principal  balance  of  the  mortgage  loans,  each mortgage  loan  with an LTV  ratio at  origination  in  excess  of 80% will be insured by a primary  mortgage  insurance  policy,  which is  referred to as a primary  insurance  policy,  covering  at  least  35%  of the  balance  of the mortgage loan at origination  if the LTV ratio is between  100.00% and 95.01%, at least 30% of the balance of the  mortgage  loan at  origination  if the LTV ratio is  between  95.00%  and  90.01%,  at least  25% of the  balance  of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%, and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%.

   All of the primary  insurance  policies  were  issued by [General  Electric
Mortgage  Insurance  Corporation,  Mortgage  Guaranty  Insurance  Corporation,
Triad  Guaranty,  Republic  Mortgage Ins. N.C.,  United  Guaranty  Residential
Insurance Company,  PMI Mortgage  Insurance  Company,  Radian Guaranty Inc. or
CUNA Mutual Group] which  collectively are the primary insurers.  Each primary insurer  has a  claims  paying  ability  currently  acceptable  to the  rating agencies  that have  been  requested  to rate the  certificates;  however,  no assurance  as to the actual  ability of any primary  insurer to pay claims can be given  by the  depositor,  the  issuing  entity  or the  underwriters.  See
"Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

The Program

   General.  Residential Funding,  under its Expanded Criteria Program, or the program,  purchases  mortgage  loans  that may not  qualify  for  other  first mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or
by  Residential   Funding  in  connection  with   securities   issued  by  the
depositor's  affiliate,   Residential  Funding  Mortgage  Securities  I,  Inc.
However,  a portion of the  mortgage  loans under the program may also qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for such programs  include mortgage loans secured by non-owner occupied  properties,  mortgage  loans made to  borrowers  whose income is not required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage loans made to borrowers  whose ratios of debt service on the mortgage loan to income and total debt service on  borrowings to income are higher than for those  other  programs.  Borrowers  may be  international  borrowers.  The mortgage  loans also include  mortgage  loans  secured by parcels of land that are smaller or larger  than the  average  for these  types of loans,  mortgage loans with higher LTV ratios than in those other programs,  and mortgage loans with LTV ratios over 80% that do not require primary mortgage  insurance.  See
"-Program  Underwriting  Standards"  below.  The  inclusion of those  mortgage loans  may  present  certain  risks  that  are  not  present  in  those  other programs.  The program is  administered  by  Residential  Funding on behalf of the depositor.

   Qualifications  of Program Sellers.  Each Expanded  Criteria Program Seller
has been selected by  Residential  Funding on the basis of criteria  described in  Residential  Funding's  Expanded  Criteria  Seller  Guide,  or the  Seller
Guide.  See "The Trusts-Qualifications of Sellers" in the prospectus.

   Program  Underwriting  Standards.  In accordance with the Seller Guide, the
Expanded  Criteria  Program  Seller  is  required  to  review  an  application designed  to provide  to the  original  lender  pertinent  credit  information concerning  the  mortgagor.  As part  of the  description  of the  mortgagor's financial condition, each mortgagor is required to furnish information,  which may have  been  supplied  solely in the  application,  regarding  its  assets,
liabilities,   income  (except  as  described   below),   credit  history  and
employment  history,  and to  furnish an  authorization  to apply for a credit report which  summarizes  the borrower's  credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings  accounts.  In the case of non-owner  occupied properties,  income derived from the mortgaged  property may be considered for underwriting  purposes.  For  mortgaged  property  consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

   Based on the data provided in the  application  and certain  verifications, if  required,  a  determination  is  made  by the  original  lender  that  the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations on the mortgage loan and other expenses  related to the property,  including  property  taxes,  utility costs,  standard  hazard  insurance  and other fixed  obligations.

Generally,
scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance  and all scheduled  payments on  obligations  that extend
beyond  ten  months,   including   those   mentioned  above  and  other  fixed
obligations,  must equal no more than specified percentages of the prospective mortgagor's  gross  income.  The  originator  may also  consider the amount of liquid assets available to the mortgagor after origination.

   Certain  of  the  mortgage  loans  have  been  originated   under  "reduced
documentation"   or  "no  stated   income"   programs,   which   require  less
documentation  and  verification  than  do  traditional  "full  documentation"
programs.   Generally,   under   a   "reduced   documentation"   program,   no
verification  of a mortgagor's  stated income is undertaken by the originator.
Under a "no stated income" program,  certain borrowers with acceptable payment histories  will not be required to provide any  information  regarding  income
and  no  other   investigation   regarding  the  borrower's   income  will  be
undertaken.  Under  a "no  income/no  asset"  program,  no  verification  of a
mortgagor's   income  or  assets  is   undertaken  by  the   originator.   The
underwriting  for those mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

   The adequacy of the  mortgaged  property as security  for  repayment of the related  mortgage  loan  generally is determined by an appraisal in accordance
with   appraisal   procedure   guidelines   described  in  the  Seller  Guide.
Appraisers may be staff appraisers  employed by the originator.  The appraisal procedure  guidelines  generally  require  the  appraiser  or an  agent on its behalf to personally  inspect the property and to verify  whether the property is in good  condition and that  construction,  if new, has been  substantially completed.  The  appraiser  is required to consider a market data  analysis of recent  sales  of  comparable  properties  and,  when  deemed  applicable,  an analysis  based on income  generated from the property,  or  replacement  cost analysis  based on the current cost of  constructing  or  purchasing a similar property.  In  certain  instances,  the LTV  ratio is  based on the  appraised value as indicated on a review appraisal  conducted by the mortgage collateral seller or originator.

   Prior  to  assigning  the  mortgage  loans  to the  depositor,  Residential
Funding  will have  reviewed  the  underwriting  information  provided  by the mortgage  collateral  sellers  for the  mortgage  loans and,  in those  cases, determined  that the mortgage  loans were  generally  originated in accordance with or in a  manner  generally  consistent  with the  underwriting  standards described  in the Seller  Guide.  With  regard to a material  portion of these mortgage  loans,  this  review  of  underwriting  information  by  Residential
Funding  was   performed   using  an  automated   underwriting   system.   Any
determination  described  above using an  automated  underwriting  system will only be based on the  information  entered into the system and the information
the   system  is   programmed   to  review.   See  "The   Trusts--Underwriting
Policies--Automated Underwriting" in the prospectus.

   Because  of the  program  criteria  and  underwriting  standards  described above,  the  mortgage  loans  may  experience  greater  rates of  delinquency, foreclosure  and loss than mortgage  loans  required to satisfy more stringent underwriting standards.

   Billing and Payment  Procedures.  All of the mortgage loans require monthly payments  to be made no later  than  either  the [1st] or  [15th]  day of each month,  with a grace  period of [15]  days.  [The  applicable  servicer  sends monthly  invoices to borrowers.]  [In some cases,  borrowers are provided with coupon books  annually,  and no invoices are sent  separately.]  Borrowers may elect for monthly payments to be deducted  automatically from deposit accounts and may make payments by various  means,  including  online  transfers,  phone payment  and Western  Union quick  check,  although an  additional  fee may be charged for these payment  methods.  [Borrowers may also elect to pay one half of each monthly  payment  amount every other week, in order to accelerate  the amortization of their loans.]

Underwriting Standards

   All of  the  mortgage  loans  in  the  mortgage  pool  were  originated  in accordance with the  underwriting  criteria of Residential  Funding  described under "-The Program" in this prospectus  supplement.  Residential Funding will review each  mortgage  loan for  compliance  with its  underwriting  standards prior to purchase as  described  under "The Trusts -  Underwriting  Policies -
Automated Underwriting" in the prospectus.

   The applicable  underwriting  standards  include a set of specific criteria by which the  underwriting  evaluation is made.  However,  the  application of the  underwriting  standards  does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage  loan will be  considered  to be originated in accordance with the underwriting  standards  described above if, based  on an  overall  qualitative  evaluation,  the  loan  is in  substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards described above, even if one or more specific criteria  included in the underwriting  standards were not satisfied,  if other factors positively  compensated for the criteria that were not satisfied.

   [Describe  underwriting  standards for mortgage loans not purchased through the Program, if appropriate.]

Originators

   [Homecomings  is a Delaware  corporation  and  wholly-owned  subsidiary  of
Residential  Funding  Corporation.  Homecomings  originated  [___]% [more than ten  percent] by principal  amount of the  mortgage  loans.] See also the "The
Pooling and  Servicing  Agreement - The Master  Servicer and  Subservicers  --
Homecomings Financial Network, Inc."

   [Add  disclosure  required  under Item  1110(b)  with  respect to any other originators that originated 20% or more of pool assets.]

Additional Information

   The description in this prospectus  supplement of the mortgage pool and the mortgaged  properties  is based upon the mortgage pool as  constituted  at the close  of  business  on the  cut-off  date,  as  adjusted  for  the  scheduled principal  payments  due during the month of the  cut-off  date.  Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation  may remove  mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it determines that the mortgage loan does not
satisfy  the   characteristics   described  in  this  prospectus   supplement.
Residential  Funding  Corporation  may  also  add a  limited  number  of other mortgage  loans to the  mortgage  pool prior to the  issuance  of the  offered certificates  in  substitution  for removed  loans.  The  information  in this
prospectus   supplement   will   be   substantially   representative   of  the
characteristics  of the mortgage  pool as it will be  constituted  at the time the offered certificates are issued,  although the range of mortgage rates and maturities  and  some  other  characteristics  of the  mortgage  loans  in the mortgage  pool may vary.  In the event  mortgage  loans  are  removed  from or added to the mortgage  pool after the date hereof prior to the closing and any material  pool  characteristics  of the actual  mortgage  pool differ by 5% or more from the description of the mortgage pool in this prospectus  supplement, a current  report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange  Commission  within four business days of the related closing.

   A  current  report  on Form  8-K will be  available  to  purchasers  of the offered  certificates  and  will be filed by the  issuing  entity,  in its own name, together with the pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates.

                  [The Yield Maintenance Agreement Provider

   The yield  maintenance  agreement  provider has supplied the  following two paragraphs for inclusion in this prospectus supplement.

   [NAME],  will be the  yield  maintenance  agreement  provider.  [NAME] is a
bankruptcy  remote  derivatives  products   [corporation]  [limited  liability
company]  based in  [_________]  that has been  established  as a wholly owned subsidiary  of  [___________].  [NAME] has a ratings  classification  of "AAA"
from Standard & Poor's and "Aaa" from Moody's Investors  Service.  [NAME] will provide upon request,  without charge,  to each person to whom this prospectus supplement  is  delivered,  a copy of (i) the  ratings  analysis  from each of
Standard & Poor's and Moody's  Investors  Service  evidencing those respective ratings  or (ii)  the most  recent  audited  annual  financial  statements  of
[NAME]

   Requests for information should be directed to the [______________].]

   [The depositor has determined that the significance  percentage of payments under the yield  maintenance  agreement,  as  calculated  in  accordance  with
Regulation  AB under the  Securities  Act of 1933,  is [less  than 10%]

[is at least  10% but less than 20%] [is 20% or  more].  [Add  financial  information required under Item 1115 of Regulation AB, if the  significance  percentage is
10% or more].

                       Description of the Certificates

General

   The Series [____]-QS[_]  Mortgage  Asset-Backed  Pass-Through  Certificates
will include the following seven classes of Senior Certificates:

o     Class A-1 Certificates;

o     Class A-2 Certificates, or the Super Senior Certificates;

o     Class A-3 Certificates;

o     Class A-4 Certificates, or the Senior Support Certificates, and
      together with the Class A-3 Certificates, the Lockout Certificates;

o     Class A-P Certificates, or the Principal Only Certificates;

o     Class A-V Certificates, or the Variable Strip Certificates; and

o     Class R Certificates, or the Residual Certificates.

   In addition to the Senior  Certificates,  the Series [____]-QS[_]  Mortgage
Asset-Backed  Pass-Through  Certificates  will also  include  six  classes  of subordinate  certificates  which are designated as the Class M-1 Certificates,
Class M-2 Certificates,  Class M-3 Certificates, Class B-1 Certificates, Class
B-2  Certificates  and Class B-3  Certificates.  Only the Senior  Certificates
and the  Class M  Certificates  are  offered  hereby.  See  "Glossary"  in the prospectus  for the meanings of  capitalized  terms and acronyms not otherwise defined in this prospectus supplement.

   The certificates will evidence the entire beneficial  ownership interest in the trust.  The trust will consist of:

o     the mortgage loans;

o     the cash deposited in respect of the mortgage loans in the Custodial
      Account and in the Certificate Account and belonging to the trust;

o     property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

o     any applicable primary insurance policies and standard hazard insurance policies;

o     [the yield maintenance agreement]; and

o     all proceeds of any of the foregoing.

   The  Senior   Certificates  will  evidence  in  the  aggregate  an  initial beneficial  ownership  interest  of  approximately  [____]% in the trust.  The
Class  M-1,  Class  M-2,  Class  M-3,  Class  B-1,  Class  B-2 and  Class  B-3
Certificates  will  each  evidence  in the  aggregate  an  initial  beneficial ownership  interest  of  approximately  [____]%,  [____]%,  [____]%,  [____]%,
[____]% and [____]%, respectively, in the trust.

   The Senior  Certificates,  other than the  Residual  Certificates,  and the
Class  M  Certificates  will be  available  only in  book-entry  form  through facilities  of The  Depository  Trust  Company,  or DTC, and are  collectively
referred  to  as  the  DTC   registered   certificates.   The  DTC  registered
certificates,  other than the Variable Strip  Certificates,  will be issued in minimum  denominations  of  $25,000,  or $250,000 in the case of the Class M-2
Certificates  and Class M-3  Certificates,  and  integral  multiples  of $1 in excess  thereof.  The Variable  Strip  Certificates  will be issued in minimum denominations  representing  an initial  notional  amount of  $2,000,000,  and integral  multiples of $1 in excess thereof.  The Residual  Certificates  will be issued in registered,  certificated form in minimum  denominations of a 20%
percentage  interest,  except,  in the  case of one  Class R  Certificate,  as otherwise  described in this prospectus  supplement  under  "Material  Federal
Income Tax Consequences."

   The  DTC  registered  certificates  will  be  represented  by one  or  more certificates  registered  in the name of Cede & Co., as the nominee of DTC. No beneficial  owner will be  entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in the prospectus under ""Description of the Certificates-Form of Certificates."

   For   additional   information   regarding  DTC  and  the  DTC   registered
certificates,  see "Description of the  Certificates-Form  of Certificates" in
the prospectus.

Glossary of Terms

   The  following  terms are given the meanings  shown below to help  describe the cash flows on the certificates:

   [Accretion   Termination   Date  -  The   earlier   to  occur  of  (i)  the
distribution date on which the Certificate  Principal Balance of the Accretion
Directed  Certificates  has been  reduced to zero and (ii) the Credit  Support
Depletion Date.]

   [Accrual  Distribution  Amount - On each  distribution  date  preceding the
Accretion  Termination  Date,  an  amount  equal  to  the  amount  of  Accrued
Certificate  Interest on the Accrual Certificates for such date, which will be added to the Certificate  Principal Balance of the Accrual  Certificates,  and
that  amount will be  distributed  to the  holders of the  Accretion  Directed
Certificates,  in  the  manner  and  priority  described  in  this  prospectus supplement,  as principal in reduction of the Certificate Principal Balance of the  Accretion  Directed  Certificates.  The  amount  that  is  added  to  the
Certificate  Principal  Balance of the Accrual  Certificates  will  thereafter accrue  interest  at a rate  of [ ]% per  annum.  On  each  distribution  date on or after the Accretion  Termination  Date, the entire Accrual  Distribution
Amount  for  that  date  will  be  payable  to  the  holders  of  the  Accrual
Certificates  to the extent not  required  to fully  reduce the amounts of the
Accretion  Directed  Certificates to zero on the Accretion  Termination  Date;
provided,  however,  that if the  Accretion  Termination  Date  is the  Credit
Support Depletion Date, the entire Accrual  Distribution  Amount for that date will be payable to the holders of the Accrual Certificates.]

   Accrued  Certificate  Interest-With  respect to any  distribution  date, an amount equal to (a) in the case of each class of offered  certificates,  other
than  the  Variable  Strip   Certificates  and  Principal  Only  Certificates,
interest   accrued  during  the  related   Interest   Accrual  Period  on  the
Certificate  Principal  Balance of the certificates of that class  immediately prior to that  distribution  date at the related  pass-through rate and (b) in the case of the  Variable  Strip  Certificates,  interest  accrued  during the related  Interest  Accrual Period on the related  Notional Amount  immediately prior to that  distribution date at the  then-applicable  pass-through rate on that class for that distribution date; in each case less interest  shortfalls, if any,  allocated  thereto  for  that  distribution  date to the  extent  not covered,  with  respect  to the  Senior  Certificates,  by  the  subordination provided  by the Class B  Certificates  and  Class M  Certificates  and,  with respect  to the  Class  M  Certificates,  to the  extent  not  covered  by the subordination  provided by the Class B  Certificates  and any class or classes of Class M  Certificates  having a lower payment  priority,  including in each case:

(i)   any  Prepayment  Interest  Shortfall  to the extent  not  covered by the
   master   servicer  as  described  in  this  prospectus   supplement   under
   "Description of the Certificates-Interest Distributions";

(ii)  the  interest  portions of Realized  Losses,  including  Excess  Special
   Hazard  Losses,   Excess  Fraud  Losses,   Excess   Bankruptcy  Losses  and
   Extraordinary Losses, not allocated through subordination;

(iii) the  interest  portion of any  Advances  that were made with  respect to delinquencies  that were ultimately  determined to be Excess Special Hazard
   Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
   Losses; and

(iv)  any other interest shortfalls not covered by the subordination  provided by the Class M Certificates  or Class B  Certificates,  including  interest shortfalls relating to the Servicemembers  Civil Relief Act, formerly known as the Soldiers'  and Sailors'  Civil Relief Act of 1940, or Relief Act, or
   similar legislation or regulations, all allocated as described below.

Any  reductions  will  be  allocated  among  the  holders  of all  classes  of certificates  in proportion to the respective  amounts of Accrued  Certificate
Interest that would have been payable on that  distribution  date absent these reductions.  In the  case of each  class  of  Class  M  Certificates,  Accrued
Certificate  Interest on that class will be further  reduced by the allocation of the interest portion of certain losses thereto,  if any, as described below under "-Allocation of Losses;  Subordination." Accrued Certificate Interest on
each class of Senior  Certificates  will be  distributed  on a pro rata basis.
Accrued  Certificate  Interest on each class of  certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Advance-As to any mortgage loan and any distribution  date, an amount equal to the  scheduled  payment of principal  and interest on the mortgage loan due during  the  related  Due  Period  which was not  received  as of the close of business on the business day preceding the related determination date.

   Available  Distribution  Amount-With  respect to any distribution  date, an amount equal to the aggregate of:

o     the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o     all unscheduled payments on the mortgage loans, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent
      Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment
      Period; and

o     all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

   In  addition  to  the  foregoing  amounts,   with  respect  to  unscheduled
collections,  not including  mortgagor  prepayments,  the master  servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the distribution date in the month of receipt,  but is not obligated to do
so.  As   described   in  this   prospectus   supplement   under   "-Principal
Distributions  on the Senior  Certificates,"  any amount with respect to which such  election is so made shall be treated as having been received on the last day of the  preceding  calendar  month for the  purposes  of  calculating  the amount of principal and interest  distributions  to any class of certificates.
With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

   Capitalization  Reimbursement Amount-With respect to any distribution date, the  amount  of  Advances  or  Servicing  Advances  that  were  added  to  the outstanding  principal  balance of the  mortgage  loans  during the  preceding calendar  month and  reimbursed to the master  servicer or  subservicer  on or prior  to  such  distribution  date,  plus  the  Capitalization  Reimbursement
Shortfall Amount remaining  unreimbursed from any prior  distribution date and reimbursed  to  the  master  servicer  or  subservicer  on or  prior  to  such distribution  date. The master servicer or subservicer  will be entitled to be reimbursed  for these  amounts  only  from the  principal  collections  on the mortgage loans.

   Capitalization   Reimbursement   Shortfall   Amount-With   respect  to  any
distribution  date,  the  amount,  if any,  by which the amount of Advances or

Servicing  Advances that were added to the  principal  balance of the mortgage loans  during the  preceding  calendar  month  exceeds the amount of principal payments on the mortgage loans included in the Available  Distribution  Amount for that distribution date.

   Certificate  Principal  Balance-With  respect to any  offered  certificate, other than the Variable Strip  Certificates,  as of any date of determination, an  amount  equal  to  the  initial  Certificate  Principal  Balance  of  that certificate  reduced  by  the  aggregate  of  (a)  all  amounts  allocable  to principal previously  distributed with respect to that certificate and (b) any reductions in the Certificate  Principal Balance of that certificate deemed to have occurred in connection with  allocations of Realized Losses in the manner described in this prospectus supplement,  provided that, after the Certificate
Principal  Balances of the Class B Certificates have been reduced to zero, the
Certificate  Principal  Balance  of any  certificate  of the  class of Class M
Certificates  with the  highest  payment  priority to which  Realized  Losses, other than Excess  Bankruptcy  Losses,  Excess Fraud  Losses,  Excess  Special
Hazard  Losses  and  Extraordinary   Losses,  have  been  allocated  shall  be
increased by the  percentage  interest  evidenced  thereby  multiplied  by the amount of any Subsequent Recoveries not previously allocated,  but not by more than the  amount  of  Realized  Losses  previously  allocated  to  reduce  the
Certificate  Principal  Balance  of  that  certificate,  and  the  Certificate
Principal  Balance of the class of certificates  with a Certificate  Principal
Balance  greater than zero with the lowest  payment  priority shall be further reduced  by an  amount  equal to the  percentage  interest  evidenced  thereby multiplied  by the  excess,  if  any,  of (i) the  then-aggregate  Certificate
Principal  Balance of all classes of certificates  then  outstanding over (ii)
the then-aggregate Stated Principal Balance of all of the mortgage loans.

   Class A-P Collection  Shortfall-With respect to each distribution date, the extent that (1) the amount  included  under clause (iii) of the  definition of
Class A-P Principal  Distribution  Amount for that  distribution  date is less than (2) the amount  described in (a) under clause (iii) of the  definition of
Class A-P Principal  Distribution Amount.  Notwithstanding any other provision of this  prospectus  supplement,  any  distribution  relating to any Class A-P
Collection  Shortfall,  to the extent not  covered  by any  amounts  otherwise distributable  to the Class B-3  Certificates,  shall result in a reduction of the amount of principal  distributions on that distribution date on (i) first, the Class B-1 Certificates  and Class B-2  Certificates  and (ii) second,  the
Class M Certificates, in each case in reverse order of their payment priority.

   Class A-P Principal  Distribution  Amount-With  respect to any distribution date, a  distribution  allocable to principal made to holders of the Class A-P
Certificates  from the  Available  Distribution  Amount  remaining  after  the
Senior Interest Distribution Amount is distributed, equal to the aggregate of:

(i)   the related Discount  Fraction of the principal portion of the scheduled monthly  payment on each Discount  Mortgage Loan due during the related Due
   Period,  whether or not  received on or prior to the related  determination date,  less the Discount  Fraction of the principal  portion of any related
   Debt Service  Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

(ii)  the  related  Discount   Fraction  of  the  principal   portion  of  all
   unscheduled  collections on each Discount Mortgage Loan, other than amounts received in  connection  with a Final  Disposition  of a Discount  Mortgage
   Loan  described  in clause (iii) below,  including  mortgagor  prepayments, repurchases of Discount  Mortgage Loans or, in the case of a  substitution, amounts  representing  a principal  adjustment,  as required by the pooling and servicing agreement,  Liquidation  Proceeds,  Subsequent Recoveries and
   Insurance  Proceeds,  to the extent  applied as  recoveries  of  principal, received  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

(iii) in connection  with the Final  Disposition  of a Discount  Mortgage Loan that did not result in any  Excess  Special  Hazard  Losses,  Excess  Fraud
   Losses,  Excess Bankruptcy Losses or Extraordinary  Losses, an amount equal to the  lesser  of (a)  the  applicable  Discount  Fraction  of the  Stated
   Principal  Balance of that Discount Mortgage Loan immediately prior to that distribution  date and (b) the  aggregate  amount  of  collections  on that
   Discount Mortgage Loan to the extent applied as recoveries of principal;

(iv)  any amounts  allocable to principal for any previous  distribution  date calculated  pursuant  to  clauses  (i)  through  (iii)  above  that  remain undistributed; and

(v)   an amount equal to the aggregate of the Class A-P Collection  Shortfalls for all distribution  dates on or prior to such distribution date, less any amounts paid under this clause on a prior  distribution date, until paid in full;  provided,  that  distributions  under this  clause (v) shall only be made to the extent of Eligible Funds on any distribution date; minus

(vi)  the  related  Discount  Fraction  of the  portion of the  Capitalization
   Reimbursement  Amount for such  distribution  date, if any, related to each
   Discount Mortgage Loan.

Notwithstanding  the forgoing,  on or after the Credit Support Depletion Date, the Class A-P Principal  Distribution  Amount with respect to any distribution date will equal the Discount  Fraction of the  principal  portion of scheduled payments  and  unscheduled  collections  received  or  advanced  in respect of
Discount  Mortgage Loans minus the related Discount Fraction of the portion of the  Capitalization  Reimbursement  Amount for such distribution date, if any, related to each Discount Mortgage Loan.

   Class M  Percentage-With  respect to the Class M-1, Class M-2 and Class M-3
Certificates  and any  distribution  date,  a percentage  that will  initially equal approximately 2.25%, 0.85% and 0.60%, respectively,  and each will in no event exceed 100%.  The Class M-1,  Class M-2 and Class M-3  Percentages  will each be adjusted for each  distribution date to be the percentage equal to the
Certificate  Principal  Balance of the related  class of Class M  Certificates immediately  prior to that  distribution  date divided by the aggregate Stated
Principal  Balance  of all of the  mortgage  loans,  other  than  the  related
Discount  Fraction of the Stated Principal  Balance of each Discount  Mortgage
Loan,  immediately  prior to that  distribution  date.  The initial Class M-1,
Class M-2 and Class M-3  Percentages  are greater than the initial  percentage interests  in the trust  evidenced  by the Class M-1,  Class M-2 and Class M-3
Certificates,  respectively,  because  the Class M-1,  Class M-2 and Class M-3
Percentages  are  calculated  without  regard to the Discount  Fraction of the
Stated Principal Balance of each Discount Mortgage Loan.

   Credit  Support  Depletion  Date-The first  distribution  date on which the
Senior Percentage equals 100%.

   Discount  Fraction-With respect to each Discount Mortgage Loan, a fraction, expressed as a  percentage,  the  numerator of which is [____]%  minus the Net
Mortgage Rate for such Discount  Mortgage Loan and the denominator of which is
[____]%.  The Class A-P  Certificates  will be entitled  to payments  based on the Discount Fraction of the Discount Mortgage Loans.

   Discount  Mortgage  Loan-Any  mortgage  loan with a Net Mortgage  Rate less than [____]% per annum.

   Due Date-With  respect to any distribution  date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

   Due  Period-With  respect to any  distribution  date, the calendar month in which the distribution date occurs.

   Eligible  Funds-With  respect to any distribution  date, an amount equal to the excess of (i) the Available  Distribution  Amount over (ii) the sum of the
Senior Interest Distribution Amount, the Senior Principal  Distribution Amount
(determined  without  regard  to  clause  (iv) of the  definition  of  "Senior
Principal  Distribution  Amount"), the Class A-P Principal Distribution Amount
(determined  without  regard to clause  (v) of the  definition  of "Class  A-P
Principal   Distribution   Amount")  and  the  aggregate   amount  of  Accrued
Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

   Excess  Bankruptcy  Losses-Bankruptcy  Losses in  excess of the  Bankruptcy
Amount.

   Excess Fraud Losses-Fraud Losses in excess of the Fraud Loss Amount.

   Excess  Special  Hazard  Losses-Special  Hazard  Losses  in  excess  of the
Special Hazard Amount.

   Excess Subordinate  Principal  Amount-With respect to any distribution date on which the Certificate  Principal  Balance of the most subordinate  class or classes  of  certificates  then  outstanding  is to be  reduced to zero and on which Realized Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would  otherwise be distributable  on  that  class  or  those  classes  of  certificates  on  that distribution  date is greater than (ii) the excess,  if any, of the  aggregate
Certificate  Principal  Balance of that class or those classes of certificates immediately  prior to that  distribution  date  over the  aggregate  amount of
Realized   Losses  to  be  allocated  to  that  class  or  those   classes  of
certificates on that  distribution  date, as reduced by any amount  calculated pursuant to clause (v) of the definition of "Class A-P Principal  Distribution
Amount."

   Final  Disposition-With  respect  to a  defaulted  mortgage  loan,  a Final
Disposition  is deemed to have  occurred  upon a  determination  by the master servicer that it has received all  Insurance  Proceeds,  Liquidation  Proceeds and other payments or cash  recoveries  which the master  servicer  reasonably and in good  faith  expects  to be  finally  recoverable  with  respect to the mortgage loan.

   Interest  Accrual  Period-For  all classes of  certificates,  the  calendar month preceding the month in which the distribution date occurs.

   Lockout  Percentage-For  any  distribution  date  occurring  prior  to  the distribution  date in [__________],  0%. For any  distribution  date occurring
after  the  first  five  years   following  the  closing  date,  a  percentage
determined as follows:

      •for any distribution  date during the sixth year after the closing date,
      [___]%;

      •for any  distribution  date  during the  seventh  year after the closing date, [___]%;

      •for any  distribution  date  during  the eighth  year after the  closing date, [___]%;

      •for any distribution  date during the ninth year after the closing date,
      [___]%; and

      •for any distribution date thereafter, 100%.

   Net Mortgage  Rate-As to a mortgage  loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

   Non-Discount  Mortgage  Loan-The  mortgage  loans  other than the  Discount
Mortgage Loans.

   Notional  Amount-As of any date of  determination,  the Notional  Amount of the Class A-V Certificates is equal to the aggregate Stated Principal  Balance of the mortgage loans  immediately  prior to that date.  The initial  Notional
Amount of the Class A-V Certificates is approximately  $[________].  Reference to a Notional Amount with respect to the Class A-V  Certificates is solely for convenience  in  specific  calculations  and does not  represent  the right to receive any distributions allocable to principal.

   Record Date-With  respect to any certificates,  and any distribution  date, the close of  business  on the last  business  day of the  preceding  calendar month.

   Senior  Accelerated  Distribution   Percentage-For  any  distribution  date
occurring prior to the  distribution  date in  [__________],  100%. The Senior
Accelerated  Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

o     for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus [___]% of the
      Subordinate Percentage for that distribution date;

o     for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus [___]% of the Subordinate Percentage for that distribution date;

o     for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus [___]% of the Subordinate Percentage for that distribution date;

o     for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus [___]% of the
      Subordinate Percentage for that distribution date; and

o     for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior  Percentage  exceeds the initial Senior
Percentage,   the  Senior   Accelerated   Distribution   Percentage  for  that
distribution date will once again equal 100%.

   Any scheduled reduction to the Senior Accelerated  Distribution  Percentage
shall not be made as of any distribution date unless either:

      (a)(i)(X)  the   outstanding   principal   balance  of  mortgage   loans
   delinquent 60 days or more,  including  mortgage loans in  foreclosure  and
   REO,  averaged  over the last six months,  as a percentage of the aggregate outstanding  Certificate  Principal Balance of the Class M Certificates and
   Class B Certificates,  is less than [___]% or (Y) the outstanding principal balance of mortgage loans  delinquent 60 days or more,  including  mortgage loans in  foreclosure  and REO,  averaged  over the last six  months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage loans averaged over the last six months, does not exceed [___]%, and

      (ii)   Realized   Losses  on  the  mortgage   loans  to  date  for  that
   distribution date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year  thereafter,  after the closing  date,  are less than [___]%, [___]%, [___]%, [___]% or [___]%, respectively,  of the sum of the initial Certificate  Principal Balances of the Class M Certificates and
   Class B Certificates; or

      (b)(i) the outstanding  principal  balance of mortgage loans  delinquent
   60 days or more,  including mortgage loans in foreclosure and REO, averaged over the last six months,  as a  percentage  of the  aggregate  outstanding principal  balance of all mortgage loans averaged over the last six months, does not exceed [___]%, and

      (ii)   Realized   Losses  on  the  mortgage   loans  to  date  for  that
   distribution date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year  thereafter,  after the  closing  date,  are less than [___]%, [___]%, [___]%, [___]% or [___]%, respectively,  of the sum of the initial Certificate  Principal Balances of the Class M Certificates and
   Class B Certificates.

   Notwithstanding the foregoing,  upon reduction of the Certificate Principal
Balances of the Senior  Certificates,  other than the Class A-P  Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

   Senior Interest Distribution  Amount-With respect to any distribution date, the aggregate amount of Accrued Certificate  Interest to be distributed to the holders of the Senior Certificates for that distribution date.

   Senior  Percentage-As  of each  distribution  date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates,  other than the Class A-P  Certificates,  immediately prior to that distribution date divided by the  aggregate  Stated  Principal  Balance  of all of the  mortgage loans,  other than the Discount  Fraction of the Stated  Principal  Balance of
the Discount  Mortgage Loans,  immediately  prior to that  distribution  date.
The Senior Percentage will initially equal approximately  [_____]% and will in no event exceed 100%. The initial  Senior  Percentage is less than the initial percentage  interest in the trust evidenced by the Senior  Certificates in the aggregate  because that percentage is calculated  without regard to either the
Certificate  Principal  Balance of the Class A-P  Certificates or the Discount
Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

   Senior  Principal  Distribution  Amount-With  respect  to any  distribution date,  the lesser of (a) the  balance  of the  Available  Distribution  Amount remaining  after  the  Senior  Interest  Distribution  Amount  and  Class  A-P
Principal  Distribution Amount (determined without regard to clause (v) of the
definition   of  "Class  A-P   Principal   Distribution   Amount")  have  been
distributed and (b) the sum of:

(i)   the product of (A) the  then-applicable  Senior  Percentage  and (B) the aggregate of the following amounts:

(1)   the principal  portion of all scheduled monthly payments on the mortgage loans,  other  than  the  related  Discount  Fraction  of the  principal portion of those  payments with respect to each Discount  Mortgage Loan, due during the related Due Period,  whether or not  received on or prior to the related  determination  date, less the principal  portion of Debt
      Service  Reductions,  other than the  related  Discount  Fraction of the principal  portion of the Debt Service  Reductions  with respect to each
      Discount  Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

(2)   the  principal  portion of all proceeds of the  repurchase of a mortgage loan  or,  in  the  case  of  a  substitution,  amounts  representing  a principal  adjustment,  other than the related Discount  Fraction of the principal  portion  of those  proceeds  with  respect  to each  Discount
      Mortgage  Loan,  as  required by the  pooling  and  servicing  agreement during the preceding calendar month; and

(3)   the principal  portion of all other unscheduled  collections,  including
      Subsequent  Recoveries,  received  during the preceding  calendar month, other  than  full and  partial  mortgagor  prepayments  and any  amounts received  in  connection  with a Final  Disposition  of a mortgage  loan described in clause (ii) below,  to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the  principal portion of those unscheduled collections,  with respect to each Discount
      Mortgage Loan;

(ii)  in  connection  with the Final  Disposition  of a mortgage loan (x) that occurred  in the  preceding  calendar  month and (y) that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy
   Losses or Extraordinary Losses, an amount equal to the lesser of:

(1)   the  then-applicable  Senior  Percentage of the Stated Principal Balance
      of the mortgage loan,  other than the related  Discount  Fraction of the
      Stated Principal Balance, with respect to a Discount Mortgage Loan; and

(2)   the then-applicable  Senior Accelerated  Distribution  Percentage of the
      related  unscheduled  collections,   including  Insurance  Proceeds  and
      Liquidation  Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections,  with respect to a Discount Mortgage Loan,  included in clause (iii) of the definition of
      Class A-P Principal Distribution Amount;

(iii) the then-applicable  Senior Accelerated  Distribution  Percentage of the
   aggregate of all partial  mortgagor  prepayments  made during the preceding calendar  month and mortgagor  prepayments  in full made during the related
   Prepayment  Period,  other than the related Discount  Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

(iv)  any Excess Subordinate Principal Amount for that distribution date; and

(v)   any amounts  allocable to principal for any previous  distribution  date calculated  pursuant  to  clauses  (i)  through  (iii)  above  that  remain undistributed  to the extent that any of those amounts are not attributable to Realized  Losses  which were  allocated to the Class M  Certificates  or
   Class B Certificates; minus

(vi)  the  Capitalization  Reimbursement  Amount for such  distribution  date, other than the  related  Discount  Fraction  of any  portion of that amount related to each  Discount  Mortgage  Loan,  multiplied  by a fraction,  the numerator of which is the Senior  Principal  Distribution  Amount,  without giving effect to this clause (vi), and the  denominator of which is the sum of the  principal  distribution  amounts  for all  classes of  certificates other  than the  Class  A-P  Certificates,  without  giving  effect  to any reductions for the Capitalization Reimbursement Amount.

   Subordinate  Percentage-As  of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

   Subsequent Recoveries-Subsequent  recoveries, net of reimbursable expenses, with respect to mortgage loans that have been  previously  liquidated and that resulted in a Realized Loss.

   Super Senior Optimal  Percentage-As to any  distribution  date on and after the Credit Support Depletion Date, a percentage  expressed as a fraction,  the numerator of which is the  Certificate  Principal  Balance of the Super Senior
Certificates  immediately  prior to that distribution date and the denominator of  which  is the  aggregate  Certificate  Principal  Balance  of  the  Senior
Certificates  (other  than the Class A-P  Certificates)  immediately  prior to that distribution date.

   Super Senior Optimal Principal  Distribution  Amount-As to any distribution date on and after the Credit  Support  Depletion  Date, an amount equal to the product  of  (a) the  then-applicable  Super  Senior  Optimal  Percentage  and
(b) the amounts  described in clause (b) of the definition of Senior Principal
Distribution Amount.

   [Yield  Maintenance  Agreement  Notional  Balance  -  With  respect  to any
distribution   date  specified  below,  the  lesser  of  (1)  the  Certificate
Principal   Balance  of  the  Class  A,  Class  M  and  Class  B  Certificates
immediately  prior to that  distribution  date and (2) the approximate  amount specified below for that distribution date.]

       Distribution   Notional Balance     Distribution     Notional
       Date                                Date             Balance

Interest Distributions

   Holders of each class of Senior  Certificates other than the Principal Only
Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution
date,   to  the  extent  of  the  Available   Distribution   Amount  for  that
distribution  date,  commencing on the first  distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

   Holders of each class of Class M  Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate Interest on that  class on each  distribution  date,  to the  extent  of the  Available
Distribution   Amount  for  that  distribution  date  after  distributions  of interest and  principal to the Senior  Certificates,  reimbursements  for some
Advances to the master  servicer and  distributions  of interest and principal to any class of Class M Certificates having a higher payment priority.

   The  Principal  Only  Certificates  are not  entitled to  distributions  of interest.

   Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and
because  no  interest  is   distributed  on  prepayments  in  part,  as  these
prepayments in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

   However,  with respect to any  distribution  date, any Prepayment  Interest
Shortfalls  resulting  from  prepayments  in full or  prepayments in part made during  the  preceding  calendar  month  that  are  being  distributed  to the certificateholders  on that  distribution  date will be  offset by the  master servicer,  but only to the extent those Prepayment  Interest Shortfalls do not exceed  an amount  equal to the  lesser  of (a)  one-twelfth  of 0.125% of the
Stated  Principal  Balance of the mortgage  loans  immediately  preceding that distribution  date and (b) the sum of the master  servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received  by the master  servicer  on  amounts  payable  with  respect to that distribution  date.  No  assurance  can be  given  that the  master  servicing compensation  available  to  cover  Prepayment  Interest  Shortfalls  will  be
sufficient  therefor.   Any  Prepayment  Interest  Shortfalls  which  are  not
covered  by  the  master  servicer  on  any  distribution  date  will  not  be reimbursed  on any  future  distribution  date.  See  "Pooling  and  Servicing
Agreement-Servicing  and Other  Compensation  and Payment of Expenses" in this prospectus supplement.

   If on any distribution date the Available  Distribution Amount is less than
the  Accrued  Certificate   Interest  on  the  Senior  Certificates  for  that
distribution  date, the shortfall  will be allocated  among the holders of all classes of Senior  Certificates in proportion to their  respective  amounts of
Accrued  Certificate  Interest for that  distribution  date. In addition,  the amount of any such  interest  shortfalls  that are  covered by  subordination, specifically,  interest  shortfalls  not described in clauses (i) through (iv)
in the  definition of Accrued  Certificate  Interest,  will be unpaid  Accrued
Certificate  Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent  distribution  dates, in each case to the extent of available funds after interest  distributions as described in this prospectus supplement.

   These interest  shortfalls  could occur,  for example,  if delinquencies on the  mortgage  loans  were  exceptionally  high  and  were  concentrated  in a particular  month  and  Advances  by the  master  servicer  did not  cover the shortfall.  Any  amounts  so  carried  forward  will  not bear  interest.  Any interest  shortfalls  will  not be  offset  by a  reduction  in the  servicing compensation  of the  master  servicer  or  otherwise,  except to the  limited extent described in the second preceding  paragraph with respect to Prepayment
Interest Shortfalls.

   The pass-through rates on all classes of offered  certificates,  other than the Variable Strip and Principal Only  Certificates,  are fixed and are listed on page S-6 of this prospectus supplement.

   The  pass-through   rate  on  the  Variable  Strip   Certificates  on  each
distribution  date  will  equal  the  weighted  average,  based on the  Stated
Principal   Balance  of  the  mortgage   loans   immediately   preceding  that
distribution  date,  of the pool strip rates on each of the mortgage  loans in the mortgage  pool.  The pool strip rate on any mortgage  loan is equal to its
Net Mortgage Rate minus  [____]%,  but not less than 0.00%.  As of the cut-off date,  the pool strip  rates on the  mortgage  loans range  between  0.00% and
[____]%  per  annum.  The  initial  pass-through  rate on the  Variable  Strip
Certificates is approximately [____]% per annum.

   As  described  in  this  prospectus  supplement,  the  Accrued  Certificate
Interest  allocable to each class of  certificates,  other than the  Principal
Only  Certificates,  which are not entitled to distributions  of interest,  is based on the  Certificate  Principal  Balance of that class or, in the case of any class of the Variable Strip  Certificates,  on the Notional Amount of that class.

   At the option of the initial  holder of the  Variable  Strip  Certificates, any  Variable  Strip  Certificate  can be  exchanged by that holder for one or more Variable Strip  Certificates that represent,  in the aggregate,  the same
Notional  Amount,  and the  pass-through  rate  and  Notional  Amount  of each
Variable Strip  Certificate so exchanged will be based on the pool strip rates and Stated  Principal  Balances of the mortgage  loans  corresponding  to that
Variable Strip Certificate.

Principal Distributions on the Senior Certificates

   The  holders of the Senior  Certificates,  other  than the  Variable  Strip
Certificates,  which are not entitled to distributions  of principal,  will be entitled to receive on each  distribution  date, in the priority  described in this  prospectus  supplement and to the extent of the portion of the Available
Distribution  Amount  remaining after the  distribution of the Senior Interest
Distribution  Amount,  a distribution  allocable to principal equal to the sum of the  Senior  Principal  Distribution  Amount  and the Class  A-P  Principal
Distribution Amount.

   After  the  distribution  of  the  Senior  Interest   Distribution  Amount,
distributions  of principal on the Senior  Certificates  on each  distribution date will be made as follows:

(a)   Prior to the occurrence of the Credit Support Depletion Date:

(i)   the Class A-P Principal  Distribution Amount shall be distributed to the
      Class A-P Certificates,  until the Certificate  Principal Balance of the
      Class A-P Certificates has been reduced to zero;

(ii)  the Senior  Principal  Distribution  Amount shall be  distributed in the following manner and priority:

(A)      first, to the Class R Certificates,  on a pro rata basis in accordance with  their  respective  Certificate  Principal  Balances,  until the
         Certificate Principal Balances thereof have been reduced to zero;

(B)      second,  to  the  Lockout  Certificates,   on  a  pro  rata  basis  in
         accordance  with their  respective  Certificate  Principal  Balances, until the Certificate  Principal Balance of the Lockout  Certificates
         has been reduced to zero,  an amount equal to the Lockout  Percentage of the Lockout  Certificates'  pro rata share (based on the aggregate
         Certificate  Principal  Balance  thereof  relative  to the  aggregate
         Certificate  Principal Balance of all classes of Certificates  (other
         than  the  Class  A-P   Certificates))   of  the   aggregate  of  the
         collections  described in clauses (i), (ii), (iii), (iv) and (v) (net of amounts set forth in clause (vi)) of the  definition of the Senior
         Principal  Distribution  Amount,  without  application  of the Senior
         Percentage  or  the  Senior  Accelerated   Distribution   Percentage;
         provided,  however, that if the aggregate of the amounts set forth in clauses (i), (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause  (vi)) of the  definition  of  Senior  Principal  Distribution
         Amount is more than the balance of the Available  Distribution Amount remaining  after the  Senior  Interest  Distribution  Amount  and the
         Class A-P Principal  Distribution  Amount have been distributed,  the amount  paid to the  Lockout  Certificates  pursuant  to this  clause
         (a)(ii)(B)  shall  be  reduced  by an  amount  equal  to the  Lockout
         Certificates'  pro rata  share  (based on the  Certificate  Principal
         Balance  of  the  Lockout  Certificates  relative  to  the  aggregate
         Certificate  Principal Balance of the Senior Certificates (other than the Class A-P Certificates)) of such difference;

(C)      third, any remaining amount to the Class A-1  Certificates,  until the
         Certificate  Principal Balance of the Class A-1 Certificates has been reduced to zero;

(D)      fourth, any remaining amount to the Class A-2 Certificates,  until the
         Certificate  Principal Balance of the Class A-2 Certificates has been reduced to zero; and

(E)      fifth,  any remaining  amount to the Class A-3  Certificates and Class
         A-4  Certificates,  on a pro rata  basis  in  accordance  with  their respective  Certificate  Principal  Balances,  until the  Certificate
         Principal Balances thereof have been reduced to zero.

(b)   On or after the  occurrence of the Credit  Support  Depletion  Date, all priorities  relating  to  distributions  as  described  in clause (a) above relating to principal  among the Senior  Certificates  will be disregarded.
   Instead,  an  amount  equal to the Class A-P  Distribution  Amount  will be distributed to the Class A-P  Certificates,  and then the Senior  Principal
   Distribution   Amount  will  be  distributed  to  the  Senior  Certificates remaining,  other than the Class A-P  Certificates,  pro rata in accordance
   with  their  respective   outstanding   Certificate   Principal   Balances;
   provided,  however,  that  until  reduction  of the  Certificate  Principal
   Balance of the Senior Support  Certificates  to zero, the aggregate  amount
   distributable   to  the  Super  Senior   Certificates  and  Senior  Support
   Certificates  in  respect of the  aggregate  Accrued  Certificate  Interest thereon and in respect of their  aggregate  pro rata  portion of the Senior
   Principal  Distribution Amount will be distributed among those certificates in the following priority:  first, to the Super Senior Certificates,  up to an amount  equal to the Accrued  Certificate  Interest on the Super  Senior
   Certificates;  second,  to the Super Senior  Certificates,  up to an amount equal  to the  Super  Senior  Optimal  Principal  Distribution  Amount,  in
   reduction  of  the  Certificate   Principal  Balance  thereof,   until  the
   Certificate  Principal  Balance thereof has been reduced to zero; third, to the  Senior  Support  Certificates,  up to an amount  equal to the  Accrued
   Certificate   Interest   thereon;   and  fourth,   to  the  Senior  Support
   Certificates,  the  remainder,  until  the  Certificate  Principal  Balance thereof has been reduced to zero.

(c)   After  reduction  of the  Certificate  Principal  Balances of the Senior
   Certificates,  other than the Class A-P Certificates,  to zero but prior to the Credit Support Depletion Date, the Senior Certificates,  other than the
   Class A-P  Certificates,  will be entitled to no further  distributions  of principal and the Available  Distribution Amount will be paid solely to the
   holders  of  the  Class  A-P,   Variable   Strip,   Class  M  and  Class  B
   Certificates, in each case as described in this prospectus supplement.

Principal Distributions on the Class M Certificates

   Holders  of each  class of the Class M  Certificates  will be  entitled  to receive  on each  distribution  date,  to the  extent  of the  portion  of the
Available Distribution Amount remaining after:

o     the sum of the Senior Interest Distribution Amount, Class A-P Principal
      Distribution Amount and Senior Principal Distribution Amount is
      distributed;

o     reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

o     the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority is distributed; and

o     the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following:

(i)   the product of (A) the  then-applicable  related Class M Percentage  and
      (B) the aggregate of the following amounts:

(1)      the principal  portion of all scheduled monthly payments on the mortgage loans,  other than the related  Discount  Fraction  of the  principal portion of those  payments with respect to a Discount  Mortgage Loan, due during the  related  Due  Period,  whether or not  received on or prior to the related  determination  date, less the principal portion of Debt Service Reductions,  other than the related Discount Fraction of the principal portion of the Debt Service  Reductions with respect to a Discount  Mortgage Loan,  which  together with other  Bankruptcy
         Losses are in excess of the Bankruptcy Amount;

(2)      the  principal  portion of all proceeds of the  repurchase of a mortgage loan  or,  in the  case of a  substitution,  amounts  representing  a principal  adjustment,  other than the related  Discount  Fraction of the  principal  portion of the  proceeds  with  respect to a Discount
         Mortgage  Loan,  as required by the pooling and  servicing  agreement during the preceding calendar month; and

(3)      the principal  portion of all other unscheduled  collections,  including
         Subsequent Recoveries,  received during the preceding calendar month, other than full and  partial  mortgagor  prepayments  and any amounts received in connection  with a Final  Disposition  of a mortgage loan described in clause (ii) below,  to the extent  applied as recoveries of  principal,  other  than  the  related  Discount  Fraction  of the principal amount of those unscheduled collections,  with respect to a
         Discount Mortgage Loan;

(ii)  that class' pro rata share,  based on the Certificate  Principal Balance of each  class of Class M  Certificates  and  Class B  Certificates  then outstanding,  of all  amounts  received  in  connection  with  the  Final
     Disposition of a mortgage loan, other than the related Discount  Fraction of those  amounts  with  respect to a Discount  Mortgage  Loan,  (x) that occurred during the preceding  calendar month and (y) that did not result in  any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
     Bankruptcy  Losses or  Extraordinary  Losses,  to the  extent  applied as recoveries of principal  and to the extent not  otherwise  payable to the
     Senior Certificates;

(iii) the  portion of  mortgagor  prepayments  in full made by the  respective mortgagors  during the  related  Prepayment  Period  and the  portion of partial mortgagor  prepayments made by the respective  mortgagors during the preceding  calendar month, other than the Discount Fraction of those
      mortgagor   prepayments  with  respect  to  a  Discount  Mortgage  Loan, allocable  to that class of Class M  Certificates  as  described  in the third succeeding paragraph;

(iv)  if  that  class  is  the  most  senior   class  of   certificates   then
      outstanding with a Certificate  Principal  Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount, if any; and

(v)   any amounts  allocable to principal for any previous  distribution  date calculated  pursuant  to clauses  (i)  through  (iii)  above that remain
      undistributed   to  the  extent  that  any  of  those  amounts  are  not
      attributable  to Realized  Losses  which were  allocated to any class of
      Class  M  Certificates  with a lower  payment  priority  or the  Class B
      Certificates; minus

(vi)  the  Capitalization  Reimbursement  Amount for such  distribution  date, other than the related  Discount  Fraction of any portion of that amount related to each Discount  Mortgage Loan,  multiplied by a fraction,  the numerator of which is the principal  distribution  amount for such class of Class M Certificates,  without giving effect to this clause (vi), and the  denominator  of  which  is the  sum of the  principal  distribution amounts  for all  classes  of  certificates  other  than the  Class  A-P
      Certificates,   without   giving  effect  to  any   reductions  for  the
      Capitalization Reimbursement Amount.

   References  in this  prospectus  supplement  to "payment  priority"  of the
Class M  Certificates  refer to a payment  priority  among  those  classes  of certificates as follows: first, to the Class M-1 Certificates;  second, to the
Class M-2 Certificates; and third, to the Class M-3 Certificates.

   As to each class of Class M  Certificates,  on any  distribution  date, any
Accrued  Certificate  Interest  thereon  remaining  unpaid  from any  previous distribution  date will be  distributable  to the extent of  available  funds.
Notwithstanding  the foregoing,  if the Certificate  Principal Balances of the
Class B  Certificates  have been reduced to zero,  on any  distribution  date, with  respect  to the  class  of  Class  M  Certificates  outstanding  on that distribution date with a Certificate  Principal Balance greater than zero with the lowest payment priority,  Accrued  Certificate  Interest thereon remaining unpaid from any previous  distribution date will not be distributable,  except in the limited circumstances provided in the pooling and servicing agreement.

   All  mortgagor  prepayments  not  otherwise  distributable  to  the  Senior
Certificates  will be allocated on a pro rata basis among the class of Class M
Certificates  with  the  highest  payment  priority  then  outstanding  with a
Certificate  Principal Balance greater than zero and each other class of Class
M  Certificates  and  Class B  Certificates  for  which  certain  loss  levels established  for that class in the pooling and  servicing  agreement  have not been  exceeded.  The  related  loss  level on any  distribution  date would be
satisfied  as  to  any  Class  M-2,   Class  M-3  or  Class  B   Certificates,
respectively,  only  if the sum of the  current  percentage  interests  in the mortgage  pool  evidenced  by that class and each class,  if any,  subordinate thereto were at least equal to the sum of the initial percentage  interests in the mortgage pool evidenced by that class and each class, if any,  subordinate thereto.

   As  stated   above   under   "-Principal   Distributions   on  the   Senior
Certificates,"  the Senior  Accelerated  Distribution  Percentage will be 100%
during the first five years after the  closing  date,  unless the  Certificate
Principal  Balances  of the  Senior  Certificates,  other  than the  Class A-P
Certificates,  are  reduced to zero before the end of that  five-year  period, and will  thereafter  equal 100%  whenever the Senior  Percentage  exceeds the initial  Senior  Percentage.  Furthermore,  as  described  in this  prospectus supplement,  the Senior  Accelerated  Distribution  Percentage will exceed the
Senior  Percentage  during the sixth through ninth years following the closing
date,  and  scheduled  reductions  to  the  Senior  Accelerated   Distribution
Percentage may be postponed due to the loss and delinquency  experience of the mortgage loans.  Accordingly,  each class of the Class M Certificates will not be entitled  to any  mortgagor  prepayments  for at least the first five years after the  closing  date,  unless the  Certificate  Principal  Balances of the
Senior  Certificates (other than the Class A-P Certificates) have been reduced to  zero  before  the  end of  such  period,  and  may  receive  no  mortgagor prepayments  or a  disproportionately  small portion of mortgagor  prepayments relative to the related Class M Percentage  during certain  periods after this five year period.  See "-Principal  Distributions on the Senior  Certificates"
in this prospectus supplement.

Allocation of Losses; Subordination

   The  subordination  provided  to the  Senior  Certificates  by the  Class B
Certificates and Class M Certificates and the  subordination  provided to each class of Class M Certificates by the Class B Certificates  and by any class of
Class M Certificates  subordinate  thereto will cover  Realized  Losses on the mortgage loans that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy
Losses and Special  Hazard  Losses.  Any Realized  Losses which are not Excess
Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses or
Extraordinary Losses will be allocated as follows:

o     first, to the Class B Certificates;

o     second, to the Class M-3 Certificates;

o     third, to the Class M-2 Certificates; and

o     fourth, to the Class M-1 Certificates;

in each  case  until  the  Certificate  Principal  Balance  of that  class  of certificates  has been reduced to zero; and  thereafter,  if any Realized Loss is on a Discount  Mortgage  Loan, to the Class A-P  Certificates  in an amount equal  to the  related  Discount  Fraction  of the  principal  portion  of the
Realized  Loss  until  the  Certificate  Principal  Balance  of the  Class A-P
Certificates  has been  reduced to zero,  and the  remainder  of the  Realized
Losses on Discount  Mortgage Loans and the entire amount of Realized Losses on
Non-Discount  Mortgage Loans will be allocated among all the remaining classes of Senior  Certificates  on a pro rata  basis;  provided,  however,  that such losses otherwise  allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates until the Certificate  Principal Balance of the Senior Support Certificates has been reduced to zero.

   Any allocation of a Realized Loss, other than a Debt Service Reduction,  to a certificate will be made by reducing:

o     its Certificate Principal Balance, in the case of the principal portion of  the Realized Loss, in each case until the Certificate Principal
      Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate stated principal balance of the mortgage loans, and

o     the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation of a Realized Loss to a Class M Certificate  may also be made by operation of the payment  priority to the Senior  Certificates described under "-Principal  Distributions on the Senior Certificates" and any
class of Class M Certificates with a higher payment priority.

   As  used  in  this  prospectus  supplement,  subordination  refers  to  the provisions  discussed  above for the sequential  allocation of Realized Losses among  the  various  classes,  as  well  as  all  provisions  effecting  those allocations  including the  priorities for  distribution  of cash flows in the amounts described in this prospectus supplement.

   In  instances  in which a  mortgage  loan is in  default  or if  default is reasonably foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders,  the master  servicer or subservicer
may  permit   servicing   modifications  of  the  mortgage  loan  rather  than
proceeding  with   foreclosure,   as  described  under   "Description  of  the
Certificates-Servicing  and  Administration  of  Mortgage  Collateral"  in the
prospectus.  However the master  servicer's and the  subservicer's  ability to
perform  servicing   modifications   will  be  subject  to  some  limitations,
including  but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage  loan only once during  the life of a  mortgage  loan.  Any  amounts  added  to the  principal balance of the mortgage  loan,  or  capitalized  amounts added to the mortgage loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance  with
Residential   Funding's   program  guide  and  may  be  implemented   only  by
subservicers  that  have  been  approved  by  the  master  servicer  for  that purpose.  The final maturity of any mortgage loan shall not be extended beyond the assumed final  distribution  date. No servicing  modification with respect to a mortgage  loan will have the effect of reducing the  mortgage  rate below one-half of the mortgage rate as in effect on the cut-off  date,  but not less than  the  servicing  fee  rate.  Further,  the  aggregate  current  principal balance of all mortgage  loans  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal balance of the mortgage loans as of the cut-off  date,  but this limit may increase  from time to time with the consent of the rating agencies.

   Any  Advances  made on any  mortgage  loan will be reduced  to reflect  any related  servicing  modifications  previously  made. The mortgage rate and Net
Mortgage  Rate as to any  mortgage  loan will be  deemed  not  reduced  by any servicing  modification,  so  that  the  calculation  of  Accrued  Certificate
Interest  payable on the  offered  certificates  will not be  affected  by the servicing modification.

   Allocations  of the  principal  portion of Debt Service  Reductions to each class of Class M Certificates  and Class B  Certificates  will result from the priority of  distributions of the Available  Distribution  Amount as described in this prospectus supplement,  which distributions shall be made first to the
Senior Certificates,  second to the Class M Certificates in the order of their payment  priority and third to the Class B Certificates.  An allocation of the interest  portion of a Realized Loss as well as the principal  portion of Debt
Service  Reductions will not reduce the level of  subordination,  as that term is defined in this prospectus  supplement,  until an amount in respect thereof has been actually  disbursed to the Senior  Certificateholders  or the Class M
Certificateholders, as applicable.

   The  holders  of the  offered  certificates  will  not be  entitled  to any additional  payments  with respect to Realized  Losses from amounts  otherwise distributable on any classes of certificates  subordinate  thereto,  except in limited  circumstances in respect of any Excess Subordinate  Principal Amount, or in the case of Class A-P Collection  Shortfalls,  to the extent of Eligible
Funds.  Accordingly,  the subordination  provided to the Senior  Certificates, other  than  the  Class  A-P  Certificates,  and to  each  class  of  Class  M
Certificates  by the respective  classes of certificates  subordinate  thereto with respect to Realized  Losses  allocated on any  distribution  date will be effected  primarily by increasing  the Senior  Percentage,  or the  respective
Class M  Percentage,  of future  distributions  of principal of the  remaining mortgage loans.  Because the Discount  Fraction of each Discount Mortgage Loan will not change over time,  the protection  from losses  provided to the Class
A-P  Certificates  by the Class M  Certificates  and Class B  Certificates  is
limited  to  the  prior  right  of  the  Class  A-P  Certificates  to  receive distributions  in  respect  of  principal  as  described  in  this  prospectus supplement.  Furthermore,  principal losses on the mortgage loans that are not covered by subordination  will be allocated to the Class A-P Certificates only to the extent  they occur on a Discount  Mortgage  Loan and only to the extent
of  the  related  Discount  Fraction  of  those  losses.   The  allocation  of
principal  losses on the  Discount  Mortgage  Loans may result in those losses being  allocated in an amount that is greater or less than would have been the case  had  those  losses  been  allocated  in  proportion  to the  Certificate
Principal   Balance  of  the  Class  A-P   Certificates.   Thus,   the  Senior
Certificates,  other  than the Class A-P  Certificates,  will bear the  entire amount of losses that are not allocated to the Class M Certificates  and Class
B   Certificates,   other  than  the  amount   allocable   to  the  Class  A-P
Certificates,  which  losses  will be  allocated  among all  classes of Senior
Certificates,  other than the Class A-P  Certificates,  as  described  in this prospectus supplement.

   Because the Class A-P  Certificates  are entitled to receive in  connection with the Final  Disposition of a Discount  Mortgage Loan, on any  distribution date,  an amount equal to all unpaid Class A-P  Collection  Shortfalls  to the
extent  of  Eligible   Funds  on  that   distribution   date,   shortfalls  in
distributions  of principal on any class of Class M  Certificates  could occur under  some  circumstances,  even if that  class is not the  most  subordinate class of certificates  then outstanding with a Certificate  Principal  Balance greater than zero.

   Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy
Losses,  Extraordinary  Losses  or  other  losses  of a type  not  covered  by subordination  on Non-Discount  Mortgage Loans will be allocated on a pro rata basis among the Senior  Certificates,  other than the Class A-P  Certificates,
Class M  Certificates  and  Class  B  Certificates.  Any  Realized  Losses  so
allocated  to  the  Senior  Certificates  or  Class  M  Certificates  will  be allocated  without priority among the various classes of Senior  Certificates, other  than the Class A-P  Certificates,  or Class M  Certificates;  provided,
however,   that  such  losses   otherwise   allocable   to  the  Super  Senior
Certificates  will be allocated to the Senior Support  Certificates  until the
Certificate  Principal  Balance of the Senior  Support  Certificates  has been reduced to zero.  The principal  portion of these losses on Discount  Mortgage
Loans will be  allocated to the Class A-P  Certificates  in an amount equal to their related Discount  Fraction,  and the remainder of the losses on Discount
Mortgage  Loans will be allocated  among the remaining  certificates  on a pro rata basis;  provided,  however,  that such losses otherwise  allocable to the
Super  Senior   Certificates   will  be   allocated  to  the  Senior   Support
Certificates  until the  Certificate  Principal  Balance of the Senior Support
Certificates has been reduced to zero.

   An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes  of  certificates  means an  allocation  to each of those  classes  of certificates  on the  basis  of its  then  outstanding  Certificate  Principal
Balance  prior  to  giving  effect  to   distributions  to  be  made  on  that
distribution  date in the case of an allocation of the principal  portion of a
Realized  Loss,  or based  on the  Accrued  Certificate  Interest  thereon  in respect  of  that  distribution  date  in the  case  of an  allocation  of the interest portion of a Realized Loss.

   In order to maximize the likelihood of  distribution  in full of the Senior
Interest  Distribution  Amount,  Class A-P Principal  Distribution  Amount and
Senior Principal  Distribution  Amount, on each distribution  date, holders of
Senior   Certificates   have  a  right  to   distributions  of  the  Available
Distribution  Amount that is prior to the rights of the holders of the Class M
Certificates and Class B Certificates,  to the extent necessary to satisfy the
Senior Interest  Distribution Amount, Class A-P Principal  Distribution Amount
and Senior Principal  Distribution Amount.  Similarly,  holders of the Class M
Certificates  have a right  to  distributions  of the  Available  Distribution
Amount prior to the rights of holders of the Class B Certificates  and holders of any  class  of  Class M  Certificates  with a lower  payment  priority.  In addition,  holders of the Super Senior Certificates will have a right, on each distribution  date occurring on or after the Credit Support Depletion Date, to that portion of the Available  Distribution  Amount otherwise allocable to the
Senior  Support  Certificates  to the extent  necessary to satisfy the Accrued
Certificate  Interest on the Super  Senior  Certificates  and the Super Senior
Optimal Principal Distribution Amount.

   The application of the Senior Accelerated Distribution Percentage,  when it exceeds the Senior Percentage,  to determine the Senior Principal Distribution
Amount will  accelerate the  amortization  of the Senior  Certificates,  other than the Class A-P  Certificates,  in the  aggregate  relative  to the  actual amortization  of the  mortgage  loans.  The  Class A-P  Certificates  will not receive more than the Discount  Fraction of any unscheduled  payment  relating to a Discount  Mortgage  Loan. To the extent that the Senior  Certificates  in the aggregate,  other than the Class A-P  Certificates,  are amortized  faster than  the  mortgage  loans,  in the  absence  of  offsetting  Realized  Losses
allocated  to  the  Class  M  Certificates  and  Class  B  Certificates,   the
percentage  interest evidenced by the Senior Certificates in the trust will be decreased,  with a  corresponding  increase  in  the  interest  in  the  trust evidenced  by the  Class  M and  Class  B  Certificates,  thereby  increasing,
relative   to   their   respective   Certificate   Principal   Balances,   the
subordination  afforded the Senior  Certificates  by the Class M  Certificates
and  Class  B  Certificates  collectively.  In  addition,  if  losses  on  the mortgage  loans  exceed the amounts  described in this  prospectus  supplement under  "-Principal  Distributions  on  the  Senior  Certificates,"  a  greater percentage of full and partial mortgagor  prepayments will be allocated to the
Senior  Certificates in the aggregate,  other than the Class A-P Certificates, than would otherwise be the case,  thereby  accelerating  the  amortization of the Senior Certificates relative to the Class M and Class B Certificates.

   The priority of payments, including principal prepayments,  among the Class
M  Certificates,  as described  in this  prospectus  supplement,  also has the effect  during some  periods,  in the  absence of losses,  of  decreasing  the percentage  interest  evidenced  by any class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing,  relative to its  Certificate
Principal  Balance,  the  subordination  afforded to that class of the Class M
Certificates   by  the  Class  B  Certificates   and  any  class  of  Class  M
Certificates with a lower payment priority.

   The Special Hazard Amount shall initially be equal to  $[_________].  As of any date of  determination  following  the cut-off  date,  the Special  Hazard
Amount shall equal  $[_________] less the sum of any amounts allocated through subordination  relating to Special  Hazard  Losses.  In addition,  the Special
Hazard  Amount  will be further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the outstanding  principal  balance of the mortgage loans.

   The Fraud Loss Amount shall initially be equal to  $[_________].  The Fraud
Loss Amount  shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and servicing  agreement.  After the first five years  after the  closing  date,  the Fraud Loss Amount will be zero.

   The Bankruptcy  Amount will initially be equal to  $[_________].  As of any date of determination  prior to the first anniversary of the cut-off date, the
Bankruptcy  Amount  will  equal  $[_________]  less  the  sum of  any  amounts
allocated   through   subordination  for  such  losses  up  to  such  date  of
determination.  As of  any  date  of  determination  on  or  after  the  first anniversary of the cut-off date, the Bankruptcy  Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy  Amount as of the business day next  preceding  the most recent  anniversary  of the cut-off  date and (b) an amount  calculated  under the terms of the  pooling and  servicing  agreement, which amount as  calculated  will  provide for a reduction  in the  Bankruptcy
Amount,  over (2) the aggregate  amount of Bankruptcy  Losses allocated solely to the Class M  Certificates  or Class B  Certificates  through  subordination since that anniversary.

   Notwithstanding  the foregoing,  the provisions  relating to  subordination will not be  applicable in  connection  with a Bankruptcy  Loss so long as the master servicer has notified the trustee in writing that:

o     the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

o     either:

      o     the related mortgage loan is not in default with regard to payments due thereunder; or

      o     delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

   The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be
further reduced as described in the prospectus under "Subordination."

Advances

   Prior to each  distribution  date, the master  servicer is required to make
Advances of payments  which were due on the mortgage  loans on the Due Date in the related Due Period and not  received on the  business  day next  preceding the related determination date.

   These  Advances  are required to be made only to the extent they are deemed by the master  servicer  to be  recoverable  from  related  late  collections,
Insurance Proceeds,  Liquidation  Proceeds or amounts otherwise payable to the holders of the Class B Certificates  or Class M  Certificates.  Recoverability
is determined in the context of existing outstanding  arrearages,  the current loan-to-value  ratio and an assessment of the fair market value of the related mortgaged  property.  The  purpose of making  these  Advances is to maintain a regular  cash flow to the  certificateholders,  rather  than to  guarantee  or insure against  losses.  The master  servicer will not be required to make any
Advances with respect to  reductions in the amount of the monthly  payments on the mortgage  loans due to Debt Service  Reductions or the  application of the
Relief Act or similar  legislation or  regulations.  Any failure by the master servicer  to make an Advance  as  required  under the  pooling  and  servicing agreement will  constitute an event of default  thereunder,  in which case the trustee, as successor master servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

   All  Advances  will  be  reimbursable  to the  master  servicer  on a first priority  basis  from  either (a) late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from the  mortgage  loan as to which such  unreimbursed
Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part following the final  liquidation of the related mortgage loan, from any amounts  otherwise  distributable  on any of the Class B  Certificates  or
Class M  Certificates;  provided,  however,  that any Advances  that were made with respect to  delinquencies  which  ultimately were determined to be Excess
Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses or
Extraordinary  Losses are reimbursable to the master servicer out of any funds in the Custodial  Account prior to  distributions  on any of the  certificates and the  amount  of  those  losses  will be  allocated  as  described  in this prospectus supplement.

   The effect of these  provisions on any class of the Class M Certificates is that,  with respect to any Advance  which remains  unreimbursed  following the final  liquidation  of the related  mortgage  loan,  the entire  amount of the reimbursement  for that  Advance  will be borne  first by the  holders  of the
Class B  Certificates  or any  class  of Class M  Certificates  having a lower payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable  to those  classes,  and then by the  holders of that class of Class M Certificates,  except as provided above, to the extent of the amounts  otherwise  distributable  to them.  In addition,  if the  Certificate
Principal  Balances of the Class M Certificates and Class B Certificates  have been  reduced to zero,  any Advances  previously  made which are deemed by the master servicer to be nonrecoverable from related late collections,  Insurance
Proceeds and  Liquidation  Proceeds may be reimbursed  to the master  servicer out of any  funds  in the  Custodial  Account  prior to  distributions  on the
Senior Certificates.

   The pooling and servicing  agreement  provides that the master servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing
Advances,  although  no such  facility  will  reduce or  otherwise  affect the
master   servicer's   obligation  to  fund  these  Advances  and/or  Servicing
Advances.  No facility will require the consent of the  certificateholders  or the  trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing person would be reimbursed to the advancing  person under the same  provisions pursuant to which  reimbursement would be made to the master servicer if those advances were funded by the master servicer,  but on a priority basis in favor of the  advancing  person as opposed to the master  servicer or any  successor master  servicer,  and without  being  subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

Residual Interests

   Holders  of the  Class R  Certificates  will be  entitled  to  receive  any residual  cash  flow  from the  mortgage  pool,  which is not  expected  to be significant.  The Class R  Certificates  will not be entitled to any  payments other than their nominal  principal amount and accrued interest on that amount unless the  aggregate  amount  received by the issuing  entity with respect to the  mortgage  loans  exceeds  the  aggregate  amount  payable  to  the  other
Certificateholders,   which  is  highly   unlikely.   A  holder   of   Class R
Certificates   will  not  have  a  right  to  alter  the   structure  of  this
transaction.  The Class R  Certificates  may be retained by the  Depositor  or transferred  to any of its  affiliates,  subsidiaries  of the  sponsor  or any other party.

[The Yield Maintenance Agreement

   The  holders of the Class A, Class M and Class B  Certificates  may benefit from a series  of  interest  rate cap  payments  from  the  Yield  Maintenance
Provider  pursuant to a yield  maintenance  agreement.  The yield  maintenance agreement is intended to partially  mitigate for the first [___]  distribution dates  following the  distribution  date in [_______],  the interest rate risk that could  result  from the  difference  between (a) One Month LIBOR plus the related Margin and (b) the weighted  average net mortgage rate of the mortgage loans  (without any  adjustment  to account for  payments  required to be made under the yield maintenance agreement, if any).

   On each distribution date,  payments under the yield maintenance  agreement will be made based on (a) an amount equal to the Yield  Maintenance  Agreement
Notional  Balance for that  distribution  date and (b) the positive  excess of
(i) the lesser of (x) One-Month LIBOR and (y) 10.00% per annum,  over (ii) the
Monthly Strike Rate, calculated on an actual/360-day basis.

   Interest  shortfalls  with respect to any  distribution  date caused by the failure of the yield maintenance  agreement provider to make required payments pursuant to the yield  maintenance  agreement  will be deducted  from  Accrued
Certificate  Interest on the related  certificates for that distribution date, will become Basis Risk  Shortfalls  and will be payable  solely in the amounts and priority described under [______].]

                 Certain Yield and Prepayment Considerations

General

   The  yield to  maturity  on each  class  of  offered  certificates  will be primarily affected by the following factors:

o  the rate  and  timing  of  principal  payments  on the  mortgage  loans, including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

o  the  allocation  of  principal  payments  among the  various  classes of offered certificates;

o  realized losses and interest shortfalls on the mortgage loans;

o  the pass-through rate on the offered certificates; and

o  the purchase price paid for the offered certificates.

   For  additional  considerations  relating  to the  yields  on  the  offered
certificates,   see  "Yield   Considerations"  and  "Maturity  and  Prepayment
Considerations" in the prospectus.

Prepayment Considerations

   The yields to maturity and the  aggregate  amount of  distributions  on the offered  certificates  will be  affected  by the rate and timing of  principal payments on the  mortgage  loans.  The yields may be  adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage loans in the trust.  The rate of  principal  payments  on the  mortgage  loans will in turn be affected by the amortization  schedules of the mortgage loans, the rate and timing of  mortgagor  prepayments  on the  mortgage  loans by the
mortgagors,   liquidations  of  defaulted  mortgage  loans  and  purchases  of mortgage loans due to breaches of some representations and warranties.

   The  timing  of  changes  in the  rate  of  prepayments,  liquidations  and purchases  of the  mortgage  loans may  significantly  affect  the yield to an investor,  even if the average rate of  principal  payments  experienced  over time is consistent with an investor's  expectation.  In addition,  the rate of prepayments  of  the  mortgage  loans  and  the  yields  to  investors  on the certificates  may be  affected  by  refinancing  programs,  which may  include
general  or  targeted   solicitations,   as  described   under  "Maturity  and
Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future events and on a variety of factors,  as described in this  prospectus  supplement and in the
prospectus   under  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations",  no  assurance  can be given as to the rate or the  timing of principal payments on the offered certificates.

   The mortgage  loans in most cases may be prepaid by the  mortgagors  at any time without  payment of any prepayment  fee or penalty,  although 4.9% of the mortgage  loans by  aggregate  principal  balance  provide  for  payment  of a prepayment  charge,  which  may  have a  substantial  effect  on the  rate  of
prepayment  of  those  mortgage  loans.   See  "Description  of  the  Mortgage
Pool-Mortgage Pool Characteristics" in this prospectus supplement.

   Some state laws restrict the  imposition  of  prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on  mortgage  loans that  provide  for the  payment of these  charges.  In any case,  these  amounts will not be available  for  distribution  on the offered
certificates.   See   "Certain   Legal   Aspects   of   Mortgage   Loans   and
Contracts-Default Interest and Limitations on Prepayments"  in the prospectus.

   Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the offered  certificates of principal  amounts which would otherwise be distributed  over the remaining terms of the mortgage loans. Factors affecting prepayment,  including defaults and liquidations,  of mortgage loans include  changes in mortgagors'  housing needs,  job transfers, unemployment,  mortgagors' net equity in the mortgaged properties,  changes in

                                  S65

the  value  of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.
Conversely,   if  prevailing  mortgage  rates  rose  significantly  above  the mortgage rates on the mortgage loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

   The rate of  defaults on the  mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans.  In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  As a  result  of  the  program  criteria  and  underwriting  standards applicable to the mortgage loans,  the mortgage loans may experience  rates of delinquency,  foreclosure,  bankruptcy  and loss that are  higher  than  those experienced  by mortgage  loans that satisfy the  standards  applied by Fannie
Mae and Freddie Mac first mortgage loan purchase  programs,  or by Residential
Funding  for  the  purpose  of  acquiring   mortgage  loans  to  collateralize
securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For
example,  the rate of default on mortgage  loans that are secured by non-owner occupied  properties,  mortgage  loans made to  borrowers  whose income is not required to be provided or verified,  mortgage  loans made to  borrowers  with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios, may be higher  than for  other  types of  mortgage  loans.  See  "Description  of the
Mortgage Pool-The  Program" in this prospectus  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the mortgage loans will be affected by the general economic  condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of delinquencies  and loss is greater and  prepayments are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other  factors,  increasing  unemployment  or  falling  property  values.  See
"Maturity and Prepayment Considerations" in the prospectus.

   Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing  agreement  generally require the master servicer or any subservicer,  as the case may be, to  enforce  any  due-on-sale  clause to the extent it has knowledge of the  conveyance  or the proposed  conveyance of the underlying  mortgaged  property and to the extent permitted by applicable law, except that any  enforcement  action  that would  impair or threaten to impair any  recovery  under any  related  insurance  policy  will not be  required or permitted.

Allocation of Principal Payments

   The yields to maturity on the offered  certificates will be affected by the
allocation  of  principal   payments  among  the  offered   certificates.   As
described under  "Description of the  Certificates-Principal  Distributions on
the  Senior  Certificates"  and  "-Principal  Distributions  on  the  Class  M
Certificates"  in this prospectus  supplement,  during  specified  periods all principal  prepayments  on the  mortgage  loans  will be  allocated  among the
Senior Certificates,  other than the Variable Strip Certificates and Class A-P
Certificates,  and during  specified  periods  no  principal  prepayments  or, relative to the related pro rata share, a disproportionately  small portion of principal  prepayments on the mortgage loans will be distributed to each class
of  Class  M   Certificates.   In  addition  to  the  foregoing,   if  on  any
distribution  date, the loss level  established for the Class M-2 Certificates or Class M-3  Certificates  is  exceeded  and a class of Class M  Certificates having  a higher  payment  priority  is then  outstanding  with a  Certificate
Principal  Balance greater than zero, the Class M-2  Certificates or Class M-3
Certificates,  as the case may be, will not receive distributions  relating to principal prepayments on that distribution date.

   Approximately  [____]% of the mortgage  loans have an interest  only period not exceeding ten years.  During this period,  the payment made by the related borrower  will be less than it would be if the  mortgage  loan  amortized.  In addition,  the  mortgage  loan  balance  will not be reduced by the  principal portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments  will be  made  to the  related  certificates  from  these mortgage  loans  during  their  interest  only period  except in the case of a prepayment.

   After the initial  interest only period,  the scheduled  monthly payment on
these   mortgage   loans  will   increase,   which  may  result  in  increased
delinquencies  by the related  borrowers,  particularly if interest rates have increased  and the borrower is unable to  refinance.  In addition,  losses may be  greater  on these  mortgage  loans as a result  of the  mortgage  loan not amortizing  during  the early  years of these  mortgage  loans.  Although  the amount  of  principal  included  in  each  scheduled  monthly  payment  for  a traditional  mortgage  loan is  relatively  small  during  the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be significant.

   Mortgage  loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The  performance  of these  mortgage  loans may be
significantly   different  than  mortgage  loans  that  fully   amortize.   In
particular,   there  may  be  a  higher  expectation  by  these  borrowers  of refinancing  their  mortgage loans with a new mortgage loan, in particular one with an initial  interest only period,  which may result in higher  prepayment speeds than would  otherwise be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

   Senior  Certificates:  The  Senior  Certificates,  other than the Class A-P
Certificates  and  Variable  Strip  Certificates,   are  entitled  to  receive
distributions  in accordance with various  priorities for payment of principal as  described in this  prospectus  supplement.  Distributions  of principal on classes  having an earlier  priority of payment  will be affected by the rates of  prepayment of the mortgage  loans early in the life of the mortgage  pool.
The  timing  of  commencement  of  principal  distributions  and the  weighted average  lives  of  certificates  with a later  priority  of  payment  will be affected  by the rates of  prepayment  of the  mortgage  loans both before and after the commencement of principal  distributions  on those classes.  Holders of any class of Senior  Certificates  with a longer weighted average life bear a greater  risk of loss than  holders  of Senior  Certificates  with a shorter weighted average life because the Certificate  Principal Balances of the Class
M Certificates  and Class B  Certificates  could be reduced to zero before the
Senior Certificates are retired.

   Lockout  Certificates:  Investors  in the  Lockout  Certificates  should be aware  that,  unless the  Credit  Support  Depletion  Date has  occurred,  the
Lockout  Certificates  are  not  expected  to  receive  any  distributions  of principal prior to the distribution date occurring in [__________],  and until
the    distribution    date    occurring   in   [_______]   will   receive   a
disproportionately   small   portion  of   principal   payments,   unless  the
Certificate  Principal  Balances  of the Senior  Certificates,  other than the
Lockout  Certificates and Class A-P  Certificates,  have been reduced to zero.
Consequently,  the weighted average lives of the Lockout  Certificates will be longer than would  otherwise  be the case.  The effect on the market  value of the Lockout  Certificates of changes in market interest rates or market yields for  similar  securities  will be  greater  than for other  classes  of Senior
Certificates entitled to earlier principal distributions.

   Certificates with Subordination  Features:  After the Certificate Principal
Balances of the Class B  Certificates  have been reduced to zero, the yield to maturity on the class of Class M  Certificates  with a  Certificate  Principal
Balance  greater than zero with the lowest payment  priority will be extremely sensitive  to losses on the  mortgage  loans  and the  timing of those  losses because the entire amount of losses that are covered by subordination  will be allocated  to that  class of Class M  Certificates.  See  "Class M-2 and Class
M-3  Certificate  Yield  Considerations"   below.  After  the  Credit  Support
Depletion Date, the yield to maturity of the Senior Support  Certificates will be  extremely  sensitive  to  losses on the  mortgage  loans,  and the  timing thereof,  because the entire  amount of losses that would be  allocable to the
Super  Senior   Certificates   will  be   allocated  to  the  Senior   Support
Certificates.  Furthermore,  because principal  distributions are paid to some classes of Senior  Certificates and Class M Certificates before other classes, holders of classes  having a later  priority of payment bear a greater risk of losses than holders of classes having  earlier  priority for  distribution  of principal.

Realized Losses and Interest Shortfalls

   The yields to maturity and the  aggregate  amount of  distributions  on the offered  certificates  will be  affected by the timing of  mortgagor  defaults resulting in Realized  Losses.  The timing of Realized  Losses on the mortgage loans and the allocation of Realized Losses to the offered  certificates could significantly  affect the yield to an investor  in the  offered  certificates.
In  addition,  Realized  Losses on the  mortgage  loans may  affect the market value of the offered  certificates,  even if these losses are not allocated to the offered certificates.

   After the Certificate  Principal  Balances of the Class B Certificates have been  reduced  to  zero,  the  yield  to  maturity  on the  class  of  Class M
Certificates  with a Certificate  Principal Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the mortgage loans and the timing of those losses  because the entire amount of losses that are  covered  by  subordination  will be  allocated  to that  class of Class M

Certificates.    See   "-Class   M-2   and   Class   M-3   Certificate   Yield
Considerations" below.  Furthermore,  because principal distributions are paid to some classes of Senior  Certificates and Class M Certificates  before other classes,  holders of classes having a later priority of payment bear a greater
risk  of  losses  than  holders  of  classes  having   earlier   priority  for
distribution of principal.

   As described under "Description of the  Certificates-Allocation  of Losses;
Subordination" and "-Advances," amounts otherwise  distributable to holders of one or more  classes  of the Class M  Certificates  may be made  available  to protect  the  holders of the Senior  Certificates  and  holders of any Class M
Certificates   with  a  higher  payment  priority  against   interruptions  in
distributions due to some mortgagor  delinquencies,  to the extent not covered by Advances.  These  delinquencies may affect the yields to investors on those classes of the Class M  Certificates,  and, even if  subsequently  cured,  may affect the  timing of the  receipt of  distributions  by the  holders of those classes  of Class M  Certificates.  Similarly,  if the  Certificate  Principal
Balances of the Class M Certificates  and Class B Certificates  are reduced to zero,  delinquencies  on the  mortgage  loans to the  extent  not  covered  by
Advances   will  affect  the  yield  to  investors   on  the  Senior   Support
Certificates  more  than  otherwise  anticipated  because  the  amount  of any shortfall resulting from such delinquencies and otherwise  attributable to the
Super Senior Certificates will be borne by the Senior Support  Certificates to the extent  those  certificates  are then  outstanding  as  described  in this prospectus supplement.  Furthermore,  the Class A-P Certificates will share in the  principal  portion of Realized  Losses on the mortgage  loans only to the extent that they are  incurred  with  respect to Discount  Mortgage  Loans and only to the extent of the related  Discount  Fraction of those  losses.  Thus, after the Class B Certificates  and the Class M Certificates are retired or in the  case of  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
Bankruptcy Losses and Extraordinary  Losses,  the Senior  Certificates,  other than the Class  A-P  Certificates,  may be  affected  to a  greater  extent by losses  on  Non-Discount  Mortgage  Loans  than  losses on  Discount  Mortgage
Loans.  In addition,  a higher than expected rate of  delinquencies  or losses will also affect the rate of principal  payments on one or more classes of the
Class M  Certificates  if it delays  the  scheduled  reduction  of the  Senior
Accelerated  Distribution  Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

   The  amount  of  interest  otherwise  payable  to  holders  of the  offered certificates  will be reduced  by any  interest  shortfalls  to the extent not
covered  by  subordination  or  the  master  servicer,   including  Prepayment
Interest   Shortfalls  and,  in  the  case  of  each  class  of  the  Class  M
Certificates,  the interest  portions of Realized Losses  allocated  solely to that  class  of  certificates.  These  shortfalls  will  not  be  offset  by a reduction in the servicing  fees payable to the master  servicer or otherwise, except as described in this  prospectus  supplement with respect to Prepayment
Interest  Shortfalls.   See  "Yield  Considerations"  in  the  prospectus  and
"Description of the  Certificates-Interest  Distributions"  in this prospectus supplement  for a  discussion  of the effect of principal  prepayments  on the mortgage  loans on the yields to  maturity  of the  offered  certificates  and possible shortfalls in the collection of interest.

   The yields to  investors  in the offered  certificates  will be affected by
Prepayment Interest  Shortfalls  allocable thereto on any distribution date to the extent  that  those  shortfalls  exceed  the  amount  offset by the master servicer.  See  "Description of the  Certificates-Interest  Distributions"  in
this prospectus supplement.

   The  recording  of  mortgages  in the  name  of MERS  is a  relatively  new practice in the mortgage lending  industry.  While the depositor  expects that the  master  servicer  or  applicable  subservicer  will be  able to  commence foreclosure  proceedings  on the  mortgaged  properties,  when  necessary  and appropriate,  public recording  officers and others in the mortgage  industry, however,  may  have  limited,  if any,  experience  with  lenders  seeking  to
foreclose   mortgages,   assignments  of  which  are  registered   with  MERS.
Accordingly,  delays  and  additional  costs in  commencing,  prosecuting  and completing  foreclosure  proceedings,  defending litigation commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could
result.   Those  delays  and   additional   costs  could  in  turn  delay  the
distribution of liquidation  proceeds to the  certificateholders  and increase the amount of Realized  Losses on the mortgage  loans.  In addition,  if, as a result of MERS  discontinuing  or becoming  unable to continue  operations  in connection with the MERS® System,  it becomes necessary to remove any mortgage loan from  registration  on the MERS® System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable  by the trust to the  master  servicer,  which  will  reduce  the amount  available to pay  principal of and interest on the class or classes of certificates  with Certificate  Principal  Balances greater than zero with the
lowest  payment   priorities.   For  additional   information   regarding  the

recording of mortgages  in the name of MERS see  "Description  of the Mortgage
Pool-Mortgage  Pool   Characteristics"  in  this  prospectus   supplement  and
"Description  of  the   Certificates-Assignment  of  Mortgage  Loans"  in  the
prospectus.

Pass-Through Rates

   The yields to  maturity  on the  offered  certificates  will be affected by their  pass-through  rates.  Because the mortgage  rates on the mortgage loans and the  pass-through  rates  on the  offered  certificates,  other  than  the
Variable  Strip  Certificates,  are  fixed,  these  rates  will not  change in response to changes in market interest  rates.  The  pass-through  rate on the
Variable  Strip  Certificates  is based on the  weighted  average  of the pool strip rates on the  mortgage  loans and these pool strip rates will not change in  response  to  changes in market  interest  rates.  Accordingly,  if market interest  rates  or  market  yields  for  securities  similar  to the  offered certificates  were to rise, the market value of the offered  certificates  may decline.

Purchase Price

   In  addition,   the  yield  to  maturity  on  each  class  of  the  offered certificates  will  depend  on,  among  other  things,  the price  paid by the holders  of the  offered  certificates.  The  extent  to  which  the  yield to maturity of an offered  certificate is sensitive to  prepayments  will depend, in part,  upon the degree to which it is  purchased  at a discount or premium.
In general,  if a class of offered  certificates is purchased at a premium and principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than anticipated  at the  time  of  purchase.  Conversely,  if a class  of  offered certificates  is purchased at a discount and principal  distributions  thereon occur at a rate slower than  assumed at the time of purchase,  the  investor's actual  yield  to  maturity  will be  lower  than  anticipated  at the time of purchase.  For  additional  considerations  relating  to  the  yields  on  the offered certificates,  see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

   Sequentially Paying Certificates:  The Senior Certificates,  other than the
Principal Only Certificates and Variable Strip  Certificates,  are entitled to receive  distributions  in accordance  with various  priorities for payment of principal  as  described  in  this  prospectus  supplement.  Distributions  of principal  on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans  early in the life of the mortgage pool. The timing of commencement of principal  distributions  and the weighted  average lives of certificates  with a later priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the commencement of principal distributions on those classes.

   [Accretion  Directed  Certificates and Accrual  Certificates:  Prior to the
Accretion  Termination Date, the Accretion  Directed  Certificates and Accrual
Certificates,  as and to the extent  described in this prospectus  supplement, will  receive as monthly  principal  distributions  the  Accrual  Distribution
Amount.   Prior  to  the  Accretion   Termination  Date,  interest  shortfalls
allocated  to the Accrual  Certificates  will  reduce the amount  added to the amount of those certificates  relating to interest accrued on the certificates and will  result in a  corresponding  reduction  of the amount  available  for distributions  relating to principal on the  Accretion  Directed  Certificates and Accrual  Certificates.  Furthermore,  because  these  interest  shortfalls will result in the Certificate  Principal Balance of the Accrual  Certificates
being  less than it would  otherwise  be,  the  amount of  interest  that will accrue  in the  future  on the  Accrual  Certificates  and  be  available  for distributions  relating to principal on the  Accretion  Directed  Certificates and Accrual  Certificates will be reduced.  Accordingly,  the weighted average lives of the Accretion  Directed  Certificates and Accrual  Certificates would be extended.]

   Certificates with Subordination  Features:  After the Certificate Principal
Balances of the Class B  Certificates  have been reduced to zero, the yield to maturity  on the  class  of Class M  Certificates  then  outstanding  with the lowest payment priority will be extremely  sensitive to losses on the mortgage loans and the  timing of those  losses  because  the  entire  amount of losses that are covered by  Subordination  will be allocated to that class of Class M
Certificates.    See   "-Class   M-2   and   Class   M-3   Certificate   Yield
Considerations" below.  Furthermore,  because principal distributions are paid to some classes of Senior  Certificates and Class M Certificates  before other classes,  holders of classes having a later priority of payment bear a greater
risk  of  losses  than  holders  of  classes  having   earlier   priority  for
distribution of principal.

Assumed Final Distribution Date

   The  assumed  final  distribution  date with  respect  to each class of the
offered   certificates  is  [__________],   which  is  the  distribution  date
immediately  following  the latest  scheduled  maturity  date for any mortgage loan. No event of default,  change in the  priorities for  distribution  among the  various  classes or other  provisions  under the  pooling  and  servicing agreement will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

   Weighted  average  life  refers  to the  average  amount  of time that will elapse from the date of issuance of a security to the date of  distribution to the  investor of each dollar  distributed  in  reduction  of  principal of the security.  The  weighted  average  life of the  offered  certificates  will be influenced  by,  among  other  things,  the  rate at  which  principal  of the mortgage  loans is paid,  which may be in the form of scheduled  amortization, prepayments or liquidations.

   Prepayments  on  mortgage  loans  are  commonly   measured  relative  to  a
prepayment  standard or model.  The prepayment  model used in this  prospectus
supplement,   the  prepayment  assumption,   represents  an  assumed  rate  of
prepayment each month relative to the then outstanding  principal balance of a pool of new mortgage  loans. A 100% prepayment  assumption  assumes a constant prepayment rate, or CPR, of 10.0% per annum of the then outstanding  principal balance of the  mortgage  loans in the first month of the life of the mortgage loans and  approximately  an additional  0.909090909%  per annum in each month thereafter  until the twelfth  month.  Beginning  in the twelfth  month and in each  month  thereafter  during  the  life  of  the  mortgage  loans,  a  100%
prepayment  assumption  assumes a constant  prepayment rate of 20.0% per annum each month.  As used in the table below,  a 0% prepayment  assumption  assumes prepayment  rates  equal to 0% of the  prepayment  assumption-no  prepayments.
Correspondingly,  a 200% prepayment  assumption assumes prepayment rates equal
to  200%  of  the  prepayment   assumption,   and  so  forth.  The  prepayment
assumption  does not  purport to be a  historical  description  of  prepayment experience or a prediction of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans.

   The table  captioned  "Percent  of Initial  Certificate  Principal  Balance
Outstanding at the Following  Percentages of the  Prepayment  Assumption"  has
been  prepared  on the  basis  of  assumptions  as  listed  in this  paragraph regarding the weighted average  characteristics of the mortgage loans that are expected to be included in the trust as described  under  "Description  of the
Mortgage  Pool" in this  prospectus  supplement  and  their  performance.  The table  assumes,  among other things,  that:  (i) as of the date of issuance of
the   offered   certificates,   the   mortgage   loans   have  the   following
characteristics:

                    Assumed Mortgage Loan Characteristics

                                                           Discount             Non-Discount
                                                        Mortgage Loans         Mortgage Loans
Aggregate principal balance........................                   $
Weighted average mortgage rate.....................
Weighted average servicing fee rate................
Weighted average original term to
 maturity (months).................................
Weighted average remaining term to
 maturity (months).................................

(ii) the  scheduled  monthly  payment for each mortgage loan has been based on its  outstanding  balance,  mortgage rate and remaining  term to maturity,  so that the mortgage loan will amortize in amounts  sufficient  for its repayment over its remaining term to maturity;  (iii) none of the unaffiliated  sellers,
Residential  Funding or the depositor  will  repurchase  any mortgage loan, as
described   under  "The   Trusts-Representations   with  Respect  to  Mortgage
Collateral"  and  "The  Trusts-Repurchases  of  Mortgage  Collateral"  in  the
prospectus,  and the master  servicer does not exercise any option to purchase the mortgage  loans and thereby cause a termination  of the trust;  (iv) there are no  delinquencies  or Realized Losses on the mortgage loans, and principal payments  on  the  mortgage  loans  will  be  timely  received  together  with prepayments,  if any, at the respective constant percentages of the prepayment assumption  set  forth  in the  table;  (v)  there is no  Prepayment  Interest
Shortfall or any other interest  shortfall in any month;  (vi) payments on the certificates  will be received on the 25th day of each  month,  commencing  in
[______];  (vii) payments on the mortgage loans earn no  reinvestment  return;
(viii)  there are no  additional  ongoing  trust  expenses  payable out of the trust; and (ix) the  certificates  will be purchased on [______] 25, 200[___].
Clauses  (i)  through  (ix)  above  are   collectively   referred  to  as  the
structuring assumptions.

   The actual  characteristics  and  performance  of the  mortgage  loans will differ from the  assumptions  used in constructing  the table below,  which is hypothetical  in nature and is  provided  only to give a general  sense of how the  principal  cash flows might behave under  varying  prepayment  scenarios.
For example,  it is very  unlikely  that the  mortgage  loans will prepay at a constant  percentage of the prepayment  assumption  until maturity or that all of the  mortgage  loans  will  prepay  at the  same  level  of the  prepayment assumption.  Moreover,  the diverse  remaining  terms to maturity and mortgage rates  of  the  mortgage  loans  could  produce  slower  or  faster  principal distributions than indicated in the table at the various constant  percentages
of  the  prepayment  assumption  specified,   even  if  the  weighted  average
remaining term to maturity and weighted  average mortgage rate of the mortgage loans are as assumed.  Any difference  between the  assumptions and the actual characteristics  and performance of the mortgage  loans, or actual  prepayment or loss  experience,  will  affect  the  percentages  of  initial  Certificate
Principal  Balances  outstanding  over time and the weighted  average lives of the classes of offered certificates.

   In accordance with the foregoing discussion and assumptions,  the following
table   indicates  the  weighted   average  life  of  each  class  of  offered
certificates,   other  than  the  Variable  Strip  Certificates  and  Residual
Certificates,  and sets  forth  the  percentages  of the  initial  Certificate
Principal  Balance  of each  class  of  offered  certificates  that  would  be outstanding  after each of the distribution  dates at the various  percentages of the prepayment assumption shown.

Percent of Initial Certificate Principal Balance Outstanding at the Following
                   Percentages of the Prepayment Assumption

                               Class A-1                                 Class A-2
Distribution Date                  0%       50%    100%     150%    200%     0%

                          Class A-3 and Class A-4
                                  50%    100%     150%    200%     0%       50%    100%     150%    200%
Initial Percentage.............

Weighted Average
Life (in years)**
____________________
------------------------------------------------------------------------------
*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted  average life of a  certificate  of any class is determined by
   (i)  multiplying  the  amount  of  each  net  distribution  of  Certificate
   Principal  Balance by the number of years from the date of  issuance of the certificate to the related  distribution date, (ii) adding the results, and
   (iii) dividing the sum by the aggregate of the net distributions  described in (i) above.
This table has been prepared based on the structuring  assumptions  (including the assumptions  regarding the characteristics and performance of the mortgage loans which differ from the actual  characteristics  and performance  thereof)
and should be read in conjunction therewith.

(Table continued on next page.)

Percent of Initial Certificate Principal Balance Outstanding at the Following
                   Percentages of the Prepayment Assumption

                                        Class A-P                      Class M-1, Class M-2 and Class M-3
Distribution Date                            0%        50%    100%     150%    200%      0%       50%    100%     150%    200%
Initial Percentage......................

Weighted Average Life (in years)**

------------------------------------------------------------------------------
      *  Indicates a number that is greater than zero but less than 0.5%.
      ** The  weighted   average  life  of  a  certificate  of  any  class  is
         determined by (i) multiplying the amount of each net  distribution of
         Certificate  Principal  Balance  by the number of years from the date of issuance of the  certificate  to the  related  distribution  date,
         (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      This  table  has  been  prepared  based on the  structuring  assumptions
      (including   the   assumptions   regarding   the   characteristics   and
      performance   of  the  mortgage  loans  which  differ  from  the  actual
      characteristics   and  performance   thereof)  and  should  be  read  in
      conjunction therewith.

   (Table continued from prior page.)

Principal Only Certificate and Variable Strip Certificate Yield Considerations

   Because the Principal  Only  Certificates  will be purchased at a discount, the  pre-tax  yield  on the  Principal  Only  Certificates  will be  adversely
affected  by  slower  than   expected   payments   of   principal,   including
prepayments,  defaults,  liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans.

   The pre-tax yield to maturity on the Variable  Strip  Certificates  will be extremely  sensitive  to both the  timing of receipt  of  prepayments  and the overall  rate  of  principal  prepayments  and  defaults  on the  Non-Discount
Mortgage Loans, which rate may fluctuate  significantly  over time.  Investors in the  Variable  Strip  Certificates  should  fully  consider the risk that a rapid rate of  prepayments  on the mortgage  loans could result in the failure of those investors to fully recover their investments.

   The following  tables  indicate the  sensitivity  of the pre-tax  yields to maturity on the Principal Only  Certificates  and Variable Strip  Certificates
to various  constant  rates of prepayment on the mortgage  loans by projecting the  monthly  aggregate  payments  on  the  Principal  Only  Certificates  and
Variable Strip Certificates and computing the corresponding  pre-tax yields to maturity  on a  corporate  bond  equivalent  basis,  based on the  structuring assumptions,  including  the  assumptions  regarding the  characteristics  and
performance   of  the   mortgage   loans,   which  differ  from  their  actual
characteristics  and performance and assuming the aggregate  purchase  prices, including accrued interest,  if any, set forth below. Any differences  between the  assumptions  and  the  actual  characteristics  and  performance  of  the mortgage  loans and of the  Principal  Only  Certificates  and Variable  Strip
Certificates  may result in yields  being  different  from those  shown in the
tables.   Discrepancies   between  assumed  and  actual   characteristics  and
performance  underscore  the  hypothetical  nature  of the  tables,  which are provided only to give a general sense of the  sensitivity of yields in varying prepayment scenarios.

               Pre-Tax Yield to Maturity of the Principal Only
    Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price       0%         50%        100%        150%       200%
$[_______]   ...........   [___]%      [___]%     [___]%      [___]%     [___]%

               Pre-Tax Yield to Maturity of the Variable Strip
------------------------------------------------------------------------------
    Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price       0%         50%        100%        150%       200%
$[_________]   .........   [___]%      [___]%     [___]%      [___]%     [___]%

   Each  pre-tax  yield to  maturity  set forth in the  preceding  tables  was calculated by  determining  the monthly  discount rate which,  when applied to
the  assumed   stream  of  cash  flows  to  be  paid  on  the  Principal  Only
Certificates and Variable Strip Certificates,  as applicable,  would cause the discounted  present  value of the  assumed  stream of cash  flows to equal the assumed purchase price listed in the applicable table.  Accrued  interest,  if any, is included in the assumed  purchase  price and is used in computing  the corporate  bond  equivalent  yields  shown.  These  yields  do not  take  into account  the  different  interest  rates  at  which  investors  may be able to reinvest  funds  received  by  them as  distributions  on the  Principal  Only
Certificates  and  Variable  Strip  Certificates,  and thus do not reflect the return on any  investment  in the  Principal  Only  Certificates  and Variable
Strip  Certificates when any reinvestment  rates other than the discount rates are considered.

   Notwithstanding  the assumed  prepayment  rates  reflected in the preceding tables,  it is  highly  unlikely  that  the  mortgage  loans  will be  prepaid according to one particular  pattern.  For this reason, and because the timing of cash  flows is  critical  to  determining  yields,  the  pre-tax  yields to maturity on the Principal Only  Certificates  and Variable Strip  Certificates
are  likely to  differ  from  those  shown in the  tables,  even if all of the
mortgage   loans  prepay  at  the  constant   percentages  of  the  prepayment
assumption  indicated  in the tables  above over any given time period or over the entire life of the certificates.

   A lower than  anticipated  rate of  principal  prepayments  on the Discount
Mortgage  Loans will have a material  adverse  effect on the pre-tax  yield to maturity  of the  Class A-P  Certificates.  The rate and  timing of  principal prepayments  on the  Discount  Mortgage  Loans  may  differ  from the rate and timing of principal  prepayments  on the mortgage  pool. In addition,  because the Discount  Mortgage  Loans have Net Mortgage  Rates that are lower than the
Net Mortgage Rates of the  Non-Discount  Mortgage Loans,  and because mortgage loans with lower Net Mortgage Rates are likely to have lower  mortgage  rates, the Discount  Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the  Non-Discount  Mortgage Loans.  In addition,  holders of the  Variable  Strip  Certificates  in most  cases have  rights to  relatively larger  portions of interest  payments on mortgage loans with higher  mortgage rates;  thus, the yield on the Variable Strip  Certificates will be materially adversely affected to a greater extent than on the other offered  certificates if the  mortgage  loans with  higher  mortgage  rates  prepay  faster than the mortgage  loans with lower  mortgage  rates.  Because  mortgage  loans  having higher pool strip rates usually have higher  mortgage  rates,  these  mortgage loans  are  more  likely  to be  prepaid  under  most  circumstances  than are mortgage loans having lower pool strip rates.

   There  can be no  assurance  that the  mortgage  loans  will  prepay at any particular rate or that the pre-tax yields on the Principal Only  Certificates and Variable Strip  Certificates  will conform to the yields described in this prospectus  supplement.  Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster  principal distributions  than indicated in the preceding  table at the various  constant percentages  of the  prepayment  assumption  specified,  even if the  weighted average  remaining term to maturity and weighted  average mortgage rate of the mortgage  loans are as assumed.  Investors are urged to make their  investment decisions based on their  determinations as to anticipated rates of prepayment under a variety of  scenarios.  Investors in the Variable  Strip  Certificates should  fully  consider  the  risk  that a rapid  rate of  prepayments  on the mortgage  loans  could  result  in the  failure  of those  investors  to fully recover their investments.

   For additional  considerations  relating to the yields on the certificates, see "Yield  Considerations"  and "Maturity and Prepayment  Considerations"  in
the prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

   If the aggregate  Certificate Principal Balance of the Class B Certificates
is reduced to zero, the yield to maturity on the Class M-3  Certificates  will become  extremely  sensitive to losses on the mortgage loans and the timing of those losses that are covered by  subordination,  because the entire amount of those losses will be allocated to the Class M-3 Certificates.

   The  aggregate  initial  Certificate  Principal  Balance  of  the  Class  B
Certificates  is  equal to  approximately  [__]%  of the  aggregate  principal balance of the  mortgage  loans as of the  cut-off  date.  If the  Certificate
Principal  Balances  of the Class B  Certificates  and Class M-3  Certificates
have  been  reduced  to  zero,   the  yield  to  maturity  on  the  Class  M-2
Certificates  will become extremely  sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination,  because the
entire   amount  of  those   losses  will  be   allocated  to  the  Class  M-2
Certificates.  The  aggregate  initial  Certificate  Principal  Balance of the
Class M-3  Certificates  and Class B  Certificates  is equal to  approximately
[____]% of the  aggregate  principal  balance of the mortgage  loans as of the cut-off date.

   Defaults on mortgage loans may be measured  relative to a default  standard or model. The model used in this prospectus  supplement,  the standard default assumption,  represents an assumed rate of default each month  relative to the then  outstanding  performing  principal  balance  of a pool  of new  mortgage loans.  A default  assumption  of 100% SDA assumes  constant  default rates of
0.02% per annum of the then  outstanding  principal  balance  of the  mortgage loans in the first month of the life of the mortgage  loans and an  additional
0.02% per annum in each month  thereafter  until the 30th month.  Beginning in the 30th  month and in each  month  thereafter  through  the 60th month of the life of the mortgage loans,  100% SDA assumes a constant default rate of 0.60%
per  annum  each  month.  Beginning  in  the  61st  month  and in  each  month thereafter  through the 120th month of the life of the  mortgage  loans,

100% SDA assumes that the constant  default rate declines each month by 0.0095% per annum,  and that the constant  default rate remains at 0.03% per annum in each month  after the 120th  month.  For the  purposes of the tables  below,  it is assumed  that there is no delay  between the default  and  liquidation  of the mortgage  loans.  As used in the table below,  "0% SDA" assumes  default rates equal to 0% of SDA-no  defaults.  Correspondingly,  "200% SDA" assumes default rates  equal  to 200% of SDA,  and so  forth.  SDA does  not  purport  to be a
historical   description  of  default   experience  or  a  prediction  of  the
anticipated  rate of  default of any pool of  mortgage  loans,  including  the mortgage loans in this mortgage pool.

   The following  tables indicate the sensitivity of the yields to maturity on the Class M-2  Certificates  and Class M-3  Certificates  to various  rates of prepayment and varying levels of aggregate  Realized  Losses by projecting the monthly  aggregate  cash  flows on the  Class M-2  Certificates  and Class M-3
Certificates  and computing the  corresponding  pre-tax yield to maturity on a corporate  bond  equivalent  basis.  The tables  are based on the  structuring assumptions,  except assumption (iv), including the assumptions  regarding the characteristics  and  performance  of the  mortgage  loans,  which differ from their actual characteristics and performance, and assuming further that:

o     defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

o     each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

o     there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption set forth in the table;

o     there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess
      Bankruptcy Losses or Extraordinary Losses;

o     clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior
      Accelerated Distribution Percentage are not applicable; and

o     the purchase prices of the Class M-2 Certificates and Class M-3
      Certificates will be approximately $[________] and $[_________], respectively, including accrued interest.

   Investors  should also  consider  the  possibility  that  aggregate  losses incurred may not in fact be  materially  reduced by higher  prepayment  speeds because  mortgage  loans  that  would  otherwise  ultimately  default  and  be liquidated  may be less likely to be prepaid.  In addition,  investors  should be aware that the  following  tables are based  upon the  assumption  that the
Class M-2  Certificates  and Class M-3  Certificates are priced at a discount.
Since  prepayments  will occur at par, the yield on the Class M-2 Certificates and Class M-3  Certificates  may  increase due to those  prepayments,  even if
losses  occur.  Any  differences   between  the  assumptions  and  the  actual
characteristics  and performance of the mortgage loans and of the certificates may result in yields  different from those shown in the tables.  Discrepancies between  assumed and actual  characteristics  and  performance  underscore the hypothetical  nature of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying  Realized Loss and  prepayment scenarios.

               Sensitivity of Pre-Tax Yield to Maturity of the
              Class M-2 Certificates and Class M-3 Certificates
                      to Prepayments and Realized Losses

                           Class M-2 Certificates

                                                         Percentage of the Prepayment Assumption
Percentage of       Loss Severity         0%              50%             100%             150%             200%
    SDA              Percentage
0%...............        N/A
100%.............
200%.............
300%.............
400%.............

------------------------------------------------------------------------------
                             Class M-3 Certificates

                                                         Percentage of the Prepayment Assumption
Percentage of       Loss Severity         0%              50%             100%             150%             200%
    SDA              Percentage
0%...............
100%.............
200%.............
300%.............
400%.............

------------------------------------------------------------------------------
   Each  pre-tax  yield  to  maturity  listed  in  the  preceding  tables  was calculated by  determining  the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Class M-2  Certificates  or
Class M-3  Certificates,  as applicable,  would cause the  discounted  present value of the assumed stream of cash flows to equal the assumed  purchase price referred to above,  and converting  that rate to a corporate  bond  equivalent yield.  Accrued  interest is included  in the  assumed  purchase  price and is used in computing the corporate  bond  equivalent  yields shown.  These yields do not take into account the different  interest rates at which  investors may be able to reinvest funds received by them as  distributions  on the Class M-2
Certificates or Class M-3 Certificates,  and thus do not reflect the return on any investment in the Class M-2  Certificates or Class M-3  Certificates  when any  reinvestment  rates  other  than  the  discount  rates  set  forth in the preceding tables are considered.

   The following  table sets forth the amount of Realized Losses that would be incurred with respect to the  certificates  in the aggregate under each of the scenarios in the preceding tables,  expressed as a percentage of the aggregate outstanding  principal  balance of the mortgage  loans as of the cut-off date, after  deducting  payments  of  principal  due during the month of the cut-off date:

                          Aggregate Realized Losses

                                                         Percentage of the Prepayment Assumption
Percentage of       Loss Severity         0%              50%             100%             150%             200%
    SDA              Percentage
100%.............
200%.............
300%.............
400%.............

   Notwithstanding   the  assumed   percentages  of  SDA,  loss  severity  and
prepayment  reflected in the preceding  table,  it is highly unlikely that the mortgage  loans will be  prepaid  or that  Realized  Losses  will be  incurred according to one particular  pattern.  For this reason, and because the timing of cash flows is critical to determining  yields, the actual pre-tax yields to maturity on the Class M-2  Certificates  and Class M-3 Certificates are likely to differ from those shown in the tables.  There can be no assurance  that the mortgage  loans will prepay at any  particular  rate or that  Realized  Losses will be  incurred at any  particular  level or that the yield on the Class M-2
Certificates or Class M-3  Certificates  will conform to the yields  described in this  prospectus  supplement.  Moreover,  the  various  remaining  terms to maturity and  mortgage  rates of the mortgage  loans could  produce  slower or faster principal  distributions  than indicated in the preceding tables at the various constant percentages of the prepayment assumption  specified,  even if the weighted average  remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

   Investors  are  urged to make  their  investment  decisions  based on their determinations  as to  anticipated  rates of  prepayment  and Realized  Losses under a variety of  scenarios.  Investors  in the Class M-2  Certificates  and particularly  in the Class M-3  Certificates  should  fully  consider the risk that  Realized  Losses on the  mortgage  loans could  result in the failure of
those   investors  to  fully  recover  their   investments.   For   additional
considerations relating to the yields on the offered certificates,  see "Yield
Considerations"   and  "Maturity  and   Prepayment   Considerations"   in  the
prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

   The  Residual  Certificateholders'   after-tax  rate  of  return  on  their
Residual  Certificates  will reflect their pre-tax rate of return,  reduced by the taxes  required  to be paid with  respect  to the  Residual  Certificates.
Holders of Residual  Certificates  may have tax  liabilities  with  respect to their  Residual  Certificates  during the early years of the trust's term that substantially  exceed  any  distributions  payable  thereon  during  any  such
period.   In  addition,   holders  of  Residual   Certificates  may  have  tax
liabilities  with respect to their Residual  Certificates the present value of which  substantially  exceeds  the  present  value  of  distributions  payable thereon  and  of any  tax  benefits  that  may  arise  with  respect  thereto.
Accordingly,  the after-tax rate of return on the Residual Certificates may be negative or may  otherwise be  significantly  adversely  affected.  The timing and amount of taxable income  attributable to the Residual  Certificates  will depend on,  among  other  things,  the timing and amounts of  prepayments  and losses experienced with respect to the mortgage pool.

   The  Residual  Certificateholders  are  encouraged  to  consult  their  tax advisors  as to the effect of taxes and the  receipt of any  payments  made to those holders in connection with the purchase of the Residual  Certificates on after-tax  rates  of  return  on  the  Residual  Certificates.  See  "Material
Federal Income Tax  Consequences" in this prospectus  supplement and "Material
Federal Income Tax Consequences" in the prospectus.

                       Pooling and Servicing Agreement

General

   The  certificates  will be issued  under a series  supplement,  dated as of
[__________],  to the standard terms of pooling and servicing agreement, dated as  of  [__________],  together  referred  to as  the  pooling  and  servicing
agreement,     among    the    depositor,    the    master    servicer,    and
[____________________],  as trustee.  Reference is made to the  prospectus for important  information  in addition to that  described  herein  regarding  the terms and  conditions of the pooling and  servicing  agreement and the offered certificates.

   The offered  certificates  will be  transferable  and  exchangeable  at the corporate  trust  office  of the  trustee,  which  will  serve as  certificate registrar  and paying  agent.  The  depositor  will provide a  prospective  or actual  certificateholder  without charge, on written request, a copy, without
exhibits,  of  the  pooling  and  servicing  agreement.   Requests  should  be
addressed to the President,  Residential Accredit Loans, Inc., 8400 Normandale
Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

   Under  the  pooling  and   servicing   agreement,   transfers  of  Residual
Certificates  are  prohibited to any non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted  as described in the
pooling  and   servicing   agreement.   See  "Material   Federal   Income  Tax
Consequences" in this prospectus  supplement and "Material  Federal Income Tax
Consequences-REMICs-Taxation  of Owners of REMIC Residual Certificates-Tax and
Restrictions   on  Transfers  of  REMIC  Residual   Certificates   to  Certain
Organizations"   and  "-Noneconomic   REMIC  Residual   Certificates"  in  the
prospectus.  In addition to the  circumstances  described  in the  prospectus,
the  depositor   may   terminate   the  trustee  for  cause  under   specified
circumstances.  See "The Pooling and Servicing  Agreement-The  Trustee" in the
prospectus.

Custodial Arrangements

   The trustee will appoint  Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the depositor,  the
master   servicer   or  the   sponsor.   No  servicer   will  have   custodial
responsibility  for the mortgage loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments  and allonges in vaults  located at the sponsor's  premises in Minnesota.  Only the
custodian  has  access  to  these   vaults.   A  shelving  and  filing  system
segregates  the  files  relating  to the  mortgage  loans  from  other  assets serviced by the master servicer.

The Master Servicer and Subservicers

   Master Servicer.  The master servicer, an affiliate of the depositor,  will be  responsible  for master  servicing the mortgage  loans.  Master  servicing responsibilities include:

o     receiving funds from subservicers,
o     reconciling servicing activity with respect to the mortgage loans,
o     calculating remittance amounts to certificateholders,
o     sending remittances to the trustee for distributions to
      certificateholders,
o     investor and tax reporting,
o     coordinating loan repurchases,
o     oversight of all servicing activity, including subservicers,
o     following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
o     approval of loss mitigation strategies,
o     management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
o     providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master  servicer  may, from time to time,  outsource  certain of its servicing  functions,  such  as  foreclosure  management,  although  any  such
outsourcing   will  not   relieve   the   master   servicer   of  any  of  its
responsibilities or liabilities under the pooling and servicing agreement.

   For a general  description of the master servicer and its  activities,  see
"Sponsor and Master  Servicer" in this  prospectus  supplement.  For a general description  of material terms  relating to the master  servicer's  removal or replacement,  see "The Pooling and  Servicing  Agreement - - Rights Upon Event
of Default" in the prospectus.

   Subservicer  Responsibilities.  Subservicers are generally  responsible for the following duties:

o     communicating with borrowers;
o     sending monthly remittance statements to borrowers;
o     collecting payments from borrowers;

o     recommending a loss mitigation strategy for borrowers who have defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
o     accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
o     accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o     accurate and timely reporting of negative amortization amounts, if any;
o     paying escrows for borrowers, if applicable;
o     calculating and reporting payoffs and liquidations;
o     maintaining an individual file for each loan; and
o     maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

   Homecomings  Financial  Network,  Inc.  Homecomings will subservice [____]%
by  principal  amount  of  the  mortgage  loans  pursuant  to the  terms  of a subservicing  agreement with the master servicer.  The subservicing  agreement provides that  Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings  is a  Delaware  corporation  and has  been servicing  mortgage  loans  secured  by  first  liens  on  one-to  four-family
residential   properties  since  1996.   Homecomings  was  incorporated  as  a
wholly-owned  subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired American Custody
Corporation  to  begin  servicing   subprime   mortgage  loans,  and  in  1999
Homecomings  acquired  Capstead Inc. to focus on servicing prime loans such as the  mortgage  loans  described  herein.  At that time,  Homecomings  serviced approximately  [__]  mortgage  loans with an  aggregate  principal  balance of approximately  $[____],  while  Capstead Inc.  serviced  approximately  [____]
mortgage loans with an aggregate  principal  balance of approximately  $[___].
The  operations of each of the acquired  companies have been  integrated  into
Homecomings'  servicing operations.  Approximately [70%] of the mortgage loans currently master serviced by Residential  Funding  Corporation are subserviced by  Homecomings.  As of March 31,  2005,  Homecomings  serviced  approximately
732,000  mortgage loans with an aggregate  principal  balance of approximately
$86 billion.  In addition to servicing  mortgage  loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans  secured by more  junior  second  liens on  residential  properties  and
subprime   mortgage  loans.   Homecomings  also  performs  special   servicing
functions  for [_],  where the  servicing  responsibilities  with  respect  to delinquent  mortgage  loans  that  have  been  serviced  by third  parties  is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities specified above under "-Subservicer responsibilities".

   Homecomings may, from time to time,  outsource  certain of its subservicing
functions,   such   as   contacting   delinquent   borrowers,   property   tax
administration  and  hazard  insurance   administration,   although  any  such
outsourcing  will not relieve  Homecomings of any of its  responsibilities  or liabilities  as a  subservicer.  If  Homecomings  engages any  subservicer  to subservice 10% or more of the mortgage loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity will file a  Report  on Form  8-K  providing  any  required  additional  disclosure regarding such subservicer.

   [Specify other  subservicers].  [________]  will  subservice  approximately
[____]  [this  would be a  percentage  that is greater  than 10% but less than
20%]  by  principal  amount  of  the  mortgage  loans.   [____________]  is  a
[Delaware]  corporation  that has been  servicing  mortgage  loans  secured by first liens on one-to four-family residential properties since [________ ].

   [__] will subservice  approximately 20% by principal amount of the mortgage loans.  [__] is a  [Delaware]  corporation  that has been  servicing  mortgage loans secured by first liens on  one-to-four  family  properties  since [___].
[______]'s  mortgage  servicing  portfolio  includes mortgage loans secured by first and junior lines on the related  property,  subprime mortgage loans, and revolving  home  equity  lines  of  credit.  As  of  [___],  2000  [____]  was servicing  approximately  [__]  mortgage  loans  with an  aggregate  principal balance of  approximately  $[___].  As of [___],  2005  [____]  was  servicing approximately  [__]  mortgage  loans with an  aggregate  principal  balance of approximately  $[___].  During the past  three  years,  [___] has  implemented additional  procedures  designed to  mitigate  losses on  delinquent  mortgage loans,  including  capitalizing  delinquent  interest and taxes in conjunction with interest rate  reductions and payment  plans,  where [___] has determined that the overall amount of losses on the loan will be reduced.

   [The  following  are  the  material  terms  of the  subservicing  agreement between [Subservicer] and the master servicer.]

   See "The  Pooling and  Servicing  Agreement - Rights Upon Event of Default"
in the  prospectus  and "- Certain Other Matters  Regarding  Servicing"  for a
discussion  of  material  removal,   replacement,   resignation  and  transfer
provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

   The  servicing  fees for each mortgage loan are payable out of the interest payments on that mortgage  loan.  The servicing fees relating to each mortgage loan will be at least  [0.28]%  per annum and not more than  [0.33]% per annum of the  outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  [___]% per annum. The servicing fees consist  of  (a)  servicing  fees  payable  to the  master  servicer  and  (b)
subservicing  and  other  related  compensation  payable  to the  subservicer, including  [any  payment due to  prepayment  charges on the  related  mortgage loans  and]  such  compensation  paid to the  master  servicer  as the  direct servicer of a mortgage loan for which there is no subservicer.

   The primary  compensation  to be paid to the master servicer for its master servicing  activities  will be its servicing fee equal to at least [____]% per annum and not more than [___]% per annum of the outstanding  principal balance of each mortgage loan,  with a weighted  average of  approximately  [______]%.
As  described  in the  prospectus,  a  subservicer  is entitled  to  servicing compensation  in a minimum amount equal to 0.25% per annum of the  outstanding principal  balance of each mortgage  loan serviced by it. The master  servicer is  obligated  to pay some  ongoing  expenses  associated  with the  trust and incurred by the master servicer in connection with its responsibilities  under the pooling and  servicing  agreement.  The master  servicing  fee rate may be changed if a successor  master  servicer is appointed,  but it will not exceed the  rate  currently  paid  to the  master  servicer.  See  "The  Pooling  and
Servicing  Agreement-Servicing  Compensation  and Payment of  Expenses" in the
prospectus  for  information  regarding  other  possible  compensation  to the master  servicer  and  subservicers  and for  information  regarding  expenses payable by the master servicer.

   The  following  table sets forth the fees and expenses that are payable out of  payments  on the  mortgage  loans,  prior  to  payments  of  interest  and principal to the certificateholders:

           --------------------------------- ------------------------------------------ -----------------------------
                     Description                              Amount                          Receiving Party
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.03%   or   0.08%   per   annum  of  the  Master Servicer
                                             principal  balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal  balance  Subservicers
                                             of  each  mortgage  loan  serviced  by  a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           [Yield Maintenance Provider Fee                                              Yield Maintenance Provider]
           --------------------------------- ------------------------------------------ -----------------------------

In addition,  the Master Servicer or any applicable Subservicer may recover from payments on the mortgage  loans or withdraw  from the  Custodial  Account the amount of any Advances and Servicing  Advances  previously made,  interest and investment income,  foreclosure profits,  indemnification payments payable under the  pooling  and  servicing  agreement,  and  certain  other  servicing expenses, including foreclosure expenses.

Reports to Certificateholders

   On each  distribution  date, a  distribution  date  statement  will be made available to each  certificateholder  setting forth certain  information  with respect  to the  composition  of  the  payment  being  made,  the  Certificate
Principal  Balance or Notional Amount of an individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans.  The trustee will make the  distribution  date  statement and, at its option,  any additional  files  containing the same information in an alternative format,  available each month to  certificateholders  and other parties to the pooling and  servicing  agreement  via the  trustee's  internet website,  at  www._______________.  For purposes of any electronic  version of this prospectus  supplement,  the preceding uniform resource locator,  or URL, is an  inactive  textual  reference  only.  We have taken steps to ensure that this URL  reference  was inactive at the time the  electronic  version of this prospectus  supplement  was created.  In addition,  for so long as the issuing entity is required to file reports with the  Commission  under the  Securities
Exchange  Act of 1934,  the  issuing  entity's  annual  report  on Form  10-K, distribution  reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made  available on such website as soon as reasonably practicable after such materials are  electronically  filed with, or furnished to, the Commission.  See also "Pooling and Servicing  Agreement - - Reports to
Certificateholders"  in the  prospectus  for a more  detailed  description  of certificateholder reports.

Voting Rights

   There are actions  specified in the prospectus that may be taken by holders of certificates  evidencing a specified  percentage of all undivided interests in the trust  and may be taken by  holders  of  certificates  entitled  in the aggregate  to that  percentage  of the  voting  rights.  98.0%  of all  voting rights will be  allocated  among all holders of the  certificates,  other than the Variable Strip  Certificates and Residual  Certificates,  in proportion to their then  outstanding  Certificate  Principal  Balances,  1.0% of all voting rights will be allocated among the holders of the Variable Strip  Certificates and 1.0% of all  voting  rights  will be  allocated  among the  holders of the
Class R Certificates,  respectively, in proportion to the percentage interests
evidenced  by  their  respective  certificates.   The  pooling  and  servicing
agreement  may be amended  without the consent of the holders of the  Residual
Certificates in specified circumstances.

Termination

   The  circumstances  under which the obligations  created by the pooling and servicing  agreement will terminate  relating to the offered  certificates are described under "The Pooling and Servicing  Agreement-Termination;  Retirement
of  Certificates"  in the  prospectus.  The  master  servicer  will  have  the option,  on any  distribution  date on which the  aggregate  Stated  Principal
Balance  of the  mortgage  loans is less than 10% of the  aggregate  principal balance of the mortgage  loans as of the cut-off date,  either to purchase all remaining  mortgage  loans and other  assets in the trust,  thereby  effecting early retirement of the offered certificates or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of  mortgage  loans and other assets of the trust  shall be made at a price  equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with  respect to  defaulted mortgage  loans  as to  which  title  to such  mortgaged  properties  has been acquired  if such  fair  market  value  is less  than  such  unpaid  principal balance, net of any unreimbursed Advance attributable to principal,  as of the date of repurchase plus (b) accrued  interest thereon at the Net Mortgage Rate to,  but not  including,  the first  day of the month in which the  repurchase price is  distributed.  The  optional  termination  price  paid by the  master servicer  will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage  loans,  under the terms of the  agreement  pursuant to which  Residential  Funding sold the  mortgage  loans to the  depositor,  that remain unpaid on the date of the optional termination.

   Distributions  on the  certificates  relating to any  optional  termination will be paid,  first,  to the  Senior  Certificates,  second,  to the  Class M
Certificates  in the order of their payment  priority and, third, to the Class
B Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute  the full amount to each class of  certificates  if the purchase price is based in part on the fair market  value of the  underlying  mortgaged property and the fair market  value is less than 100% of the unpaid  principal balance of the related  mortgage loan.  Any such purchase of the  certificates will be made at a price equal to 100% of their  Certificate  Principal Balance plus, except with respect to the Principal Only  Certificates,  the sum of the
Accrued  Certificate  Interest thereon,  or with respect to the Variable Strip
Certificates,  on  their  Notional  Amounts,  for  the  immediately  preceding
Interest  Accrual  Period  at the  then-applicable  pass-through  rate and any previously unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates,  the  master  servicer  shall  terminate  the  trust in accordance with the terms of the pooling and servicing agreement.

   Upon  presentation and surrender of the offered  certificates in connection with the  termination  of the trust or a purchase  of  certificates  under the circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates  will be  entitled  to  receive  an amount  equal to the
Certificate   Principal  Balance  of  that  class  plus  Accrued   Certificate
Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through  rate,  or, with respect to the  Variable  Strip
Certificates,  interest for the immediately  preceding Interest Accrual Period on their  Notional  Amounts,  plus any previously  unpaid Accrued  Certificate
Interest.  However,  any Prepayment Interest Shortfalls  previously  allocated to the  certificates  will not be reimbursed.  In addition,  distributions  to the holders of the most subordinate  class of certificates  outstanding with a
Certificate  Principal Balance greater than zero will be reduced, as described in the  preceding  paragraph,  in the  case of the  termination  of the  trust resulting from a purchase of all the assets of the trust.

The Trustee

   [Name],  the  trustee  under  the  pooling  and  servicing   agreement  (as
described  below),  is a [national  banking  association].  It has served as a
trustee  for  securities   backed  by  first  liens  on  one-  to  four-family
residential  properties  since  [_____].  At [date],  it was the  trustee  for
$_______  of  securities   backed  by  first  liens  on  one-  to  four-family
residential properties.

   Unless  an event of  default  has  occurred  and is  continuing  under  the pooling and servicing agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling  and  servicing  agreement.  If an event of default  occurs and is  continuing  under the pooling  and  servicing agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing agreement,  such as either acting as the master  servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would exercise or use under the  circumstances in the conduct of such investor's own affairs.  Subject to  certain  qualifications  specified  in the  pooling  and servicing agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

   The trustee's duties and  responsibilities  under the pooling and servicing agreement  include  collecting funds from the master servicer to distribute to certificateholders  at the  direction  of the  master  servicer[,  maintaining
custody  of  the  mortgage  loan  files],  providing   certificateholders  and
applicable  rating agencies with monthly  distribution  statements and notices of the  occurrence  of a default  under the pooling and  servicing  agreement, removing  the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting any optional  termination  of the trust.

   The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made  by the  trustee  in  accordance  with  any of the  provisions  of the pooling and  servicing  agreement,  except any such  expense as may arise from the  trustee's  negligence or bad faith.  The master  servicer has also agreed to  indemnify  the  trustee  for any  losses  and  expenses  incurred  without negligence  or willful  misconduct  on the  trustee's  part arising out of the acceptance and administration of the trust.

   The trustee may resign at any time,  in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a  successor  trustee.  The trustee may also be removed at any time by the  holders of  certificates  evidencing  not less than 51% of the  aggregate voting  rights  in the  related  trust.  Any  resignation  or  removal  of the trustee and  appointment  of a  successor  trustee  will not become  effective until acceptance of the appointment by the successor trustee.

   Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

                              Legal Proceedings

   There are no material  pending  legal or other  proceedings  involving  the mortgage  loans or  Residential  Funding  Corporation,  as sponsor  and master servicer,  Residential  Accredit  Loans,  Inc. as depositor,  RALI Series [ ]-
QS-[ ] Trust as the issuing  entity,  Homecomings,  as  subservicer,  or other parties  described in Item 1117 of Regulation AB that,  individually or in the aggregate,  would  have a  material  adverse  impact  on  investors  in  these certificates.

   Residential  Funding and Homecomings are currently parties to various legal proceedings  arising  from  time to  time  in the  ordinary  course  of  their businesses,  some of which purport to be class  actions.  Based on information currently available,  it is the opinion of Residential Funding and Homecomings
that  the  eventual  outcome  of  any  currently   pending  legal  proceeding,
individually or in the aggregate,  will not have a material  adverse effect on their  ability  to perform  their  obligations  in  relation  to the  mortgage loans.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the aggregate,
would  not  have  a  material   adverse  impact  on  Residential   Funding  or
Homecomings.   Any  such  unfavorable  outcome  could  adversely  affects  the ability of  Residential  Funding  Corporation  or  Homecomings  to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the  replacement  of  Residential  Funding  or  Homecomings  with a  successor servicer.

                   Material Federal Income Tax Consequences

   Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  will render an opinion to the effect that,  assuming compliance with all provisions of the pooling and servicing agreement,  for federal income tax purposes,  the trust.
[exclusive of the yield maintenance  agreement,] will qualify as a REMIC under the Internal Revenue Code.

   For federal income tax purposes:
o     the Class R Certificates will constitute the sole class of "residual interests" in the REMIC; and

o     each class of Senior Certificates, other than the Residual
      Certificates, the Class M Certificates and the Class B Certificates
      will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC.

   See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

   For federal income tax purposes,  the Class A-P  Certificates and Class A-V
Certificates  will,  and all other  classes of offered  certificates  may,  be treated as having been issued with original  issue  discount.  The  prepayment assumption  that will be used in  determining  the rate of accrual of original issue discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption  that,  subsequent to the date of any determination  the  mortgage  loans will prepay at a rate equal to 100% of the prepayment  assumption.  No  representation  is made that the  mortgage  loans will  prepay at that rate or at any other rate.  The use of a zero  prepayment assumption may be required in calculating  the  amortization  of premium.  See
"Material Federal Income Tax  Consequences-General"  and  "-REMICs-Taxation of
Owners  of  REMIC  Regular   Certificates-Original   Issue  Discount"  in  the
prospectus.

   The Internal  Revenue  Service,  or IRS, has issued original issue discount regulations  under  sections  1271 to 1275 of the  Internal  Revenue Code that
address  the  treatment  of  debt  instruments   issued  with  original  issue
discount.  The OID  regulations  suggest that  original  issue  discount  with respect  to  securities  similar  to  the  Variable  Strip  Certificates  that represent multiple  uncertificated REMIC regular interests, in which ownership interests will be issued  simultaneously to the same buyer, should be computed on an  aggregate  method.  In the  absence of further  guidance  from the IRS, original issue discount with respect to the  uncertificated  regular interests represented  by the Variable  Strip  Certificates  will be reported to the IRS and the  certificateholders  on an aggregate  method based on a single overall constant  yield and the  prepayment  assumption  stated  above,  treating  all uncertificated  regular  interests as a single debt instrument as described in the OID regulations.

   If the  method for  computing  original  issue  discount  described  in the prospectus  results in a negative  amount  for any  period  with  respect to a certificateholder,  the amount of original  issue  discount  allocable to that period  would be zero and the  certificateholder  will be  permitted to offset that negative  amount only against  future  original issue  discount,  if any, attributable to those certificates.

   In some  circumstances  the OID  regulations  permit  the  holder of a debt instrument to recognize  original  issue  discount under a method that differs from that used by the issuer.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue discount  that  differs  from that used by the master  servicer  in  preparing reports to the certificateholders and the IRS.

   Some of the  classes of offered  certificates  may be treated  for  federal income tax  purposes as having  been  issued at a premium.  Whether any holder of one of  those  classes  of  certificates  will  be  treated  as  holding  a
certificate    with    amortizable   bond   premium   will   depend   on   the
certificateholder's  purchase price and the distributions remaining to be made on the  certificate at the time of its  acquisition by the  certificateholder.
Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding  the  possibility  of making an election to amortize  such premium.  See "Material  Federal  Income Tax  Consequences-REMICs-Taxation  of
Owners of REMIC Regular Certificates" and "-Premium" in the prospectus.

   The offered  certificates  will be treated as assets  described  in Section
7701(a)(19)(C)  of the Internal  Revenue Code and "real estate  assets"  under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code  generally  in the same proportion  that the assets of the trust  would be so  treated.  In  addition, interest  on  the  offered  certificates  will  be  treated  as  "interest  on obligations secured by mortgages on real property" under Section  856(c)(3)(B)
of the  Internal  Revenue  Code  generally  to the  extent  that  the  offered certificates  are treated as "real estate  assets" under Section  856(c)(4)(A)
of the Internal Revenue Code. Moreover,  the offered certificates,  other than the Residual  Certificates,  will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the Internal  Revenue Code if transferred to another
REMIC on its  startup  day in  exchange  for a regular  or  residual  interest therein.  However,  prospective investors in offered certificates that will be generally  treated as assets  described in Section  860G(a)(3) of the Internal
Revenue Code should note that,  notwithstanding that treatment, any repurchase of a  certificate  pursuant to the right of the master  servicer to repurchase the  offered  certificates  may  adversely  affect  any REMIC  that  holds the offered  certificates  if the  repurchase is made under  circumstances  giving rise  to  a  Prohibited  Transaction  Tax.  See  "The  Pooling  and  Servicing
Agreement-Termination"  in this  prospectus  supplement and "Material  Federal
Income  Tax  Consequences-REMICs-  Characterization  of  Investments  in REMIC
Certificates" in the prospectus.

   For  further  information  regarding  federal  income tax  consequences  of investing  in the  offered  certificates,  see  "Material  Federal  Income Tax
Consequences-REMICs" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

   The IRS has issued REMIC  regulations  under the provisions of the Internal
Revenue Code that significantly affect holders of Residual  Certificates.  The
REMIC regulations  impose  restrictions on the transfer or acquisition of some residual  interests,  including  the  Residual  Certificates.  The pooling and servicing  agreement  includes  other  provisions  regarding  the  transfer of
Residual Certificates, including:

      the requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

         is not a disqualified organization;

      •  is  not   acquiring   the  Residual   Certificate   on  behalf  of  a
         disqualified organization; and

      •  will  maintain that status and will obtain a similar  affidavit  from any  person to whom the  transferee  shall  subsequently  transfer  a
         Residual Certificate;

      •  a  provision   that  any  transfer  of  a  Residual   Certificate  to  a
         disqualified organization shall be null and void; and

      •  a grant to the  master  servicer  of the  right,  without  notice to the holder or any prior  holder,  to sell to a  purchaser  of its choice any
         Residual   Certificate   that  shall  become  owned  by  a  disqualified
         organization despite the first two provisions above.

In  addition,   under  the  pooling  and  servicing  agreement,  the  Residual
Certificates may not be transferred to non-United States persons.

   The REMIC  regulations  also  provide  that a transfer  to a United  States person  of  "noneconomic"  residual  interests  will  be  disregarded  for all
federal   income  tax  purposes,   and  that  the   purported   transferor  of
"noneconomic"  residual interests will continue to remain liable for any taxes due  with  respect  to  the  income  on the  residual  interests,  unless  "no
significant   purpose  of  the  transfer  was  to  impede  the  assessment  or collection of tax." Based on the REMIC regulations,  the Residual Certificates may  constitute  noneconomic  residual  interests  during some or all of their terms  for  purposes  of the REMIC  regulations  and,  accordingly,  unless no significant  purpose of a transfer is to impede the  assessment  or collection of  tax,  transfers  of  the  Residual  Certificates  may be  disregarded  and purported  transferors  may remain  liable for any taxes due  relating  to the
income  on  the  Residual   Certificates.   All   transfers  of  the  Residual
Certificates  will be restricted  in accordance  with the terms of the pooling and servicing  agreement  that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the
Residual   Certificates   constitute   noneconomic  residual  interests.   See
"Material Federal Income Tax Consequences  -REMICs-Taxation of Owners of REMIC
Residual   Certificates-Noneconomic   REMIC  Residual   Certificates"  in  the
prospectus.

   The IRS has  issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual the  transferee  represent  that it will not cause the income "to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an  applicable  income tax treaty) of the transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments to be received on the residual interest  or (ii) the  transfer  is to a  domestic  taxable  corporation  with specified  large  amounts of gross and net assets and that meets certain other requirements  where  agreement  is made that all future  transfers  will be to taxable domestic  corporations in transactions that qualify for the same "safe harbor"  provision.  Eligibility  for the safe  harbor  requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not  indicate to a  reasonable  person that the taxes with respect to the residual  interest will not be paid, with an unreasonably  low cost for the transfer specifically mentioned as negating eligibility.

   The  Residual  Certificateholders  may be  required  to report an amount of taxable income with respect to the earlier  accrual periods of the term of the
REMIC that significantly exceeds the amount of cash distributions  received by
the  Residual   Certificateholders  from  the  REMIC  with  respect  to  those
periods.   Furthermore,   the  tax  on  that   income   may  exceed  the  cash
distributions   with  respect  to  those   periods.   Consequently,   Residual
Certificateholders  should have other  sources of funds  sufficient to pay any federal  income taxes due in the earlier years of the REMIC's term as a result of their  ownership of the Residual  Certificates.  In addition,  the required inclusion of this amount of taxable income during the REMIC's  earlier accrual periods  and the  deferral of  corresponding  tax losses or  deductions  until later accrual  periods or until the ultimate sale or disposition of a Residual
Certificate,  or possibly later under the "wash sale" rules of Section 1091 of
the  Internal   Revenue  Code  may  cause  the  Residual   Certificateholders'
after-tax  rate  of  return  to be  zero  or  negative  even  if the  Residual
Certificateholders'  pre-tax  rate  of  return  is  positive.  That  is,  on a
present   value  basis,   the  Residual   Certificateholders'   resulting  tax
liabilities  could  substantially  exceed the sum of any tax  benefits and the amount of any cash  distributions  on such  Residual  Certificates  over their life.

   An individual,  trust or estate that holds,  whether directly or indirectly through  certain  pass-through  entities,  a  Residual  Certificate  may  have significant  additional  gross  income with  respect to, but may be limited on the  deductibility  of, servicing and trustee's fees and other  administrative expenses properly allocable to the REMIC in computing the  certificateholder's regular tax  liability  and will not be able to deduct  those fees or expenses to any extent in computing  the  certificateholder's  alternative  minimum tax liability.  See "Material Federal Income Tax  Consequences-REMICs-Taxation  of
Owners of REMIC Residual  Certificates-Possible  Pass-Through of Miscellaneous
Itemized Deductions" in the prospectus.

   The  IRS  has  issued  proposed  regulations  that,  if  adopted  as  final regulations,  would  cause the  question  of  whether a transfer  of  residual interests  will be respected for federal  income tax purposes to be determined in the  audits of the  transferee  and  transferor  rather  than an item to be determined as a partnership item in the audit of the REMIC's return.

   Residential  Funding will be  designated  as the "tax matters  person" with respect  to the REMIC as defined  in the REMIC  Provisions,  as defined in the prospectus,  and in  connection  therewith  will be  required to hold not less than 0.01% of each class of the Residual Certificates.

   Purchasers of the Residual  Certificates are strongly encouraged to consult their tax advisors as to the economic and tax  consequences  of  investment in the Residual Certificates.

Tax Return Disclosure and Investor List Requirements

   Recent  Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not  conventionally  regarded as tax shelters.
Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they participate in a "reportable  transaction."  Organizers and sellers of the  transaction  are required to maintain  records  including  investor lists containing  identifying  information  and to furnish  those records to the IRS upon demand.  A transaction may be a "reportable  transaction"  based upon any of several indicia,  including the existence of book-tax differences common to financial  transactions,  one or more of which may be present  with respect to your  investment in the  Certificates.  Congress has enacted  provisions  that impose  significant  penalties  for  failure to comply  with these  disclosure requirements.  Investors in Residual  Certificates  are  encouraged to consult their own tax advisers  concerning  any possible  disclosure  obligation  with respect to their  investment,  and should be aware that the issuing entity and other  participants in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements  as they determine  apply to them with respect to this transaction.

   For further  information  regarding the federal income tax  consequences of investing in the Residual  Certificates,  see  "Certain  Yield and  Prepayment
Considerations-Additional   Yield  Considerations  Applicable  Solely  to  the
Residual  Certificates"  in this prospectus  supplement and "Material  Federal
Income   Tax   Consequences-REMICs-Taxation   of  Owners  of  REMIC   Residual
Certificates" in the prospectus.

[Sample Disclosure for Alternative Tax Structures

   General.  The following is a discussion of the material  federal income tax consequences  of the purchase,  ownership and  disposition  of the notes.  The following discussion is based on the advice of Orrick,  Herrington & Sutcliffe
LLP and Mayer,  Brown,  Rowe & Maw LLP as to the anticipated  material federal income tax  consequences  of the purchase,  ownership and  disposition  of the
notes   offered   hereunder.   This   discussion   is   directed   solely   to
certificateholders  that hold the notes as capital  assets  within the meaning of Section 1221 of the  Internal  Revenue Code and does not purport to discuss all federal  income tax  consequences  that may be  applicable  to  particular individual  circumstances,  including  those of  banks,  insurance  companies,
foreign  investors,   tax-exempt  organizations,   dealers  in  securities  or
currencies,  mutual funds,  real estate  investment  trusts,  S  corporations, estates  and  trusts,  noteholders  that  hold  the  notes as part of a hedge,
straddle,   integrated  or  conversion   transaction,   or  noteholders  whose
functional  currency  is not the  United  States  dollar.  Also,  it does  not address  alternative  minimum tax  consequences or the indirect effects on the holders  of  equity  interests  in a  noteholder.  For  purposes  of this  tax discussion,  references  to a  noteholder  or a holder  are to the  beneficial owner of a note.

   [The following  discussion is based in part upon the OID  regulations.  The
OID regulations,  which are effective with respect to debt instruments  issued on or after April 4, 1994, do not adequately  address some issues relevant to, and in some  instances  provide that they are not  applicable  to,  securities similar to the notes.

   [In addition,  the  authorities on which this  discussion,  and the opinion
referred   to  below,   are  based  are   subject   to  change  or   differing
interpretations,  which  could apply  retroactively.  An opinion of counsel is not binding on the  Internal  Revenue  Service or the  courts,  and no rulings have been or will be sought  from the IRS with  respect to any of the  federal income tax  consequences  discussed  below, and no assurance can be given that the IRS will not take  contrary  positions.  Taxpayers  and  preparers  of tax returns,  including  those  filed by the  issuer,  should be aware  that under applicable  Treasury  regulations  a provider of advice on specific  issues of law is not considered an income tax return  preparer  unless the advice (i) is given with  respect  to events  that have  occurred  at the time the advice is rendered and is not given with  respect to the  consequences  of  contemplated actions,  and (ii) is directly  relevant to the determination of an entry on a tax return.  This  summary and the opinions  contained  herein may not be able to be relied upon to avoid any income tax  penalties  that may be imposed with respect  to  the  notes.  Accordingly,  it is  suggested  that  taxpayers  are encouraged  to consult their tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax  return and the  application  of United
States  federal  income tax laws,  as well as the laws of any state,  local or foreign taxing jurisdictions,  to their particular situations,  even where the anticipated  tax  treatment  has been  discussed  in this  prospectus  or in a
prospectus  supplement.   See  "State  and  Other  Tax  Consequences"  in  the
Prospectus.

   [Opinions:  Upon the issuance of each series of notes,  Orrick,  Herrington
& Sutcliffe LLP or Mayer,  Brown,  Rowe & Maw LLP,  counsel to the  depositor, will provide its opinion  generally to the effect  that,  assuming  compliance with all provisions of the indenture,  owner trust agreement and other related documents,  for federal  income tax  purposes (1) the notes will be treated as indebtedness  and (2) the issuer,  as created under the owner trust agreement, will not be  characterized  as an association or publicly  traded  partnership within the meaning of Section 7704 of the Code taxable as a corporation  or as a taxable  mortgage  pool within the  meaning of Section  7701(i) of the Code.
In addition, as to any securities offered pursuant hereto, Orrick,  Herrington
& Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP is of the opinion  that the
statements  made  in  the  following   discussion,   as  supplemented  by  the
discussion  under the heading  "Material  Federal Income Tax  Consequences" in the  prospectus  with  respect to those  securities,  to the extent  that they constitute  matters of law or legal  conclusions,  are correct in all material respects as of the date of this prospectus supplement.

   Neither  Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw
LLP has been asked to opine on any other  federal  income tax matter,  and the balance of this summary together with the sections of the prospectus  referred to therein  does not  purport to set forth any  opinion of counsel  concerning any other particular  federal income tax matter.  For example,  the discussion
under   "REMICs-Taxation  of  Owners  of  REMIC  Regular   Certificates-Excess
Inclusions"   below   contains  a  general   summary  of  federal  income  tax
consequences  relating to an investment  in a REMIC regular  interest that has market  discount,  which  summary  counsel  opines is correct in all  material respects as  described  above;  however,  that  summary does not set forth any opinion as to whether any particular class of REMIC regular  interests will be treated as having market discount.

   Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown,  Rowe & Maw LLP have not been  asked to,  and do not,  render any  opinion  regarding  the state or local income tax consequences of the purchase,  ownership and disposition of a beneficial interest in the notes. See "-State and Local Tax Consequences."

   For  purposes  of this tax  discussion,  references  to a  noteholder  or a holder are to the beneficial owner of a note.

      [Status as Real Property  Loans.  Notes held by a domestic  building and loan  association  will not  constitute  "loans . . . secured  by an  interest in real  property"  within  the  meaning  of Code  Section  7701(a)(19)(C)(v).
Notes held by a real estate  investment  trust will not constitute real estate assets  within the  meaning of Code  Section  856(c)(5)(B).  Interest on notes will not be considered  "interest on obligations  secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

      [Taxation of  Noteholders.  Notes  generally will be subject to the same rules of  taxation as REMIC  Regular  Certificates  issued by a REMIC,  except that (1) income  reportable on the notes is not required to be reported  under the accrual  method unless the holder  otherwise  uses the accrual  method and
(2) the special  rule  treating a portion of the gain on sale or exchange of a
REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes.
See  "-Taxation  of  Owners  of  REMIC  Regular  Certificates"  and  "-Matters
Relevant to Holders of All REMIC  Certificates-Sales of REMIC Certificates" in
the  Prospectus  Also,  interest paid on a note to a noteholder  that is not a
United  States  Person will  normally  qualify for the  exception  from United
States  withholding  tax  described in  "-Matters  Relevant to Holders of All
REMIC   Certificates-Foreign   Investors   in  REMIC   Certificates"   in  the
Prospectus,  except,  in addition  to the  exceptions  noted in that  section, where the recipient is a holder,  directly or by  attribution,  of 10% or more of the capital or profits interest in the issuer.]

                            Method of Distribution

   In  accordance  with the  terms  and  conditions  of a senior  underwriting agreement,  dated  [_______________],  [Underwriter]  will serve as the senior underwriter and has agreed to purchase,  and the depositor has agreed to sell, the Senior  Certificates other than the Class A-P Certificates,  the Class A-V
Certificates,  and  a de  minimis  portion  of  each  class  of  the  Residual
Certificates,  which will be  retained  by  Residential  Funding,  and are not offered hereby.  The certificates  being sold to [Underwriter] are referred to as the senior underwritten  certificates.  It is expected that delivery of the senior underwritten certificates,  other than the Residual Certificates,  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC,  and that the delivery of the  Residual  Certificates  will be made at the offices of [Underwriter],  on or about [_________________] against payment therefor in immediately available funds.

   In  accordance  with the terms  and  conditions  of a Class M  underwriting agreement,  dated  [_______________],  [Underwriter] will serve as the Class M underwriter and has agreed to purchase,  and the depositor has agreed to sell, the  Class  M  Certificates.  The  certificates  being  sold  to the  Class  M underwriter  are referred to as the Class M underwritten  certificates.  It is expected that delivery of the Class M underwritten  certificates  will be made only in book-entry  form through the Same Day Funds  Settlement  System of DTC
on  or  about   [______________]   against  payment  therefor  in  immediately
available funds.

   The senior  underwriting  agreement and the Class M underwriting  agreement
are   collectively   referred  to  in  this   prospectus   supplement  as  the
underwriting   agreements  and  the  senior   underwriter   and  the  Class  M
underwriter  are  referred to in this  prospectus  supplement  together as the
underwriters.   The  senior   underwritten   certificates   and  the  Class  M
underwritten  certificates  are  collectively  referred to in this  prospectus supplement as the underwritten certificates.

   In connection with the underwritten  certificates,  the related underwriter has  agreed,  in  accordance  with the terms  and  conditions  of the  related
underwriting   agreement,   to  purchase  all  of  its  related   underwritten
certificates if any of those underwritten certificates are purchased thereby.

   The   underwriting   agreements   provide  that  the   obligations  of  the
underwriters to pay for and accept delivery of their  respective  underwritten certificates  are  subject  to,  among  other  things,  the  receipt  of legal opinions and to the conditions,  among others,  that no stop order  suspending the  effectiveness  of the  depositor's  registration  statement  shall  be in effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The  distribution  of  the  underwritten  certificates  by  the  respective underwriter  may be  effected  from  time to  time  in one or more  negotiated transactions,  or otherwise, at varying prices to be determined at the time of sale.  Proceeds  to the  depositor  from the sale of the  senior  underwritten certificates,  before  deducting  expenses  payable by the depositor,  will be approximately  [__]% of the  aggregate  Certificate  Principal  Balance of the senior  underwritten  certificates  plus  accrued  interest  thereon  from the cut-off  date.  Proceeds  to the  depositor  from  the  sale  of the  Class  M
underwritten   certificates,   before   deducting   expenses  payable  by  the
depositor,   will  be  approximately  [___]%  of  the  aggregate   Certificate
Principal  Balance  of the  Class M  underwritten  certificates  plus  accrued interest thereon from the cut-off date.

   The underwriters may effect these  transactions by selling their respective underwritten  certificates  to or  through  dealers,  and  those  dealers  may receive  compensation  in the form of underwriting  discounts,  concessions or commissions  from the  underwriter  for whom they act as agent.  In connection with  the  sale of the  underwritten  certificates,  the  underwriters  may be deemed  to have  received  compensation  from  the  depositor  in the  form of underwriting  compensation.  The underwriters and any dealers that participate with  the  underwriters  in  the  distribution  of  the  related  underwritten certificates  are also  underwriters  under the  Securities  Act of 1933.  Any profit  on  the  resale  of the  underwritten  certificates  positioned  by an underwriter  would be  underwriter  compensation  in the form of  underwriting discounts and commissions under the Securities Act, as amended.

   The underwriting  agreements  provide that the depositor will indemnify the
related  underwriter,   and  that  under  limited  circumstances  the  related
underwriter will indemnify the depositor,  against some liabilities  under the
Securities  Act,  or  contribute  to  payments  required to be made in respect thereof.

   The Class A-P  Certificates  and Class A-V  Certificates  may be offered by the depositor  from time to time directly or through an  underwriter  or agent in one or more negotiated transactions,  or otherwise, at varying prices to be determined at the time of sale.  However,  there is currently no  underwriting arrangement in effect for these  certificates.  Proceeds to the depositor from any sale of the Class A-P  Certificates or Class A-V  Certificates  will equal the purchase  price paid by their  purchaser,  net of any expenses  payable by the depositor and any compensation payable to any underwriter or agent.

   There is currently no secondary market for the offered  certificates.  Each
underwriter   intends  to  make  a  secondary   market  in  the   underwritten
certificates  it is  underwriting  but is not obligated to do so. There can be no  assurance  that a  secondary  market  for the  offered  certificates  will
develop  or,  if  it  does  develop,  that  it  will  continue.   The  offered
certificates will not be listed on any securities exchange.

   The primary  source of  information  available to investors  concerning the
offered   certificates  will  be  the  monthly  statements  discussed  in  the
prospectus    under    "Description    of    the    Certificates-Reports    to
Certificateholders"  and in this  prospectus  supplement  under  "Pooling  and
Servicing   Agreement-Reports  to  Certificateholders,"   which  will  include
information as to the outstanding  principal balance or notional amount of the
offered   certificates.   There  can  be  no  assurance  that  any  additional
information  regarding the offered  certificates will be available through any other source.  In addition,  the depositor is not aware of any source  through which price  information  about the offered  certificates will be available on an  ongoing  basis.  The  limited  nature of this  information  regarding  the offered  certificates  may  adversely  affect  the  liquidity  of the  offered certificates,  even if a secondary market for the offered certificates becomes available.

                               Use of Proceeds

   The  net  proceeds  from  the  sale  of  the  offered  certificates  to the underwriters  will  be paid  to the  depositor.  The  depositor  will  use the proceeds to purchase the mortgage loans or for general corporate purposes.

                                Legal Opinions

   Certain legal matters relating to the certificates  will be passed upon for the depositor by  [____________],  New York, New York and for the underwriters by [___________________], New York, New York.

                                   Ratings

   It is a condition of the issuance of the Senior  Certificates  that they be rated "AAA" by each of Standard & Poor's Ratings  Services,  a division of The
McGraw-Hill  Companies,  Inc.,  or Standard & Poor's,  and Fitch  Ratings,  or
Fitch.  It is a  condition  of the  issuance  of the Class M-1,  Class M-2 and
Class M-3 Certificates  that they be rated not lower than "AA," "A" and "BBB,"
respectively, by Standard & Poor's.

   The  ratings  assigned  by  Fitch  to  mortgage  pass-through  certificates
address  the   likelihood  of  the  receipt  by   certificateholders   of  all
distributions  to which they are  entitled  under the  transaction  structure.
Fitch's  ratings  reflect its  analysis  of the  riskiness  of the  underlying mortgage  loans and the  structure  of the  transaction  as  described  in the operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the
certificates'   yield   attributable  to  prepayments  or  recoveries  on  the
underlying  mortgage  loans.   Further,  the  rating  on  the  Variable  Strip
Certificates  does not address  whether  investors  therein  will recoup their initial  investments.  The  rating on the  Principal  Only  Certificates  only addresses the return of their respective  Certificate Principal Balances.  The rating  on  the  Residual  Certificates  only  addresses  the  return  of  its
Certificate  Principal  Balance and interest on the Residual  Certificates  at the related pass-through rate.

   The  ratings  assigned  by  Standard  &  Poor's  to  mortgage  pass-through certificates  address the likelihood of the receipt by  certificateholders  of payments  required  under the  pooling  and  servicing  agreement.  Standard &
Poor's  ratings  take into  consideration  the credit  quality of the mortgage pool,  structural and legal aspects associated with the certificates,  and the extent to which the payment  stream in the  mortgage  pool is adequate to make payments  required  under the  certificates.  Standard & Poor's  rating on the certificates does not, however,  constitute a statement regarding frequency of
prepayments   on  the   mortgages.   See   "Certain   Yield   and   Prepayment
Considerations" herein.

   The depositor has not requested a rating on the Senior  Certificates by any rating  agency  other  than  Standard  & Poor's  and  Fitch or on the  Class M
Certificates  by any  rating  agency  other than  Standard & Poor's.

However, there can be no assurance as to whether any other rating  agency will rate the Senior  Certificates  or Class M  Certificates,  or, if it does,  what rating would be assigned by any other  rating  agency.  A rating on the  certificates by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the Senior  Certificates  by Standard & Poor's and Fitch,  and the
Class M Certificates by Standard & Poor's.

   A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to  revision  or  withdrawal  at any time by the  assigning rating  organization.  Each security rating should be evaluated  independently of any other security rating.  The ratings of the Variable Strip  Certificates do not address the  possibility  that the  holders of those  certificates  may fail to  fully  recover  their  initial  investments.  In the  event  that the ratings  initially  assigned  to the  offered  certificates  are  subsequently lowered  for any  reason,  no person or entity is  obligated  to  provide  any
additional   support  or  credit  enhancement  with  respect  to  the  offered certificates.

   The fees paid by the depositor to the rating  agencies at closing include a fee  for  ongoing  surveillance  by the  rating  agencies  for so  long as any certificates  are  outstanding.  However,  the  rating  agencies  are under no obligation  to the depositor to continue to monitor or provide a rating on the certificates.

                               Legal Investment

   The  Senior   Certificates  and  Class  M-1  Certificates  will  constitute
"mortgage related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating  agencies, and, as such, are legal  investments  for some entities to the extent provided in SMMEA. SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage related securities  by taking  statutory  action on or prior to October 3, 1991.  Some states have enacted  legislation which overrides the preemption  provisions of
SMMEA.  The  Class  M-2  Certificates  and  Class  M-3  Certificates  will not constitute "mortgage related securities" for purposes of SMMEA.

   One or more classes of the offered  certificates  may be viewed as "complex securities"  under  TB13a  and  TB73a,  which  apply  to  thrift  institutions regulated by the OTS.

   The depositor makes no  representations  as to the proper  characterization of any  class  of the  offered  certificates  for  legal  investment  or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under applicable legal investment  restrictions.
These  uncertainties  may  adversely  affect  the  liquidity  of any  class of
offered   certificates.   Accordingly,   all  institutions   whose  investment
activities are subject to legal  investment laws and  regulations,  regulatory capital  requirements or review by regulatory  authorities should consult with their legal  advisors in  determining  whether and to what extent any class of the  offered  certificates  constitutes  a legal  investment  or is subject to investment, capital or other restrictions.

   See "Legal Investment Matters" in the prospectus.

                             ERISA Considerations

   A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate accounts,  or any other person investing ERISA plan assets of any ERISA plan,  as defined  under "ERISA  Considerations-ERISA  Plan Asset
Regulations"  in the  prospectus,  should  carefully  review  with  its  legal advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible under ERISA or
Section  4975 of the  Internal  Revenue  Code.  The purchase or holding of the
Class A  Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA plan  assets of, an ERISA  plan may  qualify  for  exemptive
relief    under   the   RFC    exemption,    as    described    under   "ERISA
Considerations-Prohibited  Transaction  Exemption" in the prospectus  provided those  certificates  are rated at least "BBB-" (or its equivalent) by Standard
& Poor's,  Fitch or Moody's Investors Service,  Inc., or Moody's,  at the time of purchase.  The RFC exemption  contains a number of other  conditions  which must be met for the RFC  exemption to apply,  including the  requirement  that any ERISA plan must be an  "accredited  investor" as defined in Rule 501(a)(1)
of  Regulation  D  of  the  Securities  and  Exchange   Commission  under  the
Securities  Act. The  depositor  expects that the specific  conditions  of the
RFC exemption should be satisfied with respect to the offered  certificates so that the RFC exemption  should  provide an exemption  from the  application of the prohibited  transaction provisions of Sections 406(a) and (b) of ERISA and
Section 4975(c) of the Internal  Revenue Code, for  transactions in connection with the  servicing,  management  and  operation  of the  mortgage  pools  and contract pools,  provided that the general conditions of the RFC exemption are satisfied.
   Each  beneficial  owner of Class M  Certificates  or any  interest  therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that  certificate or interest  therein,  that either (i) it is not an ERISA plan  investor,  (ii) it has acquired and is holding such Class M Certificates in  reliance  on the RFC  exemption,  and that it  understands  that there are certain  conditions to the  availability of the RFC exemption,  including that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than  "BBB-" (or its  equivalent)  by  Standard & Poor's,  Fitch or Moody's or
(iii) (1) it is an insurance company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company general account",  as such term is defined in Prohibited  Transaction  Class Exemption
("PTCE")  95-60,  and (3) the  conditions  in Sections I and III of PTCE 95-60 have been satisfied.

   If any Class M Certificate  or any interest  therein is acquired or held in violation of the  conditions  described in the preceding  paragraph,  the next preceding  permitted  beneficial owner will be treated as the beneficial owner of that  Class M  Certificate,  retroactive  to the  date of  transfer  to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding  of any such  certificate  or  interest  therein  was  effected  in violation  of the  conditions  described  in  the  preceding  paragraph  shall indemnify and hold harmless the depositor,  the trustee,  the master servicer, any subservicer, the underwriters,  and the trust from and against any and all liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

   Because the exemptive  relief  afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates,  transfers of those  certificates to any ERISA plan  investor  will not be  registered  by the  trustee  unless the transferee  provides the depositor,  the trustee and the master  servicer with an opinion of counsel  satisfactory to those entities,  which opinion will not be at the expense of those entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

o     is permissible under applicable law;

o     will not  constitute  or result in a non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code; and

o     will not subject the  depositor,  the trustee or the master  servicer to any  obligation  in  addition  to those  undertaken  in the  pooling and servicing agreement.

   Any  fiduciary  or other  investor of ERISA plan  assets  that  proposes to acquire  or hold the  offered  certificates  on behalf of or with  ERISA  plan assets of any ERISA plan should  consult with its counsel with respect to: (i)
whether the specific and general  conditions and the other requirements in the
RFC exemption would be satisfied,  or whether any other prohibited transaction exemption  would apply,  and (ii) the potential  applicability  of the general fiduciary  responsibility  provisions of ERISA and the prohibited  transaction provisions  of ERISA and  Section  4975 of the  Internal  Revenue  Code to the
proposed investment.  See "ERISA Considerations" in the prospectus.

   The  sale of any of the  offered  certificates  to an  ERISA  plan is in no respect a  representation  by the depositor or the  underwriters  that such an investment  meets all relevant legal  requirements  relating to investments by
ERISA  plans  generally  or  any  particular  ERISA  plan,  or  that  such  an investment is appropriate  for ERISA plans  generally or any particular  ERISA plan.

                       Residential Accredit Loans, Inc.

                                $[___________]

               Mortgage Asset-Backed Pass-Through Certificates

                             Series [____]-QS[_]

                            Prospectus Supplement

                            [Name of Underwriter]

                                 Underwriters

You  should  rely  only  on  the  information  contained  or  incorporated  by reference  in this  prospectus  supplement  and the  prospectus.  We have  not authorized anyone to provide you with different information.

We are not offering  the  certificates  offered  hereby in any state where the offer is not permitted.

Dealers will be required to deliver a  prospectus  supplement  and  prospectus when  acting as  underwriters  of the  certificates  offered  hereby  and with respect  to  their  unsold  allotments  or  subscriptions.  In  addition,  all dealers  selling the offered  certificates,  whether or not  participating  in this  offering,  may be  required  to  deliver  a  prospectus  supplement  and prospectus until [____________].

                                 PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement.........................     $3,715,412.00

Legal Fees and Expenses.......................................      1,375,000.00

Accounting Fees and Expenses..................................        625,000.00

Trustee's Fees and Expenses
      (including counsel fees)................................        150,000.00

Blue Sky Fees and Expenses....................................         45,000.00

Printing and Engraving Expenses...............................        300,000.00

Rating Agency Fees............................................      3,750,000.00

Miscellaneous.................................................        100,000.00

Total ........................................................    $10,060,412.00

------------------------------------------------------------------------------

Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Pooling and Servicing Agreements or the Trust Agreements, as
applicable, will provide that no director, officer, employee or agent of the
Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties.  The
Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as
applicable, and related Certificates other than such expenses related to particular Mortgage Loans or Contracts.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration
Statement against certain liabilities which might arise under the Securities
Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

                                        II-1

      Subsection (a) of Section 145 of the General Corporation Law of
Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe the person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses
(including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

      The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section
145 of the General Corporation Law of the State of Delaware, the Registrant
(i) shall indemnify and hold harmless each person who was or is a party or is

                                        II-2

threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the
Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant.  Under  Section 145, General Motors Acceptance
Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

(a)   The Certificate of Incorporation, as amended, of General Motors
      Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to
      General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit.

(b)   Under Article VI of its By-Laws, General Motors Acceptance Corporation
      shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance
      Corporation, as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise.  General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the
      Board of Directors of General Motors Acceptance Corporation.  General
      Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise.  If a claim for indemnification or advancement of expenses

                                        II-3

       by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law.  The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General
      Motors Acceptance Corporation or otherwise.  The obligation, if any, of
      General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

(c)   A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

      As a subsidiary of General Motors Corporation, General Motors
Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

      Pursuant to resolutions adopted by the Board of Directors of General
Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income
Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Exhibits (Item 16 of Form S-3).

**1.1      Form of Underwriting Agreement (Iterative).

**1.2      Form of Underwriting Agreement (Non-Iterative)

 *3.1      Certificate of Incorporation (Incorporated by reference to Exhibit
           3.1 to Registration Statement No. 33-95932).

 *3.2      By-Laws (Incorporated by reference to Exhibit 3.2 to Registration
           Statement No. 33-95932).

**4.1      Form of Standard Terms of Pooling and Servicing Agreement.

**4.2      Form of Series Supplement to Standard Terms of Pooling and Servicing
           Agreement.

**4.3      Form of Trust Agreement.

**5.1      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

                                        II-4

**5.2      Opinion of Mayer, Brown, Rowe & Maw LLP  with respect to legality.

**8.1      Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

**8.2      Opinion of Mayer, Brown, Rowe & Maw LLP  with respect to certain tax matters.

**10.1     Form of Assignment and Assumption Agreement.

**23.1     Consent of Orrick, Herrington & Sutcliffe LLP (included as part of
           Exhibit 5.1 and Exhibit 8.1).

**23.2     Consent of Mayer, Brown, Rowe & Maw LLP  (included as part of
           Exhibit 5.2 and Exhibit 8.2).

**24.1     Power of Attorney.

**24.2     Certified Copy of the Resolutions of the Board of Directors of the
           Registrant.

      *  Not filed herewith.
      ** Previously filed with this Registration Statement on January 23,
2006.

Undertakings (Item 17 of Form S-3)

(a)   Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)   To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
            information set forth in this Registration Statement.
            Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
            and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than
            20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration
            Statement or any material change to such information in this
            Registration Statement;

                                        II-5

           Provided , however, that:
                        (A)   Paragraphs (a)(1)(i), (a)(1)(ii) and
                  (a)(1)(iii) of this section do not apply if this
                  Registration Statement is on Form S-3 and the information
                  required to be included in a post-effective amendment by
                  those paragraphs is contained in reports filed with or
                  furnished to the Commission by the Registrant pursuant to
                  section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this
                  Registration Statement, or is contained in a form of
                  prospectus filed pursuant to Rule 424(b) that is part of
                  this registration statement; and

                        (B)  Provided further, however,that paragraphs
                  (a)(1)(i) and (a)(1)(ii) do not apply if this Registration
                  Statement is for an offering of asset-backed securities on
                  Form S-3 and the information required to be included in a
                  post-effective amendment is provided pursuant to Item
                  1100(c) of Regulation AB.

(2)   That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        II-6

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  If the Registrant is relying on Rule 430B:

                        (A)   Each prospectus filed by the Registrant
                  pursuant to Rule 424(b)(3) shall be deemed to be part of
                  this Registration Statement as of the date the filed
                  prospectus was deemed part of and included in this
                  Registration Statement; and

                        (B)   Each prospectus required to be filed pursuant
                  to Rule 424(b)(2), (b)(5), or (b)(7) as part of a
                  registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
                  (x) for the purpose of providing the information required
                  by section 10(a) of the Securities Act of 1933 shall be
                  deemed to be part of and included in this Registration
                  Statement as of the earlier of the date such form of
                  prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering
                  described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which
                  that prospectus relates, and the offering of such
                  securities at that time shall be deemed to be the initial
                  bona fide offering thereof. Provided, however, that no
                  statement made in a registration statement or prospectus
                  that is part of this Registration Statement or made in a
                  document incorporated or deemed incorporated by reference
                  into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date,
                  supersede or modify any statement that was made in this
                  Registration Statement or prospectus that was part of this
                  Registration Statement or made in any such document
                  immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule
            424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned
            Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        II-7

(c)   Request for Acceleration of Effective Date

      Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   Filings Regarding Asset-Backed Securities Incorporating by Reference
Subsequent Exchange Act Documents by Third Parties

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1)
of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   Filings Regarding Asset-Backed Securities That Provide Certain
Information Through an Internet Web Sit

      The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified
Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement.  In addition, the undersigned
Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of
Regulation AB pursuant to Rule 312 of Regulation S-T through the specified
Internet address as of the date of the prospectus included in this
Registration Statement if a subsequent update or change is made to the information.

                                        II-8

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction
Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 1 to
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on
March 3, 2006.

                                    RESIDENTIAL ACCREDIT LOANS, INC.,
                                         acting solely in its capacity as
                                         depositor to each issuing entity in
                                         whose name the securities registered
                                         hereby will be issued

                                    By:                *
                                         Bruce J. Paradis
                                         President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                      Date
_______________________________________________________________________________

           *                Director, President and           March 3, 2006
Bruce J. Paradis            Chief Executive Officer
                            (Principal Executive
                            Officer)

           *                Acting Chief Financial            March 3, 2006
Kenneth M. Duncan           Officer (Principal
                            Financial Officer)

           *                Director                          March 3, 2006
Davee L. Olson

           *                Controller (Principal             March 3, 2006
Ralph T. Flees              Accounting Officer)

*By:  /s/  Lisa R. Lundsten
      Lisa R. Lundsten
      Attorney-in-fact pursuant to a
      power of attorney filed with the
      Registration Statement